      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1995


                                                       REGISTRATION NO. 33-58261

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                               6711                            56-0898180
   (State or other jurisdiction                  (Primary standard                  (I.R.S. employer
of incorporation or organization)     industrial classification code number)     identification number)

                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                          MARION A. COWELL, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6828
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    COPY TO:
                            SHEILA A. HALPERN, P.A.
                              STEEL HECTOR & DAVIS
                            200 SOUTH BISCAYNE BLVD.
                              MIAMI, FL 33131-2398
      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
    As promptly as practicable after the effective date of this Registration
                                   Statement.
     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box: ( )

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                       FIRST UNION CORPORATION PROSPECTUS
        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
            SHOWING THE LOCATION IN THE PROSPECTUS OF THE RESPONSES
                      TO THE ITEMS OF PART I OF FORM S-4.

FORM S-4 ITEM                                                                 LOCATION IN PROSPECTUS
   1.    Forepart of Registration Statement and Outside Front Cover Page of
         Prospectus.........................................................  Outside front cover page; facing page
   2.    Inside Front and Outside Back Cover Pages of Prospectus............  AVAILABLE INFORMATION; TABLE OF CONTENTS
   3.    Risk Factors, Ratio of Earnings to Fixed Charges and Other
         Information........................................................  SUMMARY
   4.    Terms of the Transaction...........................................  SUMMARY; RECENT DEVELOPMENTS; GENERAL
                                                                              INFORMATION; THE MERGER; DESCRIPTION OF FUNC
                                                                              CAPITAL STOCK; CERTAIN DIFFERENCES IN THE RIGHTS
                                                                              OF ASF AND FUNC STOCKHOLDERS; ANNEX A; ANNEX B;
                                                                              ANNEX C; ANNEX D
   5.    Pro Forma Financial Information....................................  *
   6.    Material Contacts with the Company Being Acquired..................  THE MERGER; ADDITIONAL MATTERS
   7.    Additional Information Required for Reoffering by Persons and
         Parties Deemed to Be Underwriters..................................  *
   8.    Interests of Named Experts and Counsel.............................  LEGAL OPINIONS; EXPERTS
   9.    Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities....................................................  *
  10.    Information with Respect to S-3 Registrants........................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                              SUMMARY; RECENT DEVELOPMENTS; FUNC
  11.    Incorporation of Certain Information by Reference..................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  12.    Information with Respect to S-2 or S-3 Registrants.................  *
  13.    Incorporation of Certain Information by Reference..................  *
  14.    Information with Respect to Registrants Other Than S-3 or S-2
         Registrants........................................................  *
  15.    Information with Respect to S-3 Companies..........................  *
  16.    Information with Respect to S-2 or S-3 Companies...................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                              SUMMARY; RECENT DEVELOPMENTS; ASF
  17.    Information with Respect to Companies Other Than S-2 or S-3
         Companies..........................................................  *
  18.    Information if Proxies, Consents or Authorizations are to be
         Solicited..........................................................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                              SUMMARY; GENERAL INFORMATION; THE MERGER; ASF;
                                                                              FUNC; EXPERTS
  19.    Information if Proxies, Consents or Authorizations are not to be
         Solicited, or in an Exchange Offer.................................  *


* Not applicable.

              (LOGO of American Savings of Florida, F.S.B appears here)

  STEPHEN D. TAYLOR
    PRESIDENT AND
CHIEF EXECUTIVE OFFICER


                                                                    May 11, 1995

Dear Stockholder:

     You are cordially invited to attend the Special and Annual Meeting of Stockholders (the "Meeting") of American Savings of Florida, F.S.B. ("ASF"). The Meeting will be held at 10:00 a.m., Miami time, on Wednesday, June 14, 1995, at the Hotel Inter-Continental Miami (Theatre Room), 100 Chopin Plaza, Miami, Florida (telephone: (305) 577-1000). At the Meeting you will be asked to consider a special proposal in addition to annual meeting proposals. The proposals are explained in detail in the accompanying Proxy Statement/Prospectus.


     You will be asked to vote on a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") between ASF and First Union Corporation ("FUNC"), which provides for the merger of ASF into a subsidiary national bank of FUNC (the "Merger"). Upon consummation of the Merger, each outstanding share of ASF common stock will be converted into the right to receive shares of FUNC common stock having a value of $21.00, based on the average closing price of FUNC common stock on the New York Stock Exchange Composite Transactions Tape (the "NYSE Tape") for the ten consecutive trading days ending on the last trading day prior to the effective date of the Merger, in a transaction that is intended to be tax-free for federal income tax purposes, all as more fully discussed in the accompanying Proxy Statement/Prospectus. The last reported sale price of FUNC common stock on the NYSE Tape on May 5, 1995, was $46.50 per share. FUNC is the ninth largest bank holding company in the nation, based on total assets of $77.3 billion at December 31, 1994.

     The proposed Merger has been approved by the Boards of Directors of ASF and FUNC and is subject to certain conditions, including approval of the Merger and the Merger Agreement by ASF stockholders and approval of the Merger by various regulatory agencies.

     You will also be asked to approve a proposal to adjourn the Meeting if there are not enough votes to approve the Merger Agreement, in order to solicit additional votes on the Merger Agreement and the other matters to be considered at the Meeting. In addition, you will be asked to vote on standard annual meeting matters, including the election of directors and ratification of the appointment of auditors, as well as any other business that may properly come before the Meeting.


     I urge you to carefully review the information contained in the Proxy Statement/Prospectus and the attached ANNEXES, information about ASF contained in ASF's 1994 Annual Report to Stockholders which accompanies this Proxy Statement/Prospectus, and information about FUNC which you may obtain as indicated in the accompanying Proxy Statement/Prospectus under "AVAILABLE INFORMATION".

     The Board of Directors of ASF believes that the Merger and each of the other matters to be presented at the Meeting are in the best interests of ASF and its stockholders and recommends that you vote "FOR" each of the proposals described in the accompanying Proxy Statement/Prospectus.

     IT IS VERY IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING, REGARDLESS OF WHETHER YOU ATTEND IN PERSON. PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN ADDRESSED ENVELOPE. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR EXISTING STOCK CERTIFICATES.

                                  Yours very truly,
                                  (Signature of Stephen D. Taylor appears here) STEPHEN D. TAYLOR
                                  PRESIDENT AND CHIEF
                                  EXECUTIVE OFFICER

        EXECUTIVE OFFICES/MAIL STOP OC216: 17801 NORTHWEST SECOND AVENUE,
                         MIAMI, FLORIDA 33169-5089

                      AMERICAN SAVINGS OF FLORIDA, F.S.B.
                            17801 N.W. SECOND AVENUE
                           MIAMI, FLORIDA 33169-5089
                                 (305) 653-5353

              NOTICE OF SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1995
                                                                    May 11, 1995


     NOTICE IS HEREBY GIVEN that the Special and Annual Meeting of Stockholders (the "Meeting") of American Savings of Florida, F.S.B. ("ASF") will be held at 10:00 a.m., Miami time, on Wednesday, June 14, 1995, at the Hotel
Inter-Continental Miami (Theatre Room), 100 Chopin Plaza, Miami, Florida (telephone: (305) 577-1000, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 4, 1994, as amended as of March 27, 1995 (the "Merger Agreement"), between ASF and First Union Corporation ("FUNC"), pursuant to which (i) ASF will merge (the "Merger") with and into a subsidiary national bank of FUNC, and (ii) each outstanding share of ASF common stock will be converted into the right to receive a number of shares of FUNC common stock equal to the quotient of (x) $21.00 and
        (y) the average closing price of FUNC common stock on the New York Stock Exchange Composite Transactions Tape for the ten consecutive trading days ending on the last trading day prior to the effective date of the Merger, all on and subject to the terms and conditions contained therein (as part of the same proposal, stockholders will be voting on the approval of the Merger itself);
     2. To adjourn the Meeting (if the Merger Agreement has not been terminated at the time of the Meeting) to another time and/or place in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement, for the purpose of soliciting additional votes in favor of the Merger and the Merger Agreement, the election of each of the nine nominees for director and the ratification of KPMG Peat Marwick LLP as independent auditors;

     3. To elect each of the nine nominees for director to serve until the 1996 Annual Meeting of Stockholders of ASF and until their successors are duly elected and qualified;

     4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1995; and
     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Proxy Statement/Prospectus. Upon consummation of the Merger, the terms of the directors will terminate as provided in the Merger Agreement and the term of the auditors will terminate as ASF will cease to exist as an independent entity.

     The Board of Directors of ASF has fixed the close of business on May 8, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     THE BOARD OF DIRECTORS OF ASF RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT, "FOR" ADJOURNMENT OF THE MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT, AMONG OTHER THINGS, "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS.
                                   By Order of the Board of Directors of
                                   AMERICAN SAVINGS OF FLORIDA, F.S.B.
                                   (Signature of Alan B. Goldstein appeas here)
                                   ALAN B. GOLDSTEIN
                                   SECRETARY
EVEN STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. WHETHER OR NOT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY.

                         PROSPECTUS                                                 PROXY STATEMENT
                  FIRST UNION CORPORATION                                 AMERICAN SAVINGS OF FLORIDA, F.S.B.
                        COMMON STOCK                            SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
              (PAR VALUE $3.33 1/3 PER SHARE)                                        JUNE 14, 1995



     This Proxy Statement/Prospectus is being furnished by American Savings of Florida, F.S.B. ("ASF") to the holders of ASF common stock, par value $0.01 per share ("ASF Common Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of ASF (the "ASF Board") for use at the Special and Annual Meeting of Stockholders of ASF to be held at 10:00 a.m., Miami time, on June 14, 1995, at the Hotel Inter-Continental Miami (Theatre Room), 100 Chopin Plaza, Miami, Florida (the "Meeting"), and at any adjournment or adjournments thereof. Proxies will not be used for any other meeting, nor will any proxy be valid after 11 months from the date of its execution.


     This Proxy Statement/Prospectus, the accompanying Notice of Special and Annual Meeting and the form of proxy enclosed herewith are first being mailed to the stockholders of ASF on or about May 11, 1995.

     At the Meeting, ASF stockholders will have the opportunity to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 4, 1994, as amended as of March 27, 1995 (the "Merger Agreement"), between ASF and First Union Corporation, a North Carolina corporation ("FUNC"), pursuant to which ASF will merge with and into a subsidiary national bank (the "Subsidiary") of FUNC (the "Merger"), all on and subject to the terms and conditions contained therein. See "SUMMARY", "THE MERGER" and ANNEX A to this Proxy Statement/Prospectus. As part of the same proposal, stockholders will be voting on the approval of the Merger itself.
     ASF Stockholders will also have the opportunity to vote on the following proposals: a proposal to adjourn the Meeting (if the Merger Agreement has not been terminated at the time of the Meeting) to another time and/or place in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement, for the purpose of soliciting additional votes in favor of the Merger and the Merger Agreement, the election of each of the nine nominees for director and the ratification of ASF's independent auditors; a proposal to elect each of the nine nominees for director to serve on the ASF Board until the 1996 Annual Meeting of Stockholders of ASF, if held, and until their successors are duly elected and qualified; and a proposal to ratify ASF's independent auditors for the fiscal year ending December 31, 1995.

     Upon consummation of the Merger, each outstanding share of ASF Common Stock will be converted into the right to receive a number of shares of FUNC common stock, par value $3.33 1/3 per share (together with the FUNC Rights (as hereinafter defined) attached thereto, "FUNC Common Stock"), equal to the quotient (the "Exchange Ratio") of (i) $21.00 and (ii) the average closing price of FUNC Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions Tape (the "NYSE Tape") for the ten consecutive trading days ending on the last trading day prior to the effective date of the Merger (the "Effective Date") (such average, the "FUNC Average Closing Price"), with cash in lieu of the issuance of any fractional share interest. Assuming that the last reported sale price of FUNC Common Stock on May 5, 1995 ($46.50) was the FUNC Average Closing Price, the Exchange Ratio would be 0.4516 (the "Current Exchange Ratio"). The actual Exchange Ratio will depend on the FUNC Average Closing Price and may be higher or lower than the Current Exchange Ratio.

     This document also constitutes a prospectus of FUNC relating to the shares (the "FUNC Shares") of FUNC Common Stock that are issuable upon consummation of the Merger. See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF ASF AND FUNC STOCKHOLDERS".

     Based on the 11,755,943 shares of ASF Common Stock outstanding on the Record Date (as hereinafter defined) and the 394,517 shares of ASF Common Stock issuable upon the exercise of outstanding employee and director stock options on that date, and assuming the Current Exchange Ratio is the actual Exchange Ratio, approximately 5,487,305 FUNC Shares will be issuable upon consummation of the Merger (the "Projected Number of FUNC Shares").


     On December 2, 1994, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of FUNC Common Stock on the NYSE Tape and of ASF Common Stock on The Nasdaq Stock Market (formerly known as the Nasdaq National Market system) were $40.00 and $16.4375, respectively. On May 5, 1995, such prices were $46.50 and $20.4375, respectively.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION,
      THE OFFICE OF THRIFT SUPERVISION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
          STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
            IS A CRIMINAL OFFENSE.

THE FUNC SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
     OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT
        AGENCY.

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MAY 11, 1995.

                             AVAILABLE INFORMATION
     FUNC and ASF are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), as to FUNC, and with the Office of Thrift Supervision (the "OTS"), as to ASF. Reports, proxy statements and other information filed by FUNC can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621) and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information filed by ASF can be inspected and copied at the public reference facilities maintained by the OTS at the Office of Public Information, OTS, 1700 G Street, N.W., Washington, D.C. 20552, and can be obtained by written request from such office, at prescribed rates. Reports, proxy statements and other information relating to FUNC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 (File No. 33-58261), of which this Proxy Statement/Prospectus is a part, and the exhibits thereto (together with any amendments or supplements thereto, the "Registration Statement"), which has been filed by FUNC with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE RELATED TO FUNC WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) TO EACH ASF STOCKHOLDER, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM FIRST UNION CORPORATION, INVESTOR RELATIONS, TWO FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA 28288-0206 (TELEPHONE NUMBER (704) 374-6782). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JUNE 7, 1995.

     All information contained or incorporated by reference in this Proxy Statement/Prospectus with respect to FUNC has been supplied by FUNC, and all information contained or incorporated by reference in this Proxy Statement/Prospectus with respect to ASF has been supplied by ASF.
     No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by FUNC or ASF. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of FUNC or ASF since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or solicitation of an offer to buy such securities in any circumstances in which such an offer or solicitation is not lawful.

     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Proxy
Statement/Prospectus.
                                       2

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by FUNC with the Commission (File No. 1-10000) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:
     (i) FUNC's Annual Report on Form 10-K for the year ended December 31, 1994; and
     (ii) All documents filed by FUNC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Meeting are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

     Certain information concerning ASF may be found in the copy of ASF's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A No. 1, dated April 28, 1995 ("ASF's 1994 Form 10-K"), which is included in ASF's 1994 Annual Report to Stockholders, a copy of which is being delivered with this Proxy Statement/Prospectus. Specifically, the information contained in Part I and Part II of ASF's 1994 Form 10-K and the Financial Statements and Schedules contained (but not the exhibits referred to) in Part IV of ASF's 1994 Form 10-K are hereby incorporated by reference in the Proxy Statement/Prospectus. Only those portions of ASF's 1994 Form 10-K which have been incorporated by reference in the preceding sentence are incorporated by reference herein. Copies of such portions so incorporated by reference have been filed as Exhibit 99(b) to the Registration Statement of which this Proxy Statement/Prospectus is a part. The remaining portions of ASF's Annual Report to Stockholders are not incorporated by reference.

     Any statement contained herein, in any supplement hereto, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus or any supplement hereto.
                                       3

                               TABLE OF CONTENTS

                                                                                                                          PAGE
AVAILABLE INFORMATION..................................................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................     3
SUMMARY................................................................................................................     6
RECENT DEVELOPMENTS
  Certain Financial Data for the Three Months Ended March 31, 1995.....................................................    18
  FUNC Acquisitions....................................................................................................    19
GENERAL INFORMATION....................................................................................................    20
  General..............................................................................................................    20
  Record Date; Votes Required..........................................................................................    21
PROPOSAL 1
THE MERGER.............................................................................................................    22
  General..............................................................................................................    22
  Effective Date.......................................................................................................    22
  Management After the Merger..........................................................................................    22
  Exchange of ASF Stock Certificates...................................................................................    22
  Background and Reasons...............................................................................................    23
  Opinions of Financial Advisors.......................................................................................    30
  Interests of Certain Persons.........................................................................................    39
  Effect on ASF Employee Benefit Programs..............................................................................    40
  Certain Federal Income Tax Consequences..............................................................................    41
  Business Pending Consummation........................................................................................    42
  No Solicitation......................................................................................................    42
  Regulatory Approvals.................................................................................................    42
  Conditions to Consummation; Termination..............................................................................    43
  Waiver; Amendment....................................................................................................    44
  Survival.............................................................................................................    44
  No Appraisal Rights..................................................................................................    44
  Accounting Treatment.................................................................................................    44
  Expenses.............................................................................................................    44
  Stock Option Agreement...............................................................................................    44
  Voting Agreement; Escrow Agreement...................................................................................    46
  Market Prices........................................................................................................    47
  Dividends............................................................................................................    48
ASF....................................................................................................................    49
  General..............................................................................................................    49
  History and Business.................................................................................................    49
FUNC...................................................................................................................    50
  General..............................................................................................................    50
  History and Business.................................................................................................    50
  Common Stock Repurchase..............................................................................................    51
  Certain Regulatory Considerations....................................................................................    51
DESCRIPTION OF FUNC CAPITAL STOCK......................................................................................    54
  Authorized Capital...................................................................................................    54
  FUNC Common Stock....................................................................................................    55
  FUNC Preferred Stock.................................................................................................    55
  FUNC Class A Preferred Stock.........................................................................................    55
  Rights Plan..........................................................................................................    55
  Other Provisions.....................................................................................................    56
CERTAIN DIFFERENCES IN THE RIGHTS OF ASF AND FUNC STOCKHOLDERS.........................................................    56
  General..............................................................................................................    56
  Authorized Capital...................................................................................................    57
  Amendment of Articles of Incorporation or Bylaws.....................................................................    57
  Size and Classification of Board of Directors........................................................................    58
  Removal of Directors by Stockholders.................................................................................    58
  Director Exculpation.................................................................................................    58
  Director Conflict of Interest Transactions...........................................................................    59
  Stockholder Meetings.................................................................................................    59
  Director Nominations.................................................................................................    59
  Stockholder Proposals................................................................................................    60
  Stockholder Protection Rights Plan...................................................................................    60

                                                                                                                          PAGE

  Stockholder Inspection Rights; Stockholder Lists.....................................................................    60
  Required Stockholder Vote for Certain Actions........................................................................    61
  Anti-Takeover Provisions.............................................................................................    62
  Dissenters' or Appraisal Rights......................................................................................    63
  Dividends and Other Distributions....................................................................................    63
  Voluntary Dissolution................................................................................................    63
RESALE OF FUNC COMMON SHARES...........................................................................................    64
ADDITIONAL MATTERS.....................................................................................................    64
LEGAL OPINIONS.........................................................................................................    64
EXPERTS................................................................................................................    64
OTHER PROPOSALS........................................................................................................    65
PROPOSAL 2
ADJOURNMENT OF MEETING.................................................................................................    65
  General..............................................................................................................    65
  Vote Required and Recommendation.....................................................................................    65
PROPOSAL 3
ELECTION OF DIRECTORS..................................................................................................    66
  Nominees for Director................................................................................................    66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................................    67
  Security Ownership of Certain Beneficial Owners......................................................................    67
  Potential Change in Control..........................................................................................    67
  Security Ownership of Management.....................................................................................    68
BOARD OF DIRECTORS AND COMMITTEES......................................................................................    70
  General Information..................................................................................................    70
  Committees...........................................................................................................    70
  Compensation Committee Interlocks and Insider Participation..........................................................    71
  Director Compensation................................................................................................    72
EXECUTIVE COMPENSATION.................................................................................................    74
  Summary Compensation Table...........................................................................................    74
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values....................................    75
  Report of the Compensation and Stock Option Committees on Executive Compensation.....................................    76
  Compensation Committee -- Policy and Procedural Framework............................................................    76
  Compensation Committee -- CEO Compensation...........................................................................    76
  Compensation Committee -- Other Executive Officer Compensation.......................................................    77
  Stock Option Committee...............................................................................................    77
  ASF Board's Review...................................................................................................    77
  Stock Price Performance Graph........................................................................................    78
  Termination of Employment, Change-in-Control Arrangements and Employment Contracts...................................    79
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................................    80
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT......................................................................    80
VOTE REQUIRED AND RECOMMENDATION.......................................................................................    80
PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS....................................................................    81
OTHER MATTERS..........................................................................................................    81
STOCKHOLDER PROPOSALS TO BE PRESENTED AT 1996 ANNUAL MEETING OF ASF STOCKHOLDERS.......................................    81
ANNEXES:
  ANNEX A -- THE MERGER AGREEMENT (INCLUDING THE STOCK OPTION AGREEMENT)...............................................   A-1
  ANNEX B -- THE VOTING AGREEMENT (INCLUDING THE ESCROW AGREEMENT).....................................................   B-1
  ANNEX C -- OPINION OF GOLDMAN SACHS..................................................................................   C-1
  ANNEX D -- OPINION OF BEAR STEARNS...................................................................................   D-1

                                    SUMMARY
     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION RELATING TO THE MERGER AND THE OTHER MATTERS TO BE CONSIDERED AT THE MEETING. THIS SUMMARY IS NOT INTENDED TO BE A SUMMARY OF ALL MATERIAL INFORMATION RELATING TO SUCH MATTERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. COPIES OF THE MERGER AGREEMENT (INCLUDING THE STOCK OPTION AGREEMENT (AS HEREINAFTER DEFINED)) AND THE VOTING AGREEMENT (AS HEREINAFTER DEFINED) (INCLUDING THE ESCROW AGREEMENT (AS HEREINAFTER DEFINED)) ARE SET FORTH IN ANNEXES A AND B, RESPECTIVELY, TO THIS PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "FUNC" AND "ASF" REFER TO SUCH ORGANIZATIONS, RESPECTIVELY, AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, SUCH ORGANIZATIONS AND THEIR RESPECTIVE SUBSIDIARIES.

PROPOSAL 1: THE MERGER AND THE MERGER AGREEMENT

PARTIES TO THE MERGER
  FUNC; THE SUBSIDIARY
     FUNC is a North Carolina-based multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended, and the rules and regulations thereunder (the "BHCA"). FUNC provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland and Washington, D.C. FUNC also provides various other financial services, including mortgage banking, capital markets services, insurance and securities' brokerage services, through other subsidiaries. As of December 31, 1994, and for the year then ended, FUNC reported assets of $77.3 billion, net loans of $54.0 billion, deposits of $59.0 billion, stockholders' equity of $5.4 billion and net income applicable to common stockholders before a redemption premium on preferred stock of $900 million, and as of such date FUNC operated through 1,562 offices in 42 states, Washington, D.C. and two foreign countries. FUNC is the ninth largest bank holding company in the United States, based on total assets at December 31, 1994. The principal executive offices of FUNC are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is (704) 374-6565.
     Pursuant to the Merger Agreement, FUNC will organize the Subsidiary to facilitate the Merger. The Merger Agreement also provides that FUNC may change the structure of the Merger, under certain conditions, including substituting an existing subsidiary national bank (E.G., First Union National Bank of Florida ("FUNB-FL")) for the Subsidiary, in which case ASF would merge with and into FUNB-FL instead of the Subsidiary. However, any such change may not adversely affect the consideration to be received by ASF stockholders or the tax treatment of such stockholders or delay the consummation of the Merger. If ASF merges with and into FUNB-FL, the term "Subsidiary," as used in this Proxy Statement/Prospectus, shall be deemed to include FUNB-FL.
     FUNB-FL is a national banking association that provides a wide range of commercial and retail banking services and trust services in Florida. As of December 31, 1994, and for the year then ended, FUNB-FL's call report reflected assets of $31.3 billion, net loans of $21.3 billion, deposits of $25.9 billion, stockholder's equity of $2.5 billion and net income of $475 million, and as of such date FUNB-FL operated through 553 banking offices in Florida and one foreign country. The principal executive offices of FUNB-FL are located at 225 Water Street, Jacksonville, Florida 32202, and its telephone number is (904) 361-2265.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions.
     See "FUNC".
  ASF
     ASF is a federally chartered stock savings bank. ASF is primarily engaged in the business of attracting deposits from the general public and using such deposits to originate mortgage loans, consumer loans and commercial real estate and residential construction loans. ASF is a member of the Federal Home Loan Bank (the "FHLB") of Atlanta and its deposits are
                                       6
insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). As of December 31, 1994, and for the year then ended, ASF reported assets of $3.6 billion, loans receivable, net and loans held for sale of $2.0 billion, deposits of $2.3 billion, stockholders' equity of $217 million and net income of $19 million, and as of such date ASF operated through 29 retail offices in south Florida, eight mortgage origination offices in Florida and two loan production offices in Chicago, Illinois. The principal executive offices of ASF are located at 17801 N.W. Second Avenue, Miami, Florida 33169-5089, and its telephone number is (305) 653-5353. See "ASF". Further information about ASF is contained in ASF's 1994 Form 10-K which is incorporated by reference into this Proxy Statement/Prospectus and is set forth in ASF's 1994 Annual Report to Stockholders which accompanies this Proxy Statement/Prospectus.
MEETING; RECORD DATE

     The Meeting will be held on Wednesday, June 14, 1995, at 10:00 a.m., Miami time, at the Hotel Inter-Continental Miami (Theatre Room), 100 Chopin Plaza, Miami, Florida (telephone: (305) 577-1000), for the purpose of ASF stockholders considering and voting upon the following proposals: (1) a proposal to approve the Merger and the Merger Agreement ("Proposal 1" or the "Merger Proposal"); (2) a proposal to adjourn the Meeting (if the Merger Agreement has not been terminated at the time of the Meeting) to another time and/or place in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement for the purpose of soliciting additional votes in favor of the Merger and the Merger Agreement, the election of each of the nine nominees for director and the ratification of ASF's independent auditors ("Proposal 2" or the "Adjournment Proposal"); (3) a proposal to elect each of the nine nominees for director to serve on the ASF Board until the 1996 Annual Meeting of Stockholders of ASF, if held, and until their successors are duly elected and qualified ("Proposal 3" or the "Election Proposal"); and (4) a proposal to ratify the appointment of ASF's independent auditors for the fiscal year ending December 31, 1995 ("Proposal 4" or the "Auditors Proposal").


     The ASF Board has fixed the close of business on Monday, May 8, 1995, as the record date for stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). As of such date, there were 11,755,943 shares of ASF Common Stock outstanding and entitled to be voted at the Meeting.

     See "GENERAL INFORMATION".
THE MERGER
     Under the terms of the Merger Agreement, ASF will merge with and into the Subsidiary. Upon consummation of the Merger, each outstanding share of ASF Common Stock will be converted into the right to receive a number of shares of FUNC Common Stock equal to the Exchange Ratio (I.E., the quotient of (i) $21.00 and (ii) the FUNC Average Closing Price), with cash in lieu of the issuance of any fractional share interest. See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF ASF AND FUNC STOCKHOLDERS".
VOTES REQUIRED

     Approval of the Merger and the Merger Agreement requires the affirmative votes of at least (i) two-thirds of the shares of ASF Common Stock issued and outstanding on the Record Date (the "General Approval") and (ii) a majority of the Non-interested Shares (as hereinafter defined) represented and voted at the Meeting (the "Special Approval"). The "Non-interested Shares" are the outstanding shares of ASF Common Stock other than shares held beneficially by
(x) The Enstar Group, Inc. ("Enstar"), the holder as of the Record Date of approximately 48.4 percent of the outstanding shares of ASF Common Stock, (y) the directors and certain officers of ASF, and (z) the directors and officers of Enstar. In connection with the execution of the Merger Agreement, Enstar agreed to vote its shares of ASF Common Stock in favor of approval of the Merger and the Merger Agreement at the Meeting. See "THE MERGER -- Voting Agreement; Escrow Agreement" and ANNEX B.


     Approval of Proposals 2, 3 and 4 and of all other matters which may come before the Meeting require the affirmative vote of a majority of the votes cast, in person or by proxy, by persons entitled to vote at the Meeting. Enstar has not informed ASF of how it intends to vote its shares (approximately 48.4 percent of the outstanding shares of ASF Common Stock as of the Record Date) in connection with Proposals 2, 3 and 4. For a discussion of Enstar's right to vote its shares of ASF Common Stock at the Meeting, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Potential Change in Control".


     The directors and executive officers of ASF (including certain of their related interests, among them Enstar) beneficially owned, as of the Record Date, and are entitled to vote at the Meeting, 6,237,521 shares of outstanding ASF Common Stock, which represent approximately 53.1 percent of the outstanding shares of ASF Common Stock entitled to be voted at the Meeting. However, only Non-interested Shares will be counted for purposes of the Special Approval. The Merger Agreement provides that ASF shall use its reasonable efforts to cause its directors and certain officers, Enstar and the directors and officers of Enstar to enter into an agreement prohibiting such persons from acquiring additional shares of ASF Common Stock on or before the Record Date. Enstar and substantially all of such officers and directors entered into such an agreement.
     See "GENERAL INFORMATION -- Record Date; Votes Required".

     A FAILURE TO VOTE ON PROPOSAL 1, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AND THE MERGER AGREEMENT FOR PURPOSES OF THE GENERAL APPROVAL AND WILL NOT COUNT FOR PURPOSES OF THE SPECIAL APPROVAL. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED AS FOLLOWS: "FOR" THE MERGER PROPOSAL, "FOR" THE ADJOURNMENT PROPOSAL, "FOR" THE ELECTION OF EACH OF THE NINE NOMINEES NAMED ON THE FORM OF PROXY AS DIRECTORS OF ASF AND "FOR" THE AUDITORS PROPOSAL. PURSUANT TO ASF'S BYLAWS, IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXY AS DETERMINED BY A MAJORITY OF THE ASF BOARD. IF NO SUCH ASF BOARD DETERMINATION IS MADE, THE PERSONS NAMED WILL VOTE THE SHARES IN THEIR OWN JUDGMENT.

EFFECTIVE DATE
     Subject to the terms and conditions of the Merger Agreement, the Effective Date will occur on the first business day of the month following the month in which the last of the conditions to the consummation of the Merger (other than the delivery of certificates, opinions, comfort letters and the like) is satisfied or waived, or such other date as shall be mutually agreed upon by FUNC and ASF. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the second or third quarter of 1995. If the Merger is consummated in either of such quarters, or in any other quarter, ASF stockholders should not assume or expect that the Effective Date will precede the record date for the dividend on FUNC Common Stock for that quarter, so as to enable such stockholders to receive such dividend. See "THE MERGER -- Exchange of ASF Certificates" and " -- Conditions to Consummation; Termination". MANAGEMENT AFTER THE MERGER
     The directors and officers of the Subsidiary in office prior to the Effective Date will be the directors and officers of the surviving entity. At the Effective Date, the directors listed in Proposal 3 below will not become directors of FUNC or the Subsidiary.
RECOMMENDATION OF THE ASF BOARD

     The ASF Board has approved the Merger Agreement, believes that the Merger is in the best interests of ASF and its stockholders and is fair to the stockholders, and recommends approval of the Merger and the Merger Agreement by ASF stockholders. See "THE MERGER -- Background and Reasons; ASF". The ASF Board also recommends that stockholders vote "FOR" the Adjournment Proposal, "FOR" the election of each of the nominees for director under Proposal 3 and "FOR" the Auditors Proposal.

OPINIONS OF FINANCIAL ADVISORS

     By a letter dated December 4, 1994 and confirmed on the date hereof, Goldman, Sachs & Co. ("Goldman Sachs") advised the ASF Board that, in its opinion, the consideration to be received by ASF stockholders for each share of ASF Common Stock is fair, as of such dates, to the holders of ASF Common Stock. By a letter dated December 9, 1994, and confirmed on the date hereof, Bear, Stearns & Co. Inc. ("Bear Stearns") advised the ASF Board that, in its opinion, the consideration to be received by ASF stockholders for each share of ASF Common Stock is fair to such stockholders from a financial point of view as of such dates. The full text of Goldman Sachs' opinion, dated the date hereof, and Bear Stearns' opinion, dated the date hereof, which describe the procedures followed, assumptions made, limitations on the review undertaken, and other matters in connection with rendering the opinions, are set forth in ANNEXES C and D to this Proxy Statement/Prospectus and should be read in their entirety by ASF stockholders. Neither the Goldman Sachs opinion nor the Bear Stearns opinion is a condition to consummation of the Merger. See "THE MERGER -- Opinions of Financial Advisors", ANNEX C and ANNEX D.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
     Certain members of ASF's management and of the ASF Board have interests in the Merger that are in addition to their interests as stockholders of ASF generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification, directors' and officers' liability insurance, cash payment for unexercised stock options, and continuation or improvement of severance and certain other employee benefits.
     Under the Bankruptcy Plan of Enstar, as modified (as hereinafter defined), Enstar must sell or dispose of its shares of ASF Common Stock prior to June 1, 1995. Messrs. T. Wayne Davis and Nimrod T. Frazer, who are directors of ASF, are also directors of Enstar and have interests in the Merger in that capacity. In addition, Messrs. Davis and Frazer have personal interests in the Merger.
     See "THE MERGER -- Interests of Certain Persons" and " -- Background and Reasons; ASF".
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     Consummation of the Merger is conditioned upon receipt by FUNC and by ASF of an opinion of Sullivan & Cromwell, special counsel for FUNC, to the effect that no gain or loss will be recognized for federal income tax purposes by stockholders of ASF who receive FUNC Shares in exchange for their shares of ASF Common Stock, other than in respect of cash received in lieu of fractional share interests. See "THE MERGER -- Certain Federal Income Tax Consequences".
     BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH ASF STOCKHOLDER, IT IS RECOMMENDED THAT ASF STOCKHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE AND LOCAL) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.
RESALE OF FUNC SHARES

     The FUNC Shares will be freely transferable by the holders of such shares, except for those shares held by those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and ten percent or more stockholders) of ASF under applicable federal securities laws. See "RESALE OF FUNC COMMON SHARES". In addition, FUNC will repurchase from Enstar on the Effective Date for approximately $82.5 million the shares of FUNC Common Stock exchanged for 3,926,422 shares of ASF Common Stock. See "THE MERGER -- Voting Agreement; Escrow Agreement" and ANNEX B.

BUSINESS PENDING CONSUMMATION
     The Merger Agreement provides that, without the prior written consent of FUNC or except as otherwise permitted by the Merger Agreement, ASF will generally conduct its business only in the ordinary and usual course consistent with past practice, and not take certain actions relating to the operation of ASF pending consummation of the Merger or the termination of the Merger Agreement. These actions include, without limitation: (i) paying dividends, redeeming or otherwise acquiring shares of its capital stock, issuing additional shares of its capital stock or giving any person the right to acquire any such shares or incurring any debt; (ii) increasing the rate of compensation or paying any bonuses to any of its directors, officers or employees; (iii) entering into or modifying any employment agreements or employee benefit plans; (iv) disposing of any material portions of its assets or acquiring any substantial portions of the business or property of any other entities; (v) changing its lending, investment, liability management, accounting procedures, or other material banking policies in any material respect; (vi) incurring any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;
(vii) taking any action that would impair ASF's allowed claim in the bankruptcy proceedings of Enstar; (viii) entering into, terminating or changing any material agreements, except for those agreements that are terminable by ASF without penalty in excess of $100,000 upon not more than 60 days' prior written notice; (ix) settling any claims involving money damages in excess of $250,000 or restrictions on the operations of ASF; or (x) acquiring private label mortgage-backed securities.

     The Merger Agreement also provides that, consistent with generally accepted accounting principles and regulatory accounting principles, ASF will use its best efforts to record any accounting adjustments required to conform its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be consistent with those policies and practices applied by FUNC, provided that ASF shall not be obligated to record any such accounting adjustments (i) unless and until ASF is satisfied that the conditions to the obligations of the parties to consummate the Merger will be satisfied or waived on or before the Effective Date, and (ii) in no event until the day prior to the Effective Date.

     See "THE MERGER -- Business Pending Consummation".
NO SOLICITATION
     The Merger Agreement provides that neither ASF nor any of its officers, directors, agents or representatives will initiate, solicit, encourage, enter into discussions or negotiations in furtherance of, or endorse a Competing Transaction (as defined in the Merger Agreement). The Merger Agreement does not prohibit ASF from furnishing information to, or entering into discussions with, any person that makes a bona fide proposal to enter into, and may recommend, endorse or enter into a definitive agreement with respect to, a Competing Transaction, under certain circumstances. See "THE MERGER -- No Solicitation". REGULATORY APPROVALS
     The Merger is subject to the prior approval of the Office of the Comptroller of the Currency (the "OCC"), and to prior notice to the OTS. An application has been filed with the OCC and a notice has been given to the OTS. Enstar has filed a separate notice with the OTS and has received permission from the OTS to dispose of its ASF Common Stock. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE MERGER -- Regulatory Approvals". CONDITIONS TO CONSUMMATION; TERMINATION

     Consummation of the Merger is subject, among other things, to: (i) approval of the Merger Agreement and the Merger by the stockholders of ASF; (ii) receipt of the regulatory approvals referred to above without any restrictions or conditions which in the good faith, reasonable opinion of FUNC would so materially adversely impact the economic or business benefits to FUNC of the transactions contemplated by the Merger Agreement so as to render inadvisable the consummation of the Merger; (iii) no court or governmental or regulatory authority having taken any action which prohibits the Merger; (iv) receipt by FUNC and ASF of the opinion of Sullivan & Cromwell as to certain federal income tax consequences of the Merger; (v) the FUNC Shares having been approved for listing on the NYSE, subject to official notice of issuance; (vi) all Stock Options (as hereinafter defined) having been cancelled and paid for; (vii) the continued effectiveness of the Registration Statement; (viii) the receipt of all required "blue sky" permits; and (ix) the receipt of various third party consents to the Merger.

     The Merger Agreement may be terminated by mutual agreement of the Boards of Directors of FUNC and ASF. The Merger Agreement may also be terminated by the Board of Directors of either FUNC or ASF if the Merger does not occur on or before August 25, 1995 (provided that the terminating party is not in breach of the Merger Agreement) or upon the occurrence of certain specified events or if certain other conditions set forth in the Merger Agreement are not met.
     See "THE MERGER -- Conditions to Consummation; Termination".
NO APPRAISAL RIGHTS

     Holders of ASF Common Stock do not have appraisal rights under applicable provisions of OCC and OTS regulations. See "THE MERGER -- No Appraisal Rights".

STOCK OPTION AGREEMENT

     As an inducement and condition to FUNC's willingness to enter into the Merger Agreement, ASF entered into a Stock Option Agreement with FUNC, dated as of December 4, 1994 (the "Stock Option Agreement"). The Stock Option Agreement is set forth in Exhibit C to the Merger Agreement, which is set forth in ANNEX A to this Proxy Statement/Prospectus. Pursuant to the Stock Option Agreement, ASF granted to FUNC an irrevocable option (the "Option"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of ASF's and FUNC's knowledge, has occurred as of the date hereof, to purchase up to 2,288,700 authorized but unissued shares of ASF Common Stock for a purchase price of $19.5625 per share (the "Purchase Price"), subject to adjustment in certain circumstances. The last sale price per share of ASF Common Stock on the Nasdaq National Market on December 2, 1994, the last business day prior to the date on which the Stock Option Agreement was executed, was $16.4375. The number of shares of ASF Common Stock subject to the Option represented approximately 19.9 percent of the outstanding shares of ASF Common Stock on December 4, 1994, and approximately 19.5 percent of the outstanding shares of ASF Common Stock on the Record Date, in each case before giving effect to the issuance of such shares. FUNC does not have any voting rights with respect to the shares of ASF Common Stock subject to the Option, prior to exercise of the Option. The purchase of any shares of ASF Common

Stock by FUNC pursuant to the Option is subject to compliance with applicable law, including receipt of necessary approvals under the BHCA and the Home Owners' Loan Act of 1933, as amended (the "HOLA").
     The Stock Option Agreement and the Option were intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement, and may be expected to discourage competing offers to acquire ASF from potential third party acquirors because the Option could increase the cost of such an acquisition.
     See "THE MERGER -- Stock Option Agreement".
VOTING AGREEMENT; ESCROW AGREEMENT
     As an inducement to and a condition of FUNC's willingness to enter into the Merger Agreement, Enstar entered into a Shareholder Voting Agreement with FUNC, dated as of December 4, 1994 (the "Voting Agreement"). In connection therewith Enstar and FUNC also entered into an Escrow Agreement, dated as of December 4, 1994 (the "Escrow Agreement"), with First Union National Bank of North Carolina (the "Escrow Agent").

     The Voting Agreement provides, among other things, that Enstar will vote its shares of ASF Common Stock in favor of approval of the Merger and the Merger Agreement and sets forth provisions relating to payment by Enstar to ASF of a bankruptcy claim in the principal amount of approximately $32.0 million, which was reduced by a subsequent distribution from the Enstar estate to approximately $27.5 million (the "Bankruptcy Claim"), and certain other allowed claims of certain senior creditors (the "Senior Claims") payable pursuant to the Bankruptcy Plan, as modified.


     In order to facilitate payment of the Bankruptcy Claim to the Subsidiary, as the successor to ASF following consummation of the Merger, Enstar has delivered 3,926,422 shares of ASF Common Stock (the "Escrowed Shares") to the Escrow Agent to be held under the Escrow Agreement pending consummation of the Merger.

     The Voting Agreement and the Escrow Agreement provide that on the Effective Date the Escrowed Shares will be exchanged for FUNC Shares pursuant to the Merger Agreement and FUNC will purchase such FUNC Shares from the Escrow Agent for approximately $82.5 million ($21.00 per share of ASF Common Stock exchanged for such FUNC Shares), whereupon the Escrow Agent will make payment on behalf of Enstar of all or substantially all of the Bankruptcy Claim following payment of the Senior Claims that are required by the Bankruptcy Plan, as modified, to be paid before the Bankruptcy Claim can be paid.
     The Voting Agreement and the Escrow Agreement also provide for the deposit with the Escrow Agent on the Effective Date of certain additional FUNC Shares to be received by Enstar in exchange for shares of ASF Common Stock held by Enstar, which FUNC Shares are to be held by the Escrow Agent pending payment in full of any balance remaining due under the Bankruptcy Claim and the interest payable on the Bankruptcy Claim. The Voting Agreement further provides that, under certain circumstances, Enstar has the right to receive such additional FUNC Shares (or any cash or other securities then held in lieu thereof) to pay certain obligations under the Bankruptcy Plan, as modified, which may be required to be paid prior to payment of the balance due on the Bankruptcy Claim and any interest payable thereon. See "THE MERGER -- Voting Agreement; Escrow Agreement" and ANNEX B.
COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following unaudited information, adjusted for any stock dividends and stock splits, reflects, where applicable, certain comparative per share data related to book value, cash dividends paid, net income and market value: (i) on a historical basis for FUNC and ASF; (ii) on a pro forma combined basis per share of FUNC Common Stock reflecting consummation of the Merger (and no other pending acquisitions by FUNC) with the Current Exchange Ratio; and (iii) on an equivalent pro forma basis per share of ASF Common Stock reflecting consummation of the Merger (and no other pending acquisitions by FUNC) with the Current Exchange Ratio. Such information has been prepared giving effect to the Merger on a purchase accounting basis. See "THE MERGER -- Accounting Treatment". The actual Exchange Ratio will depend on the FUNC Average Closing Price and may be higher or lower than the Current Exchange Ratio. Since purchase accounting does not permit restatement of results for prior periods following consummation of the Merger, consummation of the Merger will not affect FUNC's historical results for the periods indicated.

     Pro forma financial presentations provide information on the impact of the Merger by showing how the Merger might have affected historical financial statements if the Merger had been consummated at an earlier time. The pro forma combined selected financial data do not purport to be indicative of the results that actually would have been realized had FUNC and ASF been a single entity in 1994 or indicative of the combined financial position or results of operations of future periods.
                                       11

     The information shown below should be read in conjunction with the historical financial statements of FUNC and ASF, including the respective notes thereto, which are incorporated herein by reference and (with respect to ASF) in ASF's 1994 Form 10-K set forth in ASF's 1994 Annual Report to Stockholders which accompanies this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "FUNC -- History and Business". Certain information relating to certain pending acquisitions by FUNC is set forth in Exhibit (99)(b) to FUNC's Annual Report on Form 10-K for the year ended December 31, 1994. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".


                                                                                                                   DECEMBER 31,
                                                                                                                       1994
BOOK VALUE PER COMMON SHARE:
  Historical:
     FUNC.......................................................................................................      $30.66
     ASF........................................................................................................       18.76
  Pro forma combined per FUNC common share (1)..................................................................       30.79
  Equivalent pro forma per ASF common share (2).................................................................      $13.90





(1) The pro forma combined book value per FUNC common share amount represents
    (i) FUNC's historical common stockholders' equity adjusted for the issuance of the Projected Number of FUNC Shares, assuming a market price of $46.50 per FUNC common share and reflecting the purchase of 3.8 million shares of FUNC Common Stock by FUNC at a cost of $161 million and the purchase of the approximately 1.9 million shares of FUNC Common Stock expected to be issued to Enstar at a cost of $82 million and the subsequent cancellation of such shares (the "Repurchased Shares"), divided by (ii) pro forma combined period-end common shares outstanding. See "The Merger -- Voting Agreement; Escrow Agreement".

(2) The equivalent pro forma book value per ASF common share amount represents the pro forma combined book value per FUNC common share amount, multiplied by the Current Exchange Ratio.

                                                                                                                 YEAR ENDED
                                                                                                              DECEMBER 31, 1994
CASH DIVIDENDS PAID PER COMMON SHARE:
  Historical:
     FUNC..................................................................................................         $1.72
     ASF...................................................................................................       --
  Pro forma combined per FUNC common share (3).............................................................          1.72
  Equivalent pro forma per ASF common share (4)............................................................         $ .78




(3) The pro forma combined cash dividends paid per FUNC common share amount represents pro forma combined cash dividends paid on common stock outstanding, divided by pro forma combined average common shares outstanding, rounded to the nearest cent.

(4) The equivalent pro forma cash dividends paid per ASF common share amount represents the pro forma combined per FUNC common share amount, multiplied by the Current Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share for FUNC Common Stock, based upon the most recently declared quarterly dividend rate of $.46 per share payable on June 15, 1995, would be $1.84. On an equivalent pro forma basis, such current annualized FUNC dividend per ASF common share would be $.84, based on the Current Exchange Ratio, rounded to the nearest cent. Future FUNC and ASF dividends are dependent upon their respective earnings and financial conditions, government regulations and policies, and other factors. See "THE MERGER -- Exchange of ASF Certificates" and " -- Business Pending Consummation".


                                                                                                                    YEAR ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1994
NET INCOME PER SHARE APPLICABLE TO COMMON STOCKHOLDERS:
  Historical:
     FUNC (before redemption premium on preferred stock)........................................................      $ 5.22
     FUNC (after redemption premium on preferred stock).........................................................        4.98
     ASF........................................................................................................        1.60
  Pro forma combined per FUNC common share (before redemption premium on preferred stock) (5)...................        5.21
  Equivalent pro forma per ASF common share (before redemption premium on preferred stock) (6)..................      $ 4.97

(5) The pro forma combined income per FUNC common share amount represents (i) pro forma combined FUNC net income applicable to common stockholders, ASF net income and the related purchase accounting adjustments described in footnote (1) to the table under " -- Selected Financial Data" titled "FUNC and ASF -- Pro Forma Combined Selected Financial Data" (assuming the Merger had been effective January 1, 1994), divided by (ii) pro forma combined average common shares outstanding, adjusted for the issuance of the Projected Number of FUNC Shares, less the Repurchased Shares.
(6) The equivalent pro forma income per ASF common share amount represents the pro forma combined income per FUNC common share amount, multiplied by the Current Exchange Ratio.

                                                                                     HISTORICAL         EQUIVALENT PRO FORMA
                                                                                  FUNC       ASF      PER ASF COMMON SHARE (7)
MARKET VALUE PER SHARE:
  December 2, 1994............................................................   $40.00    16.4375              19.25
  May 5, 1995.................................................................   $46.50    20.4375              21.00





(7) The equivalent pro forma market values per ASF common share amounts represent the historical market values per share of FUNC Common Stock, multiplied by the Current Exchange Ratio, rounded down to the nearest one-eighth. The FUNC and ASF historical market values per share represent the last reported sale price per share of FUNC Common Stock on the NYSE Tape and of ASF Common Stock on the Nasdaq National Market (i) on December 2, 1994, the last business day preceding public announcement of the execution of the Merger Agreement, and (ii) on May 5, 1995. See "THE MERGER -- Market Prices". Because the market price of FUNC Common Stock is subject to fluctuation, the market value of the FUNC Shares that holders of ASF Common Stock will receive upon consummation of the Merger may increase or decrease prior to, as well as after, the receipt of such shares following the Effective Date. ASF stockholders are urged to obtain current market quotations for FUNC Common Stock. See "FUNC -- Common Stock Repurchase".

SELECTED FINANCIAL DATA

     The following tables set forth certain unaudited historical consolidated selected financial information for FUNC and ASF and certain unaudited pro forma combined selected financial data, giving effect to the Merger (and no other pending aquisitions by FUNC) with the Current Exchange Ratio on a purchase accounting basis. See "THE MERGER -- Accounting Treatment". For a description of the terms of the Merger Agreement, see "THE MERGER -- General". The actual Exchange Ratio will depend on the FUNC Average Closing Price and may be higher or lower than the Current Exchange Ratio. Pro forma financial data are presented as of and for the year ended December 31, 1994, and are intended to show how the Merger might have affected historical financial statements if the Merger were consummated at an earlier time. The pro forma combined selected financial data do not purport to be indicative of the results that actually would have been realized had FUNC and ASF been a single entity in 1994 or indicative of the combined financial position or results of operations of future periods. This information should be read in conjunction with the historical financial statements of FUNC and ASF, including the respective notes thereto, which are incorporated herein by reference and (with respect to ASF) in ASF's 1994 Form 10-K set forth in ASF's 1994 Annual Report to Stockholders which accompanies this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "FUNC -- History and Business" and
"ASF -- History and Business". Certain information relating to certain pending acquisitions by FUNC is set forth in Exhibit (99)(b) to FUNC's Annual Report on Form 10-K for the year ended December 31, 1994. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". Since purchase accounting does not require restatement of results for prior periods following consummation of the Merger, consummation of the Merger will not affect FUNC's historical results for the periods indicated.

                                                                                               DECEMBER 31,
                                                                               1994          1993         1992         1991
FUNC (HISTORICAL)
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands except per share data)
  Interest income.........................................................  $ 5,094,661    4,556,332    4,479,385    4,647,440
  Interest expense........................................................    2,060,946    1,790,439    2,020,968    2,742,996
  Net interest income.....................................................    3,033,715    2,765,893    2,458,417    1,904,444
  Provision for loan losses...............................................      100,000      221,753      414,708      648,284
  Net interest income after provision for loan losses.....................    2,933,715    2,544,140    2,043,709    1,256,160
  Securities available for sale transactions..............................      (11,507)      25,767       34,402           --
  Investment security transactions........................................        4,006        7,435       (2,881)     155,048
  Noninterest income......................................................    1,166,470    1,165,086    1,032,651      914,511
  Noninterest expense.....................................................    2,677,228    2,521,647    2,526,678    1,905,918
  Income before income taxes..............................................    1,415,456    1,220,781      581,203      419,801
  Income taxes............................................................      490,076      403,260      196,152       71,070
  Net income..............................................................      925,380      817,521      385,051      348,731
  Dividends on preferred stock............................................       25,353       24,900       31,979       34,570
  Net income applicable to common stockholders before redemption
    premium...............................................................      900,027      792,621      353,072      314,161
  Redemption premium on preferred stock...................................       41,355           --           --           --
  Net income applicable to common stockholders after redemption premium...  $   858,672      792,621      353,072      314,161
PER COMMON SHARE DATA
  Net income before redemption premium....................................  $      5.22         4.73         2.23         2.24
  Net income after redemption premium.....................................         4.98         4.73         2.23         2.24
  Cash dividends..........................................................         1.72         1.50         1.28         1.12
  Book value..............................................................        30.66        28.90        25.25        23.23
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)..........................................................      297,902      243,845      167,601      126,029
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets..................................................................   77,313,505   70,786,969   63,828,031   59,273,177
  Loans, net of unearned income...........................................   54,029,752   46,876,177   41,923,767   41,383,580
  Deposits................................................................   58,958,273   53,742,411   49,150,965   47,176,223
  Long-term debt..........................................................    3,428,514    3,061,944    3,151,260    2,630,930
  Preferred stockholders' equity..........................................           --      284,041      297,215      397,356
  Common stockholders' equity.............................................    5,397,517    4,923,584    4,161,948    3,463,441
  Total stockholders' equity..............................................  $ 5,397,517    5,207,625    4,459,163    3,860,797
  Preferred shares outstanding............................................           --        6,318        6,846       10,851
  Common shares outstanding...............................................      176,034      170,338      164,849      149,112
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets..................................................................  $72,670,694   68,101,222   61,145,974   55,095,439
  Loans, net of unearned income...........................................   49,055,215   43,631,410   41,270,991   37,314,358
  Deposits................................................................   53,244,751   50,248,848   47,173,706   40,482,433
  Long-term debt..........................................................    3,213,607    3,006,560    2,789,653    2,187,595
  Common stockholders' equity*............................................    5,282,412    4,550,048    3,889,256    3,131,716
  Total stockholders' equity*.............................................  $ 5,554,390    4,839,397    4,213,896    3,467,437
  Common shares outstanding...............................................      172,543      167,692      158,683      140,003
CONSOLIDATED PERCENTAGES
  Net income applicable to common stockholders before redemption premium
    to average common stockholders' equity................................        17.04%       17.42         9.08        10.03
  Net income applicable to common stockholders after redemption premium to
    average common stockholders' equity...................................        16.26        17.42         9.08        10.03
  Net income to:
    Average total stockholders' equity....................................        16.66        16.89         9.14        10.06
    Average assets........................................................         1.27         1.20          .63          .63
  Average stockholders' equity to average assets..........................         7.52         7.11         6.89         6.29
  Allowance for loan losses to:
    Net loans.............................................................         1.81         2.18         2.24         2.06
    Nonaccrual and restructured loans.....................................          245          147           96           72
    Nonperforming assets..................................................          175          111           70           50
  Net charge-offs to average net loans....................................          .33          .58          .86         1.48
  Nonperforming assets to loans, net and foreclosed
    properties............................................................         1.03         1.95         3.19         4.10
  Capital ratios:**
    Tier 1 capital........................................................         7.76         9.14         9.22         7.56
    Total capital.........................................................        12.94        14.64        14.31        11.76
    Leverage..............................................................         6.12         6.13         6.55         5.31
  Net interest margin.....................................................         4.77%        4.78         4.77         4.08

                                                                               1990
FUNC (HISTORICAL)
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands except per share data)
  Interest income.........................................................   4,829,520
  Interest expense........................................................   3,094,334
  Net interest income.....................................................   1,735,186
  Provision for loan losses...............................................     425,409
  Net interest income after provision for loan losses.....................   1,309,777
  Securities available for sale transactions..............................          --
  Investment security transactions........................................       7,884
  Noninterest income......................................................     690,672
  Noninterest expense.....................................................   1,680,973
  Income before income taxes..............................................     327,360
  Income taxes............................................................      64,993
  Net income..............................................................     262,367
  Dividends on preferred stock............................................      33,868
  Net income applicable to common stockholders before redemption
    premium...............................................................     228,499
  Redemption premium on preferred stock...................................          --
  Net income applicable to common stockholders after redemption premium...     228,499
PER COMMON SHARE DATA
  Net income before redemption premium....................................        1.68
  Net income after redemption premium.....................................        1.68
  Cash dividends..........................................................        1.08
  Book value..............................................................       21.81
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)..........................................................     116,696
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets..................................................................  54,588,410
  Loans, net of unearned income...........................................  36,050,719
  Deposits................................................................  38,194,268
  Long-term debt..........................................................   1,850,860
  Preferred stockholders' equity..........................................     317,011
  Common stockholders' equity.............................................   2,983,361
  Total stockholders' equity..............................................   3,300,372
  Preferred shares outstanding............................................       7,293
  Common shares outstanding...............................................     136,777
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets..................................................................  52,124,595
  Loans, net of unearned income...........................................  35,877,585
  Deposits................................................................  36,209,083
  Long-term debt..........................................................   1,587,497
  Common stockholders' equity*............................................   2,937,441
  Total stockholders' equity*.............................................   3,244,473
  Common shares outstanding...............................................     135,622
CONSOLIDATED PERCENTAGES
  Net income applicable to common stockholders before redemption premium
    to average common stockholders' equity................................        7.78
  Net income applicable to common stockholders after redemption premium to
    average common stockholders' equity...................................        7.78
  Net income to:
    Average total stockholders' equity....................................        8.09
    Average assets........................................................         .50
  Average stockholders' equity to average assets..........................        6.22
  Allowance for loan losses to:
    Net loans.............................................................        1.95
    Nonaccrual and restructured loans.....................................          77
    Nonperforming assets..................................................          56
  Net charge-offs to average net loans....................................         .68
  Nonperforming assets to loans, net and foreclosed
    properties............................................................        3.42
  Capital ratios:**
    Tier 1 capital........................................................        6.53
    Total capital.........................................................       10.83
    Leverage..............................................................        4.90
  Net interest margin.....................................................        3.99

 * Average common stockholders' equity and total stockholders' equity exclude net unrealized losses on debt and equity securities in 1994.
** The 1990-1992 capital ratios are not restated for pooling of interests acquisitions. The Tier I capital and total capital ratios for FUNC and for ASF are based on risk-weighted assets pursuant to the requirements of their respective primary federal regulators, which requirements differ in certain respects.
                                       14

                                                                                             DECEMBER 31,
                                                                               1994        1993        1992        1991
ASF (HISTORICAL)
CONSOLIDATED SUMMARIES OF OPERATIONS
  (In thousands except per share data)
  Interest income.........................................................  $  195,534     179,395     210,399     304,531
  Interest expense........................................................     117,095     110,141     144,912     240,950
  Net interest income.....................................................      78,439      69,254      65,487      63,581
  Provision for loan losses...............................................         600         650       6,600      11,151
  Net interest income (loss) after provision for loan losses..............      77,839      68,604      58,887      52,430
  Securities available for sale transactions..............................       3,672         425      15,969       2,923
  Investment security transactions........................................          --          --       3,312      19,111
  Litigation recoveries...................................................          --          --       8,881          --
  Recovery from Enstar....................................................          --          --       4,006          --
  Gains on sales of branches..............................................          --          --          --       4,255
  Noninterest income......................................................       7,661      10,834      10,630       6,492
  Noninterest expense.....................................................      67,074      60,565      57,901      64,804
  Income before income tax expense (benefit), discontinued operations,
    extraordinary items and accounting change.............................      22,098      19,298      43,784      20,407
  Income tax expense (benefit)............................................       2,871    (11,200)      17,526       9,666
  Income (loss) from continuing operations................................      19,227      30,498      26,258      10,741
  Net loss from discontinued operations...................................          --          --          --          --
  Extraordinary items and accounting change...............................          --     (2,159)      17,400       8,966
  Net income (loss).......................................................      19,227      28,339      43,658      19,707
  Dividends on preferred stock............................................          --          --          97         120
  Net income (loss) applicable to common stockholders.....................  $   19,227      28,339      43,561      19,587
PER COMMON SHARE DATA*
  Fully diluted net income (loss).........................................  $     1.60        2.38        3.71        1.75
  Cash dividends..........................................................          --          --          --          --
  Book value..............................................................       18.76       18.42       15.51       11.99
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)..........................................................          --          --          --          --
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets..................................................................   3,560,612   3,117,032   2,955,099   3,373,330
  Loans receivable, net and loans held for sale...........................   2,011,882   1,690,739   1,238,965     964,402
  Deposits................................................................   2,335,627   2,228,090   2,261,667   2,467,529
  Borrowings..............................................................     955,863     617,832     476,899     741,853
  Preferred stockholders' equity..........................................          --          --          --         938
  Common stockholders' equity.............................................  $  216,534     207,867     173,855     131,638
  Common shares outstanding*..............................................      11,543      11,287      11,207      11,053
CONSOLIDATED PERCENTAGES
  Net income (loss) applicable to common stockholders to average common
    stockholders' equity..................................................        9.16%      15.14       29.17       15.82
  Net income (loss) to:
    Average stockholders' equity..........................................        9.16       15.14       29.09       15.77
    Average assets........................................................         .58         .93        1.40         .53
  Allowance for loan losses to:
    Loans receivable, net.................................................         .97        1.28        2.93        3.07
    Nonperforming assets..................................................       76.53       71.21       59.12       21.88
  Net charge-offs to average loans receivable, net........................         .15        1.37         .35        2.03
  Nonperforming loans to loans receivable, net and real estate acquired in
    settlement of loans, net..............................................        1.26        1.79        4.83       11.08
  Capital ratios:
    Tier 1 risk-based capital**...........................................       10.11       11.47       10.91        7.48
    Total risk-based capital**............................................       11.06       12.68       12.16        8.56
    Leverage..............................................................        5.09%       5.53        4.71        3.29

                                                                              1990
ASF (HISTORICAL)
CONSOLIDATED SUMMARIES OF OPERATIONS
  (In thousands except per share data)
  Interest income.........................................................    431,115
  Interest expense........................................................    365,103
  Net interest income.....................................................     66,012
  Provision for loan losses...............................................     72,922
  Net interest income (loss) after provision for loan losses..............     (6,910)
  Securities available for sale transactions..............................       (146)
  Investment security transactions........................................      1,677
  Litigation recoveries...................................................      3,247
  Recovery from Enstar....................................................         --
  Gains on sales of branches..............................................        745
  Noninterest income......................................................     12,310
  Noninterest expense.....................................................     81,657
  Income before income tax expense (benefit), discontinued operations,
    extraordinary items and accounting change.............................    (70,734)
  Income tax expense (benefit)............................................         --
  Income (loss) from continuing operations................................    (70,734)
  Net loss from discontinued operations...................................    (11,094)
  Extraordinary items and accounting change...............................      9,100
  Net income (loss).......................................................    (72,728)
  Dividends on preferred stock............................................        445
  Net income (loss) applicable to common stockholders.....................    (73,173)
PER COMMON SHARE DATA*
  Fully diluted net income (loss).........................................      (6.63)
  Cash dividends..........................................................         --
  Book value..............................................................      10.29
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)..........................................................         --
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets..................................................................  4,400,121
  Loans receivable, net and loans held for sale...........................  1,261,531
  Deposits................................................................  3,266,132
  Borrowings..............................................................    966,301
  Preferred stockholders' equity..........................................      1,665
  Common stockholders' equity.............................................    111,814
  Common shares outstanding*..............................................     11,029
CONSOLIDATED PERCENTAGES
  Net income (loss) applicable to common stockholders to average common
    stockholders' equity..................................................     (41.74)
  Net income (loss) to:
    Average stockholders' equity..........................................     (39.90)
    Average assets........................................................      (1.50)
  Allowance for loan losses to:
    Loans receivable, net.................................................       5.45
    Nonperforming assets..................................................      23.14
  Net charge-offs to average loans receivable, net........................       1.06
  Nonperforming loans to loans receivable, net and real estate acquired in
    settlement of loans, net..............................................      21.71
  Capital ratios:
    Tier 1 risk-based capital**...........................................       4.47
    Total risk-based capital**............................................       5.42
    Leverage..............................................................       2.04

 * Adjusted for a one-for-five reverse common stock split effected at the close of business on April 27, 1993.
** The Tier I capital and total capital ratios for ASF and for FUNC are based on risk-weighted assets pursuant to the requirements of their respective primary federal regulators, which requirements differ in certain respects.
                                       15

                                                                                                                   AS OF AND
                                                                                                                      FOR
                                                                                                                   THE YEAR
                                                                                                                     ENDED
                                                                                                                   DECEMBER
                                                                                                                      31,
                                                                                                                     1994
FUNC AND ASF
  PRO FORMA COMBINED SELECTED FINANCIAL DATA (1)(2)
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands except per share data)
  Interest income..............................................................................................   $ 5,272,106
  Interest expense.............................................................................................     2,178,041
  Net interest income..........................................................................................     3,094,065
  Provision for loan losses....................................................................................       100,600
  Net interest income after provision for loan losses..........................................................     2,993,465
  Securities available for sale transactions...................................................................        (7,835)
  Investment security transactions.............................................................................         4,006
  Noninterest income...........................................................................................     1,174,131
  Noninterest expense..........................................................................................     2,752,324
  Income before income taxes...................................................................................     1,411,443
  Income taxes.................................................................................................       483,341
  Net income...................................................................................................       928,102
  Dividends on preferred stock.................................................................................        25,353
  Net income applicable to common stockholders before redemption premium.......................................       902,749
  Redemption premium on preferred stock........................................................................        41,355
  Net income applicable to common stockholders after redemption premium........................................   $   861,394
PER COMMON SHARE DATA
  Net income applicable to common stockholders before redemption premium.......................................   $      5.21
  Net income applicable to common stockholders after redemption premium........................................          4.97
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets.......................................................................................................    80,744,407
  Loans, net of unearned income................................................................................    56,060,721
  Deposits.....................................................................................................    61,293,900
  Long-term debt...............................................................................................     3,896,843
  Total stockholders' equity...................................................................................   $ 5,446,849
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to:
    Net loans..................................................................................................          1.78%
    Nonperforming assets.......................................................................................           167
  Net charge-offs to average net loans.........................................................................           .33
  Nonperforming assets to loans, net and foreclosed properties.................................................          1.06%


(1) Based on the assumptions indicated above and below, on a pro forma basis the Merger will increase FUNC's goodwill by $128,983,000, which will be amortized on a straight-line basis over 25 years, and FUNC's deposit base premium by $33,992,000, which will be amortized on an accelerated basis over a ten-year period. The following assumptions were used to arrive at the pro forma results of operations: cost of funds for the purchase of the Repurchased Shares of 4.08 percent; applying a straight-line amortization method over six years for the excess cost of carrying value over market value of securities; applying straight-line depreciation over ten years for premises and equipment; and merger-related accruals of $19 million for branch closings, employee and occupancy-related costs, and other merger-related expenses.

(2) Certain information relating to certain pending acquisitions by FUNC is set forth in Exhibit (99)(b) to FUNC's Annual Report on Form 10-K for the year ended December 31, 1994. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

PROPOSAL 2: ADJOURNMENT OF MEETING
     If the Merger Agreement has not been terminated at the time of the Meeting, ASF stockholders will be asked at the Meeting to consider and vote on a proposal to adjourn the Meeting in the event that there are not sufficient votes at the Meeting to approve the Merger Proposal, for the purpose of soliciting additional votes in favor of the Merger Proposal, the Auditors Proposal and in favor of the election of each of the nine nominees for director in Proposal 3. If it is necessary to adjourn the Meeting and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting will be given to ASF stockholders, other than an announcement made at the Meeting. If the Meeting is adjourned, Proposals 1, 3 and 4 will be determined at the reconvened Meeting. See "ADJOURNMENT OF MEETING".
PROPOSAL 3: ELECTION OF DIRECTORS
     At the Meeting, ASF stockholders will be asked to consider and vote on a proposal to elect each of the nine nominees for director to serve on the ASF Board until the 1996 Annual Meeting of Stockholders of ASF, and until their successors are duly elected and qualified. At the Effective Date, the directors listed in Proposal 3 will not become directors of FUNC or the Subsidiary. All of the nine director nominees currently serve as directors on the ASF Board. See "ELECTION OF DIRECTORS". Included in Proposal 3 is information about the nominees for director, security ownership of beneficial owners of more than five percent of ASF Common Stock and ASF's management, potential changes in control, compensation committee interlocks, the committees of the ASF Board and their composition, the compensation paid to ASF's directors and certain executive officers of ASF, stock options, the report of the compensation and the stock option committees of the ASF Board and other matters relating to the executive officers, directors and certain holders of ASF Common Stock.

     If the Merger Agreement has been terminated at or prior to the time of the Meeting, ASF stockholders will nevertheless proceed with annual meeting matters and will consider the Election Proposal. See "THE MERGER -- Conditions to Consummation; Termination".

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     At the Meeting, ASF stockholders will be asked to consider and vote on a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1995. KPMG Peat Marwick LLP was appointed by the ASF Board to audit the books and records of ASF for the year ending December 31, 1995. The term of KPMG Peat Marwick LLP as independent auditors of ASF will terminate if the Merger is consummated, as of the Effective Date. See "RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS".

     If the Merger Agreement has been terminated at or prior to the time of the Meeting, ASF stockholders will nevertheless proceed with annual meeting matters and will consider the Auditors Proposal. See "THE MERGER -- Conditions to

Consummation; Termination".
                                       17

                              RECENT DEVELOPMENTS


CERTAIN FINANCIAL DATA FOR THE THREE MONTHS ENDED MARCH 31, 1995


  FUNC


     FUNC's earnings applicable to common stockholders were $230 million in the first quarter of 1995, a six percent increase from $217 million in the first quarter of 1994 and two percent from $225 million in the fourth quarter of 1994 (before a redemption premium on preferred stock). Net income per common share increased to $1.32 from $1.27 in the first quarter of 1994 and $1.28 in the fourth quarter of 1994 (before a redemption premium on preferred stock).


     FUNC's return on average common equity was 16.71 percent and its return on average assets was 1.24 percent in the first quarter of 1995, compared with
17.54 percent and 1.28 percent, respectively, in the first quarter of 1994 and
15.92 percent and 1.22 percent, respectively, in the fourth quarter of 1994 (before a redemption premium on preferred stock).


     Important factors in FUNC's first quarter 1995 earnings performance included:


     (Bullet) three percent growth in loans, up $1.7 billion since year-end
              1994;


     (Bullet) three percent decrease in expenses from the fourth quarter of 1994; and


     (Bullet) 13 percent growth in capital management income and 13 percent growth in mortgage banking income from the fourth quarter of 1994.


     Tax-equivalent net interest income increased to $801.8 million from $750.4 million in the first quarter of 1994 and $801.7 million in the fourth quarter of 1994.


     Nonperforming assets declined to $577 million, or 1.03 percent of net loans and foreclosed properties, at March 31, 1995, compared with $796 million, or
1.70 percent, at the end of the first quarter a year ago, and increased from $558 million, or 1.03 percent, at December 31, 1994.


     Annualized net charge-offs as a percentage of average net loans were .31 percent in the first quarter of 1995, compared with .27 percent in the first quarter of 1994 and .40 percent in the fourth quarter of 1994. The loan loss provision was $32 million, compared to $25 million in the first quarter of 1994 and $25 million in the fourth quarter of 1994.


     Net loans at March 31, 1995, were $55.8 billion, compared with $46.7 billion at the end of first quarter of 1994 and $54.0 billion at year-end 1994.


     Deposits were $56.8 billion at March 31, 1995, compared with $52.1 billion at the end of the first quarter a year ago and $59.0 billion at year-end 1994. Total stockholders' equity was $5.49 billion at March 31, 1995, compared with $5.28 billion at March 31, 1994 and $5.40 billion at year-end 1994.


     At March 31, 1995, FUNC had assets of $77.9 billion and operated 1,285 banking offices in Florida, North Carolina, Georgia, Virginia, South Carolina, Tennessee, Maryland and Washington, D.C.


  ASF


     ASF reported net income of $7.2 million, or $0.59 per share (primary and fully diluted) for the first quarter of 1995, compared with $4.1 million, or $0.34 per share (primary and fully diluted) for the first quarter of 1994. Pretax core earnings increased to $5.5 million for the first quarter of 1995, from $5.1 million in the first quarter of 1994.


     The 1995 first quarter core earnings improvement primarily reflected an increase in net interest income, partially offset by an increase in operating expenses. The increase in operating expenses was largely due to lower gains on sales of real estate owned recorded in the first quarter of 1995 compared with the same period last year.


     First quarter 1995 earnings also included nonrecurring pretax recoveries from litigation aggregating $3.4 million, in settlement of claims against Michael Milken and certain of his affiliates. ASF also received a distribution of $4.5 million from Enstar, in the first quarter of 1995, in partial satisfaction of ASF's allowed claim against the Enstar estate, pursuant to the Bankruptcy Plan (as hereinafter defined), as modified, which reduced ASF's claim against the Enstar estate from approximately $32 million to approximately $27.5 million. See "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation; OTHER TRANSACTIONS WITH ENSTAR AFFILIATES".

     Income tax expense for the first quarter of 1995 was recorded at an effective rate of 45 percent, compared with an effective rate of only 20 percent for the first quarter of 1994. First quarter 1994 income tax expense was lower as a result of recording the benefit of net operating loss carryforwards.


     At March 31, 1995, nonperforming assets amounted to $24.5 million (0.71 percent of total assets), compared with $24.9 million (0.70 percent of total assets) at December 31, 1994 and $23.3 million (0.72 percent of total assets) at March 31, 1994. Additionally, at March 31, 1995, ASF's allowance for losses on loans represented 96.74 percent of nonaccrual loans.


     ASF exceeded its tangible, core and risk-based capital requirements by $118.2 million, $72.9 million and $52.3 million, respectively, at March 31, 1995.


     ASF had total assets of $3.5 billion and a book value per share of ASF common stock of $19.39, compared with $3.2 billion in assets and a book value per share of $18.00 at March 31, 1994.


     In order to take advantage of market conditions and reduce interest rate risk, during April 1995, ASF sold substantially all of its portfolio of securities available for sale and recognized a pretax loss of $4.2 million. These securities are reflected at market value in ASF's Statement of Consolidated Financial Condition, through a charge to capital at March 31, 1995. Additionally, ASF sold its $70 million notional principal amount reverse interest rate swap for a pretax loss of $862,000, which was deferred and will be amortized to interest expense over the remaining term of liabilities which were being hedged.


     In the proceedings styled THE UNSECURED CREDITORS' COMMITTEE OF GENERAL HOMES CORPORATION V AMERICAN SAVINGS & LOAN ASSOCIATION OF FLORIDA, ET AL., discussed in Part I, Item 3, Legal Proceedings in ASF's 1994 Form 10-K, included in ASF's 1994 Annual Report to Stockholders which accompanies this Proxy Statement/Prospectus and is incorporated by reference herein, the United States Bankruptcy Court for the Southern District of Texas denied the motion for approval of the proposed settlement among the parties without prejudice to the submission by the parties of another settlement agreement. The proposed settlement was not approved, in part, because its terms would have required the Texas bankruptcy court to vacate its earlier memorandum opinion sanctioning the General Homes Corporation's creditors' committee for having filed its complaint in the proceedings without first obtaining approval from the bankruptcy court.


FUNC ACQUISITIONS


     On April 1, 1995, FUNC acquired Ameribanc Investors Group ("Ameribanc"), Annandale, Virginia. As of December 31, 1994, Ameribanc had $1.1 billion in assets and through a subsidiary operated 29 federal savings bank offices in Virginia. FUNC paid approximately $115 million in cash for the acquisition, which has been accounted for as a purchase.


     On April 6, 1995, FUNC announced an agreement to acquire Columbia First Bank, FSB ("Columbia First"), Arlington, Virginia. As of December 31, 1994, Columbia First had $2.9 billion in assets and operated 33 federal savings bank branches in Virginia, Maryland, and Washington, D.C. In connection with this acquisition, FUNC agreed to issue shares of FUNC Common Stock equal to $60.00 for each share of Columbia First common stock, which, based on the number of shares of Columbia First common stock outstanding as of April 6, 1995, would result in approximately $222 million of FUNC Common Stock being issued. The acquisition, to be accounted for as a purchase, is expected to close in the second half of 1995, subject to regulatory approval, Columbia First stockholder approval and other conditions of closing.


     On April 18, 1995 FUNC's Board of Directors renewed its authorization to repurchase on the open market of up to 15 million shares of FUNC Common Stock from time to time. The repurchases will depend upon management's assessment of the capital position of FUNC, management's assessment of the underlying value of FUNC Common Stock versus the market price thereof and will be made in connection with purchase accounting acquisitions involving the issuance of FUNC Common Stock as consideration and for other corporate purposes. As of May 5, 1995, there were 13.9 million such shares remaining that could be repurchased on the open market pursuant to such authorization. See "FUNC -- Common Stock Repurchase".


     FUNC is continually evaluating acquisiton opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations, frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of FUNC's book value and net income per common share may occur in connection with future transactions.

                              GENERAL INFORMATION
GENERAL

     This Proxy Statement/Prospectus is being furnished by ASF to its stockholders as a proxy statement in connection with the solicitation of proxies by the ASF Board for use at the Meeting to be held on Wednesday, June 14, 1995, and any adjournment or adjournments thereof, to consider and vote upon (i) a proposal to approve the Merger and the Merger Agreement ("Proposal 1" or the "Merger Proposal"); (ii) a proposal to adjourn the Meeting (if the Merger Agreement has not been terminated at the time of the Meeting) to another time and/or place in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement for the purpose of soliciting additional votes in favor of the Merger and the Merger Agreement, the election of each of the nine nominees for director and the ratification of ASF's independent auditors ("Proposal 2" or the "Adjournment Proposal"); (iii) a proposal to elect each of the nine nominees for director to the ASF Board to serve until the 1996 Annual Meeting of Stockholders of ASF and until their successors are duly elected and qualified ("Proposal 3" or the "Election Proposal"); (iv) a proposal to ratify the appointment of ASF's independent auditors for the fiscal year ending December 31, 1995 ("Proposal 4" or the "Auditors Proposal"); and (v) such other business as may come before the Meeting or any adjournment or adjournments thereof. In the event the Merger is consummated, the directors nominated in the Election Proposal will not serve as directors for FUNC or the Subsidiary. The term of KPMG Peat Marwick LLP as independent auditors of ASF will terminate if the Merger is consummated, as of the Effective Date. KPMG Peat Marwick LLP also serves as independent auditors of FUNC.

     This document is also furnished by FUNC to the holders of ASF Common Stock as a prospectus in connection with the issuance of the FUNC Shares upon consummation of the Merger.

     After having been submitted, the enclosed proxy may be revoked by the person giving it, at any time before it is exercised, by submitting written notice of revocation of such proxy to the Secretary of ASF, by completing, signing and delivering to the Secretary of ASF a proxy having a later date or by attending the Meeting and voting in person, with respect to the same proposal(s) as referenced in the proxy to be revoked. Attendance at the Meeting without further action will not automatically revoke a proxy. If the enclosed form of proxy is properly executed and returned to ASF in time to be voted at the Meeting, the shares represented by that proxy will be voted in accordance with the instructions marked on the proxy. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED AS FOLLOWS: "FOR" THE MERGER PROPOSAL, "FOR" THE ADJOURNMENT PROPOSAL, "FOR" THE ELECTION OF EACH OF THE NINE NOMINEES NAMED ON THE FORM OF PROXY AS DIRECTORS OF ASF AND "FOR" THE AUDITORS PROPOSAL. PURSUANT TO ASF'S BYLAWS, IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXY AS DETERMINED BY A MAJORITY OF THE ASF BOARD. IF NO DETERMINATION IS MADE, THE PERSONS NAMED WILL VOTE THE SHARES IN THEIR OWN JUDGMENT.


     Directors, officers and employees of ASF may solicit proxies from ASF stockholders, either personally or by telephone, telecopier or other form of communication. Such persons will receive no additional compensation for such services. ASF has retained Georgeson & Company Inc. to assist in soliciting proxies from brokers, banks, other institutional holders and certain beneficial owners and individual holders of record, and to send proxy materials to banks, brokers and other institutional holders and nominees for transmittal to their principals, at a fee of $7,000, plus $4.50 per call for the first 1,000 telephone calls, and $3.50 per call for calls in excess of 1,000, to beneficial owners and individual holders of record, plus out-of-pocket expenses. All expenses associated with the solicitation of proxies in the form enclosed will be borne by the party incurring the same. ASF will reimburse persons holding stock as nominees for reasonable expenses in sending proxy materials to their principals. The ASF Board has appointed a representative of The First National Bank of Boston to serve as the Inspector of Elections. The Inspector of Elections will tabulate the votes of stockholders entitled to vote at the Meeting, whether cast in person or by proxy, in order to determine stockholder approval or disapproval of Proposals 1, 2 and 4 and election of each nominee under Proposal 3.


     THE ASF BOARD HAS APPROVED ALL OF THE PROPOSALS TO BE PRESENTED AT THE MEETING. THE ASF BOARD HAS APPROVED THE MERGER AGREEMENT, BELIEVES THE MERGER IS IN THE BEST INTERESTS OF ASF AND ITS STOCKHOLDERS AND IS FAIR TO THE STOCKHOLDERS, AND RECOMMENDS APPROVAL OF THE MERGER AND THE MERGER AGREEMENT BY ASF STOCKHOLDERS. SEE "THE MERGER -- BACKGROUND AND REASONS; ASF". THE ASF BOARD ALSO RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL, "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR UNDER THE ELECTION PROPOSAL AND "FOR" THE AUDITORS PROPOSAL.

RECORD DATE; VOTES REQUIRED

     The ASF Board has fixed the close of business on May 8, 1995, as the Record Date for stockholders entitled to notice of and to vote at the Meeting, and accordingly, only holders of ASF Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Meeting. The number of shares of ASF Common Stock outstanding on the Record Date was 11,755,943, each of such shares being entitled to one vote, either in person or by proxy, on each matter to come before the Meeting.


     The presence, in person or by proxy, of a majority of the shares of ASF Common Stock outstanding on the Record Date is necessary to constitute a quorum of the stockholders in order to take action at the Meeting. For these purposes, shares of ASF Common Stock which are present, or represented by proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy votes at the meeting or whether a broker with discretionary authority exercises discretionary voting authority with respect to the proposals to be voted on at the Meeting. Once a quorum is established, approval of the Merger and the Merger Agreement requires the affirmative votes of the holders of at least (i) two-thirds of the issued and outstanding shares of ASF Common Stock (the "General Approval") and (ii) a majority of the Non-interested Shares represented and voted at the Meeting (the "Special Approval"). For purposes of the General Approval vote, abstentions and broker non-votes will have the same effect as votes against the Merger and the Merger Agreement. For purposes of the Special Approval, abstentions and broker non-votes will not be counted. In connection with the execution of the Merger Agreement, Enstar, the holder on the Record Date of approximately 48.4 percent of the outstanding shares of ASF Common Stock, agreed to vote its shares of ASF Common Stock in favor of approval of the Merger and the Merger Agreement. See "THE MERGER -- Voting Agreement; Escrow Agreement" and ANNEX B.


     Approval of Proposals 2 and 4, election of directors under Proposal 3 and approval of all other matters which may properly come before the Meeting require the affirmative vote of a majority of the votes cast, in person or by proxy, by persons entitled to vote at the Meeting. Enstar has not informed ASF of how it intends to vote its shares (approximately 48.4 percent of the outstanding shares of ASF Common Stock as of the Record Date) in connection with Proposals 2, 3 and
4. For a discussion of Enstar's right to vote its shares of ASF Common Stock at the Meeting, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT -- Potential Change in Control". A vote to withhold authority for the election of any director will be counted as a vote cast against that director for purposes of the Election Proposal. Abstentions and broker non-votes will not be counted for purposes of determining approval of the Adjournment Proposal, the Election Proposal and the Auditors Proposal. Votes cast will be tabulated by the transfer agent for ASF Common Stock, a representative of which will be the Inspector of Elections present at the Meeting.


     The directors and executive officers of ASF (including certain of their related interests, among them Enstar) beneficially owned, as of the Record Date, and are entitled to vote at the Meeting 6,237,521 shares of outstanding ASF Common Stock, which represent approximately 53.1 percent of the outstanding shares of ASF Common Stock entitled to be voted at the Meeting. However, only Non-interested Shares represented and voted at the Meeting will be counted for purposes of the Special Approval. The Merger Agreement provides that ASF shall use its reasonable efforts to cause its directors and certain officers, Enstar and the directors and officers of Enstar to enter into an agreement prohibiting such persons from acquiring additional shares of ASF Common Stock on or before the Record Date. Enstar and substantially all of such officers and directors entered into such an agreement.

     If the Merger Agreement has been terminated at the time of the Meeting, ASF stockholders will nevertheless proceed with the Meeting and consider the Election Proposal and the Auditors Proposal.

     IF YOU ARE PLANNING TO ATTEND THE MEETING PERSONALLY AND HAVE A DISABILITY COVERED UNDER THE AMERICANS WITH DISABILITIES ACT, PLEASE NOTIFY THE SECRETARY OF ASF BEFORE JUNE 7, 1995, OF YOUR SPECIAL NEEDS WHEN ATTENDING THE MEETING.

     A FAILURE TO VOTE ON THE MERGER PROPOSAL, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX ON THE MERGER PROPOSAL, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT FOR PURPOSES OF THE GENERAL APPROVAL AND WILL NOT COUNT FOR PURPOSES OF THE SPECIAL APPROVAL.
                                       21

                                   PROPOSAL 1
                                   THE MERGER
     THE FOLLOWING INFORMATION RELATING TO THE MERGER IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL INFORMATION RELATING TO THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE MERGER AGREEMENT (INCLUDING THE STOCK OPTION AGREEMENT) AND THE VOTING AGREEMENT (INCLUDING THE ESCROW AGREEMENT) ARE SET FORTH IN ANNEX A AND ANNEX B, RESPECTIVELY, TO THIS PROSPECTUS/PROXY STATEMENT, AND INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS OF ASF ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.
GENERAL
     Under the terms of the Merger Agreement, ASF will merge with and into the Subsidiary. Upon consummation of the Merger, each outstanding share of ASF Common Stock will be converted, automatically and without any action on the part of the holder thereof, into the right to receive a number of shares of FUNC Common Stock equal to the Exchange Ratio (I.E., the quotient of (i) $21.00 and
(ii) the FUNC Average Closing Price). Each holder of ASF Common Stock who would otherwise be entitled to a fractional share of FUNC Common Stock will receive cash in lieu thereof in an amount determined by multiplying (x) the FUNC Average Closing Price by (y) the fraction of a share of FUNC Common Stock to which such holder would otherwise be entitled. If, prior to the Effective Date, FUNC Common Stock undergoes a reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or in the event that a stock dividend on FUNC Common Stock is declared with a record date in that same period, the consideration to be received by ASF stockholders pursuant to the Merger will be correspondingly adjusted.
EFFECTIVE DATE
     Subject to the terms and conditions of the Merger Agreement, the Effective Date will occur on the first business day of the month following the month in which the last of the conditions to the obligations of the parties to consummate the Merger (other than the delivery of certificates, opinions, comfort letters and the like) is satisfied or waived, or such other date as shall be mutually agreed upon by FUNC and ASF. Subject to the foregoing, and although there can be no assurances, it is currently anticipated that the Merger will be consummated in the second or third quarter of 1995. If the Merger is consummated in either of such quarters, or in any other quarter, ASF stockholders should not assume or expect that the Effective Date will precede the record date for the dividend on FUNC Common Stock for that quarter, so as to enable such stockholders to receive such dividend. The Board of Directors of either FUNC or ASF may terminate the Merger Agreement if the Effective Date does not occur on or before August 25, 1995, provided that the terminating party is not in breach of any of the covenants or agreements of the Merger Agreement. See " -- Exchange of ASF Certificates" and " -- Conditions to Consummation; Termination".
MANAGEMENT AFTER THE MERGER
     The directors and officers of the Subsidiary in office prior to the Effective Date will be the directors and officers of the surviving entity. At the Effective Date, the directors listed in Proposal 3 will not become directors of FUNC or the Subsidiary.
EXCHANGE OF ASF STOCK CERTIFICATES
     As promptly as practicable after the Effective Date, FUNC will direct First Union National Bank of North Carolina (the "Exchange Agent") to send to each holder of record of ASF Common Stock on the Effective Date, transmittal materials for use in exchanging all of such holder's certificates representing ASF Common Stock for a certificate or certificates representing the FUNC Shares to which such holder is entitled and a check for such holder's fractional share interest, as appropriate. The transmittal materials will contain information and instructions with respect to the surrender and exchange of such certificates.
     ASF STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.
     Upon surrender of all of the certificates for ASF Common Stock registered in the name of a holder of such certificates (or indemnity satisfactory to FUNC and the Exchange Agent if any of such certificates are lost, stolen or destroyed), in
                                       22
accordance with a letter of transmittal, the Exchange Agent will mail to such holder a certificate or certificates representing the number of FUNC Shares to which such holder is entitled, together with all undelivered dividends or distributions in respect of such shares and, where applicable, a check for any fractional share interest (in each case, without interest).
     All FUNC Shares issued to the holders of ASF Common Stock pursuant to the Merger will be deemed issued as of the Effective Date. After the Effective Date, former holders of record of ASF Common Stock will be entitled to vote at any meeting of holders of FUNC Common Stock the number of FUNC Shares into which their shares of ASF Common Stock have been converted, regardless of whether they have surrendered their ASF Common Stock certificates. FUNC dividends having a record date on or after the Effective Date will include dividends on all FUNC Shares issued in the Merger, but no dividend or other distribution payable to the holders of record of FUNC Shares on or after the Effective Date will be distributed to the holder of any ASF Common Stock certificates until such holder physically surrenders all such certificates as hereinabove described. Promptly after such surrender, all undelivered dividends and other distributions and, where applicable, a check for any fractional share interest, will be delivered to such holder (in each case, without interest). FUNC dividends having a record date before the Effective Date (which record date may, in FUNC's sole discretion, be the day immediately preceding the Effective Date or any other day prior to the Effective Date) will not include dividends on the FUNC Shares issued in the Merger. As of the Effective Date, the stock transfer books of ASF will be closed, and there will be no transfers on the transfer books of ASF of the shares of ASF Common Stock that were outstanding immediately prior to the Effective Date.

     Notwithstanding the foregoing, the Merger Agreement provides that the shares of ASF Common Stock held by those stockholders deemed to be "affiliates" of ASF (as defined under the Securities Act, but generally including directors, certain executive officers and ten percent or more stockholders) shall not be exchanged for FUNC Shares until FUNC receives a written agreement from such stockholders as contemplated by the Merger Agreement to the effect that they will not sell the FUNC Shares except in accordance with Rule 145 of the Securities Act. See "RESALE OF FUNC COMMON SHARES".

BACKGROUND AND REASONS
  ASF

     BACKGROUND OF THE MERGER. On April 29, 1988, ASF became an indirect wholly-owned subsidiary of Enstar. From April 29, 1988 until March 6, 1990, all of the outstanding ASF Common Stock was owned directly or indirectly by Enstar. On March 6, 1990, Enstar transferred 50 percent of the then outstanding shares of ASF Common Stock to a trust for the benefit of Enstar stockholders. The trust distributed the shares it held on July 2, 1990 to Enstar's stockholders. As of the Record Date, Enstar held approximately 48.4 percent of the outstanding shares of ASF Common Stock.


     On May 31, 1991, Enstar filed for protection under Chapter 11 of the United States Bankruptcy Code. Its plan of reorganization (the "Bankruptcy Plan") was initially confirmed by the bankruptcy court on February 24, 1992, and became effective on June 1, 1992. The Bankruptcy Plan was the result of negotiations among Enstar, ASF (which was a creditor of Enstar) and Enstar's other major creditors. The Bankruptcy Plan provided generally that ASF release its security interest in all property, including the ASF Common Stock held by Enstar, securing ASF's claim against Enstar in the bankruptcy proceedings, and provided ASF with an allowed unsecured claim of $36,000,000 against Enstar's estate. The claim was reduced to approximately $32,000,000 in 1992 as a result of distributions from the Enstar estate, and to approximately $27,500,000 on March 31, 1995, as a result of a distribution on that date of approximately $4,500,000. See "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation; OTHER TRANSACTIONS WITH ENSTAR AFFILIATES". Under the Bankruptcy Plan, among other things: (i) ASF was entitled to receive 66.66 percent of all distributions from the Enstar estate until ASF's claim was paid in full, but was not entitled to any proceeds from the sale or distribution of Enstar's ASF Common Stock; (ii) Enstar was given until June 1, 1995 to sell its ASF Common Stock, unless otherwise agreed by certain classes of creditors; and (iii) certain creditors, other than ASF, were permitted under certain circumstances to require Enstar to sell their respective pro rata portions of the ASF Common Stock earlier than that date. After public disclosure of the terms of the Bankruptcy Plan, ASF received, directly or indirectly (through Enstar), inquiries from third parties relating to their possible interest in acquiring ASF. For a further discussion of Enstar's bankruptcy and the Bankruptcy Plan, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Potential Change in Control" and "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation; ENSTAR CHAPTER 11 PROCEEDINGS".

     On August 25, 1993, Enstar's modified plan of reorganization was confirmed by the bankruptcy court. Generally, the modifications to the Bankruptcy Plan provided, among other things, that ASF continued to be entitled to receive 66.66 percent of all distributions from the Enstar estate until ASF's allowed claim is paid in full, and became eligible to participate
                                       23
in the distribution of proceeds from the sale of Enstar's ASF Common Stock after certain other classes of creditors are paid in full. At such time ASF is entitled to receive all distributions of remaining property, if any, from the estate, including proceeds from the sale of ASF Common Stock, until its allowed claim is paid in full. Under the modified Bankruptcy Plan, Enstar is obligated to sell or distribute its ASF Common Stock before June 1, 1995, unless otherwise agreed by certain classes of creditors whose claims have not been satisfied.

     The Enstar claim is not reflected as an asset on ASF's consolidated balance sheet because in 1991 ASF charged off all amounts receivable from Enstar, including accrued interest, due to a determination that such amounts were uncollectible. The Enstar claim, plus accrued interest from June 1, 1992 (the "Enstar Receivable"), if fully collected, would result in a recovery to ASF of approximately $19.2 million, net after taxes (assuming a 38 percent tax rate), or approximately $1.58 per share of ASF Common Stock, as of March 31, 1995. For purposes of this section, " -- Background and Reasons; ASF", per share amounts calculated by ASF are based upon an aggregate of outstanding shares of ASF Common Stock and shares subject to director or employee stock options.


     During 1992, the ASF Board considered from time to time the effect which Enstar's obligations under the Bankruptcy Plan could have on ASF and its public stockholders, as well as the impact of regulatory capital requirements on ASF and the occasional informal inquiries received by ASF concerning potential acquisition. In view of these factors, the ASF Board determined in December 1992 to entertain presentations from a number of investment banking firms with a view towards retaining such a firm to render advice to the ASF Board concerning the strategic alternatives available for enhancing stockholder value (including a possible sale of ASF), and the feasibility of pursuing the various alternatives given the constraints which ASF was then facing, including the possibility that Enstar would seek to cause a sale of ASF in order to facilitate the sale of Enstar's ASF Common Stock then mandated by the Bankruptcy Plan.


     In June 1993, the ASF Board determined to engage Dillon, Read & Co. Inc. ("Dillon Read") as ASF's financial advisor to advise the Board regarding the alternative actions and determinations to be made by the ASF Board in view of possible action by Enstar and the uncertainty of Enstar's plans with respect to its ASF Common Stock.

     During the periods preceding and following the retention of Dillon Read, representatives of ASF (and upon its formation, the Independent Committee, as defined below) met from time to time with representatives of Enstar to explore potential alternatives intended to satisfy Enstar's obligations under the Bankruptcy Plan while at the same time furthering the interests of ASF's public stockholders. See " -- Reasons for the Merger and Recommendation of the ASF Board".
     From time to time after Enstar filed the Bankruptcy Plan, the ASF Board considered the potential conflict of interest between Enstar and ASF's other stockholders. See " -- Interests of Certain Persons". In particular, members of the ASF Board were concerned that Enstar's obligation to dispose of its ASF Common Stock before June 1, 1995 could lead Enstar to seek (i) to sell its shares of ASF Common Stock in a transaction not involving a sale of ASF as a whole (see " -- Reasons for the Merger and Recommendation of the ASF Board") or
(ii) to cause a sale of ASF at a time when such a sale would not be in the best interests of ASF's other stockholders. The ASF Board also recognized that potential acquirors might perceive that the pressure for a sale prior to the June 1, 1995 deadline could result in ASF receiving lower offers for ASF than might otherwise be available if no such deadline existed.

     The ASF Board believed that given the potential conflicts of interest, it was appropriate to form the Special Advisory Committee of the ASF Board (the "Independent Committee") to make recommendations to the full ASF Board with respect to strategic alternatives for enhancing stockholder value, including a potential sale or other transaction involving a change of control of ASF. The ASF Board also authorized the Independent Committee to be involved in any initial discussions and negotiations concerning any such transaction and, if necessary, to retain separate professional advisors. The Independent Committee was ultimately composed of three non-employee directors of ASF (with ASF's president, Mr. Stephen D. Taylor, serving as an ex-officio non-voting member) who were believed to be independent of all relationships with Enstar, Mr. Nimrod
T. Frazer (the Chairman of the Board of Enstar and a director of ASF) and any other party which might seek to acquire control of ASF. In August 1993, Erwin Allen, William H. Dukelow and Dr. Barbara W. Gothard were elected to the Independent Committee. The Independent Committee then selected legal counsel and in April 1994 retained Bear Stearns as the committee's financial advisor. Upon its engagement as financial advisor to the Independent Committee, Bear Stearns conducted a review of ASF's five-year business plan (1993-1997) (the "Business Plan"), its underlying assumptions and ASF's managerial and other resources, for the purpose of establishing an estimated net present value of shares of ASF Common Stock based upon various multiples of projected earnings and at various discount rates.

     In April 1994, Mr. Frazer delivered a letter to the ASF Board, on behalf of Enstar, stating his intent to propose at the next ASF Board meeting that the ASF Board retain an investment banking firm to begin immediately the process for the
                                       24
orderly marketing and sale of ASF. At a regular meeting held on April 26, 1994, the ASF Board reviewed this letter and its potential impact on ASF and its public stockholders and discussed the various strategic alternatives available to ASF and the need to have procedures in place designed to protect ASF's public stockholders. The ASF Board instructed that the Independent Committee make a recommendation to the full ASF Board concerning the final selection of a financial advisor for ASF and the ASF Board, which financial advisor would be instructed to provide advice to ASF concerning and to explore available strategic alternatives, including a potential sale. In addition, at the meeting, Mr. Frazer and Mr. T. Wayne Davis, a director of ASF and a director of Enstar, agreed to refrain from participating in substantive deliberations relating to, and from voting on, any matters potentially involving a change in control of ASF. It was agreed that Mr. Taylor, the sole member of ASF management on the ASF Board, also would refrain from such participation. See " -- Interests of Certain Persons".


     In May 1994, Bear Stearns provided the Independent Committee with an assessment of the potential market value of ASF by performing a discounted cash flow analysis which used projections of ASF's future earnings derived from ASF's Business Plan and applied assumed multiples of earnings which ranged from 9.0 times to 11.0 times and discount rates ranging from 12.5 percent to 17.5 percent. This analysis resulted in estimates of the net present value of a share of ASF Common Stock which ranged from $19.49 to $28.71, with a median of $23.70 per share, assuming repayment in full to ASF of the Enstar Receivable (as then valued by Bear Stearns), and which ranged from $17.77 to $26.99, with a median of $21.98 per share, assuming no portion of the Enstar Receivable was repaid. During the first quarter of 1995, ASF received, net of taxes (assuming a 38 percent tax rate), a distribution from the Enstar estate of a portion of the Enstar Receivable equivalent to approximately $.23 per share of ASF Common Stock. See "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation; OTHER TRANSACTIONS WITH ENSTAR AFFILIATES".

     In May 1994, upon the recommendation of the Independent Committee, the ASF Board selected Goldman Sachs as its financial advisor. In June 1994, Dillon Read was retained by Enstar to serve as its financial advisor after termination of Dillon Read's agreement with, and without objection from, ASF. In accordance with the recommendation of the Independent Committee, the ASF Board authorized Goldman Sachs, in connection with its review of strategic alternatives, to contact potential acquirors, provide such acquirors with confidential information and solicit indications of interest with a view towards ascertaining the values which potentially could be realized if a sale of ASF were to be pursued. Goldman Sachs was instructed to report directly to the Independent Committee concerning the work performed pursuant to its engagement.
     During June and July 1994, Goldman Sachs contacted more than two dozen potential acquirors, a majority of which executed customary confidentiality agreements and were provided with confidential information concerning ASF. Thereafter, a number of potential acquirors submitted written or oral preliminary indications of interest on or prior to the July 22, 1994 deadline established by Goldman Sachs. On July 25, 1994, the Independent Committee received a presentation from Goldman Sachs outlining the material terms of the preliminary indications of interest. After considering this presentation and the advice of Goldman Sachs, the Independent Committee determined to permit three potential acquirors (including FUNC) to conduct a due diligence review of the business and affairs of ASF. These three potential acquirors were believed by the Independent Committee to have submitted the preliminary indications of interest which would provide the highest potential value to ASF stockholders. In addition, the Independent Committee instructed Goldman Sachs to further research the potential value of a preliminary indication of interest submitted by a fourth potential acquiror and to continue to engage in discussions with all of the potential acquirors who had not been selected to conduct due diligence, in each case in order to attempt to solicit more advantageous indications of interest. Representatives of Enstar reported to the ASF Board that they had separate conversations from time to time throughout the summer and fall of 1994 with potential acquirors, including those that had been selected to conduct due diligence.
     Throughout August and early September, the three selected potential acquirors performed due diligence and engaged in discussions with Goldman Sachs and representatives of ASF. Such potential acquirors were also furnished with a draft merger agreement and instructed to submit a definitive indication of interest, together with a detailed mark-up of the draft merger agreement, by September 23, 1994. On that date, one of the potential acquirors that had conducted due diligence declined to submit a definitive indication of interest, a second offered only to purchase certain specified assets of ASF, and the third, FUNC, submitted a definitive indication of interest for all of ASF and was the sole potential acquiror to submit a mark-up of the proposed merger agreement. The fourth potential acquiror which had submitted a preliminary indication of interest, but had not been invited to conduct due diligence, also submitted a second indication of interest.
     The indication of interest submitted by FUNC on September 23, 1994, as modified by subsequent negotiations between the parties (the "Original FUNC Proposal") contemplated an acquisition of all of the shares of ASF at a price per share of $21.80, subject to downward adjustment to reflect the after-tax loss expected to be incurred by ASF as a result of the sale of
                                       25
its private label mortgage-backed securities portfolio (the "MBS Portfolio"). The sale of the MBS Portfolio, which had a principal value of approximately $500 million at that time, was required by FUNC as a condition to its obligation to consummate an acquisition of ASF. At the time the Original FUNC Proposal was received on September 23, 1994, ASF anticipated that the downward adjustment which would result from the portfolio sale would be approximately $.50 to $.75 per share of ASF Common Stock. The consideration to be paid to ASF stockholders was to consist of a combination of cash and FUNC Common Stock, with a maximum of 80 percent of the aggregate consideration to consist of FUNC Common Stock. To the extent that stock would be received by an ASF stockholder, the transaction was intended to constitute a tax-free exchange for federal income tax purposes.

     On September 26, 1994, the Independent Committee received presentations from ASF management concerning ASF's business, results of operations and future prospects, including its progress to date under ASF's Business Plan, and a presentation from Goldman Sachs outlining the terms of the indications of interest and the potential sales process generally. Goldman Sachs advised the Independent Committee that, of the indications of interest received, FUNC's definitive indication of interest was superior from a financial point of view. Representatives of Enstar also addressed the Independent Committee and confirmed Enstar's position that a sale transaction be pursued. Following deliberations, the Independent Committee determined to recommend to the ASF Board that Goldman Sachs be instructed to negotiate with FUNC with a view towards improving its offer to a price which was higher in Bear Stearns' range of estimated net present values, to continue discussions with other potential acquirors and to continue to explore alternatives to a sale.


     On September 27, 1994, the ASF Board met to consider the recommendations of the Independent Committee. At that meeting, Goldman Sachs repeated its presentation concerning the various indications of interest. The ASF Board also discussed alternatives available to ASF if a sale transaction were not pursued. After analyzing and discussing the Goldman Sachs presentation and the other matters previously considered by the Independent Committee, the ASF Board determined to authorize Goldman Sachs to proceed with discussions with potential acquirors (including FUNC) in accordance with the recommendations of the Independent Committee.


     In the days that followed, no indication of interest which was superior from a financial or overall point of view to the Original FUNC Proposal was received. At meetings held on October 4 and 5, 1994, the Independent Committee met to consider whether to continue to pursue the Original FUNC Proposal. In its deliberations, the Independent Committee consulted with its legal and financial advisors and received presentations from Goldman Sachs, Bear Stearns and ASF management, including presentations from ASF management concerning its estimate of the values which could be achieved if ASF remained independent and pursued its Business Plan, as revised in the weeks preceding the October 4 meeting (the "Revised Business Plan"). Management's estimates of value were based upon the same multiples of projected earnings and discount rates used by Bear Stearns in its presentation to the Independent Committee in May 1994, but utilized the projected 1997 earnings contained in the Revised Business Plan. The analysis assumed that no recovery of the Enstar Receivable would be realized, and resulted in an estimated range of net present values for ASF Common Stock of $17.82 to $24.81 per share, with a median of $21.12. Management also estimated net present values based upon an adjustment to the Revised Business Plan which included potential expansion through ASF's hypothetical acquisition of two in-market financial institutions, and resulted in a range of net present values per share of ASF Common Stock of $21.31 to $29.68 per share, with a median of $25.26. The Independent Committee was aware that the values might have been increased assuming the realization of (i) the Enstar Receivable and (ii) potential litigation recoveries. At that time, the Enstar Receivable had an estimated recovery value, net of taxes (assuming a 38 percent tax rate), ranging from $0.00 (zero) per share, if nothing were collectible, to $1.81 per share, if fully collectible, and the estimated value, net of taxes, of potential litigation recoveries was approximately $.30 to $.50 per share. During the first quarter of 1995, ASF received, net of taxes, a distribution from the Enstar estate of a portion of the Enstar Receivable equivalent to approximately $.23 per share of ASF Common Stock and a litigation recovery equivalent to approximately $.17 per share of ASF Common Stock. See "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation; OTHER TRANSACTIONS WITH ENSTAR AFFILIATES". The Independent Committee recognized the uncertainty as to whether ASF would achieve the increases in earnings projected in the Revised Business Plan, particularly in light of rising short-term interest rates and the deterioration of the operating environment for thrift institutions in general, and contrasted this uncertainty with the relative certainty of the value which might be obtained with the Original FUNC Proposal. Enstar and its legal and financial advisors also addressed the Independent Committee at these meetings to reiterate Enstar's support for the Original FUNC Proposal, emphasizing the extensiveness of the process from which it resulted and the proposal's perceived fairness to ASF stockholders. Following deliberations, the Independent Committee determined to recommend that a transaction with FUNC be pursued, subject to the negotiation of an acceptable definitive merger agreement.

     On October 5, 1994, the ASF Board met, reviewed the terms of the Original FUNC Proposal, received presentations from its legal and financial advisors and a synopsis of the revised business plan and considered the Independent Committee's recommendations. Thereafter, the ASF Board ratified such recommendations and instructed Goldman Sachs and the Independent Committee to proceed in accordance therewith.
     Over the next several weeks, ASF's legal and financial advisors, in consultation with the Independent Committee, engaged in continuous negotiations with FUNC and its representatives concerning the terms of a merger agreement and a stock option agreement. Concurrently, Enstar and FUNC negotiated the terms of a stockholder voting agreement. See " -- Voting Agreement; Escrow Agreement".

     During the period in which negotiations continued, the Independent Committee identified a number of potential risks associated with the terms of the Original FUNC Proposal. Rising interest rates and related market conditions caused the estimated loss on the sale on the MBS Portfolio to increase to an amount in excess of $1.00 per share by the end of October 1994, resulting in a comparable decrease in the value expected to be received by ASF stockholders under the Original FUNC Proposal. Accordingly, the Independent Committee determined it would be advisable to consummate the sale of the MBS Portfolio as soon as possible after entering into a merger agreement with FUNC in order to avoid any further reduction in the value of the Original FUNC Proposal. An immediate sale of the MBS Portfolio would have reduced ASF's capital position and could have undermined its earning power. Moreover, the Independent Committee was advised that, at that time, holding the MBS Portfolio after the execution of a merger agreement contemplating a sale of the MBS Portfolio also would have had an immediate negative effect on ASF's capital. The Independent Committee became aware of regulatory concerns about this negative effect on capital, particularly if the Merger failed to be consummated. In addition, under the Original FUNC Proposal, the closing of the transaction was conditioned upon, among other things, repayment of substantially all of the Enstar Receivable, which raised concerns about the relative likelihood that the transaction would be consummated. The Independent Committee also believed that the likelihood that the transaction would qualify as a tax-free reorganization for federal tax purposes (which was also a condition to closing) would be enhanced if the consideration in the transaction which was to consist of FUNC Common Stock were increased. Finally, the Independent Committee had reservations regarding certain employment arrangements which led to concerns that a number of employees might terminate their employment with ASF pending consummation of the Merger, which could have had an adverse effect on ASF if the Merger failed to close.

     On October 27, 1994, ASF issued a press release stating that it was considering a possible sale transaction.

     Over the five-day period between October 27 and October 31, the Independent Committee met to consider and analyze the proposed transaction. The Independent Committee, through ASF's advisors, also continued to attempt without success to improve the terms of the Original FUNC Proposal.

     During its deliberations, the Independent Committee reexamined with its legal and financial advisors the unresolved issues involved in the Original FUNC Proposal and the Independent Committee's concerns. It also reconsidered the Revised Business Plan and renewed its consideration of alternatives to a sale of ASF. In addition, the Independent Committee received presentations from Enstar and its legal and financial advisors, urging approval of the Original FUNC Proposal. Finally, the Independent Committee was informed that Goldman Sachs was prepared to issue a fairness opinion with respect to the consideration to be received in the transaction. Members of the Bear Stearns advisory team informed the Independent Committee of their view that the proposed price was toward the lower end of, but within, the range of fairness, but that Bear Stearns' valuation committee, whose approval is required before an opinion may be issued, had not met to determine its conclusion. However, in light of all of the terms and conditions of the Original FUNC Proposal, the Bear Stearns advisory team indicated to the Independent Committee that they were prepared to recommend to Bear Stearns' valuation committee that Bear Stearns issue its opinion that the proposed transaction was inadequate. After the Independent Committee determined that it was unable to recommend acceptance of the proposed transaction, Bear Stearns issued such an inadequacy opinion. See " -- Opinions of Financial Advisors; BEAR STEARNS".
     On November 1, 1994, ASF issued a press release announcing that it had determined not to pursue the sale transaction the consideration of which had been publicly announced the previous week, and that it was continuing to review its strategic alternatives.
     In the weeks that followed the November 1, 1994 press release, the Independent Committee and the ASF Board continued to examine the strategic alternatives which were available to ASF. See " -- Reasons for the Merger and Recommendation of the ASF Board". During this period, ASF and Goldman Sachs also received indications of interest concerning an acquisition of either ASF or the shares of ASF Common Stock owned by Enstar. Goldman Sachs also contacted a number of other potential acquirors in an effort to solicit a proposal to acquire ASF on acceptable terms and conditions.
                                       27

     On November 9, 1994, Donald T. Senterfitt was elected to the ASF Board after being recommended for nomination by Enstar. For a discussion of Mr. Senterfitt's background, see "ELECTION OF DIRECTORS -- Nominees for Director".

     On November 23, 1994, FUNC expressed an interest in acquiring ASF for a fixed value of $21.00 per share of ASF Common Stock. This expression of interest was superior from a financial point of view to all of the other indications of interest which had been received subsequent to the November 1, 1994 press release. Under FUNC's revised proposal, ASF would not be required to sell the MBS Portfolio prior to the consummation of the merger, and accordingly, no adjustments to the purchase price would be made. FUNC thereafter agreed that 100 percent of the consideration to be received by ASF stockholders would consist of FUNC Common Stock (although the FUNC Common Stock exchanged for the Escrowed Shares will be repurchased by FUNC). See " -- Voting Agreement; Escrow Agreement". As compared with the Original FUNC Proposal, the revised proposal provided greater certainty as to (although still not assuring) the tax-free nature of the transaction for federal income tax purposes and eliminated the repayment of the Enstar Receivable as a condition to closing, thereby increasing the likelihood that the merger would be consummated. ASF's concerns regarding employees were also resolved to the satisfaction of the Independent Committee. Because FUNC had also previously completed due diligence and because FUNC and ASF had substantially negotiated the terms of transaction agreements, it was believed that definitive agreements concerning a transaction could be negotiated promptly.

     In a series of formal meetings and telephone conferences held during the ten days prior to and on December 4, 1994, the Independent Committee completed its review of the proposed transaction. The Independent Committee carefully reviewed the terms of the Merger Agreement and the Stock Option Agreement, and received presentations from ASF management, the Independent Committee's and ASF's legal counsel and each of Goldman Sachs and Bear Stearns. See
" -- Opinions of Financial Advisors". The Independent Committee also received a presentation from Enstar's legal counsel concerning the Voting Agreement. On December 4, 1994, the Independent Committee unanimously determined that the terms of the proposed Merger were in the best interests of ASF and all of its stockholders, and recommended that the ASF Board approve the Merger Agreement and the Stock Option Agreement.


     On December 4, 1994, the ASF Board met to consider the proposed transactions. At this meeting, the ASF Board reviewed the recommendations of the Independent Committee and the reasons for such recommendations, and received presentations from ASF management, Goldman Sachs, Bear Stearns and ASF's legal advisors which were substantially similar to those received by the Independent Committee. Consistent with prior practice and by prior agreement, Messrs. Davis, Frazer and Taylor did not participate in the final substantive discussions or the vote on the Merger Agreement. After extensive deliberations, for the reasons set forth below, the ASF Board concluded that the Merger was in the best interests of ASF and its stockholders and approved the Merger Agreement and the Stock Option Agreement, which were then executed.


     REASONS FOR THE MERGER AND RECOMMENDATION OF THE ASF BOARD. The ASF Board believes that the Merger is fair to, and in the best interests of, ASF and all of its stockholders. Accordingly, the ASF Board (with three directors leaving the meeting and not present for substantive deliberations or voting) approved the Merger Agreement and the Stock Option Agreement. Throughout the process which culminated in the approval of the Merger Agreement, the ASF Board relied heavily on the deliberations and recommendations of the Independent Committee, the members of which constituted one-half (after the election of Mr. Senterfitt) of the members of the ASF Board who would vote on the Merger. In reaching their determinations, both the Independent Committee and the ASF Board considered the factors outlined below.

     A significant factor in the Independent Committee's and the ASF Board's determinations to approve the Merger Agreement was the risks to ASF's public stockholders which arose as a result of Enstar's obligation to dispose of its shares of ASF Common Stock before June 1, 1995. The Independent Committee and the ASF Board were particularly concerned with the potential adverse consequences to ASF's public stockholders which might occur if Enstar disposed of its shares in a transaction not involving a sale of ASF as a whole. Such adverse consequences included (i) a possible immediate drop in the market price of shares of ASF Common Stock which could result from the increase in the supply of such shares available for sale if Enstar were to distribute its ASF Common Stock to Enstar creditors, (ii) the possibility that a sale of the entire block of Enstar's shares to a single party might prevent all other ASF stockholders from realizing a control premium for their shares, and (iii) the uncertainties for the future of ASF under policies which might be instituted if a purchaser of the Enstar block assumed control of ASF.
     In addition to their concerns relating to Enstar's obligation to dispose of its shares of ASF Common Stock, the Independent Committee and the ASF Board considered the following matters in reaching their respective determinations to approve and adopt the Merger Agreement:
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
     (i) ASF's and Goldman Sachs' discussions with other potential acquirors and Goldman Sachs' extensive efforts to solicit potential acquirors during the summer and early fall of 1994 and during the period following the rejection of the Original FUNC Proposal. In this regard, the Independent Committee and the ASF Board noted that no alternative acquiror approached ASF to discuss a transaction superior to the Merger notwithstanding (a) the fact that Enstar's obligations under the Bankruptcy Plan had been publicly disclosed for several years, (b) the efforts of Goldman Sachs to solicit potential acquirors and (c) ASF's October 27, 1994 and November 1, 1994 press releases concerning a potential sale;

     (ii) the Independent Committee's and the ASF Board's review, based in part on the advice of Goldman Sachs, Bear Stearns and ASF's management, of alternatives to the Merger, the range of possible values to ASF's stockholders obtainable through implementation of such alternatives and the timing and likelihood of actually receiving such values. The alternatives considered included remaining independent and growing internally, remaining independent and growing through future acquisitions, and the alternative of pursuing either of such independence strategies combined with a recapitalization transaction involving the repurchase of a portion of Enstar's shares of ASF Common Stock, the retirement of other shares of ASF Common Stock held by Enstar in satisfaction of ASF's bankruptcy claim against Enstar and a public offering of convertible preferred stock by ASF. In this regard, both the Independent Committee and the ASF Board recognized the uncertainty as to whether (a) ASF would achieve the increases in earnings projected in its Revised Business Plan,
(b) potential target institutions would be available for purchase by ASF at favorable prices and (c) the ASF Common Stock would actually trade at the multiples indicated in the Bear Stearns presentation even if the earnings projections contained in the Revised Business Plan were achieved. The Independent Committee and the ASF Board contrasted these uncertainties with the relative certainty of the value which could be realized in the Merger. Moreover, with respect to the recapitalization alternative, the Independent Committee and the ASF Board noted potential regulatory constraints on and potential stockholder objections to purchases of Enstar's ASF Common Stock at above-market prices and Enstar's reluctance to approve this alternative (which approval would be required) in light of the availability of a sale to FUNC at a price which Enstar viewed as in the best interests of ASF's stockholders. See " -- Opinions of Financial Advisors; BEAR STEARNS";

     (iii) the Independent Committee's and the ASF Board's familiarity with and review of ASF's business, operations, financial condition, earnings and prospects;
     (iv) the current and prospective economic and competitive environment facing financial institutions, including ASF and FUNC;
     (v) the financial presentations of Goldman Sachs and Bear Stearns and the respective opinions of Goldman Sachs and Bear Stearns as to the fairness of the consideration to be received by stockholders of ASF pursuant to the Merger Agreement. See " -- Opinions of Financial Advisors", ANNEX C and ANNEX D;
     (vi) the Independent Committee's and the ASF Board's review, based in part on presentations by Goldman Sachs and Bear Stearns, of the business, operations, earnings and financial condition of FUNC on both a historical and a prospective basis;
     (vii) the Independent Committee's and the ASF Board's belief that the terms of the Merger Agreement are attractive in that the agreement allows ASF stockholders to become stockholders in FUNC, which, as of September 30, 1994, in terms of asset size, was the ninth largest bank holding company in the United States;
     (viii) the fact that the market for FUNC Common Stock is far more liquid than that for ASF Common Stock and that historically FUNC has paid dividends, unlike ASF, which has not paid dividends since 1989, when it paid a dividend to Enstar (which then owned 100 percent of the ASF Common Stock). See
"SUMMARY -- Cash Dividends Paid Per Share";
     (ix) the expectation that the Merger will generally be a tax-free reorganization for federal income tax purposes. See "THE MERGER -- Certain Federal Income Tax Consequences"; and
     (x) the terms and conditions of the Merger Agreement, and the improvements to such terms and conditions relative to those contained in the Original FUNC Proposal. See " -- Background and Reasons; ASF".
     In view of the wide variety of factors considered in connection with their evaluation of the Merger, neither the Independent Committee nor the ASF Board found it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.
     THE ASF BOARD RECOMMENDS THAT ASF STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.
                                       29

  FUNC
     FUNC believes that it is advantageous to build a multi-state banking organization. The economies of scale in banking favor such an organization as a way of gaining efficiency and spreading costs over a large base, as well as providing diversification. To further its objective to build a multi-state banking organization, FUNC has heretofore concentrated its efforts on what it perceives to be some of the better banking markets in the southeast and south atlantic regions of the United States, and on advantageous ways of entering or expanding its presence in those markets. FUNC believes that Florida is among the better banking markets in such regions and that joining with ASF is an attractive way to expand FUNC's presence in the southeastern Florida market.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions. See
"FUNC -- History and Business".
OPINIONS OF FINANCIAL ADVISORS
  GOLDMAN SACHS

     Pursuant to an engagement letter dated May 31, 1994 (the "Engagement Letter"), ASF retained Goldman Sachs to act as its financial advisor regarding alternative actions and determinations to be made by the ASF Board, including possible transactions involving ASF Common Stock or other securities, a reorganization, recapitalization, merger, consolidation or other corporate transaction, and specifically including a possible sale of ASF. Goldman Sachs is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estates, corporate and other purposes. Goldman Sachs is familiar with ASF, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to the Merger Agreement. Goldman Sachs has also provided, and may provide in the future, certain investment banking services to FUNC, for which Goldman Sachs receives customary compensation. Investment banking services provided to FUNC since January 1, 1993 include services in connection with several debt offerings, derivative swaps, a stock repurchase program and an acquisition advisory project unrelated to the savings and loan industry, for which Goldman Sachs received aggregate compensation from FUNC in the amount of approximately $3.0 million. Goldman Sachs has also managed offerings of debt and common stock for FUNC prior to 1993. In the course of trading activities, Goldman Sachs had accumulated a net long position of 3,166 shares of FUNC Common Stock and a net long position of $3.0 million in various nonconvertible debentures of FUNC as of December 4, 1994, and a net long position of 140,617 shares of FUNC Common Stock and a net short position of $2.0 million in various nonconvertible debentures of FUNC as of May 4, 1995. The ASF Board selected Goldman Sachs to act as ASF's financial advisor based on Goldman Sachs' substantial experience in mergers and acquisitions and in securities valuations generally and their reputation in the banking and investment banking communities.


     By letter dated December 4, 1994, Goldman Sachs delivered their written opinion to the ASF Board that, as of such date, the consideration to be received by the holders of ASF Common Stock pursuant to the Merger Agreement is fair to such holders. Goldman Sachs subsequently confirmed their December 4, 1994 written opinion by delivery of their written opinion dated the date hereof, provided in connection with the mailing of this Proxy Statement/Prospectus.


     THE FULL TEXT OF THE GOLDMAN SACHS WRITTEN OPINION DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THEIR REVIEW, IS ATTACHED HERETO AS ANNEX C. HOLDERS OF SHARES OF ASF COMMON STOCK ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY. NEITHER OF THE GOLDMAN SACHS WRITTEN OPINIONS DISCUSSED HEREIN IS A CONDITION TO CONSUMMATION OF THE MERGER.

     Goldman Sachs' opinions are addressed only to the ASF Board and do not constitute a recommendation to any ASF stockholder as to how such stockholder should vote with respect to the Merger.

     In connection with their opinions dated December 4, 1994 and the date hereof, Goldman Sachs reviewed, among other things: a draft of the Registration Statement (with respect to the opinion dated as of the date hereof); the Merger Agreement; the Voting Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K since December 31, 1990 for ASF and since December 31, 1989 for FUNC; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from ASF and FUNC to their stockholders; and certain internal financial analyses and forecasts for ASF prepared by its management. Goldman Sachs also held discussions with members of the senior management of ASF and

FUNC regarding the past and current business operations, financial condition and future prospects of their respective companies. Goldman Sachs reviewed the reported price and trading activity for ASF Common Stock and FUNC Common Stock, compared certain financial and stock market information for ASF and FUNC with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking and savings and loan industries and performed such other studies and analyses as Goldman Sachs considered appropriate.
     Goldman Sachs relied, without assuming responsibility for the independent verification of such information, upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinions. Goldman Sachs are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with the consent of ASF, that such allowances for each of ASF and FUNC are in the aggregate adequate to cover all such losses. Goldman Sachs did not review individual credit files nor did they make an independent evaluation or appraisal of the assets and liabilities of ASF or FUNC or any of their respective subsidiaries and Goldman Sachs have not been furnished with any such evaluation or appraisal. Goldman Sachs also assumed that FUNC will receive all necessary regulatory approvals without undue delay. The ASF Board did not impose any limitations upon Goldman Sachs with respect to investigations made or procedures followed by Goldman Sachs in rendering its opinions. The consideration to be paid by FUNC pursuant to the Merger was determined pursuant to negotiations between the respective representatives and managements of ASF, including Goldman Sachs, and FUNC.
     Pursuant to the terms of the Engagement Letter, ASF has agreed to pay Goldman Sachs, if the Merger is consummated, a transaction fee equal to 0.625 percent of the aggregate consideration paid in such transaction. Based on the terms of the Merger Agreement, the transaction fee payable to Goldman Sachs will be approximately $1.6 million. No additional fee is required for Goldman Sachs' opinions as to the fairness of the financial consideration to be received by holders of shares of ASF Common Stock. In addition, ASF has agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel, retained with ASF's prior written consent, plus any sales, use or similar taxes (including any interest, penalties or other supplemental charges related thereto) arising in connection with any matter referred to in the Engagement Letter, and to indemnify Goldman Sachs against certain liabilities relating to or arising out of their engagement, including liabilities under federal securities laws.

     SUMMARY OF FINANCIAL ANALYSES. Prior to rendering its written opinion of the same date, Goldman Sachs rendered an oral opinion to the ASF Board on December 4, 1994, to the effect that, as of such date, the consideration to be received by the holders of ASF Common Stock pursuant to the Merger Agreement was fair to such holders. Set forth below is a summary of the financial analyses that Goldman Sachs presented to the ASF Board on December 4, 1994 in connection with its oral and written opinion. Goldman Sachs utilized substantially the same types of analyses, appropriately updated, in preparing its written opinion dated the date hereof as Goldman Sachs utilized in connection with its December 4, 1994 opinion. For purposes of certain analyses, Goldman Sachs adjusted ASF's historical net income to reflect normalized after-tax core earnings before extraordinary items.

     SUMMARY OF FUNC PROPOSAL. Goldman Sachs noted that upon consummation of the Merger, each outstanding share of ASF Common Stock would be converted into the right to receive shares of FUNC Common Stock having a value of $21.00, the total consideration being approximately $253 million (assuming 12.15 million fully-diluted shares, including 651,584 options (as of December 4, 1994) with a weighted average exercise price of $3.50). Goldman Sachs also noted that the transaction would be for all stock consideration and is intended to be a tax-free reorganization for federal income tax purposes, but would be treated as a purchase accounting transaction rather than a pooling of interests transaction since FUNC planned to repurchase in the open market a number of shares of FUNC Common Stock equal to between 50 percent and 100 percent of the number of shares of FUNC Common Stock to be issued in the transaction. Goldman Sachs explained that the proposed consideration is based on a fixed price, rather than a fixed exchange ratio, and that the precise number of FUNC shares to be issued in the Merger would be determined based upon the average trading price of the FUNC shares during a measurement period prior to the effective time of the Merger as more fully set forth in the Merger Agreement.
     PER SHARE EXCHANGE ANALYSIS. Goldman Sachs reviewed certain historical financial information for ASF and FUNC and calculated the imputed value of the FUNC transaction to holders of ASF Common Stock. Goldman Sachs compared the fully diluted earnings per share of the ASF Common Stock in the years 1993, 1994 and 1995 on an adjusted actual, expected and projected basis, respectively, to the fully diluted earnings represented by 0.525 shares of FUNC Common Stock (representing the number of shares of FUNC Common Stock that ASF stockholders would receive based upon a $40.00 per share price for the FUNC Shares). This analysis showed that ASF stockholders would get a significant increase in their earnings per share as a result of the Merger. Goldman Sachs also compared the book value and the tangible book value of the ASF Common Stock
                                       31
of $17.56 and $12.28, respectively, to the book value and tangible book value represented by 0.525 shares of FUNC Common stock of $16.45 and $12.74, respectively. The FUNC earnings and book value numbers utilized in this comparison were not adjusted for the pro forma impact of the Merger. In addition, Goldman Sachs stated that while no dividends were currently being paid on ASF Common Stock, dividends of $0.97 are currently paid on 0.525 shares of FUNC Common Stock, reflecting a 4.6 percent dividend yield.

     COMPARISON OF SELECTED COMPARABLES. Goldman Sachs compared the financial performance of ASF and FUNC to that of a group of selected thrifts based on various financial measures of earnings performance, capital adequacy and asset quality, utilizing financial data as of September 30, 1994. This analysis showed that a group of selected Florida thrifts comprised of BankAtlantic, Coral Gables and CSF Holdings ("Group One") had a median price to estimated 1994 earnings ratio of 6.0 and a range from 5.5 to 9.0 and that a second group of thrifts not located principally in Florida comprised of H.F. Ahmanson, Charter One Financial, FirstFed Michigan, Golden West, Great Western and Standard Federal Bank ("Group Two") had a median price to estimated 1994 earnings ratio of 7.7 and a range from 5.0 to 11.0, as compared to corresponding ratios of 10.0 for ASF and 7.6 for FUNC. Group One had a median price to estimated 1995 earnings ratio of 7.0 and a range from 5.8 to 9.8 and Group Two had a price to earnings ratio of 6.5 and a range from 4.2 to 8.0, as compared to corresponding ratios of
9.4 for ASF and 7.0 for FUNC. Group One had a median return on assets in the latest twelve months ("LTM") of 1.17 percent and a range from 1.07 percent to
1.25 percent and Group Two had a median LTM return on assets of .68 percent and a range from .38 percent to 1.19 percent, as compared to corresponding returns of .44 percent for ASF on an adjusted basis and 1.24 percent for FUNC. Group One had a median LTM return on equity of 20.10 percent and a range from 8.47 percent to 20.42 percent and Group Two had a median LTM return on equity of 11.41 percent and a range from 6.75 percent to 18.10 percent, as compared to corresponding returns of 7.13 percent for ASF on an adjusted basis and 17.44 percent for FUNC. Group One had a median price to tangible book value ratio of .87 and a range from .86 to 1.03 and Group Two had a median price to tangible book value ratio of 1.16 and a range from 0.59 to 1.25, as compared to corresponding ratios of 1.34 for ASF and 1.72 for FUNC. Group One had a median tangible common equity to tangible assets ratio of 6.3 percent and a range from
5.5 percent to 14.2 percent and Group Two had a median tangible common equity to tangible assets ratio of 5.4 percent and a range from 3.6 percent to 6.4 percent, as compared to corresponding ratios of 4.4 percent for ASF and 5.9 percent for FUNC. Group One had a median nonperforming assets to loans and other real estate owned ("OREO") ratio of 2.2 percent and a range from 1.1 percent to
4.2 percent and Group Two had a median nonperforming assets to loans and OREO ratio of 1.4 percent and a range from 0.5 percent to 3.7 percent, as compared to corresponding ratios of 1.4 percent for ASF and 1.3 percent for FUNC. Group One had a median loan loss reserve to nonperforming loans ratio of 94.6 percent and a range from 21.5 percent to 206.6 percent and Group Two had a median loan loss reserve to nonperforming loans ratio of 72.8 percent and a range from 29.7 percent to 132.6 percent, as compared to corresponding ratios of 41.5 percent for ASF and 203.0 percent for FUNC. This analysis also showed that FUNC had a higher dividend yield (at 4.6 percent) than all but two of the companies in either of Group One or Group Two, with a number of the companies, including ASF, paying no current dividend.

     Goldman Sachs compared the financial performance of FUNC to that of a group of 23 selected super-regional bank holding companies, based on various market performance measures. This analysis showed that (i) FUNC had a price to es-timated 1994 earnings ratio of 7.6 compared to a median ratio of 8.4 for the group of super-regional bank holding companies; (ii) FUNC had a price to estimated 1995 earnings ratio of 7.0 compared to a median ratio of 7.6 for the group of super-regional bank holding companies; (iii) FUNC had a price to book value ratio of 1.28 compared to a median ratio of 1.39 for the group of super-regional bank holding companies; and (iv) FUNC had a price to tangible book value of 1.72 compared to a median ratio of 1.55 for the group of super-regional bank holding companies.
     SUMMARY OF COMPARABLE THRIFT ACQUISITION STATISTICS. Goldman Sachs analyzed and compared acquisition ratios for (i) the proposed FUNC acquisition of ASF,
(ii) a group of 9 FUNC acquisitions since 1992, (iii) a group of 13 selected acquisitions in the southeastern United States since January 1, 1993 with a transaction value in excess of $50 million, and (iv) a group of 69 selected nationwide acquisitions since January 1, 1993 with a transaction value in excess of $50 million. This analysis indicated that the price to book value ratio of FUNC's acquisition of ASF is 1.19, compared to the median ratio for FUNC acquisitions since 1992 of 1.36 and a range from 0.69 to 1.87; the median ratio for the selected southeastern acquisitions of 1.56 and a range from 0.71 to 2.05; and the median ratio for the selected nationwide acquisitions of 1.60 and a range from 0.65 to 2.62. The price to tangible book value ratio of FUNC's acquisition of ASF is 1.69 or 1.47 after adjustment to reflect recovery of the Bankruptcy Claim, compared to the median ratio for FUNC acquisitions since 1992 of 1.39 and a range from 1.01 to 1.87; the median ratio for the selected southeastern acquisitions of 1.69 and a range from 1.11 to 2.21, and the median ratio for the selected nationwide acquisitions of 1.69 and a range from 1.11 to
2.63. The price to LTM net income ratio of FUNC's acquisition of ASF is 17.7 on an adjusted basis, compared to the median ratio for FUNC acquisitions since 1992 of 15.0 and a range from 3.9 to 33.3; the median ratio for the selected southeastern acquisitions of 17.6 and a range
                                       32
from 8.9 to 21.3; and the median ratio for the selected nationwide acquisitions of 14.8 and a range from 6.6 to 32.8. The deposit premium percentage of FUNC's acquisition of ASF is 4.56 percent or 3.55 percent, after adjustment to reflect recovery of the Bankruptcy Claim, compared to the percentage for FUNC acquisitions since 1992 of 4.19 percent and a range from 0.05 percent to 8.24 percent; the median percentage for the selected southeastern acquisitions of
6.42 percent and a range from 0.24 percent to 14.15 percent; and the median percentage for the selected nationwide acquisitions of 8.19 percent and a range from 0.24 percent to 24.3 percent.
     No company or transaction used in the above analyses as a comparison is identical to ASF, FUNC or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical, rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.
     OVERVIEW OF FUNC. Goldman Sachs presented selected information concerning FUNC and its historical operating and market performance. Goldman Sachs reviewed and analyzed the historical trading prices of FUNC Common Stock from December 1984 through December 1994, selected investment research reports for FUNC and analyzed available information regarding the ownership and ownership profiles of shares of FUNC Common Stock.
     GENERAL. The foregoing is a summary description of the material analyses prepared by Goldman Sachs in connection with its December 4, 1994 oral and written opinion, but does not purport to be a complete description of the analyses performed by Goldman Sachs. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Goldman Sachs believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the Goldman Sachs presentations and opinions. The ranges of valuations resulting from any par-ticular analysis described above should not be taken to be Goldman Sachs' view of the actual value of ASF or FUNC. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.
     In performing its analyses, Goldman Sachs made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ASF or FUNC. The analyses performed by Goldman Sachs are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Goldman Sachs' analysis of the fairness of the consideration to be received by holders of ASF Common Stock pursuant to the Merger Agreement and were provided to the ASF Board in connection with the delivery of Goldman Sachs' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Goldman Sachs' opinion and presentation to the ASF Board is just one of many factors taken into consideration by the ASF Board in making its determination to approve the Merger Agreement.
  BEAR STEARNS

     The Independent Committee and ASF retained Bear, Stearns in April 1994 to act as financial advisor to the Independent Committee in connection with its examination of available strategic alternatives, including the possible sale of ASF. Bear Stearns was selected to act as the Independent Committee's financial advisor because of Bear Stearns' reputation as a nationally recognized investment banking firm with substantial experience in mergers and acquisitions and corporate restructurings. No limitations were imposed by the Independent Committee or ASF upon Bear Stearns with respect to the investigations made or procedures followed by it in rendering its opinions. On December 4, 1994, members of the Bear Stearns advisory team informed the ASF Board and the Independent Committee of their view that the Merger was fair, from a financial point of view, to the stockholders of ASF, but that Bear Stearns' valuation committee, whose approval is required before an opinion may be issued, had not met to determine its conclusion. The Bear Stearns advisory team indicated to the ASF Board and the Independent Committee that they were prepared to recommend to the Bear Stearns valuation committee that Bear Stearns issue its opinion that the Merger was fair, from a financial point of view, to the stockholders of ASF. Subsequently, Bear Stearns delivered its written opinion dated December 9, 1994, that the Merger is fair, from a financial point of view to the stockholders of ASF, and confirmed its opinion in writing on the date hereof (such opinion, as updated on the date hereof, being referred to herein as the "Fairness Opinion"). Bear Stearns had previously delivered its written opinion dated November 8, 1994 regarding the Original FUNC Proposal (the "Inadequacy Opinion"), which is discussed below.

     THE FULL TEXT OF THE WRITTEN FAIRNESS OPINION OF BEAR STEARNS, DATED THE DATE HEREOF, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED HERETO AS ANNEX D AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. THE FAIRNESS OPINION DISCUSSED HEREIN IS NOT A CONDITION TO CONSUMMATION OF THE MERGER.

     The Fairness Opinion is directed only to the fairness of the Merger to ASF's stockholders from a financial point of view and does not constitute a recommendation to any ASF stockholder as to how such stockholder should vote at the Meeting.
     BEAR STEARNS' FAIRNESS OPINION REGARDING THE MERGER. The consideration to be paid by FUNC in the Merger was determined pursuant to negotiations between the respective representatives and managements of ASF and FUNC. During these negotiations, Bear Stearns advised the Independent Committee with respect to potential forms of consideration that were discussed, the effects of such forms of consideration on ASF and related matters. For purposes of rendering its Fairness Opinion and reviewing the proposed Merger, Bear Stearns:
          i. reviewed the Proxy Statement/Prospectus in substantially the form to be sent to stockholders, including a copy of the Merger Agreement;

          ii. reviewed ASF's annual reports to stockholders and its annual reports on Form 10-K for the fiscal years ended December 31, 1990 through 1994 and its announced results for the quarter ended March 31, 1995;


          iii. reviewed FUNC's annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 1991 through 1994 and its announced results for the quarter ended March 31, 1995;

          iv. met with certain members of ASF's senior management and its legal and financial advisors to review and discuss ASF's financial and operating position, competition, management, employees, status with the OTS and the FDIC, lending procedures, loan portfolio, deposits and branch network;
          v. met with certain members of ASF's senior management and its financial advisors to review and discuss certain operating and financial information including management's Revised Business Plan, provided to Bear Stearns by the management of ASF, relating to its business and prospects;

          vi. met with the Chairman of Enstar, then the holder of approximately 48 percent of the outstanding shares of ASF Common Stock, and Enstar's financial and legal advisors to discuss the status of legal proceedings and other matters related to the bankruptcy administration of Enstar;

          vii. reviewed the Revised Business Plan and the likelihood of ASF achieving the projected results contained therein, and the possible trading and acquisition valuations for the shares of ASF Common Stock which could result;
          viii. reviewed the process used by ASF and Goldman Sachs to solicit acquisition proposals for ASF, and the proposals which were received;
          ix. met with certain members of FUNC's senior management to review and discuss FUNC's financial and operating position and business prospects;
          x. reviewed the historical stock prices and trading volumes of FUNC Common Stock and ASF Common Stock;
          xi. reviewed publicly available financial data and stock market performance data of publicly traded financial institutions which Bear Stearns deemed generally comparable to ASF;
          xii. reviewed the terms of recent acquisitions of publicly traded institutions which Bear Stearns deemed generally comparable to the Merger;
          xiii. reviewed the terms and structure of the Merger, including the anticipated tax treatment of FUNC Common Stock to be received by ASF stockholders; and
          xiv. conducted such other studies, analyses, inquiries and investigations as were deemed appropriate.
     Bear Stearns performed substantially the same types of reviews in rendering its written opinion dated December 9, 1994.
     In conducting its review and arriving at and updating its Fairness Opinion, Bear Stearns relied upon and assumed the accuracy and completeness of all of the financial and other information regarding ASF and FUNC provided to it or publicly available, and Bear Stearns did not independently verify such information. Bear Stearns assumed that the projected financial results contained in the Revised Business Plan had been reasonably prepared on bases reflecting the best currently available
                                       34
estimates and judgments of ASF's management as to ASF's expected future performance. Bear Stearns did not assume any responsibility for the information or projections provided to Bear Stearns and relied upon the assurances of ASF's management that it was unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading. In arriving at and updating its Fairness Opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of ASF or FUNC.
     The following is a summary of the analyses performed by Bear Stearns in connection with its opinion rendered on December 9, 1994 (which are substantially the same types of analyses performed by Bear Stearns in connection with its updated Fairness Opinion):
     ANALYSIS OF ASF'S STOCK PRICE PERFORMANCE. Bear Stearns reviewed the trading prices for ASF Common Stock over the period from January 1, 1991 to November 30, 1994, and in particular, noted the changes in trading prices which resulted after ASF's October 27, 1994 public announcement that it was considering a possible sale transaction and its November 1, 1994 public announcement that it had determined not to pursue such transaction.
     ANALYSIS OF COMPANIES COMPARABLE TO ASF. Bear Stearns performed an analysis of ASF's financial performance and stock market trading data by comparing the stock price to book value, stock price to tangible book value, stock price to LTM earnings per share ("LTM EPS") and stock price to estimated 1995 earnings per share ("EPS") of ASF to the following two subsets of publicly traded savings institutions: (i) four institutions located in southern Florida with total assets of $1.0 billion to $5.0 billion (the "Florida Institutions"), and (ii) the fifty largest institutions nationwide based on total assets (the "National Institutions"). The Florida Institutions included: CSF Holdings; Coral Gables Fedcorp, Inc.; BankAtlantic Bancorp, Inc.; and Home Financial Corp. The National Institutions included, in addition to ASF: H.F. Ahmanson & Company; Great
Western Financial Corporation; Golden West Financial Corporation; Washington Mutual Savings Bank; Glendale Federal Bank, FSB; California Federal Bank, FSB; Standard Federal Bank; Anchor Bancorp, Inc.; Dime Bancorp, Incorporated; Roosevelt Financial Group, Inc.; FirstFed Michigan Corporation; Coast Savings Financial; Metropolitan Financial Corporation; GP Financial Corporation;
People's Bank, MHC; Charter One Financial, Inc.; Sovereign Bancorp; Commercial Federal Corporation; First Financial Corporation; TCF Financial Corp.;
Collective Bancorp, Inc.; Astoria Financial Corporation; CSF Holdings; Long Island Bancorp; Brooklyn Bancorp, Inc.; St. Paul Bancorp, Inc.; FirstFed Financial Corp.; Downey Savings and Loan Association; Washington Federal Savings & Loan Association; SFFed Corp.; Rochester Community Savings Bank; Northeast Federal Corp.; Bay View Capital Corporation; Centerbank; Columbia First Bank, FSB; ALBANK Financial Corporation; Great Lakes Bancorp, FSB; Security Capital Corporation; Webster Financial Corporation; Peoples Heritage Financial Group;
The Greater New York Savings Bank; NBB Bancorp, Inc.; Coral Gables Fedcorp,
Inc.; Westcorp Inc.; TR Financial Corp.; Loyola Capital Corporation; America First Financial Fund 1987-A LP; Coastal Bancorp, Inc.; and Leader Financial
Corp.
     Bear Stearns compared the multiples of stock price to book value, tangible book value, LTM EPS and estimated 1995 EPS of ASF to the respective harmonic means of these multiples for the Florida Institutions and the National Institutions. Bear Stearns calculated (i) a stock price to book value multiple for ASF of 0.87 times, and a multiple of 0.78 times when ASF's book value was adjusted to reflect an estimate of the anticipated after tax gains which ASF would realize on certain litigation claims, including full recovery of the Enstar Receivable (the "Estimated Litigation Claims"), as compared to harmonic means of 1.04 times and 0.90 times for the Florida Institutions and the National Institutions, respectively, (ii) a stock price to tangible book value multiple for ASF of 1.25 times, and a multiple of 1.07 times when ASF's book value was adjusted to reflect the Estimated Litigation Claims, as compared to harmonic means of 1.04 times and 0.96 times for the Florida Institutions and the National Institutions, respectively, (iii) a stock price to LTM EPS multiple for ASF of
7.0 times when adjusted to reflect certain tax benefits available to ASF, and
16.1 times when adjusted to reflect ASF's having an assumed tax rate of 38 percent, as compared to harmonic means of 7.8 times and 9.2 times for the Florida Institutions and the National Institutions, respectively, and (iv) a price to estimated 1995 EPS for ASF of 9.1 times (based on projections from the Revised Business Plan), as compared to harmonic means of 7.2 times and 7.8 times for the Florida Institutions and the National Institutions, respectively.
     ANALYSIS OF TRANSACTIONS COMPARABLE TO THE MERGER. Bear Stearns performed an analysis of the consideration offered to ASF stockholders in the Merger by comparing the multiples represented by such consideration to the book value, tangible book value, LTM EPS and premium over tangible book value to core deposits for ASF to the respective multiples of the consideration received by stockholders in the following two subsets of savings institutions acquisitions:
(i) eleven transactions valued at over $10 million announced since January 1, 1993 where the seller was located in Florida (the "Florida Transactions"), and
(ii) thirty-five transactions valued at over $100 million announced since
January 1, 1993 (the "Nationwide Transactions"). The Florida Transactions included (acquiror/acquiree): First National Bancorp/FF Bancorp Inc; PNC Bank Corp/Indian River FSB; First of America/Presidential Holding; First of America/F&C Bancshares Inc;
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FUNC/BancFlorida Financial Corporation; SunTrust Banks, Inc/Regional Investment
Corporation; AmSouth Bancorporation/Fortune Bancorp; AmSouth Bancorporation/FloridaBank, A Federal Savings Bank; AmSouth Bancorporation/Mid-State Federal Savings Bank; Regions Financial Corporation/First Federal Enterprises; and Compass Bancshares/First Federal Savings Bank of Northwest Florida. The Nationwide Transactions included (acquiror/acquiree): FUNC/Ameribanc Investors Group; TCF Financial Corp/Great Lakes Bancorp; Firstar Corporation/Investors Bank Corp; First Bancorporation of Ohio/CIVISTA Corporation; Investor Group/Fidelity Federal Bank, FSB; Astoria Financial Corporation/Fidelity New York, FSB; First Interstate
Bancorp/University Savings Bank; Dime Bancorp/Anchor Bancorp, Inc; First Bank System, Inc/Metropolitan Financial Corporation; New York Bancorp, Inc/Hamilton Bancorp, Inc; North Fork Bancorporation/Metro Bancshares, Inc; Citizens
Financial Group, Inc/Quincy Savings Bank; Shawmut National Corporation/Northeast Federal Corporation; First Interstate, Bancorp/Sacramento Savings Bank; Fleet Financial Group, Inc./NBB Bancorp, Inc.; MacAndrews & Forbes Holdings Inc/First Nationwide Bank, A FSB; NBD Bancorp, Inc/AmeriFed Financial Corporation; CoreStates Financial Corp/Germantown Savings Bank; Bank of Boston Corporation/Pioneer Financial Cooperative Bank; FUNC/BancFlorida Financial Corporation; Fifth Third Bancorp/Cumberland Federal Bancorporation; Roosevelt Financial Group/Farm & Home Financial Corporation; Shawmut National Corporation/Gateway Financial Corporation; Citizens Financial Group,
Inc./Neworld Bancorp; Fleet Financial Group, Inc./Sterling Bancshares Corporation; Bank of Boston Corporation/BankWorcester Corporation; Shawmut National Corporation/Peoples Bancorp of Worcester; Mercantile Bancorporation, Inc/United Postal Bancorp; Southern National Corporation/The First Savings Bank, FSB; Standard Federal Bank/Heritage Bankcorp; ABN-AMRO Holding NV/Cragin Financial Corporation; Regions Financial Corporation/Secor Bank, Federal Savings Bank; PNC Bank Corp/United Federal Bancorp; First Fidelity
Bancorporation/Peoples Westchester Savings Bank; and Temple-Inland Inc/American Federal Bank FSB.
     Bear Stearns compared the multiples of the $21.00 value per share of ASF Common Stock of the consideration expected to be received in the Merger to ASF's book value, tangible book value and LTM EPS to the respective harmonic means of these multiples for the Florida Transactions and the Nationwide Transactions. Bear Stearns calculated (i) an acquisition price to book value multiple for the Merger of 1.14 times, and a multiple of 1.02 times when ASF's book value was adjusted to reflect the Estimated Litigation Claims, as compared to harmonic means of 1.67 times and 1.57 times for the Florida Transactions and the Nationwide Transactions, respectively, (ii) an acquisition price to tangible book value multiple for the Merger of 1.63 times, and a multiple of 1.40 times when ASF's book value was adjusted to reflect the Estimated Litigation Claims, as compared to harmonic means of 1.72 times and 1.70 times for the Florida Transactions and the Nationwide Transactions, respectively, (iii) an acquisition price to LTM EPS multiple for the Merger of 9.2 times when adjusted to reflect certain tax benefits available to ASF, and 21.0 times when adjusted to reflect ASF's having an assumed tax rate of 38 percent, as compared to harmonic means of
15.4 times and 14.4 times for the Florida Transactions and the Nationwide Transactions, respectively. Bear Stearns also compared the premium represented by the $21.00 value per share of ASF Common Stock of the consideration expected to be received in the Merger over ASF's tangible book value to core deposits of
4.50 percent (3.31 percent when ASF's book value was adjusted to reflect the Estimated Litigation Claims) to the median values for the Florida Transactions (7.62 percent) and the Nationwide Transactions (7.70 percent) and the mean values for the Florida Transactions (8.07 percent) and the Nationwide Transactions (7.67 percent). Bear Stearns also reviewed the ratios of tangible equity to assets, LTM return on average assets, LTM return on average equity and nonperforming assets to assets for ASF compared to the acquired companies in each of the Florida Transactions and the Nationwide Transactions and calculated median ratios for the respective groups of such acquired companies. Bear Stearns calculated (i) a tangible equity to assets ratio for ASF of 4.33 percent, and a ratio of 5.01 percent when ASF's book value was adjusted to reflect the Estimated Litigation Claims, as compared to median ratios of 7.35 percent and
6.66 percent for the acquired companies in the Florida Transactions and the Nationwide Transactions, respectively, (ii) an LTM return on average assets for ASF of 0.72 percent, and 0.37 percent when adjusted to reflect ASF's having an assumed tax rate of 38 percent, as compared to median ratios of 0.98 percent and
0.93 percent for the acquired companies in the Florida Transactions and the Nationwide Transactions, respectively, (iii) an LTM return on average equity for ASF of 11.26 percent, and 5.87 percent when ASF's book value was adjusted to reflect ASF's having an assumed tax rate of 38 percent, as compared to median ratios of 9.40 percent and 11.45 percent for the acquired companies in the Florida Transactions and the Nationwide Transactions, respectively, and (iv) a ratio of nonperforming assets to assets for ASF of 1.28 percent, as compared to median ratios of 1.89 percent and 1.45 percent for the acquired companies in the Florida Transactions and the Nationwide Transactions, respectively.
     DISCOUNTED CASH FLOW ANALYSIS OF ASF. Bear Stearns performed a discounted cash flow analysis of ASF on a stand-alone basis and on the basis of ASF being acquired at the end of a five-year period. Bear Stearns reviewed management's Revised Business Plan and determined a range of net present values for the shares of ASF Common Stock which could result based upon assumed multiples of projected earnings contained in the Revised Business Plan and assumed discount rates. Bear Stearns applied assumed multiples ranging from 6.8 times to 14.3 times for the stand-alone case (a range based on the
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harmonic mean of the market price to LTM EPS for the National Institutions, plus or minus one standard deviation), and from 11.0 times to 21.0 times for the case of a subsequent acquisition (a range based on the harmonic mean of the acquisition price to LTM EPS for the Nationwide Transactions, plus or minus one standard deviation), in each case using discount rates ranging from 12.5 percent to 17.5 percent. The analysis resulted in a range of net present values for ASF as a stand-alone entity of $14.96 to $38.89 (excluding the Enstar Receivable, as then valued by Bear Stearns) and $16.79 to $40.72 (including the Enstar Receivable); for the case in which ASF would be acquired in five years, the resulting ranges were $24.10 to $57.28 (excluding the Enstar Receivable) and $25.93 to $59.11 (including the Enstar Receivable). The compound annual increase in pretax core income under the Revised Business Plan (1994-1998) approximated
36 percent. Bear Stearns considered the likelihood of ASF's achieving the projected results contained in the Revised Business Plan in light of the deterioration of the operating environment for thrift institutions resulting from recent increases in short-term interest rates and the Independent Committee's expressed concern about ASF's ability to meet plan projections given market conditions. In light of these considerations, Bear Stearns also performed a discounted cash flow analysis which utilized a more conservative earnings projection assuming a 10 percent annual increase in earnings over a five-year period (1995-1999). Utilizing the more conservative projections and assuming the same multiples and discount rates, the estimated range of net present values resulting for the stand-alone case was $8.13 to $21.25 (excluding the Enstar Receivable) and $9.96 to $23.08 (including the Enstar Receivable) and, for the case of a subsequent acquisition, a range of net present values of $13.15 to $31.20 (excluding the Enstar Receivable) and $14.98 to $33.03 (including the Enstar Receivable). Bear Stearns determined that the $21.00 value per share of ASF Common Stock of the consideration expected to be received in the Merger was within the ranges of net present values which resulted, except in the case of a subsequent acquisition, based upon ASF's Revised Business Plan.

     ANALYSIS OF RELATIVE CONTRIBUTION. Bear Stearns determined the relative contribution of ASF to FUNC after giving PRO FORMA effect to the Merger, using an exchange ratio based on FUNC's then current stock price and other data as of September 30, 1994. Bear Stearns determined that ASF stockholders would receive approximately 3.5 percent of the PRO FORMA ownership of the combined company, while ASF would contribute to the combined company approximately 4.5 percent of the assets (after adjusting ASF's book value to reflect the Estimated Litigation Claims), approximately 3.7 percent of the tangible equity (after adjusting ASF's book value to reflect the Estimated Litigation Claims), approximately 3.6 percent of the loans, approximately 4.0 percent of the deposits, and approximately 1.4 percent of LTM pretax income.
     GOING CONCERN VALUATION OF FUNC. Bear Stearns compared certain financial performance measures and stock market trading data for FUNC to 13 commercial banking companies having total assets greater than $50 billion. These companies included Citicorp, Bank America Corporation, NationsBank Corporation, Chemical Banking Corp., The Chase Manhattan Corporation, Banc One Corporation, First Interstate Bancorp, Key Corp, Wells Fargo & Company, Norwest Corporation, The Bank of New York Company, Inc., PNC Bank Corp. and First Chicago Corporation.
     Bear Stearns determined harmonic means for the stock price to book value, the stock price to tangible book value, the stock price to LTM EPS and stock price to estimated 1995 EPS for these commercial banking companies. FUNC's stock price to book value was slightly below, its stock price to tangible book value was slightly above, its stock price to LTM EPS was slightly below, and its stock price to estimated 1995 earnings per share slightly above the respective harmonic means for these commercial banking companies.
     Bear Stearns' opinion dated December 9, 1994 and its updated Fairness Opinion were based solely upon the information available to it and economic, market and other conditions as they existed as of the dates of such opinions; events occurring thereafter could materially affect the assumptions used in preparing the opinions. Bear Stearns has not undertaken to reaffirm or revise the Fairness Opinion or otherwise comment upon any events occurring after the date thereof.
     In connection with rendering the opinion dated December 9, 1994 and its updated Fairness Opinion, Bear Stearns performed a variety of financial analyses. The evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Bear Stearns, and not merely the result of mathematical analysis of financial data. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that considering portions of such analyses or certain of the factors considered by Bear Stearns without considering all such analyses and factors could create an incomplete view of the process underlying the opinion. In its analyses, Bear Stearns made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance, business and economic conditions and other matters, many of which are beyond ASF's and FUNC's control. Any estimates contained in Bear Stearns' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. No company or transaction used in the above analyses as a comparison is identical to ASF, FUNC or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical, rather, it involves complex considerations and judgments concerning differences in financial
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and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The analyses performed by Bear Stearns are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Bear Stearns' analysis of the fairness of the Merger to ASF stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.
     Based upon these analyses, Bear Stearns has delivered its opinion that the Merger is fair, from a financial point of view, to the stockholders of ASF.
     BEAR STEARNS' INADEQUACY OPINION REGARDING THE ORIGINAL PROPOSAL. For purposes of rendering the Inadequacy Opinion and reviewing the Original FUNC Proposal, Bear Stearns conducted analyses based upon information available to Bear Stearns at the time which were similar in scope to those made for purposes of rendering the Fairness Opinion and reviewing the Merger, and which were subject to similar qualifications and limitations. Based upon such analyses, Bear Stearns delivered the Inadequacy Opinion on November 8, 1994 which concluded that the Original FUNC Proposal would have been inadequate, from a financial point of view, to the stockholders of ASF. The following is a summary of the differences between certain terms of the Original FUNC Proposal and the proposed Merger of which Bear Stearns was informed, and the principal considerations thereupon deemed relevant by Bear Stearns which led Bear Stearns to render the Inadequacy Opinion with respect to the Original FUNC Proposal, and the Fairness Opinion with respect to the proposed Merger:
          PRICE ADJUSTMENT FOR SALE OF MBS PORTFOLIO. The Original FUNC Proposal provided that the value of the consideration to be paid to ASF's stockholders would have been adjusted to reflect any loss from ASF's sale of the MBS Portfolio, and that the MBS Portfolio be sold as a condition to FUNC's obligation to consummate the Original FUNC Proposal. As of October 31, 1994, based upon the value of the MBS Portfolio on such date, the value of the Original FUNC Proposal would have been approximately $20.71 per share of ASF Common Stock. Moreover, such value was subject to further downward adjustment to the extent that the value of the MBS Portfolio further declined following such date. In the Original FUNC Proposal there were circumstances in which FUNC would not reimburse ASF for any loss from the sale of the MBS Portfolio even if the acquisition of ASF did not close. Whether or not the acquisition of ASF contemplated by the Original FUNC Proposal was consummated, ASF's agreeing to the Original FUNC Proposal at that time would have required ASF to recognize immediately the unrealized net after tax loss inherent in the MBS Portfolio, thereby materially reducing ASF's regulatory capital. The sale of the MBS Portfolio is not a condition to closing of the Merger.
          VALUE OF CONSIDERATION OFFERED. Bear Stearns compared the estimated value of approximately $20.71 per share of ASF Common Stock in the Original FUNC Proposal to the consideration received by stockholders in two subsets of savings institution acquisitions. Bear Stearns reviewed the price to adjusted book value, the price to adjusted tangible book value, the price to LTM EPS and premium over tangible book value to core deposits paid in each such transaction and calculated high, low, median and harmonic means (however, with respect to premium over tangible book value to core deposits, the arithmetic mean) for the respective groups of transactions. These valuation ratios for the Original FUNC Proposal were below the respective harmonic mean or median values of the valuation ratios of both groups of comparable transactions. The estimated value of the Original FUNC Proposal was below the mid-point of a range of present values based upon a discounted dividend model applied by Bear Stearns to the projections included in the Revised Business Plan. The estimated value of the Original FUNC Proposal was also below the mid-point of a range of present values determined by applying assumed acquisition multiples to projected earnings derived from the Revised Business Plan.
          LEGAL OPINION REGARDING CERTAIN TAX MATTERS. Both the Original FUNC Proposal and the Merger provide that FUNC's obligation to consummate the transaction is conditioned on receipt of an opinion from FUNC's legal counsel that the acquisition of ASF by FUNC constitutes a "reorganization" under Section 368(a) of the Code. Because the consideration in the Merger will be entirely FUNC Common Stock (except for cash payments in lieu of fractional shares), rather than 80 percent FUNC Common Stock as contemplated by the Original FUNC Proposal, the necessary factual predicate for the opinion is more likely to exist at the time of the closing of the Merger.
     AGREEMENTS WITH BEAR STEARNS; FEES. In a letter agreement dated April 26, 1994, the Independent Committee and ASF retained Bear Stearns to act as financial advisor to the Independent Committee concerning its examination of available strategic alternatives, including the possible sale of ASF. Pursuant to such letter agreement, ASF paid Bear Stearns an initial fee of $75,000, an additional fee of $75,000 when Bear Stearns provided the Independent Committee with its first periodic evaluation of ASF in May 1994, and additional quarterly fees of $15,000 starting in June 1994. This first letter agreement also
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provided that the Independent Committee could request other services and that
Bear Stearns fees for such services would be reasonable and customary for such services. Pursuant to a second letter agreement dated as of October 31, 1994, the Independent Committee and ASF requested that Bear Stearns provide its opinion as to whether the Original FUNC Proposal would have been adequate, from a financial point of view, to ASF's stockholders. The Inadequacy Opinion was provided pursuant to this second letter agreement for a fee of $200,000. Pursuant to a third letter agreement dated as of December 1, 1994, the Independent Committee and ASF requested that Bear Stearns provide its opinion as to whether the Merger was fair, from a financial point of view, to ASF's stockholders. The opinion dated December 9, 1994 and the updated Fairness Opinion were provided pursuant to this third letter agreement for a total fee of $150,000, $75,000 of which was paid when Bear Stearns informed the Independent Committee that it was prepared to deliver such opinions, and $75,000 of which will be paid upon consummation of the Merger. In addition, ASF has agreed to reimburse Bear Stearns for its reasonable out-of-pocket costs and expenses incurred in connection with the services rendered to the Independent Committee pursuant to these letter agreements, including the fees and expenses of its legal counsel. Pursuant to these letter agreements, ASF has agreed to indemnify Bear Stearns, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain expenses and liabilities, including liabilities under the federal securities laws. INTERESTS OF CERTAIN PERSONS
     Certain members of ASF's management and the ASF Board may be deemed to have interests in the Merger in addition to their interests as stockholders of ASF generally. In each case, the ASF Board was aware of these factors and considered them, among others, in approving the Merger Agreement.
  INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     The Merger Agreement provides that FUNC will indemnify the past and present directors and officers of ASF against certain liabilities for six years following the Effective Date to the maximum extent that ASF would have been allowed to indemnify such persons under OTS regulations as in effect on the date of the Merger Agreement. FUNC will also indemnify, to the fullest extent allowed by Florida law, the officers and directors of ASF against certain liabilities arising in connection with the Merger and other transactions contemplated by the Merger Agreement and the Stock Option Agreement for six years following the Effective Date. The Merger Agreement also provides that FUNC will use its reasonable best efforts to maintain ASF's existing directors and officers liability insurance policies (and to obtain coverage for certain claims that are excluded under such policies) or a policy (including FUNC's policy) covering persons covered by such policies on the date of the Merger Agreement on similar terms which are no less favorable to such persons, for a period of three years after the Effective Date at an annual cost not to exceed $1,000,000 for the portion of the premium related to ASF's officers and directors. Under the Voting Agreement, the directors of Enstar, including Messrs. Davis and Frazer, will be indemnified by FUNC, to the fullest extent permitted by Delaware law, against certain liabilities arising in connection with the Voting Agreement and the Merger Agreement.

     See ANNEX A and ANNEX B.
  TREATMENT OF STOCK OPTIONS AND SENIOR EXECUTIVE SEVERANCE PLAN
     The Merger Agreement provides that all options (other than the Option) to purchase shares of ASF Common Stock which are outstanding immediately prior to the Effective Date, whether or not vested or exercisable (each, a "Stock
Option") shall be cancelled by ASF. Each holder of a Stock Option with an exercise price per share that is less than $21.00 is entitled to receive immediately prior to the Effective Date a cash payment equal to the difference between $21.00 and the exercise price per share of the Stock Option, times the total number of shares covered by the Stock Option. See "BOARD OF DIRECTORS AND COMMITTEES -- Director Compensation" and " -- Executive Compensation" below regarding the ownership of Stock Options by certain officers and directors of ASF.
     The Merger Agreement provides that FUNC and the Subsidiary will honor, among other agreements, the ASF Senior Executive Employee Severance Pay Plan
(the "Severance Plan") covering certain management employees of ASF (the "Severance Beneficiaries") unless an affected management employee would receive better benefits under FUNC's severance plan and such employee accepts FUNC's severance plan in lieu of the Severance Plan. See "EXECUTIVE
COMPENSATION -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts". The Severance Plan provides benefits in situations in which a Severance Beneficiary's employment is terminated other than for just cause (as defined in the Severance Plan), death or disability or the Severance Beneficiary resigns after having his or her terms of employment adversely affected, in connection with a change in control. The approval by ASF stockholders of the Merger would constitute a change in control for purposes of the Severance Plan. In the event of a termination in connection with a change in control, the Chief
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Executive Officer of ASF would receive 52 weeks' salary under the Severance Plan and other executive officers would receive 40 weeks' salary, in addition to bonuses for both the CEO and the executive officers. For additional information regarding the circumstances giving rise to payments under the Severance Plan, the calculation of "weeks salary," the determination of the bonuses to be paid to Severance Beneficiaries, and the treatment of ASF's matching contributions to a 401(k) Plan, see "EXECUTIVE COMPENSATION -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts".

  INTEREST OF ENSTAR AND CERTAIN ASF DIRECTORS IN MATTERS TO BE ACTED UPON

     Enstar is currently the owner of approximately 48.4 percent of the outstanding shares of ASF Common Stock. Under the Bankruptcy Plan, as modified, Enstar is obligated to sell or distribute its shares of ASF Common Stock before June 1, 1995, unless otherwise agreed by certain classes of creditors whose claims have not been satisfied. The Merger would allow Enstar to dispose of its shares of ASF Common Stock as required by the Bankruptcy Plan and to satisfy certain of its creditors in accordance with the Bankruptcy Plan. See "THE MERGER -- Background and Reasons; ASF".


     Messrs. T. Wayne Davis and Nimrod T. Frazer, directors of ASF, are also directors of Enstar. Mr. Frazer is Chairman of the Board, President and Chief Executive Officer of Enstar. The Enstar Board of Directors has adopted a resolution which allows for the creation of an incentive bonus pool (the "Enstar Incentive Bonus Pool") for its outside directors, including Mr. Davis and certain employees other than Mr. Frazer in the event that all of Enstar's creditors are paid in full and property remains for distribution pursuant to the Bankruptcy Plan to Enstar's former stockholders. In January 1993, after receiving no objections to its inquiry from Enstar's creditors or the OTS, Enstar engaged Mr. Frazer on an exclusive basis to market and sell Enstar's shares of ASF Common Stock, for a commission in an amount equal to one percent of the aggregate value of the shares of ASF Common Stock owned by Enstar upon the sale or other disposition of those shares pursuant to the Bankruptcy Plan. Based on the $21 value of the FUNC Shares to be received for each share of ASF Common Stock pursuant to the Merger, Mr. Frazer would realize a commission from Enstar of approximately $1.2 million upon the consummation of the Merger. In addition, Mr. Frazer and Mr. Davis hold the rights to 77,316 and 279,565 cancelled shares of the common stock of Enstar, respectively (each less than one percent of the class), which were cancelled in the Enstar bankruptcy proceeding (the "Old Enstar Common Stock") and will benefit from the sale or disposition of Enstar's ASF Common Stock to the extent that the proceeds from that sale or disposition, combined with the value of Enstar's other assets, exceed the total amounts owed Enstar's creditors, plus the interest on those amounts owed, and any reserves for taxes and expenses established by Enstar as permitted under the Bankruptcy Plan, as modified. In addition, (i) Mr. Davis serves as President and Chairman of the Board of Tine W. Davis Family -- WD Charities, Inc., in which capacity he exercises voting power over 47,250 shares of FUNC Common Stock; (ii) Mr. Davis' first cousin, Robert D. Davis, is a member of the FUNC Board of Directors; (iii) Mr. Davis' first cousin, A. Dano Davis, is a member of the board of directors of FUNB-FL; and (iv) Mr. Davis is Vice President, owns approximately 27 percent of the outstanding capital stock, and serves, along with Robert D. Davis, A. Dano Davis and three other directors, on the board of directors, of a private company, which company has voting power with respect to 900,000 shares of FUNC Common Stock. In addition, directors of ASF have various banking relationships with affiliates of FUNC, including loans and deposit accounts.

EFFECT ON ASF EMPLOYEE BENEFIT PROGRAMS

     FUNC agreed in the Merger Agreement that as soon as administratively practicable following the Effective Date, (i) employees of ASF generally will be entitled to participate in FUNC's pension, severance, employee benefit, health, welfare and similar plans on substantially the same terms and conditions as employees of FUNC, giving effect, for eligibility and vesting of benefits (but not for accrual of benefits), to years of service with ASF as if such service were with FUNC, provided that ASF employees (a) participating in ASF's medical plan will not be precluded from participating in FUNC's medical plan on account of a pre-existing medical condition, and (b) will receive credit toward any deductible and co-payment under applicable welfare benefit plans of FUNC to the extent such deductibles and co-payments have been satisfied under applicable ASF welfare benefit plans; and (ii) all participants in ASF's 401(k) Plan will be fully vested in amounts contained in or allocable to their accounts in accordance with the terms of such plan, which will be merged into FUNC's 401(k) Plan. ASF's employees who remain employees of FUNC or any subsidiary of FUNC will have the right to participate in FUNC's 401(k) Plan, and all other ASF employees will be entitled to roll their accounts in ASF's 401(k) Plan into individual retirement accounts and to otherwise deal with their accounts as if they had been fully vested and had terminated their employment with ASF prior to the Effective Date.

     The Merger Agreement provides that in addition to honoring ASF's Severance Plan, FUNC and the Subsidiary will honor ASF's existing severance program for employees other than participants in the Severance Plan (unless FUNC's plan is
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
better for such employees), as well as job continuation and severance payment agreements with certain information services employees not eligible to participate in the Severance Plan.
     FUNB-FL has agreed that if an employee of ASF or its subsidiaries is terminated during the 12 months following the Effective Date as a result of job elimination, such employee will be entitled to the better of the severance packages provided by ASF and FUNB-FL. The employees of ASF will be entitled to participate in FUNB-FL's pension, severance, employee benefit, health, welfare and similar plans on substantially the same terms and conditions as employees of FUNB-FL, giving effect (except for the accrual of benefits under such plans) to years of service with ASF and its subsidiaries as if such service were with FUNB-FL.
     See " -- Interests of Certain Persons; TREATMENT OF STOCK OPTIONS AND SENIOR EXECUTIVE SEVERANCE PLAN".
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     THE FOLLOWING IS A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER BUT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THOSE CONSEQUENCES. THE DISCUSSION IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS ASF STOCKHOLDERS, IF ANY, WHO RECEIVED THEIR ASF COMMON STOCK UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS, OR OTHERWISE AS COMPENSATION, THAT HOLD THEIR ASF COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION," OR THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS, AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE (THE "SERVICE") ON ANY TAX MATTER RELATING TO THE TAX CONSEQUENCES OF THE MERGER.
     Sullivan & Cromwell, special counsel for FUNC, has advised FUNC and ASF that in its opinion:
           (i) No gain or loss will be recognized for federal income tax purposes by ASF stockholders upon the exchange in the Merger of shares of ASF Common Stock solely for FUNC Shares (except with respect to cash received in lieu of a fractional share interest in FUNC Shares).
           (ii) The basis of FUNC Shares received in the Merger by ASF stockholders (including the basis of any fractional share interest in FUNC Shares) will be the same as the basis of the shares of ASF Common Stock surrendered in exchange therefor.
          (iii) The holding period of FUNC Shares received in the Merger by an ASF stockholder (including the holding period of any fractional share interest in FUNC Shares) will include the holding period during which the shares of ASF Common Stock surrendered in exchange therefor were held by the ASF stockholder, provided such shares of ASF Common Stock were held as capital assets.
           (iv) Cash received by a holder of ASF Common Stock in lieu of a fractional share interest in FUNC Shares will be treated as received in exchange for such fractional share interest, and, provided the fractional share would have constituted a capital asset in the hands of such holder, the holder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis in ASF Common Stock allocable to the fractional share interest.
     In addition, consummation of the Merger is conditioned on receipt by FUNC and ASF of an opinion of Sullivan & Cromwell to the effect that (i) the Merger constitutes a reorganization under Section 368(a) of the Code, and (ii) no gain or loss will be recognized by ASF stockholders who receive FUNC Shares in exchange for their shares of ASF Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. Unlike a ruling from the Service, an opinion of counsel is not binding on the Service and there can be no assurance that the Service will not take a position contrary to one or more of the positions reflected herein or that the positions herein will be upheld by the courts if challenged by the Service.

     The opinions of Sullivan & Cromwell summarized above are or will be based, among other things, on representations contained in certificates of officers of ASF, Subsidiary, FUNC and others, and on representations and agreements contained in the Voting Agreement. In addition, the opinion is based on an assumption, set forth therein, that the price of shares of FUNC Common Stock on the Effective Date will not be less than 80 percent of the FUNC Average Closing Price. If such assumption were to be incorrect, Sullivan & Cromwell may be unable to deliver the foregoing opinion as of the Effective Date (the delivery of which is a condition to consummation of the Merger).

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, EACH STOCKHOLDER OF ASF IS
                                       41

URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).
BUSINESS PENDING CONSUMMATION
     The Merger Agreement provides that, without the prior written agreement of FUNC or except as otherwise permitted by the Merger Agreement, ASF will generally conduct its business only in the ordinary and usual course consistent with past practice, and not take certain actions relating to the operation of ASF pending consummation of the Merger or termination of the Merger Agreement. These actions include, without limitation: (i) paying dividends, redeeming or otherwise acquiring shares of its capital stock, issuing additional shares of its capital stock or giving any person the right to acquire any such shares, or, incurring any debt; (ii) increasing the rate of compensation or paying bonuses to any of its directors, officers or employees; (iii) entering into or modifying any employment agreements or employee benefit plans; (iv) disposing of any material portions of its assets or acquiring any substantial portions of the business or property of any other entities; (v) changing its lending, investment, liability management, accounting procedure, or other material banking policies in any material respect; (vi) incurring any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;
(vii) taking any action that would impair the Bankruptcy Claim; (viii) entering into, terminating or changing any material agreements, except for those agreements that are terminable by ASF without penalty in excess of $100,000 upon not more than 60 days' prior written notice; (ix) settling any claims involving money damages in excess of $250,000 or any restrictions on the operations of ASF; or (x) acquiring private label mortgage-backed securities.

     The Merger Agreement also provides that, consistent with generally accepted accounting principles and regulatory accounting principles, ASF will use its best efforts to record any accounting adjustments required to conform its loan, litigation, and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be consistent with those policies and practices applied by FUNC, provided that ASF shall not be obligated to record any such accounting adjustments (i) unless and until ASF is satisfied that the conditions to the obligations of the parties to consummate the Merger will be satisfied or waived on or before the Effective Date, and (ii) in no event until the day prior to the Effective Date.

NO SOLICITATION
     The Merger Agreement provides that neither ASF nor any of its officers, directors, agents and representatives (the "Restricted Parties") will initiate, solicit or encourage inquiries or proposals that would constitute or that would lead to a Competing Transaction. The Merger Agreement defines a "Competing Transaction" as any of the following involving ASF: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets or deposits of ASF, in a single transaction or a series of related transactions; or (iii) any tender offer or exchange offer for 20 percent or more of the outstanding shares of ASF Common Stock or the filing of a registration statement under the Securities Act in connection therewith. The Merger Agreement also prohibits the Restricted Parties from entering into discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agreeing to endorse or endorsing any Competing Transaction, or authorizing any of the officers or directors of ASF or its subsidiaries to take such action. ASF has agreed to use its reasonable best efforts to cause its directors, officers (vice president and above), agents and representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by
ASF) not to take any of the prohibited actions.
     The Merger Agreement does not prohibit ASF from furnishing information to, or entering into discussions or negotiations with, any person that makes a bona fide proposal to enter into a Competing Transaction after December 4, 1994, as long as such proposal is not solicited or encouraged by ASF after that date. In addition, ASF may recommend or endorse or enter into a definitive agreement with respect to the Competing Transaction as long as: (i) the ASF Board determines in good faith (after considering the advice of outside counsel) that such action is required for the ASF Board to comply with its fiduciary duties to ASF's stockholders under applicable law, (ii) the ASF Board reasonably believes that the proposal is made in good faith, (iii) prior to furnishing such information to such person, ASF receives from such person an executed confidentiality agreement, with terms reasonably satisfactory to ASF, and (iv) ASF provides prior notice to FUNC.
REGULATORY APPROVALS
     The Merger is subject to the prior approval of the OCC under the Bank Merger Act (the "BMA") and Section 5(d)(3) of the Federal Deposit Insurance Act (the "FDI Act"). The BMA requires that the OCC take into consideration, among other
                                       42
factors, the financial and managerial resources and future prospects of the institutions, and the convenience and needs of the communities to be served (including compliance with fair lending laws). The BMA prohibits the OCC from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OCC finds that the anti-competitive effects of such merger are clearly outweighed by the public interest and by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The OCC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977 (the "CRA"). Under the FDI Act and the BMA, the Merger may not be consummated until the 30th day (which may, in certain circumstances, be reduced to the 15th day) following the date of the approval of the relevant regulatory agency, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise. The Merger is also subject to prior notice being given to the OTS. An application for approval of the Merger by the OCC has been filed with the OCC and accepted as complete on April 4, 1995. The OCC has informed FUNC that the OCC will decide on such application on or before June 2, 1995. Notice has been given to the OTS which has informed ASF that such notice contains sufficient information and has been considered notification. Because Enstar is subject to a capital maintenance obligation with respect to ASF under the Capital Maintenance Agreement, Enstar has filed a separate notice with and has obtained the consent of the OTS to dispose of the shares of ASF Common Stock it owns. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT -- Potential Change in Control".

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITION SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED BELOW UNDER " -- CONDITIONS TO CONSUMMATION; TERMINATION". THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF. ANY APPROVAL, IF AND WHEN RECEIVED FROM THE OCC, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE MERGER BY SUCH AGENCY.
CONDITIONS TO CONSUMMATION; TERMINATION
     Consummation of the Merger is subject, among other things, to: (i) approval of the Merger and the Merger Agreement by the stockholders of ASF; (ii) receipt of the regulatory approvals referred to above without any restrictions or conditions which in the good faith reasonable opinion of FUNC would so materially adversely impact the economic or business benefits to FUNC of the transactions contemplated by the Merger Agreement so as to render inadvisable the consummation of the Merger; (iii) no court or governmental or regulatory authority having taken any action which prohibits the Merger; (iv) receipt by FUNC and ASF of the opinion of Sullivan & Cromwell as to certain federal income tax consequences of the Merger; (v) the FUNC Shares having been approved for listing on the NYSE, subject to official notice of issuance; (vi) all Stock Options having been cancelled and paid for; (vii) the continued effectiveness of the Registration Statement; (viii) the receipt of all required "blue sky" permits; and (ix) the receipt of various third party consents to the Merger.
     Consummation of the Merger is also subject to the satisfaction or waiver of various other conditions specified in the Merger Agreement, including, among others: (i) the delivery by ASF and FUNC, each to the other, of (a) opinions of their respective counsel, and (b) certificates executed by certain of their respective executive officers as to compliance with the Merger Agreement; (ii) the accuracy of the representations and warranties, and compliance in all material respects with the agreements and covenants, of the parties to the Merger Agreement; and (iii) the receipt by FUNC of letters from ASF's independent certified public accountants with respect to ASF's financial position and results of operations, which letters shall be based upon procedures customarily undertaken by such firm.
     The Merger Agreement provides that, whether before or after the required approval of the Merger and the Merger Agreement by the stockholders of ASF, the Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date: (i) by mutual consent of FUNC and ASF; (ii) by either FUNC or ASF (a) if the stockholders of ASF fail to approve the Merger Agreement,
(b) in the event of a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach is not cured after 30 days' written notice thereof is given to the party committing such breach which would result in a failure to satisfy any of the conditions to the consummation of the Merger described above, (c) in the event of a material breach by the other party of any of the covenants or agreements contained in the Merger Agreement, which breach is not cured after 30 days' written notice thereof is given to the party committing such
                                       43
breach, (d) if any required governmental approval has been denied or required to be withdrawn, or the applicable governmental authority has indicated an intention to deny or impose a condition or requirement which would materially adversely impact the economic or business benefits to FUNC of the Merger, (e) if a court order restrains or prohibits the Merger or any action is taken by any governmental authority which would make the Merger illegal, or (f) if the Merger is not consummated on or before August 25, 1995, provided that the party seeking to terminate the Merger is not in breach of any of the covenants or agreements of the Merger Agreement; (iii) by FUNC if the ASF Board fails to recommend the Merger to ASF stockholders or withdraws, modifies or changes its recommendation of the Merger or the Merger Agreement to the stockholders of ASF; or (iv) by ASF, if in the exercise of its good faith judgment as to its fiduciary duties to its stockholders the ASF Board determines that such termination is required, and ASF shall have agreed to a Competing Transaction.

WAIVER; AMENDMENT
     Prior to the Effective Date, any provision of the Merger Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing among the parties thereto, approved by their respective Boards of Directors and executed in the same manner as the Merger Agreement, provided that after approval by the stockholders of ASF, the consideration to be received by the stockholders of ASF may not thereby be decreased.
SURVIVAL
     No representations, warranties, agreements or obligations of FUNC or ASF under the Merger Agreement survive the Effective Date, except for provisions of the Merger Agreement regarding the applicability of Florida law and indemnification of and insurance for ASF's officers and directors.
NO APPRAISAL RIGHTS

     Holders of ASF Common Stock do not have appraisal rights under the applicable provisions of OCC regulations or OTS regulations. In a transaction such as the Merger, OCC regulations provide that OTS regulations shall determine whether or not ASF stockholders have any appraisal rights. In accordance with OTS regulations, holders of ASF Common Stock will have no appraisal rights if the FUNC Common Stock remains listed on the NYSE on the Effective Date and the ASF Common Stock remains quoted on The Nasdaq Stock Market on the date of the Meeting. See "CERTAIN DIFFERENCES IN THE RIGHTS OF ASF AND FUNC
STOCKHOLDERS -- Dissenters' or Appraisal Rights; ASF".

ACCOUNTING TREATMENT

     It is expected that the purchase method of accounting will be used to account for the Merger upon consummation. As required by generally accepted accounting principles, under purchase accounting, the assets and liabilities of ASF as of the Effective Date will be recorded at their respective fair market values and added to those of FUNC. Financial statements of FUNC issued after consummation of the Merger would reflect such values. Financial statements of FUNC issued before consummation of the Merger would not be restated retroactively to reflect ASF's historical financial position or results of operations. The unaudited pro forma financial information contained in this Proxy Statement/Prospectus has been prepared using the purchase method of accounting to account for the Merger. See "SUMMARY".

EXPENSES
     All expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring the same, except for (i) the fees and expenses of Sullivan & Cromwell in rendering a tax opinion in connection with the Merger, which fees and expenses will be paid by FUNC and (ii) in the event of a willful breach of the Merger Agreement, the costs, fees and expenses of counsel of the non-breaching parties will be paid by the breaching party.
STOCK OPTION AGREEMENT

     As an inducement and condition to FUNC's willingness to enter into the Merger Agreement, ASF issued to FUNC the Option to purchase, under certain conditions, up to 2,288,700 shares of ASF Common Stock at a Purchase Price of $19.5625 per share, subject to adjustment in certain circumstances. The Option was granted to FUNC pursuant to the Stock Option Agreement. The last sale price of ASF Common Stock on the Nasdaq National Market on December 2, 1994, the last business day prior to the date on which the Stock Option Agreement was executed, was $16.4375. The number of shares of ASF Common Stock subject to the Option represented approximately 19.9 percent of the then outstanding shares of ASF Common

Stock, on December 4, 1994 and represents approximately 19.5 percent of the outstanding shares of ASF Common Stock as of the Record Date, in each case before giving effect to the issuance of such shares, and may not exceed such percentage at the time of exercise. FUNC does not have any voting rights with respect to the shares of ASF Common Stock subject to the Option prior to exercise of the Option.

     If FUNC is not in material breach of the Stock Option Agreement or the Merger Agreement and no injunction against delivery of the shares covered by the Option is in effect, FUNC may exercise the Option, in whole or in part, at any time and from time to time following the happening of certain events (each a "Purchase Event"), including, among others:
           (i) ASF taking certain actions without FUNC's prior written consent, including, among others, authorizing, recommending or entering into an agreement with any third party to effect any of the following (each, an "Acquisition Transaction") (a) a merger, consolidation or similar transaction involving ASF or any of its significant subsidiaries, (b) the sale, lease, exchange or other disposition of 20 percent or more of the consolidated assets or deposits of ASF and its subsidiaries, or (c) the issuance, sale or other disposition of 20 percent or more of the voting power of ASF or any of its significant subsidiaries; or
          (ii) the acquisition by any third party of the beneficial ownership, or the right to acquire beneficial ownership, of 20 percent or more (or if such party is the beneficial owner of 20 percent or more on the date of the Option Agreement, such party acquires an additional five percent or more) of the voting power of ASF or any of its significant subsidiaries, without FUNC's prior written consent.
     The Option will terminate upon the earliest of certain events, including:
(i) consummation of the Merger; (ii) termination of the Merger Agreement prior to the happening of a Purchase Event or a Preliminary Purchase Event (as defined below), unless ASF has engaged in discussions with any third party regarding an Acquisition Transaction since December 4, 1994 and prior to such termination; or
(iii) 18 months after any other termination of the Merger Agreement. A "Preliminary Purchase Event" is defined to include, among other events: (a) commencement by any third party of a tender or exchange offer to purchase 20 percent or more of the outstanding shares of ASF Common Stock, (b) failure of the stockholders of ASF to approve the Merger Agreement, or the ASF Board shall have withdrawn or modified in any manner adverse to FUNC its recommendation with respect to the Merger Agreement, or the Meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, in each case after public announcement that a third party (x) proposes to engage in an Acquisition Transaction, (y) commences a tender offer to purchase 20 percent or more of the outstanding shares of ASF Common Stock, or (z) files an application under certain federal statutes relating to the regulation of banks and other financial institutions or their holding companies, to engage in an Acquisition Transaction, (c) any third party shall have proposed to ASF or its stockholders, publicly or in any writing that becomes publicly disclosed, to engage in an Acquisition Transaction; (iv) ASF furnishes information or enters into discussions or negotiations pursuant to the Merger Agreement with any third party that makes an unsolicited, bona fide expression of interest in acquiring ASF; (v) after a bona fide proposal by a third party to ASF or its stockholders to engage in an Acquisition Transaction, ASF breaches any covenant or obligation in the Merger Agreement which, under the terms of the Merger Agreement, would entitle FUNC to terminate the Merger Agreement; or (vi) any third party files an application with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction.
     Upon the occurrence of certain events set forth in the Option Agreement, the Option must be converted into, or exchanged for an option, at the election of FUNC, of another corporation or ASF (the "Substitute Option"). In addition, the Option Agreement grants certain registration rights ("Registration Rights") to FUNC with respect to the shares covered by the Option, and contains certain agreements by FUNC with respect to the voting of such shares in connection with any meeting of ASF stockholders to vote on an Acquisition Transaction with a third party ("Voting Arrangements"). The terms of such Substitute Option, Registration Rights and Voting Arrangements are set forth in the Stock Option Agreement.
     The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage competing offers to acquire ASF from potential third party acquirors because the Option could increase the cost of such an acquisition.
     To the knowledge of ASF's and FUNC's executive management, no event giving rise to exercise of the Option has occurred as of the date of this Proxy Statement/Prospectus.
     A copy of the Stock Option Agreement is set forth in Exhibit C to the Merger Agreement, which is set forth in ANNEX A to this Proxy Statement/Prospectus, and reference is made thereto for the complete terms of the Stock Option Agreement and the Option. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreement.
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
VOTING AGREEMENT; ESCROW AGREEMENT
     As an inducement to and a condition of FUNC's willingness to enter into the Merger Agreement, Enstar entered into the Voting Agreement, and in connection therewith Enstar and FUNC also entered into the Escrow Agreement with the Escrow Agent.

     The Voting Agreement provides, among other things, that Enstar will vote its shares of ASF Common Stock in favor of approval of the Merger and the Merger Agreement and sets forth provisions relating to payment by Enstar to ASF of the Bankruptcy Claim in the then outstanding principal amount owing from Enstar to ASF and certain other Senior Claims payable pursuant to the Bankruptcy Plan, as modified.

     In order to facilitate the payment of the Bankruptcy Claim to the Subsidiary, as the successor to ASF following consummation of the Merger, Enstar delivered the 3,926,422 Escrowed Shares to the Escrow Agent to be held under the Escrow Agreement pending consummation of the Merger.
     The Voting Agreement and the Escrow Agreement provide that on the Effective Date the Escrowed Shares will be exchanged for FUNC Shares pursuant to the Merger Agreement and FUNC will purchase such FUNC Shares from the Escrow Agent for approximately $82.5 million ($21.00 per share of ASF Common Stock exchanged for such FUNC Shares), whereupon the Escrow Agent will make payment on behalf of Enstar of all or substantially all of the Bankruptcy Claim following payment of the Senior Claims that are required by the Bankruptcy Plan to be paid under the Bankruptcy Plan, as modified, before the Bankruptcy Claim can be paid.
     The Voting Agreement and the Escrow Agreement also provide for the deposit with the Escrow Agent on the Effective Date of certain additional shares of FUNC Common Stock to be received by Enstar in exchange for shares of ASF Common Stock held by Enstar, which FUNC Shares are to be held by the Escrow Agent pending payment in full of any balance remaining due under the Bankruptcy Claim and the interest payable on the Bankruptcy Claim. The Voting Agreement further provides that, under certain circumstances, Enstar has the right to receive any FUNC Shares, cash or other securities then held by the Escrow Agent to pay certain obligations under the Bankruptcy Plan, as modified, which may be required to be paid prior to payment of the balance due on the Bankruptcy Claim and any interest payable thereon.
     A copy of the Voting Agreeement is set forth in ANNEX B to this Prospectus/Proxy Statement and a copy of the Escrow Agreement is set forth in Exhibit A to the Voting Agreement. Reference is made to ANNEX B for the complete terms of the Voting Agreement and the Escrow Agreement. The foregoing discussion is qualified in its entirety by reference to the Voting Agreement and the Escrow Agreement.
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
MARKET PRICES

     The following table sets forth (i) the high, low and last reported sale prices per share of FUNC Common Stock on the NYSE Tape and of ASF Common Stock on the Nasdaq Small Cap Market (for the first and second quarters of 1993) or The Nasdaq Stock Market (for each quarterly period thereafter), and (ii) the equivalent pro forma market values per share of ASF Common Stock, based on the Current Exchange Ratio. The actual Exchange Ratio will depend on the FUNC Average Closing Price and may be higher or lower than the Current Exchange Ratio.


                                                                           FUNC                                 ASF
                                                             HIGH           LOW           LAST          HIGH           LOW
1993
First quarter..........................................   $    50 7/8        42 1/4        47 3/4        13 1/8        10 5/16
Second quarter.........................................        51 1/2    40                48 1/2        13 1/8          9 3/4
Third quarter..........................................        49 5/8        43 1/2        47 5/8        18 3/4         11 3/8
Fourth quarter.........................................        48 1/8        37 7/8        41 1/4        20 3/8         17 1/2
1994
First quarter..........................................        43 3/4        39 3/4        41 5/8        22 1/4         17 1/2
Second quarter.........................................        47 5/8        41 1/4        46 1/8        23 1/4         20 5/8
Third quarter..........................................        47 1/4        43 1/4        43 1/4        23 3/8         17 7/8
Fourth quarter.........................................        45 1/4        39 3/8        41 3/8        21 3/4         15 1/8
1995
First quarter..........................................        45 1/8        41 3/8        43 3/8        20 1/2         19 5/8
Second quarter (through May 5, 1995)...................   $    46 1/2        42 7/8        46 1/2        20 1/2         20 1/4

                                                                         EQUIVALENT PRO FORMA PER ASF COMMON
                                                                                      SHARE (1)
                                                            LAST           HIGH          LOW           LAST
1993
First quarter..........................................      12 3/16        22 7/8            19        21 1/2
Second quarter.........................................       11 1/2        23 1/4            18        21 7/8
Third quarter..........................................       18 3/8        22 3/8        19 5/8        21 1/2
Fourth quarter.........................................       19 1/8        21 5/8            17        18 5/8
1994
First quarter..........................................       21 1/4        19 3/4        17 7/8        18 3/4
Second quarter.........................................       21 3/4        21 1/2        18 5/8        20 3/4
Third quarter..........................................       18 3/8        21 1/4        19 1/2        19 1/2
Fourth quarter.........................................       19 5/8        20 3/8        17 3/4        18 5/8
1995
First quarter..........................................       20 1/4        20 3/8        18 5/8        19 1/2
Second quarter (through May 5, 1995)...................      20 7/16            21        19 3/8            21




(1) Equivalent pro forma market values per ASF common share amounts represent the high, low and last reported sales prices per share of FUNC Common Stock, multiplied by the Current Exchange Ratio, rounded down to the nearest one-eighth.

     On December 2, 1994, the last business day prior to public announcement of the execution of the Merger Agreement, the high, low and last reported sale prices per share of FUNC Common Stock on the NYSE Tape and of ASF Common Stock on The Nasdaq Stock Market were $40.00, $39.625, $40.00 and $16.50, $15.625,
$16.4375, respectively. On May 5, 1995, such prices were $46.875, $46.375,
$46.50 and $20.50, $20.25, $20.4375, respectively. See "FUNC -- Common Stock Repurchase".

     ASF stockholders are advised to obtain current market quotations for FUNC Common Stock and ASF Common Stock. No assurance can be given as to the market prices of FUNC Common Stock or ASF Common Stock at any time before the Effective Date or as to the market price of FUNC Common Stock thereafter.
     The Merger Agreement provides for the filing of a listing application with the NYSE covering the FUNC Shares. It is a condition to consummation of the Merger that the FUNC Shares be authorized for listing on the NYSE, effective upon official notice of issuance. See " -- Conditions to Consummation; Termination".
                                       47

DIVIDENDS
     The following table sets forth (i) the cash dividends paid or declared on FUNC Common Stock and ASF Common Stock with respect to each calendar quarter since January 1, 1993, and (ii) the equivalent pro forma cash dividends paid per share of ASF Common Stock, based on the Current Exchange Ratio. The actual Exchange Ratio will depend on the FUNC Average Closing Price and may be higher or lower than the Current Exchange Ratio.

                                                                                                        EQUIVALENT PRO FORMA
                                                                              FUNC        ASF         PER ASF COMMON SHARE (1)
1993
First quarter..............................................................   $.35           --                  .16
Second quarter.............................................................   .35            --                  .16
Third quarter..............................................................   .40            --                  .18
Fourth quarter.............................................................   .40            --                  .18
1994
First quarter..............................................................   .40            --                  .18
Second quarter.............................................................   .40            --                  .18
Third quarter..............................................................   .46            --                  .21
Fourth quarter.............................................................   .46            --                  .21
1995
First quarter..............................................................   .46            --                  .21
Second quarter.............................................................   $.46           --                  .21





(1) Equivalent pro forma cash dividends paid per ASF common share amounts represent FUNC historical dividend rates per share, multiplied by the Current Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share for FUNC Common Stock, based upon the most recently declared quarterly dividend rate of $.46 per share payable on June 15, 1995, would be $1.84. On an equivalent pro forma basis, such current annualized FUNC dividend per ASF common share would be $.84, based on the Current Exchange Ratio. Future FUNC and ASF dividends are dependent upon their respective earnings and financial condition, government regulations and policies, and other factors.

     See "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS" AND "DESCRIPTION OF FUNC CAPITAL STOCK".
     As to the securities of ASF or FUNC, as of the date of this Proxy Statement/Prospectus, no dividends are in arrears nor does there exist any default in principal or interest of such securities.

                                      ASF
GENERAL
     Financial and other information relating to ASF, including information relating to ASF's directors and executive officers, is set forth in (i) ASF's 1994 Form 10-K, a copy of which is set forth in ASF's 1994 Annual Report to Stockholders which accompanies this Proxy Statement/Prospectus, and (ii) sections of this Proxy Statement/Prospectus under the following headings:
"SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT", "ELECTION OF DIRECTORS", "BOARD OF DIRECTORS AND COMMITTEES", "EXECUTIVE COMPENSATION", and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". The following is a brief summary of ASF's history and business, and is qualified in its entirety by reference to more detailed information contained in ASF's 1994 Form 10-K. HISTORY AND BUSINESS
     Headquartered in Miami, Florida, ASF was originally chartered in 1950 by the Florida Department of Banking and Finance as a mutual savings and loan association and was converted into a Florida capital stock savings and loan association in 1976. On May 14, 1991, ASF converted into a federally-chartered stock savings bank. ASF is one of the largest thrift institutions headquartered in Florida based on total assets. As of December 31, 1994 and for the year then ended, ASF reported assets of $3.6 billion, loans receivable, net and loans held for sale of $2.0 billion, deposits of $2.3 billion, stockholders' equity of $217 million and net income of $19 million, and as of such date ASF operated through 29 retail offices in south Florida, eight mortgage origination offices in Florida and two loan production offices in Chicago. As of December 31, 1994, ASF employed 725 full-time employees.
     As a member of the Federal Home Loan Bank System with deposits insured by the FDIC through the SAIF, ASF is subject to supervision, examination and regulation by the OTS and the FDIC, and also is subject to the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Federal Housing Finance Board.

     As of the Record Date, Enstar owned approximately 48.4 percent of the outstanding shares of ASF Common Stock. The remaining shares are publicly held and trade on the Nasdaq National Market under the symbol "ASFL". Enstar is a unitary savings and loan holding company of ASF. See "THE MERGER -- Background and Reasons; ASF" and "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation; ENSTAR CHAPTER 11 PROCEEDINGS".

     ASF's principal business is attracting deposits from the public and originating and investing in residential real estate mortgage and consumer loans and investing in mortgage-backed securities ("MBSs") such as those guaranteed by the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or Government National Mortgage Association, and has included privately issued MBSs. ASF's primary sources of revenues are interest earned on mortgage loans and MBSs, fees earned in connection with loans and deposits and income earned on its portfolio of loans serviced for others. Its principal expense is interest incurred on interest bearing liabilities, including deposits and borrowings.
     ASF's operating results depend to a significant degree on the spread between the interest income it receives from loans and investments and the interest cost of deposits and borrowings.
     ASF's sources of new funds are primarily deposits, MBSs, collateralized mortgage obligations, loan repayments, reverse repurchase agreements and borrowings from the FHLB of Atlanta. ASF leases office space in its retail facilities to American Securities Investment Corp., a wholly-owned subsidiary of ASF, which contracts with an unaffiliated company (licensed as a securities broker/dealer) for the distribution of securities to the public, including ASF's customers. ASF also subleases space to a corporate affiliate of the third party to distribute insurance products, such as annuities.
     ASF's lending operations currently consist of permanent residential real estate lending, residential land and construction lending, commercial real estate lending and consumer lending (including automobile loans, guaranteed student loans and home equity lines of credit).
     ASF's operating strategy has emphasized traditional thrift activities uniquely suited to community needs through the expansion of its retail banking activities and loan originations. In particular, efforts to achieve continuing core earnings focus primarily on strengthening (i) originations of residential first and second mortgage loans and multifamily first mortgage loans on existing properties, (ii) the indirect automobile lending business, (iii) residential land and construction lending and (iv) student lending. ASF has agreed with FUNC in the Merger Agreement to operate its business in the ordinary course and in accordance with past practices (subject to restrictions and exceptions contained in the Merger Agreement) pending consummation of the Merger. See "THE
MERGER -- Business Pending Consummation".

                                      FUNC
GENERAL
     Financial and other information relating to FUNC, including information relating to FUNC's directors and executive officers, is set forth in FUNC's 1994 Annual Report on Form 10-K and 1995 Annual Meeting Proxy Statement, copies of which may be obtained from FUNC as indicated under "AVAILABLE INFORMATION". HISTORY AND BUSINESS
     FUNC was incorporated under the laws of North Carolina in 1967 and is registered as a bank holding company under the BHCA. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina ("FUNB-NC") and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB-NC in 1964, became subsidiaries of FUNC.
     In addition to FUNB-FL and FUNB-NC, FUNC also operates banks in North Carolina, South Carolina, Georgia, Tennessee, Virginia, Maryland and Washington, D.C. In addition to providing a wide range of commercial and retail banking and trust services through its banking subsidiaries, FUNC also provides various other financial services, including mortgage banking, capital markets services, insurance and securities' brokerage services, through other subsidiaries.
     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, FUNC has concentrated its efforts on building a large, regional banking organization in what it perceives to be some of the better banking markets in the southeastern and south atlantic regions of the United States. Since November 1985, FUNC has completed 50 banking related acquisitions, including the more significant completed acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table.

                                                                      ASSETS/             CONSIDERATION/
                     NAME                         HEADQUARTERS     DEPOSITS(1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
Atlantic Bancorporation.......................   Florida            $3.8 billion     common stock/pooling        November 1985
Northwestern Financial Corporation............   North Carolina      3.0 billion     common stock/pooling        December 1985
First Railroad & Banking Company of Georgia...   Georgia             3.7 billion     common stock/pooling        November 1986
Florida National Banks of Florida, Inc........   Florida             7.9 billion     cash and preferred          January 1990
                                                                                     stock/purchase
Southeast banks...............................   Florida             9.9 billion     cash, notes and preferred   September 1991
                                                                                     stock/
                                                                                     purchase
Resolution Trust Company ("RTC")                                     5.3 billion     cash/purchase               1991-1994
  acquisitions................................   Florida,
                                                 Georgia,
                                                 Virginia
Dominion Bankshares Corporation...............   Virginia            8.9 billion     common stock and            March 1993
                                                                                     preferred stock/pooling
Georgia Federal Bank, FSB.....................   Georgia             4.0 billion     cash/purchase               June 1993
First American Metro Corp.....................   Virginia            4.6 billion     cash/purchase               June 1993
ASF...........................................   Florida            $3.6 billion     common stock/purchase

(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC and (ii) the dollar amount relating to Southeast banks, which represent assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the FDIC.
(2) In addition, FUNC purchased Lieber & Company ("Lieber"), a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994. Since such assets are not owned by Lieber, they are not reflected on FUNC's balance sheet.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of FUNC's book value and net income per common share
                                       50
may occur in connection with any future transactions. See " -- Certain Regulatory Considerations; INTERSTATE BANKING AND BRANCHING LEGISLATION".
COMMON STOCK REPURCHASE

     Between December 5, 1994 and February 14, 1995, FUNC has repurchased in the open market 3.8 million shares of FUNC Common Stock of the shares of FUNC Common Stock expected to be issued in the Merger, at a cost of $161 million. In addition, between February 28, 1995 and May 5, 1995, FUNC has repurchased in the open market an additional 2.7 million shares of FUNC Common Stock in connection with pending purchase accounting acquisitions involving the issuance of FUNC Common Stock as consideration, at a cost of $122 million. The Board of Directors of FUNC has also authorized the repurchase from time to time of up to 13.9 million additional shares of FUNC Common Stock. See "RECENT DEVELOPMENTS -- FUNC Acquisitions".

CERTAIN REGULATORY CONSIDERATIONS
     AS A BANK HOLDING COMPANY, FUNC IS SUBJECT TO REGULATION UNDER THE BHCA AND TO ITS EXAMINATION AND REPORTING REQUIREMENTS. THE FOLLOWING DISCUSSION SETS FORTH CERTAIN OF THE MATERIAL ELEMENTS OF THE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES AND THEIR SUBSIDIARIES AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO FUNC. TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTICULAR STATUTORY AND REGULATORY PROVISIONS. A CHANGE IN APPLICABLE STATUTES, REGULATIONS OR REGULATORY POLICY MAY HAVE A MATERIAL EFFECT ON THE BUSINESS OF FUNC.
  GENERAL
     FUNC is a bank holding company within the meaning of the BHCA and is registered as such with the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. Federal Reserve Board approval is not required for the Merger because a national bank, the Subsidiary, will actually acquire ASF. See "THE MERGER -- Regulatory Approvals". In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.
     The earnings of FUNC are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board and the OCC. In addition, there are numerous governmental requirements and regulations which affect the activities of FUNC.
  PAYMENT OF DIVIDENDS
     FUNC is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of FUNC's revenues result from amounts paid as dividends to FUNC by its national bank subsidiaries. The prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.
     Under the foregoing dividend restrictions and certain restrictions applicable to certain of FUNC's nonbanking subsidiaries, as of December 31, 1994, FUNC's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $397 million to FUNC. During 1994, FUNC's subsidiaries paid $682 million in cash dividends to FUNC.
     In addition, FUNC and its national bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a national bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC and the FDIC have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.
  BORROWINGS
     There are also various legal restrictions on the extent to which each of FUNC and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must
                                       51
be secured by designated amounts of specified collateral and are limited, as to any one of FUNC or such nonbank subsidiaries, to ten percent of the lending bank's capital stock and surplus, and as to FUNC and all such nonbank subsidiaries in the aggregate, to 20 percent of such lending bank's capital stock and surplus.
  CAPITAL
     The minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock, less certain intangibles ("tier 1 capital" and together with tier 2 capital "total capital"). The remainder may consist of subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance ("tier 2 capital"). At December 31, 1994, FUNC's tier 1 and total capital ratios were 7.76 percent and 12.94 percent, respectively. On an FUNC and ASF combined basis, such ratios at December 31, 1994, would have been 7.50 percent and 12.57 percent, respectively.
     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. FUNC's leverage ratio at December 31, 1994, was 6.12 percent. On an FUNC and ASF combined basis, such ratio at December 31, 1994, would have been 5.82 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised FUNC of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.
     Each of FUNC's subsidiary national banks is subject to similar capital requirements adopted by the OCC. Each of FUNC's subsidiary banks had a leverage ratio in excess of 5.68 percent, as of December 31, 1994. The OCC has not advised any of the subsidiary national banks of any specific minimum leverage ratio applicable to it.
     As of December 31, 1994, the capital ratios of FUNC's banking subsidiaries, which consist of FUNB-NC, First Union National Bank of South Carolina ("FUNB-SC"), First Union National Bank of Georgia ("FUNB-GA"), FUNB-FL, First Union National Bank of Washington, D.C. ("FUNB-DC"), First Union National Bank of Maryland ("FUNB-MD"), First Union National Bank of Tennessee ("FUNB-TN"), First Union National Bank of Virginia ("FUNB-VA") and First Union Home Equity Bank, N.A. ("FUHEB") were as follows:

                                REGULATORY
                                 MINIMUM    FUNB-NC  FUNB-SC  FUNB-GA  FUNB-FL  FUNB-DC  FUNB-MD  FUNB-TN  FUNB-VA  FUHEB
Tier 1 capital ratio.........         4%      7.32     7.88     8.26     7.95    16.75    20.53    12.76     9.21   7.60
Total capital ratio..........         8      10.69    12.15    11.18    10.76    18.03    21.81    14.02    13.11   12.10
Leverage ratio...............       3-5%      6.10     5.77     5.69     5.91     8.33    12.82     8.47     7.10   7.22

     Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations, including a proposal to add an interest rate risk component to risk-based capital guidelines.
  FIRREA
     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), among other things, imposes liability on an institution the deposits of which are insured by the FDIC, such as FUNC's subsidiary national banks, for certain potential obligations to the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.
     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to sell the stock of such stockholder to make good the deficiency. Under Federal Reserve Board policy, FUNC is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, FUNC may not find itself willing or able to provide it.
                                       52

     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.
  FDICIA
     In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 (as amended, "FDICIA") was enacted, which substantially revises the bank regulatory and funding provisions of the FDI Act and makes revisions to several other federal banking statutes.
     Among other things, the FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDICIA establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.
     Each of the OCC and the FDIC has adopted substantially identical regulations establishing relevant capital measures and relevant capital levels. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a regulated bank will be (i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC or the FDIC, as the case may be, to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and (v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. As of December 31, 1994, all of FUNC's subsidiary banks had capital levels that qualify them as being "well capitalized" under such regulations.
     The FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be "undercapitalized". "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".
     "Significantly undercapitalized" depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator.
     The FDICIA directs that each federal banking agency prescribe standards, in some cases to the extent such agency determines such standards to be appropriate, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and quality, compensation, earnings and stock valuation, and such other standards as the agency deems appropriate.
     The FDICIA also contains a variety of other provisions that may affect the operations of FUNC, including new reporting requirements, regulatory standards or guidelines for real estate lending, "truth in savings" provisions, the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch and a prohibition on the acceptance or renewal of brokered deposits by depository institutions that are not "well capitalized" or are
                                       53

"adequately capitalized" and have not received a waiver from the FDIC. Under regulations relating to the brokered deposit prohibition, all of FUNC's subsidiary banks are "well capitalized" and not subject to the prohibition.
  DEPOSITOR PREFERENCE STATUTE
     Legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.
  INTERSTATE BANKING AND BRANCHING LEGISLATION
     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorizes interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, beginning June 1, 1997, a bank may merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. The IBBEA further provides that states may enact laws permitting interstate merger transactions prior to June 1, 1997. A bank may establish and operate a DE NOVO branch in a state in which the bank does not maintain a branch if that state expressly permits DE NOVO branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through DE NOVO branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or DE NOVO.
  BHCA LEGISLATION
     Various bills have been introduced into the United States Congress that would repeal in some respects the provisions of the Glass-Steagall Act prohibiting certain banking organizations from engaging in certain securities activities and the provisions of the BHCA prohibiting affiliations between banking organizations and non-banking organizations. FUNC cannot predict if and when any such legislation or any similar legislation may be enacted.
                       DESCRIPTION OF FUNC CAPITAL STOCK
     THE DESCRIPTIVE INFORMATION SUPPLIED HEREIN OUTLINES CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION, AS AMENDED (THE "ARTICLES"), AND BYLAWS OF FUNC AND THE NORTH CAROLINA BUSINESS CORPORATION ACT (THE "NCBCA"). THE INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF FUNC'S ARTICLES AND BYLAWS AND THE NCBCA.
AUTHORIZED CAPITAL
     The authorized capital stock of FUNC consists of 750,000,000 shares of FUNC Common Stock, 10,000,000 shares of Preferred Stock, no-par value per share ("FUNC Preferred Stock"), and 40,000,000 shares of FUNC Class A Preferred Stock, no-par value per share ("FUNC Class A Preferred Stock"). As of December 31, 1994, there were 176,033,912 shares of FUNC Common Stock, 6,318,350 shares of Series 1990 Cumulative Perpetual Adjustable Rate Preferred Stock (the "FUNC Series 1990 Preferred Stock"), constituting a single series of FUNC Preferred Stock, and no shares of FUNC Class A Preferred Stock issued and outstanding. The FUNC Preferred Stock and FUNC Class A Preferred Stock are each issuable in one or more series and, with respect to any series, the Board of Directors of FUNC, subject to certain limitations, is authorized to fix the numbers of shares, dividend rates, liquidation prices, liquidation rights of holders, redemption, conversion and voting rights and other terms of the series. Shares of FUNC Class A Preferred Stock and FUNC Preferred Stock that are redeemed, repurchased or otherwise acquired by FUNC have the status of authorized, unissued and undesignated shares of FUNC Class A Preferred Stock and FUNC Preferred Stock, respectively, and may be reissued. On December 20, 1994, the Board of Directors of FUNC called the FUNC Series 1990 Preferred Stock for redemption on March 31, 1995, at the redemption price of $51.50 per share.
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FUNC COMMON STOCK
     Subject to the prior rights of the holders of any FUNC Preferred Stock and any FUNC Class A Preferred Stock then outstanding, holders of FUNC Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or dissolution, to receive the net assets of FUNC remaining after payment of all liabilities and after payment to holders of all shares of FUNC Preferred Stock and FUNC Class A Preferred Stock of the full preferential amounts to which such holders are respectively entitled, in proportion to their respective holdings.
     See "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS". Subject to the rights of the holders of any FUNC Preferred Stock and any
FUNC Class A Preferred Stock then outstanding, all voting rights are vested in the holders of the shares of FUNC Common Stock, each share being entitled to one vote on all matters requiring stockholder action and in the election of directors. Holders of FUNC Common Stock have no preemptive, subscription or conversion rights. All of the outstanding shares of FUNC Common Stock are fully paid and nonassessable, and the shares issuable to the stockholders of ASF upon consummation of the Merger will, upon issuance, be fully paid and nonassessable. FUNC PREFERRED STOCK
     All shares of each series of FUNC Preferred Stock must be of equal rank and have the same powers, preferences and rights and are subject to the same qualifications, limitations and restrictions, except with respect to dividend rates, redemption prices, liquidation amounts, terms of conversion or exchange and voting rights.

FUNC CLASS A PREFERRED STOCK

     Shares of FUNC Class A Preferred Stock rank prior or superior to FUNC Common Stock and on a parity with or junior to (but not prior or superior to) FUNC Preferred Stock or any series thereof, in respect of the right to receive dividends and/or the right to receive payments out of the net assets of FUNC upon any involuntary or voluntary liquidation, dissolution or winding up of FUNC. However, shares of FUNC Class A Preferred Stock do not have the right to vote with shares of FUNC Series 1990 Preferred Stock for purposes of electing two directors in the event of dividend arrearages, as described under " -- FUNC Preferred Stock" above. Subject to the foregoing and the terms of any particular series of FUNC Class A Preferred Stock, series of FUNC Class A Preferred Stock may vary as to priority.
RIGHTS PLAN
     Each share of FUNC Common Stock has attached to it one right (a "FUNC Right") issued pursuant to a Shareholder Protection Rights Agreement (as amended, the "FUNC Rights Agreement"). Each FUNC Right entitles its registered holder to purchase one one-hundredth of a share of a junior participating series of FUNC Class A Preferred Stock designed to have economic and voting terms similar to those of one share of FUNC Common Stock, for $110.00 (the "Rights Exercise Price"), subject to adjustment, after the earlier of: (i) the tenth business day (subject to extension) after commencement of a tender or exchange offer which, if consummated, would result in a person becoming the beneficial owner of 15 percent or more of the outstanding shares of FUNC Common Stock (an "Acquiring Person"); and (ii) the tenth business day after the first date (the "Flip-in Date") of a public announcement that a person has become an Acquiring Person (in either case, the "Separation Time"). The FUNC Rights will not trade separately from the shares of FUNC Common Stock unless and until the Separation Time occurs.
     The FUNC Rights will not be exercisable until the business day following the Separation Time. The FUNC Rights will expire on the earliest of: (i) the Exchange Time (as defined below); (ii) the close of business on December 28, 2000; and (iii) the date on which the FUNC Rights are redeemed or terminated as described below (in any such case, the "Expiration Time"). The Rights Exercise Price and the number of FUNC Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the FUNC Rights, are subject to adjustment upon the occurrence of certain events.
     In the event that prior to the Expiration Time a Flip-in Date occurs, FUNC will take such action as shall be necessary to ensure and provide that each FUNC Right (other than FUNC Rights beneficially owned by an Acquiring Person or any affiliate, associate or transferee thereof, which FUNC Rights shall become void) shall constitute the right to purchase, from FUNC, shares of FUNC Common Stock having an aggregate market price equal to twice the Rights Exercise Price for an amount in cash equal to the then current Rights Exercise Price. In addition, the Board of Directors of FUNC may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more
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than 50 percent of the outstanding shares of FUNC Common Stock, elect to exchange all of the then outstanding FUNC Rights for shares of FUNC Common Stock, at an exchange ratio of two shares of FUNC Common Stock per FUNC Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the "Rights Exchange Rate"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the FUNC Rights will terminate and each FUNC Right will thereafter represent only the right to receive a number of shares of FUNC Common Stock equal to the Rights Exchange Rate. If FUNC becomes obligated to issue shares of FUNC Common Stock upon exercise of or in exchange for FUNC Rights, FUNC, at its option, may substitute therefor shares of junior participating FUNC Class A Preferred Stock upon exercise of each FUNC Right at a rate of two one-hundredths of a share of junior participating FUNC Class A Preferred Stock upon the exchange of each FUNC Right.
     The FUNC Rights are redeemable by FUNC at $0.01 per right, subject to adjustment upon the occurrence of certain events, at any date prior to the date on which they become exercisable and, in certain events, may be canceled and terminated without any payment to the holders thereof. The FUNC Rights have no voting rights and are not entitled to dividends.
     The FUNC Rights will not prevent a takeover of FUNC. The FUNC Rights, however, may cause substantial dilution to a person or group that acquires 15 percent or more of FUNC Common Stock unless the FUNC Rights are first redeemed or terminated by the Board of Directors of FUNC. Nevertheless, the FUNC Rights should not interfere with a transaction that is in the best interests of FUNC and its stockholders because the FUNC Rights can be redeemed or terminated, as hereinabove described, before the consummation of such transaction.
     The complete terms of the FUNC Rights are set forth in the FUNC Rights Agreement. The FUNC Rights Agreement is incorporated by reference as an exhibit to the Registration Statement. A copy of the FUNC Rights Agreement can be obtained upon written request to the Rights Agent, First Union National Bank of North Carolina, Two First Union Center, Charlotte, North Carolina 28288-1154. OTHER PROVISIONS
     The Articles and Bylaws of FUNC contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of FUNC, including provisions in the Articles: (i) classifying the Board of Directors into three classes with each class to serve for three years with one class being elected annually; (ii) authorizing the Board of Directors to fix the size of the Board of Directors between nine and 30 directors; (iii) authorizing directors to fill vacancies on the Board of Directors that occur between annual meetings, except that vacancies resulting from a removal of a director by a stockholder vote may only be filled by a stockholder vote; (iv) providing that directors may be removed only for cause and only by affirmative vote of the majority of shares entitled to be voted in the election of directors, voting as a single class; (v) authorizing only the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders (except for special meetings called under specified circumstances for holders of classes or series of stock ranking superior to the FUNC Common Stock); and (vi) requiring an 80 percent vote of stockholders entitled to vote in the election of directors, voting as a single class, to alter any of the foregoing provisions.
     The Bylaws include provisions setting forth specific conditions under which: (i) business may be transacted at an annual meeting of stockholders; and
(ii) persons may be nominated for election as directors of FUNC at an annual meeting of stockholders.
     Two North Carolina "anti-takeover" statutes adopted in 1990, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by such statutes. FUNC elected not to be covered by such statutes.
     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of FUNC Common Stock, FUNC Class A Preferred Stock or FUNC Preferred Stock may have an anti-takeover effect.
         CERTAIN DIFFERENCES IN THE RIGHTS OF ASF AND FUNC STOCKHOLDERS
GENERAL
     ASF is a federal savings bank subject to the provisions of the HOLA, the rules and regulations of the OTS promulgated thereunder and, under certain circumstances, Florida law. FUNC is a North Carolina corporation subject to the provisions of the NCBCA. Stockholders of ASF will, upon consummation of the Merger, become stockholders of FUNC. The rights of such stockholders as stockholders of FUNC will then be governed by the Articles and Bylaws of FUNC, in addition to the NCBCA.
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     Set forth below are certain differences between the rights of an ASF stockholder under ASF's Charter and Bylaws and the HOLA, on the one hand, and the rights of an FUNC stockholder under FUNC's Articles and Bylaws and the NCBCA, on the other hand.

     The following summary does not reflect any rules of the NYSE or The Nasdaq Stock Market that may apply to FUNC or ASF, respectively, in connection with the matters discussed. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE HOLA, THE NCBCA, AND THE ARTICLES OR CHARTER AND BYLAWS OF EACH CORPORATION.

AUTHORIZED CAPITAL

     ASF. The authorized capital stock of ASF as set forth in ASF's Charter consists of 24,000,000 shares of ASF Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "ASF Preferred Stock"). Shares of capital stock may be issued from time to time, for not less than their par value, as authorized by the ASF Board, without approval of the stockholders, except as otherwise provided in the Federal Stock Charter of ASF (the "ASF Charter") or as required by applicable law, rule or regulation. Promissory notes and future services may not constitute any portion of the consideration for the stock. No shares of capital stock may be issued directly or indirectly to officers, directors or controlling persons of ASF other than as part of a general public offering or as directors' qualifying shares unless their issuance or the plan under which they would be issued is approved by a majority of the votes eligible to be cast at a meeting of ASF stockholders. Shares of ASF Preferred Stock may be issued in one or more series, and the ASF Board may, subject to certain limitations, fix and determine the relative rights and preferences of the shares in any series, to the extent permitted by applicable law. As of May 8, 1995, there were 11,755,943 shares of ASF Common Stock issued and outstanding, 394,517 shares reserved for issuance upon the exercise of unexercised employee stock options, 2,288,700 shares reserved for issuance upon exercise of the Option and no shares of ASF Preferred Stock outstanding. The ASF Charter was adopted by ASF's stockholders in connection with ASF's conversion (the "Conversion") in 1991 from a Florida-chartered stock savings and loan association to a federally-chartered stock savings bank. At that time, 2,750,000 shares of preferred stock were designated as $2.19 Cumulative Convertible Preferred Stock, Series A of American Savings of Florida, F.S.B. ("Series A Preferred Stock") and there were issued and outstanding 59,812 shares of Series A Preferred Stock, all of which subsequently have been either converted or redeemed in accordance with their express terms. Although the terms of the Series A Preferred Stock contained in the Supplement to the ASF Charter provide that these shares assume the status of authorized but unissued shares of preferred stock (and shall not be reissued as shares of Series A Preferred Stock), the ASF Charter provides that shares of preferred stock which are converted or redeemed in accordance with their express terms shall be cancelled and not reissued.

     All of the outstanding shares of ASF Common Stock are fully paid and nonassessable. Each holder of ASF Common Stock is entitled to one vote for each share held. The holders of the capital stock of ASF are not entitled to preemptive rights or cumulative voting. In addition to the voting rights granted to holders of each class and series of capital stock of ASF under the ASF
Charter and the Amended and Restated Bylaws of ASF (the "ASF Bylaws"), the ASF Charter provides that such holders have the rights to vote on amendments to the ASF Charter and other transactions and matters, separately as a group, that holders of the same class and series had under Florida law in effect immediately prior to ASF's conversion (the "Conversion") in 1991 from a Florida-chartered stock savings and loan association to a federally-chartered stock savings bank. See " -- Anti-Takeover Provisions; ASF". The votes required under Florida law for approval of the Merger Proposal, the Adjournment Proposal, the Election Proposal and the Auditors Proposal will be satisfied if the votes required under OTS regulations and the ASF Bylaws, as set forth in each proposal, are satisfied.
     In the event of liquidation or dissolution, holders of ASF Common Stock are entitled to receive the net assets of ASF remaining after payment of all liabilities in proportion to their respective holdings. See " -- Dividends and Other Distributions; ASF".
     FUNC. FUNC's authorized capital is set forth under "DESCRIPTION OF FUNC CAPITAL STOCK -- Authorized Capital".
AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS
     ASF. An amendment to the ASF Charter must be proposed by the ASF Board, preliminarily approved by the OTS and approved by the stockholders of ASF by a majority of the total votes eligible to be cast at a meeting. To the extent shares of stock are issued and outstanding in a given class or series, the ASF Charter provides for voting by class or series in the event that a charter amendment is proposed that would adversely affect the specific terms of any class or series of capital stock as set forth in the charter. The ASF Bylaws may be amended in a manner consistent with OTS regulations at any time by a majority vote of the full ASF Board or a majority vote of the votes cast by stockholders of ASF at a meeting of stockholders.
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     FUNC. Under North Carolina law, an amendment to the Articles of FUNC generally requires the recommendation of the Board of Directors of FUNC and the approval of either a majority of all shares entitled to vote thereon or a majority of the votes cast thereon, depending on the nature of the amendment. In accordance with North Carolina law, the Board of Directors of FUNC may condition its submission of the proposed amendment on any basis. An amendment to the
Bylaws of FUNC generally requires the approval of either the stockholders or the Board of Directors of FUNC. The Board of Directors of FUNC generally may not amend any Bylaw approved by the stockholders. Under certain circumstances, the approval of the holders of at least two-thirds, or in some cases a majority, of the outstanding shares of any series of FUNC Preferred Stock or FUNC Class A Preferred Stock may be required to amend the FUNC Articles. In addition, certain amendments to the Articles or Bylaws require the approval of not less than 80 percent of the outstanding shares of FUNC entitled to vote in the election of directors, voting together as a single class. See "DESCRIPTION OF FUNC CAPITAL STOCK".
SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS
     ASF. The ASF Charter provides that the authorized number of directors shall be between six and fifteen, except when a greater number is approved by the Director of the OTS. Subject to this limitation, the number of directors at any time is designated in the ASF Bylaws, which currently set the size of the ASF Board at nine directors. The ASF Bylaws may be amended, and therefore the number of directors may be determined, by a majority vote of the full ASF Board. See
" -- Amendment of Articles of Incorporation or Bylaws; ASF". The ASF Bylaws provide that a meeting for the election of directors shall occur annually and that directors shall serve until the next succeeding annual meeting and until their successors are elected and qualified. The ASF Board is not divided into classes for election purposes.
     FUNC. The size of the Board of Directors of FUNC is determined by the affirmative vote of a majority of the Board of Directors of FUNC, provided that the FUNC Board of Directors may not set the number of directors at less than nine nor more than 30, and provided further that no decrease in the number of directors may shorten the term of any director then in office. The number of directors of FUNC is currently set at 25. The FUNC Board of Directors is divided into three classes, each as nearly as possible equal in number as the others, with one class being elected annually. See "DESCRIPTION OF FUNC CAPITAL STOCK". REMOVAL OF DIRECTORS BY STOCKHOLDERS
     ASF. Except for directors elected under specified circumstances by holders of any class or series of stock, directors of ASF may be removed only for cause and only at a meeting of stockholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Directors who were elected by holders of any class or series of stock may be removed for cause only by a vote of the holders of a majority of the shares of such class or series then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then voted at an election of directors.
     FUNC. Except for directors elected under specified circumstances by holders of any class or series of stock having a preference over the FUNC Common Stock as to dividends or upon liquidation, directors of FUNC may be removed only for cause and only by a vote of the holders of a majority of the shares then entitled to vote in the election of directors, voting together as a single class.
DIRECTOR EXCULPATION
     ASF. The Florida Business Corporation Act (the "FBCA") provides that a director is not personally liable for monetary damages to a corporation or any other person, including its stockholders, for any statement, vote, decision or failure to act, regarding corporate management or policy, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the breach or failure constitutes (a) a violation of criminal law (with certain exceptions), (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance in which the director would be liable for an unlawful distribution under the FBCA, (d) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (x) known, or so obvious that it should have been known, to the director; and (y) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission. Under the FBCA this limitation of directors' liability need not be set forth in the corporation's charter.
Although
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the state of the law in this area is not settled, to the extent not preempted by federal law or regulation, this limitation of liability may apply to ASF.
     FUNC. FUNC's Articles provide for the elimination of personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may be in effect from time to time. The NCBCA does not permit the elimination of such liability with respect to (i) acts or omissions the director believed were clearly in conflict with the best interests of FUNC, (ii) any liability under the NCBCA for unlawful distributions by FUNC, or (iii) any transaction from which the director derived an improper personal benefit. DIRECTOR CONFLICT OF INTEREST TRANSACTIONS
     ASF. Under OTS regulations, each director or other affiliated person of ASF must avoid placing himself or herself in a position which creates, or which leads to or could lead to a conflict of interest or appearance of a conflict of interest between the personal financial interests of that person and accomplishment of the purposes of the HOLA. Under OTS guidelines, ASF directors are prohibited from advancing their own personal or business interests, or those of others, at the expense of ASF. The OTS has taken the position that a director of an OTS-regulated institution with a potential conflict of interest in any matter must disclose to the institution's board of directors the nature and extent of the conflicting interest and the facts known to the director as to the matter under consideration, and must refrain from participation in the deliberations, voting and any other involvement in the matter.
     Under OTS regulations, extensions of credit (including loans) to directors of ASF and companies controlled by them (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, (ii) may not involve more than the normal risk of repayment or present other unfavorable features, (iii) are limited in amount (based in part on the capital position of ASF) and (iv)
may be subject to prior approval of a majority of the entire ASF Board with the interested director not participating, directly or indirectly, in the vote. The regulations provide further that a director's participation in the discussion, or attempt to influence the voting, by the ASF Board constitutes indirect participation in the vote.
     FUNC. North Carolina law generally permits transactions involving a North Carolina corporation and an interested director of that corporation if: (i) the material facts of the transaction and the director's interest are disclosed and a majority of disinterested shares entitled to vote thereon authorizes, approves or ratifies the transaction; (ii) the material facts are disclosed and a majority of disinterested directors or a committee of the board of directors authorizes, approves or ratifies the transaction; or (iii) the transaction is fair to the corporation. North Carolina law prohibits loans to directors or the guaranteeing of their obligations by a North Carolina corporation unless approved by a majority vote of disinterested stockholders or unless the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan of loans and guarantees by the corporation.
STOCKHOLDER MEETINGS
     ASF. Special meetings of ASF stockholders may be called for any purpose, unless otherwise prescribed by the regulations of the OTS, by the Chairman of the Board, the President, or a majority of the ASF Board, and shall be called upon the written request of the holders of not less than one-tenth of the outstanding capital stock of ASF entitled to vote at the meeting. A majority of the outstanding shares of ASF entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise provided in the ASF Charter, the ASF Bylaws, or the rules and regulations of the OTS, a majority of the votes cast is generally required for any action by ASF stockholders.
     FUNC. A special meeting of stockholders may be called for any purpose only by the Board of Directors of FUNC, by the Chairman of FUNC's Board of Directors or by FUNC's President (except for special meetings called under specified circumstances for holders of any class or series of stock having a preference over the FUNC Common Stock as to dividends or upon liquidation). A quorum for a meeting of the stockholders of FUNC is a majority of the outstanding shares of FUNC entitled to vote. Except as provided in FUNC's Articles or the NCBCA, a majority of the votes cast is generally required for any action by the stockholders of FUNC. North Carolina law provides that such quorum and voting requirements may be increased only with the approval of the stockholders of
FUNC.
DIRECTOR NOMINATIONS
     ASF. Under the ASF Bylaws, stockholders may nominate candidates for the ASF Board by delivering to the Secretary of ASF a written nomination at least five days prior to the date of an annual meeting; provided, however, that if the ASF Board, acting as the nominating committee, fails to forward its slate of nominees to the Secretary of ASF at least 20 days prior to the
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date of an annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.
     FUNC. FUNC's Bylaws establish procedures that must be followed for stockholders to nominate persons for election to FUNC's Board of Directors. Such nominations must be made by delivering written notice to the Secretary of FUNC not less than 60 or more than 90 days prior to the annual meeting at which directors will be elected; provided, however, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April regardless as to when public disclosure is made. The nomination notice must set forth certain information about the person to be nominated similar to that required to be disclosed in the solicitation of proxies for election of directors pursuant to Items 7(a) and 7(b) of Regulation 14A under the Exchange Act, and such person's written consent to being nominated and to serving as a director if elected. The nomination notice must also set forth certain information about the person submitting the notice, including the name and address of the stockholder and the class and number of shares of FUNC owned of record or beneficially by such stockholder. The Chairman of the meeting will, if the facts warrant, determine that a nomination was not made in accordance with the provisions prescribed by the Bylaws and the defective nomination will be disregarded. The foregoing procedures do not apply to any director who is nominated under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation.
STOCKHOLDER PROPOSALS
     ASF. Under the ASF Bylaws, any stockholder may make a proposal at an annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of ASF at least five days before the meeting, a proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place 30 days or more thereafter. However, federal law requires that a stockholder proposal made in connection with an annual meeting and submitted for inclusion in ASF's proxy statement under Regulation 14A of the Exchange Act must be received at ASF's principal executive offices not less than 120 calendar days in advance of the date of
ASF's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except in limited circumstances in which a "reasonable time" prior to the proxy solicitation is required. The stockholder also must comply with requirements concerning, among other things, minimum stock ownership, notice and timeliness.
     FUNC. FUNC's Bylaws establish procedures that must be followed for a stockholder to submit a proposal to a vote of the stockholders of FUNC at an annual meeting of stockholders. Such proposal must be made by the stockholder delivering written notice to the Secretary of FUNC not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April. The stockholder proposal notice must set forth:
(i) a brief description of the proposal and the reasons for its submission; (ii) the name and address of the stockholder, as they appear on FUNC's books; (iii) the classes and number of shares of FUNC owned by the stockholder; and (iv) any material interest of the stockholder in such proposal other than such holder's interest as a stockholder of FUNC. The Chairman of the meeting will, if the facts warrant, determine that any proposal was not properly submitted in accordance with the provisions prescribed by the Bylaws and the defective proposal will not be submitted to the meeting for a vote of the stockholders. STOCKHOLDER PROTECTION RIGHTS PLAN
     ASF. ASF does not have a stockholder protection rights plan.
     FUNC. FUNC has adopted the FUNC Rights Agreement. See "DESCRIPTION OF FUNC CAPITAL STOCK -- Rights Plan".
STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS
     ASF. Under OTS regulations, qualified stockholders of ASF have the right, upon making written demand stating a proper purpose, to examine, in person or by agent or attorney, at any reasonable time or times, ASF's books and records of account, minutes and record of stockholders and to make extracts therefrom. Such right is limited to a stockholder or group of stockholders holding of record shares of ASF Common Stock (i) having a cost of not less than $100,000 or constituting not less than one percent of the outstanding ASF Common Stock, provided in either case such stockholder or stockholders have
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held such stock for a period of at least six months before making such demand, or (ii) constituting not less than five percent of the outstanding ASF Common Stock.
     In addition, after fixing a record date for a stockholders' meeting and at least 20 days before such meeting, ASF is required under the ASF Bylaws to prepare a list of stockholders entitled to vote at such stockholders' meeting and to make the list available at the home office of ASF to any stockholder at any time during usual business hours for a period of 20 days prior to such meeting. This list is also available at the time and place of the meeting for inspection by stockholders during the entire meeting. A stockholder list for the Meeting is available for inspection by ASF stockholders in the manner described above.
     The above inspection rights may be denied to any stockholder or group of stockholders if such person or persons refuses to furnish ASF, its transfer agent or registrar, with an affidavit that such examination or inspection is not for any purpose which is in the interest of a business or object other than the business of ASF, that such stockholder has not within the five years preceding the date of the affidavit sold or offered for sale, and does not now intend to sell or offer for sale, any list of stockholders of ASF or any other corporation, and that such stockholder has not within said five-year period aided or abetted any other person in procuring any list of stockholders for the purpose of selling or offering for sale such list. In addition, no stockholder has the right to obtain, inspect or copy any portion of ASF's books and records containing certain information relating to ASF's depositors and borrowers.
     FUNC. Under the NCBCA, qualified stockholders have the right to inspect and copy certain records of FUNC if their demand is made in good faith and for a proper purpose. Such right of inspection requires that the stockholder give FUNC at least five business days' written notice of the demand, describing with reasonable particularity his purpose and the requested records. The records must be directly connected with the stockholder's purpose. The rights of inspection and copying extend not only to stockholders of record but also to beneficial ownership which is certified to FUNC by the stockholder of record. However, FUNC is under no duty to provide any accounting records or any records with respect to any matter that FUNC determines in good faith may, if disclosed, adversely affect FUNC in the conduct of its business or may constitute material non-public information, and the rights of inspection and copying are limited to stockholders who either have been stockholders for at least six months or who hold at least five percent of the outstanding shares of any class of stock of FUNC. A stockholder's agent or attorney has the same inspection and copying rights as the stockholder he represents.
     In addition, after fixing a record date for a stockholders' meeting, FUNC is required to prepare a stockholder list with respect to such stockholders' meeting and to make such list available at FUNC's principal office or at a place identified in the meeting notice to any stockholder beginning two business days after notice or such meeting is given and continuing through such meeting and any adjournment thereof. Subject to the applicable provisions of the NCBCA, a stockholder or his agent or attorney upon written demand at his own expense during regular business hours is entitled to copy such list.
REQUIRED STOCKHOLDER VOTE FOR CERTAIN ACTIONS
     ASF. Under OTS regulations, a combination of two depository institutions that includes a federal stock association, such as ASF, requires approval by a two-thirds vote of the entire board of each federal savings association entering into the combination. A combination is defined by OTS regulations to include a merger, a consolidation, and an acquisition of the assets or an assumption of the liabilities of one institution by another. In general, the agreement in which the combination is set forth must be approved by an affirmative vote of two-thirds of the outstanding voting stock of the federal savings institutions participating in the combination and by a majority of the shares of each voting class entitled to vote as a class. Under certain circumstances in which ASF would be the resulting institution, no approval would be required by ASF stockholders. See "GENERAL INFORMATION -- Record Date; Votes Required".
     FUNC. Under North Carolina law, except as otherwise provided below or in the NCBCA, any plan of merger or share exchange involving FUNC would require adoption by the Board of Directors, who would generally be required to recommend its approval to the stockholder, who in turn would be required to approve the plan by a vote of a simple majority of the outstanding shares. Except as otherwise provided below or in the NCBCA, any sale, lease, exchange or other disposition of all or substantially all of FUNC's assets not made in the usual and regular course of business would generally require that the Board of Directors recommend the proposed transaction to the stockholders who would be required to approve the transaction by a vote of a simple majority of the outstanding shares. In accordance with North Carolina law, the submission by the Board of Directors of any such action may be conditioned on any basis, including, without limitation, conditions regarding a supermajority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.
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     With respect to a plan of merger, no vote of the stockholders of FUNC is required if FUNC is the surviving corporation and: (i) FUNC's Articles would remain unchanged after the merger, subject to certain exceptions; (ii) each stockholder of FUNC immediately before the merger would hold an identical number of shares, with identical designations, limitations, preferences and relative rights, after the merger; (iii) the number of shares of FUNC stock entitled to vote unconditionally in the election of directors to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitled to vote unconditionally in the election of directors outstanding immediately before the merger; and (iv) the number of shares of FUNC stock entitling holders to participate without limitation in distributions to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitling holders to participate without limitation in distributions outstanding immediately before the merger.
     With respect to a sale, lease, exchange or other disposition of all or substantially all the assets of FUNC made upon the authority of the Board of Directors, no vote of the stockholders of FUNC would be required if such disposition is made in the usual and regular course of business or if such disposition is made to a wholly-owned subsidiary of FUNC.
ANTI-TAKEOVER PROVISIONS
     ASF. Under the ASF Charter stockholders of ASF are entitled to the voting rights contained in the anti-takeover statutes under the FBCA to which holders of the same class and series of capital stock of ASF were entitled immediately prior to the Conversion. Under the "affiliated transactions" statute (which has not changed in any material respect since the Conversion) certain business transactions, including mergers, consolidations, certain sales, leases and other dispositions of assets, stock issuances and other similar transactions between a Florida corporation and an "interested" stockholder (defined generally as the beneficial owner of more than ten percent of the outstanding voting stock of the corporation) or a related party, require approval by two-thirds of the voting stock not beneficially owned by the interested stockholder. This provision does not apply (i) if the affiliated transaction is approved by a majority of the disinterested directors (defined generally to be, or to have been elected by, members of the board of directors who were members prior to the date on which the interested stockholder became an interested stockholder); (ii) the corporation has not had more than 300 stockholders of record at any time during the three years prior to announcement of the transaction; (iii) the interested stockholder has beneficially owned at least 80 percent of the corporation's outstanding voting stock for at least five years preceding the date of announcement of the transaction; (iv) the interested stockholder beneficially owns at least 90 percent of the outstanding voting stock (other than shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors); (v) the corporation is a registered investment company; or (vi) in connection with the affiliated transaction, certain price and procedural requirements are met. The Merger was approved by a majority of the disinterested directors (as defined) of ASF and therefore is not subject to the voting requirements of the affiliated transactions statute of the FBCA.
     The "control-share acquisitions" statute under the FBCA prevents an acquiror who acquires voting stock in a Florida corporation within certain specified ranges of voting power, from obtaining certain voting rights unless a majority of disinterested stockholders approves a resolution granting the rights. ASF elected not to be governed by the restrictions imposed by the control-share acquisitions statute, in accordance with the provisions of such statute.
     In addition, the Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of a savings association unless the OTS has been given 60 days' prior written notice. Further, HOLA provides that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by OTS. For these purposes, control of a savings association is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25 percent of any class of voting stock of a savings association or the ability to control the election of a majority of the directors of a savings association. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than ten percent of any savings association, where certain enumerated "control factors" are also present in the acquisition. The OTS may prohibit an acquisition of control if it finds, among other things, that the acquisition would result in a monopoly or substantially lessen competition.
     FUNC. North Carolina has two anti-takeover statutes in force, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act. These statutes restrict business combinations with, and the accumulation of shares of voting stock of, certain North Carolina corporations. In accordance with the provisions of these statutes, FUNC elected not to be covered by the restrictions imposed by these statutes. As a result, such statutes do not apply to FUNC.
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DISSENTERS' OR APPRAISAL RIGHTS

     ASF. OTS regulations provide generally for dissenters' appraisal rights under certain circumstances. A stockholder of a federally-chartered savings institution does not possess dissenters' appraisal rights if: (i) the institution's stock was listed on the NYSE or the American Stock Exchange or quoted on the Nasdaq National Market system (now known as The Nasdaq Stock Market) on the date of the meeting of stockholders at which the combination was acted upon, and the stockholder will receive "qualified consideration" in exchange for his stock; or (ii) action by the institution's stockholders was not required under OTS regulations in order to approve the combination. "Qualified consideration" for this purpose means cash, shares of stock of any savings institution or corporation that, on the effective date of the transaction, will be listed on the NYSE or the American Stock Exchange or quoted on The Nasdaq Stock Market, or any combination of such stock and cash. See "THE MERGER -- No Appraisal Rights".

     FUNC. North Carolina law generally provides dissenters' rights for mergers and certain share exchanges that would require stockholder approval, sales of all or substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), certain amendments to the articles of incorporation and any corporate action taken pursuant to a stockholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors entitles stockholders to dissent.
DIVIDENDS AND OTHER DISTRIBUTIONS
     ASF. Under OTS regulations limitations are imposed upon "capital distributions" by savings institutions, including cash dividends, payments to repurchase or otherwise acquire the institution's shares, payments to stockholders of another institution in a cash-out merger, and other distributions charged against capital, including direct and indirect distributions to affiliates. The limitations vary depending upon the capital levels of the institution. In addition, OTS may prohibit a proposed capital distribution by an institution, which would otherwise be permitted by the regulation, if the OTS determines that the distribution would constitute an unsafe and unsound practice. Under HOLA, ASF, as a savings institution subsidiary of a holding company, must notify the Regional Director of OTS not less than 30 days prior to each proposed declaration of a dividend.
     As a condition to regulatory approval of Enstar's acquisition of ASF, ASF entered into, and continues to operate under, the Regulatory Capital Maintenance/Dividend Agreement (the "Capital Maintenance Agreement") among Enstar, a subsidiary of Enstar and the Federal Savings and Loan Insurance Corporation (a predecessor of OTS) which prohibits ASF from making distributions unless specified net worth requirements are met. Under the Capital Maintenance Agreement (and OTS regulations generally), ASF may not pay dividends or repurchase stock unless such action would not reduce ASF's regulatory capital below its regulatory capital requirement. If that condition is met, the Capital Maintenance Agreement provides that ASF may pay dividends in an aggregate amount of not more than (i) 50 percent of ASF's net income for its fiscal year, (ii) 75 percent of net income, if ASF's regulatory capital is equal to or greater than its fully phased-in requirement, and (iii) 90 percent of net income, if ASF's regulatory capital is equal to or greater than (a) its fully phased-in regulatory capital requirements plus (b) two percent of ASF's liabilities. The Capital Maintenance Agreement is more restrictive with respect to capital distributions than OTS regulations generally.
     FUNC. Under North Carolina law, FUNC generally may make dividends or other distributions to its stockholders unless after the distribution either: (i) FUNC would not be able to pay its debts as they become due in the usual course of business; or (ii) FUNC's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of stockholders whose preferential rights are superior to those receiving the distribution. See "CERTAIN REGULATORY CONSIDERATIONS RELATING TO
FUNC -- Payment of Dividends" and "DESCRIPTION OF FUNC CAPITAL STOCK".
VOLUNTARY DISSOLUTION
     ASF. The ASF Board may, under OTS regulations, propose a plan for dissolution of ASF. The plan may provide for either: (i) appointment of the FDIC or the RTC as receiver for the purpose of liquidation; (ii) transfer of all of ASF's assets to another association and home-financing institution under federal or state charter either for cash sufficient to pay all obligations of the bank and retire all outstanding accounts or in exchange for that association's payment of all of ASF's outstanding obligations and issuance of share accounts or other evidence of interest to ASF's stockholders on a pro rata basis; or
(iii) dissolution in a manner proposed by the directors which they consider best for all concerned. In order to take effect, the plan must be approved by the OTS and by ASF's stockholders at a duly called meeting. ASF is not required to obtain
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approval for voluntary dissolution where ASF transfers all of its assets and liabilities to a bank in a transaction that is subject to the OTS' separate rules governing merger, consolidation, purchase or sale of assets, or assumption of liabilities.
     FUNC. North Carolina law provides that FUNC may be dissolved if the Board of Directors of FUNC proposes dissolution and a majority of the shares of FUNC entitled to vote thereon approves. In accordance with North Carolina law, the Board of Directors of FUNC may condition its submission of a proposal for dissolution on any basis.
                          RESALE OF FUNC COMMON SHARES

     The FUNC Shares have been registered under the Securities Act, thereby allowing such shares to be traded freely and without restriction by those holders of ASF Common Stock who receive such shares following consummation of the Merger and who are not deemed to be "affiliates" (as defined under the Securities Act, but generally including directors, certain executive officers and ten percent or more stockholders) of ASF or FUNC. The Merger Agreement provides that ASF will use its reasonable best efforts to cause each holder of ASF Common Stock who is deemed by ASF to be an affiliate to enter into an agreement with FUNC on or before the Effective Date providing, among other things, that such affiliate will not transfer any FUNC Shares received by such holder in the Merger except in compliance with the Securities Act. The Merger Agreement further provides that shares of ASF Common Stock held by such affiliates of ASF shall not be exchanged for FUNC Shares until FUNC receives such an agreement. See "THE MERGER -- Exchange of ASF Stock Certificates". This Proxy Statement/Prospectus does not cover any resales of FUNC Shares received by affiliates of ASF. In addition, certain shares of FUNC Common Stock will be held in escrow pursuant to the Escrow Agreement. See "THE MERGER -- Voting Agreement; Escrow Agreement".

                               ADDITIONAL MATTERS
     From time to time FUNB-FL and its affiliates have entered into transactions with certain of the directors of ASF or their affiliates in the ordinary course of business, including, without limitation, certain members of the ASF Board or their affiliates maintaining deposit accounts and loans with FUNB-FL or its affiliates. Additionally, from time to time, Goldman Sachs has maintained business relationships with FUNC or its affiliates. See "THE MERGER -- Opinions of Financial Advisors; GOLDMAN SACHS".
                                 LEGAL OPINIONS
     Certain legal matters associated with the Merger, including the validity of the FUNC Shares being offered hereby will be passed upon for FUNC by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of FUNC. Mr. Cowell is also a stockholder of FUNC and holds options to purchase additional shares of FUNC Common Stock.
     Sullivan & Cromwell, special counsel for FUNC, has delivered an opinion concerning certain federal income tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences". Sullivan & Cromwell regularly performs legal services for FUNC and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of FUNC's Common Stock.

     Certain legal matters associated with the Merger will be passed upon for ASF by Steel Hector & Davis, special counsel for ASF. From time to time, Steel Hector & Davis performs legal services for FUNB-FL which are unrelated to the Merger.

                                    EXPERTS
     The statements of consolidated financial condition of ASF as of December
31, 1994 and 1993, and the related statements of consolidated earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, included in ASF's 1994 Form 10-K which is incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering ASF's consolidated financial statements refers to changes in the methods of accounting for investments and income taxes in 1993.
     The consolidated balance sheets of FUNC as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, included in FUNC's 1994 Annual Report to Stockholders which is incorporated by reference in FUNC's 1994 Annual
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Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering FUNC's consolidated financial statements refers to a change in the method of accounting for investments in 1994.
                                OTHER PROPOSALS

     At the Meeting, holders of ASF Common Stock as of the Record Date will be asked to consider several matters (including annual meeting matters) in addition to approval of the Merger and the Merger Agreement. These matters are discussed under the captions "ADJOURNMENT OF MEETING," "ELECTION OF DIRECTORS," and "RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS".

                                   PROPOSAL 2
                             ADJOURNMENT OF MEETING
GENERAL

     Stockholders of ASF are being asked to approve a separate proposal authorizing the individuals named in the Proxy to vote to adjourn the Meeting (if the Merger Agreement has not been terminated as of the time of the Meeting) to another time and/or place in the event that there are not sufficient votes at the time of the Meeting to approve the Merger and the Merger Agreement for the purpose of soliciting additional votes in favor of the Merger and the Merger Agreement, the election of each of the nine nominees for director and the ratification of KPMG Peat Marwick LLP as independent auditors. While such an adjournment would not invalidate any proxies previously submitted, including those submitted by holders of ASF Common Stock voting against Proposal 1, it would give ASF the opportunity to solicit additional proxies in favor of Proposals 1, 3 and 4. In addition, any holder of ASF Common Stock could revoke a proxy after an adjournment. See "GENERAL INFORMATION -- General".

     As discussed in Proposal 1, approval of the Merger and the Merger Agreement requires the affirmative votes of at least (i) two-thirds of the shares of ASF Common Stock issued and outstanding on the Record Date, and (ii) a majority of the Non-interested Shares represented and voted at the Meeting. ASF is presenting this proposal to the ASF stockholders as a precautionary measure because of the importance of the Merger Proposal to ASF stockholders and because of the added burden of having to meet two separate voting requirements for approval of the Merger Proposal.

     If it is necessary to adjourn the Meeting and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting need be given the ASF stockholders, other than an announcement made at the Meeting. If the Meeting is adjourned, Proposals 1, 3 and 4 will be determined at the reconvened Meeting.

VOTE REQUIRED AND RECOMMENDATION
     If a quorum is present at the Meeting, the affirmative vote of a majority of the votes cast in person or by proxy, by persons entitled to vote at the Meeting is required to adjourn the Meeting in order to solicit additional proxies in favor of the Merger and the Merger Agreement. If a quorum is not present, the affirmative vote of the holders of a majority of the shares of ASF Common Stock represented in person or by proxy and entitled to vote at the Meeting may adjourn the Meeting for solicitation of additional proxies.

THE ASF BOARD RECOMMENDS THAT HOLDERS OF ASF COMMON STOCK VOTE "FOR" PROPOSAL 2.

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                                   PROPOSAL 3
                             ELECTION OF DIRECTORS

     The persons named below have been nominated by the ASF Board to serve as directors of ASF for a term of one year and until their successors are duly elected and qualified, or until their earlier resignation, removal from office or death. In addition, at the Effective Date the terms of the directors will terminate as ASF will cease to exist as an independent entity and the directors listed in this Proposal 3 will not become directors of FUNC or the Subsidiary. All of the nominees named below currently serve as directors on the ASF Board. ASF is not aware of any arrangement or understanding between Enstar or any other person and any nominee pursuant to which such nominee has been nominated as a director. Further, there are no such arrangements or understandings between ASF and any nominee.

NOMINEES FOR DIRECTOR
     Erwin Allen, age 73, director since July 1993. Retired. President and Vice Chairman of the Board of Peninsula Federal, Miami, Florida, from 1978 to 1983. Director, from 1983 until 1992, of Atico Financial, Miami, Florida. From 1972 until 1978, Senior Vice President of the Federal Home Loan Bank of Atlanta and Supervisory Agent of the Federal Home Loan Bank Board (Fourth District).
     T. Wayne Davis, age 48, director since July 1993. President and Chairman of the Board of Tine W. Davis Family -- WD Charities, Inc. since 1980, President of Redwing Properties, Inc. since 1987, and of counsel to the Florida law firm of Greenberg, Traurig et al. since April 1990. Director of Accustaff, Inc., a temporary staffing agency, since February 1994, director of Enstar since June 1990, director of Winn-Dixie Stores, Inc. since 1981, director of Enterprise National Bank since March 1989, director of Associated Industries of Florida Property and Casualty Trust since 1986, Vice Chairman of the Board of Riverside Golf Investments since September 1990 and Chairman of the Board of General Parcel Service, Inc. since February 1989.
     William H. Dukelow, age 52, director since March 1991. Financial advisor with Prudential Securities Incorporated since December 1993. Investment executive with PaineWebber Inc. from August 1991 until December 1993. Previously associated with Prudential Securities Incorporated or its predecessor from 1987 until August 1991. Previously, Executive Vice President of Alliance Mortgage Co. (formerly named Charter Mortgage Co.).

     Nimrod T. Frazer, age 65, director since May 1993 and from May 1992 until December 1992. Chairman of the Board, Acting President and Chief Executive Officer, since October 1990, President, since May 1992, and director, since August 1990, of Enstar. Chairman of the Board, since 1976, and Co-Founder of The Frazer Lanier Company, a regional investment banking firm. Director of Rockdale Industries, a Pattillo Company, Stone Mountain, Georgia. An executive officer of Enstar Financial Services, Inc. ("Enstar Financial") and Christa Oil Company, subsidiaries of Enstar, both of which, as well as Enstar, filed for protection under Chapter 11 of the United States Bankruptcy Code in 1991. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Potential Change in Control".

     Barbara W. Gothard, age 57, director since July 1993. Since 1989, President of The Gothard Group, Inc., Miami, Florida, a full-service communications agency serving private and non-profit organizations regarding advertising, marketing and public/community relations programs. Previously, Director of Corporate Affairs of Burger King Corporation, which operates, develops and franchises a system of quick-service restaurants.
     Charles Daniel Kimbrel, age 45, director and Chairman of the Board since March 1991. President and Chief Executive Officer, since 1985, of Thomson Oak Flooring Company, a wood flooring products manufacturer. Previously, President of several units of Ellis Banking Corporation, Sarasota, Florida, and Vice President and regional executive for its successor, NCNB of Florida. Director of Rockdale Industries, a Pattillo Company, Stone Mountain, Georgia. Director of Palmetto Companies and Manatee Fruit Company, both of Bradenton, Florida.
     Deirdre Y. Russell, age 32, director since March 1993. Assistant Director of Fixed Income-Private Placements, The Retirement Systems of Alabama, since March 1991. Vice President Finance and Treasurer of Enstar from November 1990 until February 1991. Assistant Treasurer of Enstar from June 1988 until November 1990.

     Donald T. Senterfitt, age 75, director since November 1994. President and Chief Executive Officer of The Pilot Group, L.C., consultants to financial institutions, since July 1990. Vice Chairman and a member of the board of directors of SunTrust Banks, Inc. or its affiliates from 1964 to 1989. Engaged in the practice of law from 1948 to 1980. A trustee of Colonial Properties Trust since September 1993. Director of Colonial Properties Holding Co., Inc.

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     Stephen D. Taylor, age 49, director, President and Chief Executive Officer of ASF since September 1991. Chief Credit Officer for U.S. non-credit-card consumer portfolios at Citicorp, parent of Citibank, N.A., New York from October 1988 until September 1991.

     The ASF Bylaws provide that the ASF Board shall consist of nine members. The ASF Board has nominated nine persons for election as directors of ASF. Therefore, proxies may not be voted for more than nine nominees.
     The persons named in the enclosed form of proxy intend to vote all proxies in favor of all nine nominees, unless a proxy is marked to indicate that such authorization is expressly withheld. The ASF Board has no reason to believe that any of these nominees will not serve if elected. If any of these nominees is unable to stand for election at the time of the Meeting, the persons named in the enclosed form of proxy intend to nominate and vote for the replacement nominee or nominees recommended by a majority of the ASF Board.
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     ASF has not received any Schedules 13D or 13G notifying it of beneficial ownership by any person of more than five percent of ASF Common Stock as of April 26, 1995, other than a Schedule 13D, dated December 4, 1994 from FUNC, and a Schedule 13G, dated May 3, 1991, as amended through December 12, 1994, from Enstar. The information in the following table and related notes is based upon statements in the Schedule 13D and the Schedule 13G, as amended:


      NAME AND ADDRESS OF          AMOUNT AND NATURE OF
       BENEFICIAL OWNER            BENEFICIAL OWNERSHIP     PERCENT OF CLASS (1)
The Enstar Group, Inc. (2)               5,689,391                  48.4
  172 Commerce Street
  Montgomery, Alabama
First Union Corporation (3)              2,288,786                  19.5
  One First Union Center
  Charlotte, North Carolina


(1) Based upon 11,755,943 shares of ASF Common Stock outstanding as of the close of business on April 26, 1995.


(2) Enstar has sole voting and investment power with respect to the shares stated. As directors of Enstar, Messrs. T. Wayne Davis and Nimrod T. Frazer, directors of ASF, each states that he shares voting and investment power. Messrs. Davis and Frazer disclaim beneficial ownership of those shares. See " -- Security Ownership of Management". For a discussion of the ownership of Old Enstar Common Stock, see " -- Potential Change in Control", "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation", and "THE MERGER -- Interests of Certain Persons".

(3) 2,288,700 of the shares of ASF Common Stock deemed beneficially owned by FUNC are purchasable by FUNC upon exercise of the Option, and 86 of such shares are held by a subsidiary bank of FUNC in a fiduciary capacity with sole voting power. The Option may be exercised only upon the happening of certain events, none of which has occurred as of the date of this Proxy Statement/Prospectus. Prior to the exercise of the Option, FUNC is not entitled to any rights as a stockholder of ASF as to the shares covered by the Option. See "THE MERGER -- Stock Option Agreement".
POTENTIAL CHANGE IN CONTROL

     For a discussion of the change in control which would result from the consummation of the Merger, see "THE MERGER". For a discussion of the potential change in control which may result under the Voting Agreement and the Escrow Agreement, see "THE MERGER -- Voting Agreement; Escrow Agreement". The Capital Maintenance Agreement provides that Enstar and Enstar Financial (collectively with Enstar, "Enstar Group") are obligated to maintain ASF's regulatory capital at required levels. It also provides that if ASF does not meet a capital ratio test stated in the agreement and Enstar Group fails to infuse sufficient additional equity to restore ASF's capital ratio to the required level, OTS has the right, among other things, to vote the ASF Common Stock held by Enstar, to remove the ASF Board or to dispose of any or all of the ASF Common Stock held by Enstar. For a discussion of certain restrictions under the Capital Maintenance Agreement, see "CERTAIN DIFFERENCES IN THE RIGHTS OF ASF AND FUNC
STOCKHOLDERS -- Dividends and Other Distributions". Although ASF has continuously met its current capital requirements since March 31, 1992 and its fully phased-in capital requirements since September 30, 1992, at December 31, 1990, ASF did not meet the regulatory capital requirements of OTS. On May 30, 1991, OTS delivered to Enstar formal notice of default under the Capital Maintenance Agreement and demanded that Enstar immediately infuse into

ASF sufficient equity capital to cause ASF to comply with its regulatory capital requirements. Enstar Group did not infuse the requisite additional capital. The OTS confirmed, on December 2, 1994, that, to the extent that any transactions contemplated under the Voting Agreement and the Escrow Agreement would require that a conveyance of Escrowed Shares be recorded on ASF's transfer records, the OTS waives the prohibition under the Capital Maintenance Agreement with respect to that recording.

     As described above, on May 31, 1991, Enstar filed for protection under Chapter 11 of the United States Bankruptcy Code. See "THE MERGER -- Background and Reasons; ASF" and "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation". Under the Bankruptcy Plan, all of the Old Enstar Common Stock was cancelled, and new common stock of Enstar was issued to a trustee. In addition, under the modified Bankruptcy Plan, Enstar is obligated to sell or distribute the ASF Common Stock it owns before June 1, 1995, unless otherwise agreed by certain classes of creditors whose claims have not been satisfied. See "THE MERGER -- Background and Reasons" for a discussion of the events leading to the execution of the Merger Agreement. The Bankruptcy Plan, as modified, also provides that prior to the date of any sale, Enstar has the right to vote its ASF Common Stock.

     On December 2, 1994, and again on January 26, 1995, in response to requests for confirmation that Enstar is able to vote its shares of ASF Common Stock at the Meeting, OTS notified ASF that OTS would continue to waive the limitations applicable to Enstar's exercise of its voting rights under the Capital Maintenance Agreement. Therefore, Enstar will be permitted to vote its shares of ASF Common Stock at the Meeting. As is discussed above, Enstar has entered into the Voting Agreement pursuant to which it has agreed to vote its shares of ASF Common Stock in favor of approval of the Merger and the Merger Agreement. See "THE MERGER -- Voting Agreement; Escrow Agreement". In the event that the Merger Agreement is terminated or the Merger is not otherwise consummated, a change in control of ASF could occur if OTS exercised its rights under the Capital Maintenance Agreement, upon a sale or other disposition by Enstar of its ASF Common Stock under the modified Bankruptcy Plan or if FUNC exercised the Option.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 26, 1995, information regarding beneficial ownership of ASF Common Stock by each director and nominee for election as a director of ASF, ASF's Chief Executive Officer, its four other most highly compensated (for services during 1994) executive officers (all of whom were serving as executive officers on December 31, 1994), and all current directors and executive officers as a group:


                                                                                                           BENEFICIAL OWNERSHIP
NAMES OF DIRECTORS, NOMINEES,                                                                                       (1)
EXECUTIVE OFFICERS AND GROUP OF                                                                            NUMBER OF    PERCENT
DIRECTORS AND EXECUTIVE OFFICERS                                                                            SHARES      OF CLASS
Erwin Allen.............................................................................................         100         *
T. Wayne Davis (2)......................................................................................   5,744,872      48.9
William H. Dukelow (3)..................................................................................      17,500         *
Nimrod T. Frazer (2)....................................................................................   5,747,022      48.9
Barbara W. Gothard......................................................................................       1,000         *
Charles Daniel Kimbrel (4)..............................................................................      52,000         *
Deirdre Y. Russell......................................................................................         100         *
Donald T. Senterfitt....................................................................................         100         *
Stephen D. Taylor (5)...................................................................................     230,000       1.9
Alan B. Goldstein (6)...................................................................................      66,000         *
Linda M. Haskins (7)....................................................................................      47,500         *
Charles H. Holland, Jr..................................................................................      46,920         *
Barbara E. Mahoney......................................................................................      50,000         *
All current directors and executive officers as a group (35 persons) (8)................................   6,617,801      54.5





(1) Unless otherwise stated, has sole voting and investment power. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission applied by OTS, and is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes shares of ASF Common Stock issuable upon exercise of options within 60 days after April 26, 1995. According to the transfer agent for ASF Common Stock, The First National Bank of Boston, 11,755,943 shares of ASF Common Stock were outstanding as of the close of business on April 26, 1995. All numbers of shares reflect adjustment for the one-for-five reverse common stock split effective at the close of business on April 27, 1993.

(2) The shares stated in the above table include 5,689,391 shares of ASF Common Stock beneficially owned by Enstar. As directors of Enstar, Messrs. Davis and Frazer each states that he shares voting and investment power with respect to those shares. Messrs. Davis and Frazer disclaim beneficial ownership of those shares.
(3) Includes options to acquire 12,500 shares of ASF Common Stock.
(4) Includes options to acquire 50,000 shares of ASF Common Stock.
(5) Both the number of shares beneficially owned and, for purposes of calculating the percent of class, the total number of shares of the class include options to acquire 199,800 shares of ASF Common Stock.
(6) Includes options to acquire 33,500 shares of ASF Common Stock.
(7) Includes options to acquire 25,000 shares of ASF Common Stock.

(8) Both the number of shares beneficially owned and, for purposes of calculating the percent of class, the total number of shares of the class include options to acquire 387,050 shares of ASF Common Stock.


 * Less than one percent.

                       BOARD OF DIRECTORS AND COMMITTEES
GENERAL INFORMATION
     Of the nine directors of ASF currently serving, all but Mr. Senterfitt were directors throughout 1994. The ASF Board, as then constituted, held 14 meetings during the fiscal year ended December 31, 1994. All current directors attended more than 80 percent of the meetings of the ASF Board and committees of the ASF Board on which he or she served during the period they served.
     Under the ASF Bylaws, the ASF Board constitutes the nominating committee for the election of directors. It has not actively solicited recommendations from holders of ASF Common Stock for nominees for director nor has it established any procedures for this purpose, but has in the past accepted proposed nominees from Enstar. The ASF Board generally must nominate proposed directors in writing at least 20 days before the stockholders' meeting, and under ASF's bylaws shareholders may submit in writing to the Secretary of ASF additional nominees for director, if any, at least five days before that meeting.
COMMITTEES
     The ASF Board has standing Executive, Audit, Special Advisory, Compensation, Stock Option and Senior Executive Employee Severance Pay Plan Committees.
  EXECUTIVE COMMITTEE
     The Executive Committee currently consists of William H. Dukelow, Nimrod T. Frazer, Charles Daniel Kimbrel and Stephen D. Taylor. The Executive Committee meets on call and has authority to act on most matters during the intervals between ASF Board meetings. The Executive Committee did not meet during 1994.
  AUDIT COMMITTEE
     The Audit Committee currently consists of Erwin Allen, William H. Dukelow, Charles Daniel Kimbrel and Deirdre Y. Russell, all of whom are non-employee directors. The Audit Committee meets on call and reviews the internal controls of ASF and the objectivity of its financial reporting. It meets with appropriate ASF financial personnel, internal auditors and independent certified public accountants in connection with these reviews. The Audit Committee recommends to the ASF Board the appointment of the independent certified public accountants to serve as ASF's auditors. Both the internal auditors and the independent certified public accountants meet alone with, and have free access to, the Audit Committee at any time. The Audit Committee met eight times during 1994.
  INDEPENDENT COMMITTEE
     The Independent Committee currently consists of Erwin Allen, William H. Dukelow and Barbara W. Gothard, all of whom are non-employee directors who are believed to be independent of any relationships with Enstar, Nimrod T. Frazer and any other party interested in any acquisition of ASF or ASF Common Stock. Stephen D. Taylor is an ex officio non-voting member of the Independent Committee. The Independent Committee meets on call and was established by the ASF Board to make recommendations to the ASF Board with respect to strategic alternatives for enhancing stockholder value, including a potential sale or other transaction involving a change in control of ASF. The Independent Committee investigated, analyzed, conferred and generally dealt with all issues and parties arising out of the Merger and the Merger Agreement. The Independent Committee reported its findings and made recommendations to the ASF Board in connection with these matters. See "THE MERGER -- Background and Reasons; ASF". The Independent Committee met 18 times during 1994.
  COMPENSATION COMMITTEE
     The Compensation Committee currently consists of T. Wayne Davis, William H. Dukelow, Nimrod T. Frazer, Barbara W. Gothard, Charles Daniel Kimbrel and Deirdre Y. Russell, all of whom are non-employee directors. The Compensation Committee meets on call and administers the compensation of the officers of ASF. Its activities include setting compensation levels and performance objectives for the Chief Executive Officer, establishing the compensation policy and the amounts of performance bonus and salary increase pools for other officers and employees, assessing executive performance and reviewing and approving management's recommendations for salaries and bonuses to executive officers within established parameters. The Compensation Committee also oversees the operations of the employee benefit and retirement plans (other than the Severance Plan) and has the authority to act on matters of individual retirement and, subject to a quarterly or, at the direction of the ASF Board, a more frequent review, also has the authority to assume each of the ASF Board's administrative and
                                       70
operational powers and responsibilities under the employee benefit plans. The Compensation Committee met three times during 1994. See "EXECUTIVE
COMPENSATION -- Report of the Compensation and Stock Option Committees on Executive Compensation", "THE MERGER -- Interests of Certain Persons" and
" -- Effect on ASF Employee Benefit Programs".
  STOCK OPTION COMMITTEE
     The Stock Option Committee currently consists of T. Wayne Davis, William H. Dukelow, Nimrod T. Frazer, Charles Daniel Kimbrel and Deirdre Y. Russell. The Stock Option Committee, which meets on call, administers the 1990 Employee Stock Incentive Plan and the 1992 Employee Stock Incentive Plan. The Stock Option Committee did not meet during 1994. See "EXECUTIVE COMPENSATION -- Report of the Compensation and Stock Option Committees on Executive Compensation," and "THE MERGER -- Interests of Certain Persons".
  SENIOR EXECUTIVE EMPLOYEE SEVERANCE PAY PLAN COMMITTEE
     The Senior Executive Employee Severance Pay Plan Committee currently consists of Erwin Allen, William H. Dukelow, Barbara W. Gothard and Donald T. Senterfitt, all of whom are non-employee directors. This Committee administers the Severance Plan, and is authorized to construe and interpret the provisions of the Severance Plan. Charles H. Holland, Jr., Executive Vice President and Chief Operating Officer, is an ex officio non-voting member of this Committee, which did not meet during 1994. See "EXECUTIVE COMPENSATION -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts; SEVERANCE PLAN", and "THE MERGER -- Interests of Certain Persons".
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee currently consists of T. Wayne Davis, William H. Dukelow, Nimrod T. Frazer, Barbara W. Gothard, Charles Daniel Kimbrel and Deirdre Y. Russell, all of whom are non-employee directors. ASF is not aware of any interlocking relationships among the executive officers, members of the Compensation Committee or the ASF Board and those of any other entity, except that certain directors of ASF are also executive officers or directors of other entities, as described under "ELECTION OF DIRECTORS -- Nominees for Director".
     As described above, Messrs. T. Wayne Davis and Nimrod T. Frazer are directors of Enstar. Mr. Frazer is also Chairman of the Board, President and Chief Executive Officer of Enstar. As such, Messrs. Davis and Frazer may be deemed to have an interest in the transactions and relationships described below.
  ENSTAR CHAPTER 11 PROCEEDINGS
     As described above, on May 31, 1991, Enstar filed for protection under Chapter 11 of the United States Bankruptcy Code. See "THE MERGER -- Background and Reasons; ASF", for a general discussion of the Enstar bankruptcy, including, among other matters, ASF's claim against Enstar's estate, the modified Bankruptcy Plan, and Enstar's obligation under the modified Bankruptcy Plan to sell or distribute its shares of ASF Common Stock by June 1, 1995, and the potential conflict of interest between the interests of Enstar and the interests of ASF's other stockholders.

     Generally, under the modified Bankruptcy Plan, ASF is entitled to receive
66.66 percent of all distributions from the bankruptcy estate until ASF's allowed claim is paid in full, but may not participate in the proceeds from the sale of Enstar's ASF Common Stock, until certain other classes of creditors have been paid in full. Thereafter, ASF would be entitled to receive all distributions of remaining property, if any, from the estate, including proceeds from the sale of ASF Common Stock, until its allowed claim is paid in full. ASF's allowed claim at March 31, 1995 was approximately $27,500,000.

     The modified Bankruptcy Plan, among other things, also provides for (i) the payment of interest at the annual rate of 4.26 percent on unpaid claims of certain classes of creditors, including ASF, from June 1, 1992, but only after ASF's allowed claim is paid in full, (ii) a class of creditors consisting of foreign bearer bond holders who surrendered their bonds after applicable deadlines under Enstar's original Bankruptcy Plan, which class will be entitled to distributions only after ASF's Bankruptcy Claim is paid in full with interest, (iii) the establishment of a tax reserve to be funded from property of Enstar to provide for any state or federal tax obligations, and (iv) a restriction, generally, on the transfer of claims after August 25, 1993.
     The modified Bankruptcy Plan provides that if all other creditors are paid in full, with interest, the former Enstar stockholders would be entitled to receive a distribution of the remaining property of the bankruptcy estate, if any, pro rata, or, at the option of Enstar, shares of new common stock of Enstar. The new common stock of Enstar continues to be held for the benefit of certain unsecured creditors of Enstar, including ASF, but only until their claims are paid in full. See "THE MERGER -- Interests of Certain Persons" regarding the interests of Messrs. Frazer and Davis in shares of the Old Enstar
                                       71

Common Stock, Mr. Davis' interest, if any, in the Enstar Incentive Bonus Pool, Enstar's engagement of Mr. Frazer on an exclusive basis to market and sell Enstar's shares of ASF Common Stock and the corresponding effects of the consummation of the Merger on such interests. For a discussion of ASF's interest in the proceeds of any sale of ASF Common Stock owned by Enstar and the effect of the consummation of the Merger on such interest, See "THE
MERGER -- Background and Reasons; ASF" and "THE MERGER -- Voting Agreement; Escrow Agreement".
  TRANSACTION WITH ENSTAR
     In 1992, in connection with OTS' settlement of its enforcement action and ASF's lawsuit against Richard J. Grassgreen, a former director of ASF, and others, OTS directed Grassgreen to deliver to ASF a $1,500,000 promissory note payable in annual installments of $300,000 each, commencing November 1992. In 1993, Grassgreen filed for protection under Chapter 11 of the United States Bankruptcy Code and objected to ASF's status in that proceeding as a secured creditor. As part of a settlement agreement among ASF, Grassgreen, Enstar and certain other parties involved as defendants in an adversary proceeding in the Grassgreen Chapter 11 proceedings and Grassgreen's proposed plan of reorganization, ASF has received, from Grassgreen's bankruptcy estate, in satisfaction of the $1,200,000 balance of the note, $576,000 in cash and an assignment of Grassgreen's rights represented by his ownership of 772,131 shares of Old Enstar Common Stock. Pursuant to the settlement agreement, Enstar agreed to acquire these rights for $300,000 plus interest on or before June 1, 1995. Payment of $305,958.90 to acquire these rights was made to ASF in February 1995, pursuant to the settlement agreement. In December 1994, Enstar acquired from another party 175,000 additional shares of ASF Common Stock in settlement of claims that Enstar had or may have had against that party.
  OTHER TRANSACTIONS WITH ENSTAR AFFILIATES

     Certain of the claims asserted as part of a suit by ASF against Michael R. Milken, Lowell Milken ET AL. (which were included in a global settlement of claims previously pending in the United States District Court for the Southern District of New York) were assigned to ASF by Enstar as part of the ongoing restructuring of the commercial relationships between Enstar and ASF begun in 1990. The assignment agreement provides that any amounts payable by the defendants as a result of a final judgment or settlement of the action, after deduction and reimbursement of costs and expenses paid by ASF and Enstar, and after deduction of contingent fees (including attorneys' fees), will be allocated 20 percent to ASF and 80 percent to Enstar. Enstar's share of any proceeds from the suit is to be distributed to its creditors, including ASF, pursuant to the modified Bankruptcy Plan; however, Enstar may provide a tax reserve and an expense reserve prior to distribution. The assignment of Enstar's claims to ASF was approved by OTS, subject to certain conditions, and by the United States Bankruptcy Court in Enstar's Chapter 11 proceedings. Mr. Frazer represented ASF on the steering committee that formulated a plan to allocate the proceeds of the global settlement.


     In February 1995, ASF recorded a pre-tax recovery of $3,400,000, net of certain estimated fees and expenses (including attorneys' fees), from amounts received from the fund established to pay certain claims against the Milken parties. This amount represents payment of a substantial portion of the settlement of ASF's direct claims against the Milken parties. ASF's receipt in the future of any additional monies from the fund is wholly dependent upon the fund's receipt of anticipated payments from third parties, which payments cannot be assured. In March 1995, the Enstar estate distributed to ASF $4,500,000, under the Bankruptcy Plan, as modified, in satisfaction of a portion of the Bankruptcy Claim, which was reduced at that time from $32,000,000 to $27,500,000. Enstar provided a tax reserve and an expense reserve prior to distribution.

DIRECTOR COMPENSATION

     Non-employee directors of ASF receive a fee of $600 for each month of service and an additional $800 for each ASF Board meeting attended plus reimbursement of travel and other expenses attributed to each meeting attended. Each non-employee director serving on ASF's Audit, Independent, Compensation or Stock Option Committee receives an additional fee of $400 for each committee meeting attended that was not held on the same day as an ASF Board meeting. Fees are not paid in connection with attendance at Executive Committee meetings or at meetings conducted telephonically. Directors who are full-time employees of ASF or any of its subsidiaries are not eligible to receive additional compensation for service on the ASF Board or committees of the ASF Board, other than reimbursement of travel and other expenses, if any, attributed to each meeting attended.

     The ASF 1991 Non-Employee Directors' Stock Option Plan, as amended (the "1991 Directors' Plan"), provides for a grant to each director elected by holders of ASF Common Stock, who is not then, and has not been at any time during the previous year, an employee of ASF or any subsidiary of ASF, of an option to purchase 50,000 shares of ASF Common Stock, having an exercise price equal to 100 percent of the fair market value of ASF Common Stock on the date of grant. All options
                                       72
are immediately exercisable but shares acquired upon exercise of an option may not be transferred within six months after the grant of the option. Options expire at the earlier of ten years after the date of grant or three months after the optionee ceases to serve as a director of ASF, unless he or she continues as an employee of ASF or any subsidiary, which employment would be deemed to be continued service as a director. Options are not transferable by the optionee except by will or by the laws of descent and distribution. A maximum of 250,000 shares of ASF Common Stock may be issued under the 1991 Directors' Plan. As of January 31, 1995, no shares are available for issuance under the 1991 Directors' Plan. Subject to limitations contained in the 1991 Directors' Plan and Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act if any optioned shares cease to be subject to an option prior to issuance of those shares, they will again become available for issuance under the 1991 Directors' Plan.
     During 1991, each of the four non-employee directors then serving, including Messrs. Dukelow and Kimbrel, was granted options to purchase 50,000 shares under the 1991 Directors' Plan, with an exercise price per share of approximately $1.00. Upon his election as a director at the Annual Meeting of Stockholders held on May 27, 1992, Nimrod T. Frazer was granted an option to purchase 50,000 shares under the 1991 Directors' Plan, with an exercise price per share of $3.75. No options have been granted under the 1991 Directors' Plan since that date. For a discussion of the effects of the consummation of the Merger on options granted to directors under the 1991 Directors' Plan, see "THE MERGER -- Interests of Certain Persons; TREATMENT OF STOCK OPTIONS AND SENIOR EXECUTIVE SEVERANCE PLAN".
     All numbers of shares and exercise prices stated above under "Director Compensation" reflect adjustment for the one-for-five reverse common stock split effective at the close of business on April 27, 1993.
                                       73

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table shows information concerning the compensation paid or awarded through January 31, 1995 to ASF's Chief Executive Officer and four other most highly compensated (for services during 1994) executive officers, for their services rendered in all capacities during 1992, 1993 and 1994 to ASF and its subsidiaries, for each year during any portion of which each of them was an executive officer of ASF:

                                                                                                           LONG TERM
                                                                                                          COMPENSATION
                                                                                                             AWARDS
                                                                                                           SECURITIES
                                                                                                           UNDERLYING
                                                                ANNUAL COMPENSATION                         OPTIONS
                                                                                        OTHER ANNUAL           (#
NAME AND PRINCIPAL POSITION                  YEAR    SALARY ($)(1)    BONUS ($)(3)    COMPENSATION ($)     SHARES)(9)
Stephen D. Taylor                            1994        340,000         135,000(4)            --                --
  President, Chief Executive                 1993        315,000         157,500(4)        26,681(6)             --
  Officer, director since                    1992        292,231         145,000(4)        95,658(7)             --
  September 1991
Alan B. Goldstein                            1994        182,125          65,000               --                --
  Executive Vice President --                1993        166,990          65,000               --                --
  General Counsel and                        1992        165,241          41,000               --            36,500
  Secretary; Treasurer from
  July 1991 until May 1992
Charles H. Holland, Jr.                      1994        180,000          65,000               --                --
  Executive Vice President and               1993        166,000          65,000               --                --
  Chief Operating Officer since February     1992        160,219(2)       48,000(5)         1,750(8)         60,000
  1995; Executive Vice
  President -- Corporate Support Group
  from March 1992 to February 1995;
  previously a consultant to ASF
Barbara E. Mahoney                           1994        176,125          65,000               --                --
  Executive Vice President --                1993        170,000          50,000               --                --
  Retail Banking Group                       1992        165,241          50,000               --            25,000
  since December 1991;
  previously, Executive Vice
  President, Administration and
  Operations
Linda M. Haskins                             1994        176,000          65,000               --                --
  Executive Vice President --                1993        166,000          50,000               --                --
  Chief Financial Officer since              1992        139,456          50,000               --            25,000
  August 1994; Executive Vice
  President -- Finance Group from
  April 1993 until August 1994;
  Executive Vice President,
  Finance and Controller from
  February 1992
  until April 1993;
  previously, Senior Vice
  President and Controller
                                             ALL OTHER
                                            COMPENSATION
NAME AND PRINCIPAL POSITION                 ($)(10)(11)
Stephen D. Taylor                              19,299
  President, Chief Executive                   17,484
  Officer, director since                       9,262
  September 1991
Alan B. Goldstein                              15,111
  Executive Vice President --                  10,056
  General Counsel and                           5,949
  Secretary; Treasurer from
  July 1991 until May 1992
Charles H. Holland, Jr.                        15,927
  Executive Vice President and                 12,806
  Chief Operating Officer since February          705
  1995; Executive Vice
  President -- Corporate Support Group
  from March 1992 to February 1995;
  previously a consultant to ASF
Barbara E. Mahoney                             17,802
  Executive Vice President --                  11,436
  Retail Banking Group                          6,934
  since December 1991;
  previously, Executive Vice
  President, Administration and
  Operations
Linda M. Haskins                               13,567
  Executive Vice President --                   9,751
  Chief Financial Officer since                 4,789
  August 1994; Executive Vice
  President -- Finance Group from
  April 1993 until August 1994;
  Executive Vice President,
  Finance and Controller from
  February 1992
  until April 1993;
  previously, Senior Vice
  President and Controller

 (1) Includes amounts deferred at the election of the named executive officer under a 401(k) Plan, a tax qualified defined contribution plan (the "401(k) Plan"). Upon consummation of the Merger, all accounts in the 401(k) Plan become fully vested.
 (2) Includes fee in the amount of $25,450 for services as a consultant to ASF during 1992 before Mr. Holland became an executive officer.
 (3) Because no recurring arrangement exists for the payment of bonuses after 1992, no bonuses were considered in determining the most highly compensated executive officers. See " -- Report of the Compensation and Stock Option Committees on Executive Compensation" and " -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts".
                                       74

 (4) Bonuses awarded during 1994, 1993 and 1992 pursuant to a letter agreement with Mr. Taylor, dated September 18, 1991, and the attainment of performance goals established by the Compensation Committee. See
     " -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts".
 (5) A portion of the bonus awarded during 1992, in the amount of $33,846, was pursuant to a letter agreement with Mr. Holland, dated February 25, 1992. See " -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts".
 (6) Consists of $26,681 reimbursed for the payment of taxes on reimbursement for relocation expenses.
 (7) Includes reimbursement for relocation expenses in the amount of $88,479 plus $7,179 reimbursed for the payment of taxes on that amount.
 (8) Consists of $1,750 reimbursed for the payment of taxes on reimbursement for relocation expenses. Perquisites and other personal benefits, securities or property are in an aggregate amount less than 10 percent of the total annual salary and bonus reported for the named executive officer.
 (9) ASF has granted no restricted stock awards or stock appreciation rights ("SARs"). Indicates number of shares of ASF Common Stock issuable upon exercise of stock options granted to the named officers under the 1990 Employee Stock Incentive Plan and the 1992 Employee Stock Incentive Plan. All numbers of shares reflect adjustment for the one-for-five reverse common stock split effective at the close of business on April 27, 1993.
(10) Amounts stated include:
     (a) Amounts paid for 1994 as premiums for group term life insurance coverage over $50,000, as follows: Mr. Taylor, $7,617; Mr. Goldstein, $3,429; Mr. Holland, $4,245; Ms. Mahoney, $6,120; and Ms. Haskins, $1,885.
         (b) Amounts contributed by ASF for 1994 as a Discretionary Contribution under the 401(k) Plan, as follows: Mr. Taylor, $7,182; Mr. Goldstein, $7,182; Mr. Holland, $7,182; Ms. Mahoney, $7,182; and Ms. Haskins, $7,182. Mr. Goldstein and Mmes. Mahoney and Haskins are fully vested in the 401(k) Plan. In the event the Merger is consummated, Messrs. Taylor and Holland will also become fully vested in the 401(k) Plan.
             (c) Amounts contributed by ASF for 1994 as a "matching"
                 contribution for each of the named persons for 1994 under the 401(k) Plan, as follows: Mr. Taylor, $4,500; Mr. Goldstein, $4,500; Mr. Holland, $4,500; Ms. Mahoney, $4,500; and Ms.
                 Haskins, $4,500. Mr. Goldstein and Mmes. Mahoney and Haskins are fully vested in the 401(k) Plan. In the event the Merger is consummated, Messrs. Taylor and Holland will also become fully vested in the 401(k) Plan.
(11) Mr. Holland's employment as an executive officer of ASF commenced in March 1992. See " -- Termination of Employment, Change-in-Control Arrangements and Employment Contracts".
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES
     The following table shows information concerning exercises of stock options during 1994 by each of the executive officers named in the Summary Compensation Table and the value of their unexercised options at December 31, 1994:

                                                                                    NUMBER OF SECURITIES
                                                                                   UNDERLYING UNEXERCISED
                                                                                      OPTIONS AT FISCAL
                                   SHARES ACQUIRED ON                                   YEAR-END (#)
NAME                                  EXERCISE (#)       VALUE REALIZED ($)(1)    EXERCISABLE/UNEXERCISABLE
Stephen D. Taylor...............         40,000                 688,750               139,800/60,000(3)
Alan B. Goldstein...............         26,500                 388,782                33,500/--
Charles H. Holland, Jr..........         43,980                 706,037                    --/--
Barbara E. Mahoney..............             --                      --                50,000/--
Linda M. Haskins................             --                      --                43,500/--
                                    VALUE OF UNEXERCISED
                                  IN-THE- MONEY OPTIONS AT
                                      FISCAL YEAR-END
                                        EXERCISABLE/
NAME                                UNEXERCISABLE ($)(2)
Stephen D. Taylor...............  $2,590,669/1,111,875(3)
Alan B. Goldstein...............     448,063/--
Charles H. Holland, Jr..........          --/--
Barbara E. Mahoney..............     773,438/--
Linda M. Haskins................     651,970/--


(1) Amount stated represents the sum, for all option exercises during 1994, of the following for each such option exercise: the difference between (a) the aggregate of the average of the high and low sales price per share of ASF Common Stock on The Nasdaq Stock Market for the date of exercise and (b) the aggregate exercise prices of the respective options.


(2) Amounts stated represent the difference between the aggregate of the closing sales price per share of ASF Common Stock on The Nasdaq Stock Market for December 31, 1994 ($19.625) and the aggregate exercise prices of the respective options.

(3) All stock options granted under the 1992 Employee Stock Incentive Plan, including those of Mr. Taylor, which were not otherwise exercisable as of January 31, 1995, were accelerated by the Stock Option Committee and became fully exercisable as of that date.
     For a discussion of the effects of the consummation of the Merger on unexercised options granted to officers under the 1990 Employee Stock Incentive Plan and the 1992 Employee Stock Incentive Plan, see "THE MERGER -- Interests of Certain Persons; TREATMENT OF STOCK OPTIONS AND SENIOR EXECUTIVE SEVERANCE PLAN".
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION
     The report of the Compensation and Stock Option Committees shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement/Prospectus into any filing under the Securities Act or under the Exchange Act, except to the extent ASF specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
     ASF links executive compensation to performance. Key components are the following:
     (Bullet) The members of the Compensation and Stock Option Committees of the
              ASF Board are non-employee directors of ASF. In matters of individual compensation levels and option grants, the decisions of these committees are final, and are not reviewed by the ASF Board.
COMPENSATION COMMITTEE -- POLICY AND PROCEDURAL FRAMEWORK
     (Bullet) ASF uses an independent executive compensation consulting firm to advise ASF regarding the relationships between compensation paid to its executives and compensation paid to executives for comparable services to comparable financial institutions according to commercially conducted surveys.
     (Bullet) Increases in the base salary of all officers and supervisors of
              ASF are reviewed annually and are based upon the following criteria ("Criteria"):
              a. demonstrated performance based upon internally published company objectives and written job description objectives, and more specifically upon a written annual business plan agreement between each officer and his or her superior officer (or, in the case of the Chief Executive Officer ("CEO"), the ASF Board), and the degree to which the benchmarks of that business plan were met by the officer under a program of Management by Objectives ("MBO"); and
                 b. an assessment of the officer's current salary against
                    salaries paid for similar jobs performed at other similar sized financial institutions, as compiled by ASF's independent consulting firm; the objective being to keep the officer's compensation within approximately 20 percent of the median compensation of similar competing jobs.
     (Bullet) In addition to base salary, each officer in ASF has had and will continue to have an opportunity to earn an annual performance bonus based upon (i) ASF's overall financial performance, and (ii) the demonstrated performance of that officer against his or her MBO plan. The quantum of that opportunity increases with the level and scope of the officer's responsibility and authority, generally in the range of approximately 5-15 percent of base salary for superior-performance junior officers, 10-40 percent of base salary for executive officers other than the CEO, and a maximum of 50 percent of base salary for the CEO.
     (Bullet) Because of the substantial increase in market value of ASF's shares during the three years preceding this report, and the "recovery" nature of ASF's financial status during that period, there has been no attempt to link base salary or bonus compensation decisions to the market value performance of ASF's stock.
COMPENSATION COMMITTEE -- CEO COMPENSATION
     (Bullet) The contractual base salary and bonus of ASF's CEO, as contained in the letter agreement, dated September 18, 1991, relating to his employment, were established by the ASF Board's CEO search committee based upon consideration of compensation levels at other financial institutions of similar size and complexity. A validation of that compensation level was performed by the Compensation Committee in November 1993 and, based on the report of ASF's independent executive compensation consulting firm and an analysis by ASF's staff of compensation as reported in proxy material of public institutions, the CEO's total cash compensation was found to be within 10 percent of the median compensation paid to chief executive officers by other banks and thrifts generally with assets greater than $1.0 billion as reported by an aggregate of ten commercially conducted surveys and ten other corporations' proxy statements.
                                       76

              Based upon this information, and the successful completion of the 1993 ASF business plan, including such areas (on an unranked basis) as earnings growth, capital growth, and loan portfolio performance improvement, the Compensation Committee increased the CEO's 1993 base salary by $25,000 (7.9 percent) for 1994, the same dollar amount increase granted the prior year.
     (Bullet) The amount of bonus awarded to the CEO for 1994 was based upon the CEO Performance Bonus Compensation Plan for 1994 previously adopted by the Compensation Committee. Based upon successfully meeting individual factors in that plan, he was awarded (a) a 9.7 percent bonus according to a formula involving the level of growth in corporate core earnings over the level earned in 1993, (b) a 10 percent bonus for completing two of three goals relating to (i) achieving specified levels of core and tangible capital ratios,
              (ii) reducing non-performing assets below a specified level, and
              (iii) achieving a regulatory status improvement, and (c) a 20 percent bonus pursuant to the Committee's overall assessment of ASF's continued growth and product innovation. The total bonus of
              39.7 percent produced a total salary plus bonus in 1994 that substantially matched the total of salary plus bonus in 1993, a result consistent with ASF continuing to meet long-term growth plans previously established by the ASF Board.
COMPENSATION COMMITTEE -- OTHER EXECUTIVE OFFICER COMPENSATION
     (Bullet) In November 1993 and in November 1994, the Compensation Committee reviewed the compensation of all executive officers then employed, including the four named executive officers other than the CEO (detailed above):
              a. In each instance, the Committee authorized: (i) a salary increase pool for executive officers for the following calendar year, stated as a percentage of aggregate base salaries of the group of executive officers, that percentage being the mid-range of percentage salary increases available to all above-average-performance employees of ASF; and (ii) a performance bonus pool for all officers for the year being completed, stated in dollars as approximately five percent of total ASF base salaries.
                 b. In each year the CEO assessed the performance of each
                    executive officer using the Criteria listed above, both directly and in consultation with that executive officer's superior officer (where applicable), and, based upon those assessments, recommended a performance-linked equitable allocation of the salary increase pool among the executive officers, and the performance bonus pool among both the superior-performance junior officers and the executive officers.
                    c. The CEO's recommendations were reviewed by the
                       Compensation Committee of the ASF Board and confirmed. STOCK OPTION COMMITTEE
     (Bullet) Incentive stock options link the compensation of executives to the financial interests of ASF's stockholders. Options serve as an incentive to attract and retain executive talent and to build loyalty to the institution in times of uncertainty as well as in times of success. The number of shares granted to any executive on an initial grant is determined by the scope of responsibility of that individual, and for additional grants is determined by relative responsibility level, by demonstrated performance, and by the quantity of options already held by that individual. Every grant is made with an exercise price equal to the fair market value on the date of grant, as defined in the plan under which the grant is made.
              ASF did not grant any stock options during 1994.
ASF BOARD'S REVIEW
     (Bullet) The goals, objectives, and financial impact of all compensation and benefit plans are reviewed and confirmed by the ASF Board annually in conjunction with its approval of ASF's strategic goals and operating business plan. No actions of the Compensation Committee or the Stock Option Committee were challenged or revised by the ASF Board.

COMPENSATION COMMITTEE                                          STOCK OPTION COMMITTEE
Charles Daniel Kimbrel, Chairman                                William H. Dukelow, Chairman
T. Wayne Davis                                                  T. Wayne Davis
William H. Dukelow                                              Nimrod T. Frazer
Nimrod T. Frazer                                                Charles Daniel Kimbrel
Barbara W. Gothard                                              Deirdre Y. Russell
Deirdre Y. Russell

                                       77

STOCK PRICE PERFORMANCE GRAPH
     The graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement/Prospectus into any filing under the Securities Act, or under the Exchange Act, except to the extent ASF specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
     The graph compares the cumulative total stockholder return1 on ASF Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) (the "NASDAQ Index"), and the CRSP Total Return Index for the Nasdaq Bank Stocks (the "NASDAQ Bank Index") as of the last trading day of each fiscal quarter from July 3, 1990 (the date on which ASF Common Stock was first publicly traded after ASF's acquisition by Enstar in 1988) through December 31, 1994.2

                  (Stock Price Performance Graph appears here)

Plotting points are as follows:

                         CUMULATIVE TOTAL RETURN AMONG ASF
                COMMON STOCK, NASDAQ INDEX AND NASDAQ BANK INDEX

                  7/3 9/28 12/31 3/28 6/28 9/30 12/31 3/31 6/30 9/30 12/31 3/31 6/30 9/30 12/31 3/31 6/30 9/30 12/30
                      1990             1991               1992                 1993                  1994
ASF               100   50    25   38   25   44    50  175  188  288   413  488  460  735   765  850  870  735   785
NASDAQ INDEX      100   75    83  107  106  118   133  137  127  133   154  157  160  174   176  169  161  174   172
NASDAQ BANK INDEX 100   77    83  102  112  126   136  152  166  171   198  219  211  231   225  222  240  243   225

1 Assumes the investment of $100 on July 3, 1990 in each of ASF Common Stock, the NASDAQ Index and the NASDAQ Bank Index, and reinvestment of dividends, although dividends were not declared on ASF Common Stock during the period. Prices stated reflect adjustment for the one-for-five reverse common stock split effective at the close of business on April 27, 1993.

2 Both indices were compiled by the Center for Research in Security Prices of The University of Chicago Graduate School of Business. The NASDAQ Index comprises all domestic common shares traded on The Nasdaq Stock Market and the Nasdaq SmallCap Market, including ASF Common Stock. The NASDAQ Bank Index comprises all domestic common shares of commercial or stock banks, thrift institutions and their holding companies included in the NASDAQ Index, including ASF Common Stock.

TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND EMPLOYMENT
CONTRACTS
STEPHEN D. TAYLOR
     A letter agreement, dated September 18, 1991, between ASF and Mr. Taylor provides for his employment as President and Chief Executive Officer of ASF, and sets forth the terms and conditions of his employment as follows: (a) an annual base salary of not less than $290,000, (b) a bonus of approximately $34,000 during 1991 (which Mr. Taylor waived), a fixed bonus in the amount of 25 percent of his base salary actually earned during 1992, and an additional bonus in the amount of up to 25 percent of his base salary during 1992, and up to 50 percent of his base salary during subsequent years, based upon his accomplishment of goals and objectives to be agreed upon with the ASF Board, (c) a grant of ISOs to purchase 240,000 shares of ASF Common Stock (granted in 1991 under the 1990 Employee Stock Incentive Plan but modified in 1992 without a change in exercise price, number of shares or term to provide that the options would be treated as options granted under the 1992 Employee Stock Incentive Plan reflecting adjustment for the one-for-five reverse common stock split effective at the close of business on April 27, 1993), (d) reimbursement of relocation and other expenses, and (e) a severance benefit of 12 months' salary upon involuntary termination of his employment. Amounts paid to Mr. Taylor under his agreement after 1991 contemplated by that agreement are included in the Summary Compensation Table.
CHARLES H. HOLLAND, JR.
     A letter agreement, dated February 25, 1992, between ASF and Mr. Holland provides for his employment as Executive Vice President -- Corporate Strategy and Support of ASF, sets forth the terms and conditions of his employment as follows: (a) an annual base salary of not less than $160,000, (b) a fixed bonus in the amount of 25 percent of his base salary actually earned during 1992, (c) a $10,000 relocation allowance, (d) reimbursement of expenses, and (e) a severance benefit of six months' salary upon involuntary termination of his employment. Amounts paid to Mr. Holland under his agreement, and options granted to him during 1992 under the 1992 Employee Plan, are included in the Summary Compensation Table.
  SEVERANCE PLAN
     ASF adopted a plan, effective as of the close of business on May 16, 1994, for certain management employees, including the officers named in the Summary Compensation Table. The plan, which replaced ASF's previous termination and severance pay policy, provides benefits, payable in a lump sum out of the general funds of ASF, if the officer's employment is terminated either (i) by ASF, for reasons other than just cause (as defined in the plan), death or disability, whether or not in connection with a change in control, or (ii) by the officer after an adverse change in position, responsibilities or status, a reduction in compensation or benefits, a relocation or a burdensome change in business travel, in connection with a change in control. Benefits will be paid in connection with a change in control if the termination occurs within two years after, or (if in anticipation of the change in control) one year before, a change in control. For this purpose, a "change in control" means any of the following not resulting from actions by regulatory authorities: (a) acquisition of 40 percent of ASF's voting securities, other than by ASF or any of its subsidiaries or employee benefit plans, and other than in a "non-control transaction" (involving continuity of share ownership and ASF Board membership);
(b) failure of three or more individuals recommended by the ASF Board to be elected as directors; or (c) approval by ASF's stockholders of its merger, consolidation or reorganization (except in a non-control transaction), its complete liquidation or dissolution, or an agreement for the sale or other disposition of all or substantially all of its assets. Severance benefits for involuntary termination not in connection with a change in control consist of 52 weeks' salary for the CEO and 26 weeks' salary for the other named officers. Severance benefits for termination in connection with a change in control consist of 52 weeks' salary for the CEO and 40 weeks' salary for the other named officers, plus the greater of (a) the officer's bonus for the year prior to the year of termination, or (b) the anticipated bonus for the year of termination multiplied by a fraction, the numerator of which is the sum of the number of complete months worked in that year plus a factor (12 for the CEO and 9 for the other named officers), and the denominator of which is 12. For this purpose, a number of "weeks' salary" means the product of the number times 1/52nd of the officer's highest annual gross salary rate during the two-year period preceding the termination. Insurance benefits will continue during the severance period and additional benefits may be awarded by the CEO, in his discretion. In the case of termination in connection with a change in control, benefits under the 401(k) Plan will vest and ASF's "matching" contributions will continue during the severance period. Severance benefits will not constitute "excess parachute payments" for federal income tax purposes.
     As described above, FUNC has agreed in the Merger Agreement that it and the Subsidiary will honor the Severance Plan unless the affected executive employee would receive better benefits under FUNC's severance plan and such employee accepts FUNC's severance plan in lieu of the Severance Plan. See "THE
MERGER -- Interests of Certain Persons; TREATMENT OF STOCK OPTIONS AND SENIOR EXECUTIVE SEVERANCE PLAN".
                                       79

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     For a discussion of certain transactions and matters relating to Enstar, see "BOARD OF DIRECTORS AND COMMITTEES -- Compensation Committee Interlocks and Insider Participation", and "THE MERGER -- Interests of Certain Persons".
     ASF makes loans in the ordinary course of business to its directors, executive officers, members of their respective immediate families, and related entities, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. ASF's management believes that none of these loans involve more than the normal risk of collectibility or repayment or present other unfavorable features.
               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
     Federal securities laws require ASF's directors, certain of its officers, and persons owning beneficially more than 10 percent of ASF Common Stock to file reports of initial ownership and reports of subsequent changes in ownership with OTS. ASF is required to disclose in this Proxy Statement/Prospectus any failure of persons who, at any time during 1994, were directors, officers required to report, or more than 10 percent beneficial owners, to file timely those reports during 1994 or prior years. To the best of ASF's knowledge, based solely upon a review of copies of reports furnished to it, written representations that no Form 5 was required for 1994 and other written representations maintained in ASF's records, except as previously disclosed, all of ASF's directors, officers required to report, and greater than 10 percent beneficial owners made all such filings timely, except that Thomas A. Dorsey, an officer of ASF, in one timely report, incorrectly stated the amount of securities beneficially owned at the end of ASF's fiscal year, which was subsequently corrected by amendment filed after the deadline for the original report; and Nimrod T. Frazer, a director of ASF, filed one late report of an indirect transaction. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Security Ownership of Certain Beneficial Owners".
                        VOTE REQUIRED AND RECOMMENDATION
     The affirmative vote of a majority of the votes cast, in person or by proxy, by persons entitled to vote at the Meeting is required to elect directors.

     THE ASF BOARD RECOMMENDS THAT HOLDERS OF ASF COMMON STOCK VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS UNDER PROPOSAL 3.

                                   PROPOSAL 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     The ASF Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP to continue as independent auditors to audit the books and records of ASF for the year ending December 31, 1995, subject to ratification by the stockholders of ASF at the Meeting. As of the Effective Date, KPMG Peat Marwick LLP's term as independent auditors of ASF will terminate as ASF will cease to exist as an independent entity. KPMG Peat Marwick LLP has been acting as independent auditors of ASF since 1985. No determination has been made as to what action the ASF Board would take if the stockholders of ASF did not ratify the appointment.
     Representatives of KPMG Peat Marwick LLP, independent auditors of the consolidated financial statements of ASF, are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

     THE ASF BOARD RECOMMENDS THAT HOLDERS OF ASF COMMON STOCK VOTE "FOR" PROPOSAL 4.

                                 OTHER MATTERS
     As of the date of this Proxy Statement/Prospectus, the ASF Board knows of no matters which will be presented for consideration at the Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement/Prospectus. However, if any other matters are properly presented, the persons named in the proxies solicited by the ASF Board will vote as determined by the ASF Board and, in the absence of Board action, have discretion to vote in accordance with their own judgment on such matters.
                    STOCKHOLDER PROPOSALS TO BE PRESENTED AT
                    1996 ANNUAL MEETING OF ASF STOCKHOLDERS
     In the event that the Merger is not approved or has not been consummated, any proposal intended to be presented by a stockholder at the 1996 Annual Meeting of ASF stockholders must be received by ASF not later than December 8, 1995, to be considered for inclusion in the proxy statement for that meeting. Any such proposal should be mailed to the Secretary of ASF, 17801 N.W. 2nd Avenue, Miami, Florida 33169-5089 by certified mail, return receipt requested. Inclusion of a stockholder's proposal in that proxy statement is subject to the stockholder's eligibility and compliance with other requirements under the Commission's proxy rules applied by OTS.

                                                                         ANNEX A
               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of December, 1994 and amended as of the 27th day of March, 1995 (this "Agreement"), by and between American Savings of Florida, F.S.B., a federally chartered stock savings bank ("Bank"), and First Union Corporation, a North Carolina corporation ("Acquiror").
                             PRELIMINARY STATEMENT
     WHEREAS, the respective Boards of Directors of Bank and Acquiror deem it to be in the best interests of Bank and Acquiror and in the best interests of their respective shareholders that Bank merge (the "Merger"), pursuant and subject to the terms and conditions of this Agreement (including Section 1.8), and in accordance with all applicable laws, rules and regulations, with and into a national banking association to be formed as a direct subsidiary of Acquiror on or prior to the Merger Effective Date (as defined herein) ("Subsidiary");
     WHEREAS, the respective Boards of Directors of Bank and Acquiror have approved this Agreement and the Stock Option Agreement at meetings of each of such Boards of Directors, and have authorized the execution hereof;
     WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger; and
     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code");
     NOW, THEREFORE, in consideration of the representations and warranties and mutual promises and obligations contained herein, the parties hereto adopt and make this Agreement and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:
                                   ARTICLE I
                                   THE MERGER
     1.1 THE MERGER; THE SURVIVING ENTITY. Subject to the terms and conditions of this Agreement, on the Merger Effective Date, Bank shall merge with and into Subsidiary in accordance with the applicable provisions of the Home Owners' Loan Act, as amended, the National Bank Act, as amended, and the rules and regulations thereunder, the separate existence of Bank shall cease, and Subsidiary (the "Surviving Entity" wherever reference is made to it as of the Merger Effective Date upon the consummation of the Merger, or thereafter) shall survive.
     1.2 ASSETS. Upon consummation of the Merger, the Surviving Entity shall thereupon and thereafter be deemed to be a continuation of each merging entity and possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging entities; and all assets and property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, including, without limitation, appointments, designations, nominations, and all other rights and interests as trustee, executor, administrator, transfer agent, registrar, guardian of estates, assignee, receiver, custodian and any other fiduciary position or agency capacity, of or belonging to or due to each of the entities so merged, shall be deemed to be vested in the Surviving Entity immediately by operation of law and without further action; and the title to any personalty or real estate, or any interest therein, vested in any of such entities, shall not revert or be in any way impaired by reason of the Merger.
     1.3 LIABILITIES. Upon consummation of the Merger, the Surviving Entity shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the entities so merged; all deposits, debts, liabilities, obligations and contracts of each of Bank and Subsidiary, matured or unmatured, including all liabilities of each of Bank and Subsidiary for taxes, whether existing immediately before the Merger Effective Date or arising as a result of or pursuant to the Merger, shall be those of the Surviving Entity and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of each of Bank and Subsidiary shall be preserved unimpaired.
     1.4 CHARTER; BYLAWS; DIRECTORS; OFFICERS; OFFICES. The charter and bylaws of the Surviving Entity shall be those of Subsidiary, as in effect immediately prior to the Merger becoming effective. The directors and officers of Subsidiary in office immediately prior to the Merger becoming effective shall be the directors and officers of the Surviving Entity, together with
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such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified. The home office of Bank and the branch offices of Bank existing immediately prior to the Merger Effective Date shall become branch offices of the Surviving Entity on the Merger Effective Date.
     1.5 MERGER CLOSING; MERGER EFFECTIVE DATE. Subject to the terms and conditions of this Agreement, on the first business day of the month following the month in which the last of the conditions set forth in Article VII (other than the delivery of certificates, opinions, comfort letters and the like) is satisfied or waived, or such other date as shall be mutually agreed between Acquiror and Bank, the parties hereto shall exchange all documents and instruments required by the terms of this Agreement to be delivered at or prior to consummation of the Merger at such location as may be mutually agreed upon by the parties (the "Merger Closing"). The Merger shall become effective at the close of business on the date of the Merger Closing (the "Merger Effective Date").
     1.6 HOLDING COMPANY VOTING AGREEMENT. Immediately following the execution and delivery of this Agreement, as an inducement to and condition of Acquiror's willingness to enter into this Agreement, The Enstar Group, Inc., a unitary savings and loan holding company ("Holding Company"), the holder of approximately 48% of the outstanding common stock of Bank, $.01 par value per share ("Bank Common Stock"), shall enter into a Shareholder Voting Agreement, pursuant to which Holding Company shall agree, among other things, to vote such Bank Common Stock in favor of the Merger (the "Holding Company Voting Agreement").
     1.7 STOCK OPTION AGREEMENT. Immediately following the execution and delivery of this Agreement, as an inducement to and condition of Acquiror's willingness to enter into this Agreement, Bank agrees to enter into a Stock Option Agreement (the "Stock Option Agreement") in the form attached hereto as EXHIBIT C, pursuant to which Bank will grant to Acquiror an option to purchase, under certain circumstances, shares of Bank Common Stock.
     1.8 RESERVATION OF RIGHT TO REVISE TRANSACTION. Acquiror may substitute for Subsidiary any bank as the entity into which Bank shall merge, PROVIDED that, at the time of the Merger, Acquiror shall be in control of such bank within the meaning of Section 368(c) of the Code. If such substitution is made, for purposes of this Agreement, each reference to Subsidiary herein shall be deemed to refer to such bank. In addition to the foregoing substitution, Acquiror may also at any time change the method of effecting the acquisition of Bank, PROVIDED that no such change or substitution shall (i) alter or change the amount or kind of consideration to be issued to holders of Bank Common Stock,
(ii) adversely affect the tax treatment of holders of Bank Common Stock as a result of such change or substitution, or (iii) impede or delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.
     1.9 SUBSIDIARY. Subject to Section 1.8 and subject to receipt of the regulatory approvals referred to in Section 7.1(b), Acquiror (a) will cause Subsidiary to be organized and to execute a supplement to this Agreement, in substantially the form of EXHIBIT D (the "Supplement"), pursuant to which Subsidiary shall become a party hereto and (b) will cause Subsidiary to take any action necessary to effect the Merger in accordance with the terms of this Agreement.
                                   ARTICLE II
                 CONVERSION OF SECURITIES; MERGER CONSIDERATION
     2.1 OUTSTANDING STOCK OF ACQUIROR. On and after the Merger Effective Date, all of the shares of Acquiror Common Stock (as hereinafter defined), issued and outstanding immediately prior to the Merger Effective Date, shall remain issued and outstanding shares of Acquiror Common Stock.
     2.2 OUTSTANDING BANK COMMON STOCK.
     (a) On the Merger Effective Date, by virtue of the Merger and without any further action on the part of Subsidiary, Bank or Surviving Entity, each share of Bank Common Stock issued and outstanding immediately prior to the Merger Effective Date (other than any shares of Bank Common Stock to be cancelled pursuant to Section 2.8), shall become and be converted into the right to receive the Merger Consideration (as defined below) in accordance with Section 2.3.
     (b) For purposes of this Agreement:
     (i) "Average Market Price" shall mean the average of the closing prices of Acquiror Common Stock as reported on the Composite Transactions Tape of the New York Stock Exchange, Inc. ("NYSE") for each of the ten (10) consecutive trading days ending on and including the trading day immediately preceding the Merger Effective Date (such period being referred to as the "Price Measurement Period").
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     (ii) "Merger Consideration" shall mean the number of shares of Acquiror
Common Stock (together with the rights ("Acquiror Rights"), issued pursuant to a Shareholder Protection Rights Agreement, dated December 18, 1990, as amended (the "Acquiror Rights Agreement")), equal to the quotient of $21.00 and the Average Market Price.
     2.3 EXCHANGE PROCEDURE.
     (a) First Union National Bank of North Carolina shall act as exchange agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described in this Section 2.3. As soon as practicable after the Merger Effective Date, Acquiror shall cause the Exchange Agent (with the reasonable assistance of Bank and Bank's transfer agent) to mail to each holder of record of Bank Common Stock as of the Merger Effective Date a letter of transmittal ("L/T") (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Bank Common Stock ("Old Certificates") shall pass only upon proper delivery of such Old Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Old Certificates in exchange for the certificates representing the Merger Consideration deliverable in respect thereof pursuant to this Article II.
     (b) Each holder of shares of Bank Common Stock that have been converted into a right to receive the Merger Consideration set forth in Section 2.2 shall be entitled to receive certificates representing the Merger Consideration in respect of such shares of Bank Common Stock, as provided in this Section 2.3.
     (c) Until so surrendered, each Old Certificate shall, after the Merger Effective Date, represent for all purposes only the right to receive the Merger Consideration, without any interest thereon, as provided in this Section 2.3.
     (d) If any Merger Consideration is to be issued to a person other than the registered holder of the Bank Common Stock represented by the Old Certificates surrendered with respect thereto, it shall be a condition to such issuance that the Old Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a person other than the registered holder of such Bank Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
     (e) As of the Merger Effective Date, there shall be no further registration of transfers of shares of Bank Common Stock that were outstanding prior to the Merger, and the stock ledger of the Bank with respect to the issuance of Bank Common Stock shall be closed. After the Merger Effective Date, all Old Certificates presented to the Surviving Entity for transfer shall be converted into and cancelled in exchange for the right to receive the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.
     (f) None of Acquiror, Holding Company or the Surviving Entity shall be liable to any holder of Bank Common Stock formerly outstanding for any securities delivered or any amount paid to a public official pursuant to applicable abandoned property laws. Any cash and/or shares of Acquiror Common Stock remaining unclaimed by holders of shares of Bank Common Stock prior to such time as such cash or securities are escheated to any governmental agency or authority shall to the extent provided by applicable law be free and clear of any claims or interest of any person previously entitled thereto.
     (g) No Merger Consideration, or any dividends or other distributions with respect to Merger Consideration, shall be paid to the holder of any unsurrendered Old Certificates until all of the Old Certificates owned by such holder are surrendered as provided in this Section 2.3. Upon such surrender, there shall be paid to such holder the Merger Consideration to which such holder is entitled, including any dividend or other distribution payable in respect of such Merger Consideration which was paid on a date subsequent to, and in respect of a record date after, the Merger Effective Date, in each case without any interest thereon.
     (h) Old Certificates surrendered in exchange for Merger Consideration by any person constituting an "affiliate" of Bank for purposes of Rule 145 of the Securities Act (as hereinafter defined) shall not be exchanged for such Merger Consideration until Acquiror has received a written agreement from such person as contemplated by Section 5.10.
     2.4 [RESERVED]
     2.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Acquiror Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Acquiror Common Stock shall receive in lieu thereof cash (without any interest thereon) in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the Average
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Market Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Acquiror Common Stock.
     2.6 ADJUSTMENTS. If, between the date of this Agreement and the Merger Effective Date, the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration shall be correspondingly adjusted.
     2.7 TREATMENT OF STOCK OPTIONS. The Bank agrees that, at the Merger Effective Date, all options (other than the Option (as defined in the Stock Option Agreement) granted to Acquiror pursuant to the Stock Option Agreement) to purchase shares of Bank Common Stock which are outstanding immediately prior to the Merger Effective Date, whether or not vested or exercisable (each, a "Stock Option"), shall be cancelled and of no force or effect. With respect to those Stock Options with an exercise price per share that is less than $21.00, each holder thereof will be entitled to receive immediately prior to the Merger Effective Date, in settlement thereof, solely a cash payment from the Bank in an amount equal to the excess of $21.00 over the exercise price per share of Bank Common Stock covered by the Stock Option, multiplied by the total number of shares of Bank Common Stock covered by the Stock Option. The number of outstanding Stock Options as of the date hereof and the exercise prices therefor are Previously Disclosed (as hereinafter defined) by Bank on SCHEDULE 3.2.
     2.8 SHARES HELD BY BANK OR ACQUIROR. Each of the shares of Bank Common Stock held by Bank or by Acquiror or by any direct or indirect wholly-owned subsidiary of Bank or of Acquiror in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired on the Merger Effective Date and no consideration shall be issued in exchange therefor.
                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BANK
     Bank hereby represents and warrants to Acquiror and Subsidiary as follows:
     3.1 CORPORATE STANDING. Bank is a federal stock savings bank chartered and duly organized and validly existing under the laws of the United States of America, with its principal executive offices located in Miami, Florida, except as Previously Disclosed in SCHEDULE 3.1 is duly qualified to do business in each jurisdiction in which the nature of its business or the properties or assets owned or leased by it makes such qualification necessary, and no governmental authority or agency of any other jurisdiction has advised Bank in writing that Bank is required to be authorized to transact business as a foreign corporation in such jurisdiction. Bank has the corporate power to carry on its business as and where conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject (as to this Agreement only) to having obtained all requisite shareholder and regulatory approvals contemplated by this Agreement. The deposits of Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"). Bank is a member in good standing of the Federal Home Loan Bank of Atlanta, and has purchased all stock and paid all membership and other fees required in connection therewith.
     3.2 CAPITAL. The authorized capital stock of Bank consists of (i) 24,000,000 shares of Bank Common Stock, of which, as of the date of this Agreement 11,530,576 shares of Bank Common Stock are issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights, and (ii) 10,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued or outstanding (no other class of capital stock being authorized). Except as Previously Disclosed in SCHEDULE 3.2 hereto, there are no treasury shares and no outstanding subscriptions, conversion privileges, options, warrants, agreements, understandings or arrangements to which Bank is a party or by which it is bound pursuant to which Bank may be obligated to issue shares of capital stock and Bank is not a party to, or otherwise has knowledge of, any contracts, commitments, understandings or arrangements relating to the voting or disposition of Bank Common Stock. As of September 30, 1994, Bank had capital of $212,605,570, divided into common stock of $115,016, surplus of $288,522,202, retained earnings (deficit) of $(72,584,418), and net unrealized holding gains (losses) on available-for-sale securities of $(3,447,230).
     3.3 SUBSIDIARIES. A true and correct list of all entities (including, without limitation, corporations, partnerships, joint ventures, limited liability companies, firms or other entities) in which Bank has greater than a 5% direct or indirect equity or other ownership interest (each such entity in which Bank has a 25% or greater direct or indirect equity or other ownership interest is referred to herein individually as a "Bank Subsidiary" and collectively as the "Bank Subsidiaries"), other than stock in the Federal Home Loan Bank of Atlanta, is Previously Disclosed in SCHEDULE 3.3. SCHEDULE 3.3 shows for each of the
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
Bank Subsidiaries the following: its date and jurisdiction of organization; each other jurisdiction in which it is authorized to transact business; its authorized, issued and outstanding capital stock, other equity securities and other ownership interests; and the percentage ownership interest of Bank or any Bank Subsidiary therein. Each of the Bank Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate or other power to own its properties and assets and to carry on its business as now conducted. Each of the Bank Subsidiaries is duly authorized to conduct its business and is in good standing in each jurisdiction Previously Disclosed in SCHEDULE 3.3 and no governmental authority or agency of any other jurisdiction has advised Bank or any Bank Subsidiary in writing that such Bank Subsidiary is required to be authorized to transact business as a foreign corporation in such jurisdiction. Except as Previously Disclosed in SCHEDULE 3.3 the shares of capital stock and other equity securities of the Bank Subsidiaries are duly authorized, validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights and are owned directly or indirectly by Bank, free and clear of all liens, claims, agreements or encumbrances. Except as Previously Disclosed in SCHEDULE 3.3, there are no shares of any other class of capital stock, other equity securities or other ownership interests of any of the Bank Subsidiaries outstanding and there are no treasury shares and no outstanding subscriptions, conversion privileges, options, warrants, agreements, understandings or arrangements to which Bank or any of the Bank Subsidiaries is a party or by which Bank or any Bank Subsidiary is bound relating to its authorized or issued capital stock, or pursuant to which such Bank Subsidiary may be obligated to issue shares of capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of Bank to vote or to dispose of such shares.
     3.4 AUTHORIZATION. Each of this Agreement and the Stock Option Agreement, subject (as to this Agreement only) to receipt of the necessary stockholder approvals referred to in Section 7.1(a), has been duly authorized by all necessary corporate action of Bank and, assuming the due authorization, execution and delivery hereof and thereof by Acquiror, this Agreement and the Stock Option Agreement each is a valid and binding agreement of Bank enforceable against Bank in accordance with its terms, subject to the conservatorship and receivership provisions of the Federal Deposit Insurance Act and the Federal Home Loan Bank Act and to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought. The execution and delivery of this Agreement by Bank do not, and the consummation of the transactions contemplated hereby by Bank will not, constitute (a) except as Previously Disclosed in SCHEDULE 3.4(A) a breach or violation of, or a default under, any judgment, decree, order, governmental permit or license applicable to Bank or any of the Bank Subsidiaries or to which Bank or any of the Bank Subsidiaries is subject or bound, which breach, violation or default would have a Material Adverse Effect (as hereinafter defined) on Bank, or (b) a breach or violation of, or a default under, its charter or bylaws, or, except as Previously Disclosed in SCHEDULE 3.4(A) under any agreement, indenture or instrument of Bank or any of the Bank Subsidiaries or to which Bank or any of the Bank Subsidiaries is subject or bound, which breach, violation or default under any such agreement, indenture, or instrument would have a Material Adverse Effect on Bank. The consummation of the transactions contemplated by this Agreement will not require any consent, waiver, non-objection or approval under any such judgment, decree, order, governmental permit or license, or the consent, waiver, non-objection or approval of any other party to any such agreement, indenture or instrument, other than (i) as Previously Disclosed in SCHEDULE 3.4(B), (ii) the approvals of Bank shareholders and applicable regulatory authorities referred to in Section 7.1(b) and (iii) any other consents, waivers, non-objections or approvals the absence of which would not have a Material Adverse Effect on Bank. The execution and delivery of the Stock Option Agreement by Bank do not, and the consummation of the transactions contemplated thereby by Bank will not, constitute (a) a breach or violation of, or a default under, any judgment, decree, order, governmental permit or license applicable to Bank or any of the Bank Subsidiaries or to which Bank or any of the Bank Subsidiaries is subject or bound, or (b) a breach or violation of, or a default under, its charter or bylaws, or under any agreement, indenture or instrument of Bank or any of the Bank Subsidiaries or to which Bank or any of the Bank Subsidiaries is subject or bound. The consummation of the transactions contemplated by the Stock Option Agreement will not require any consent, waiver, non-objection or approval under any such judgment, decree, order, governmental permit or license, or the consent, waiver, non-objection or approval of any other party to any such agreement, indenture or instrument. Previously Disclosed in SCHEDULE 3.4(B) is a full and complete list of all consents, waivers, non-objections or approvals from third parties other than regulatory approvals contemplated in Section 7.1(b) that are required to be obtained by Bank in connection with the execution and delivery of this Agreement by Bank and the performance of Bank's obligations hereunder, other than those consents, waivers, non-objections or approvals the failure of which to be obtained would not have a Material Adverse Effect on Bank (such consents, waivers, nonobjections and approvals, other than those the failure of which to obtain would not have a Material Adverse Effect on Bank, being referred to as the "Bank Consents").
     3.5 FILINGS; FINANCIAL STATEMENTS. Bank has delivered and will promptly deliver, as applicable, to Acquiror, Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and all other documents filed or to be filed by
                                      A-5

Bank subsequent to December 31, 1993 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), and 12 C.F.R. (section mark) 563d.1, in the form filed with the OTS, (such reports being referred to herein as the "Bank Financial Reports") and which Bank Financial Reports conformed and will conform in all material respects to applicable legal requirements. As of their respective dates, the Bank Financial Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into the Bank Financial Reports (including the related notes and schedules thereto) presents and will present fairly the consolidated financial position of Bank and its consolidated Bank Subsidiaries as of its date, and each of the statements of consolidated earnings, consolidated shareholders' equity and consolidated cash flows or equivalent statements in the Bank Financial Reports (including any related notes and schedules thereto) presents and will present fairly the results of operations, shareholders' equity and cash flows, as the case may be, of Bank and its consolidated Bank Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as Previously Disclosed in SCHEDULE 3.5, as of June 30, 1994, Bank had no material liabilities or obligations, contingent or otherwise, other than as and to the extent disclosed or reserved against in the Bank Financial Reports as of June 30, 1994, and those which would not have a Material Adverse Effect on Bank.
     3.6 ABSENCE OF MATERIAL ADVERSE EFFECT. Except as Previously Disclosed in
Schedule 3.6, since June 30, 1994, there has not occurred a Material Adverse Effect on Bank.
     3.7 CONDUCT OF BUSINESS; COMPLIANCE WITH LAWS.
     (a) Except as Previously Disclosed in SCHEDULE 3.7(A), to the knowledge of Bank, Bank and the Bank Subsidiaries have conducted their business in compliance with all applicable federal, state, and local laws, ordinances and regulations, including applicable banking laws, federal and state securities laws, and laws and regulations concerning discrimination, truth-in-lending, usury, fair credit reporting, fair lending, consumer protection, occupational safety, fair employment practices and fair labor standards, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, and the Community Reinvestment Act, except where the failure to so comply would not have a Material Adverse Effect on Bank. Except as Previously Disclosed in SCHEDULE 3.7(A), neither Bank nor any of the Bank Subsidiaries has received any notification or communication from any agency or department of any federal, state or local government or regulatory authority or the staffs thereof, asserting that either Bank or any of the Bank Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such agency, department or regulatory authority enforces, which noncompliance would have a Material Adverse Effect on the Bank, or threatening to revoke any license, franchise, permit or governmental authorization the revocation of which would have a Material Adverse Effect on Bank.
     (b) Except as Previously Disclosed in SCHEDULE 3.7(B), each of Bank and the Bank Subsidiaries:
     (i) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all regulatory authorities that are required in order to permit it to own its businesses as presently conducted and that are material to the business of Bank and the Bank Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of Bank, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;
     (ii) has received no notification or communication from any regulatory authority or the staff thereof (A) threatening to revoke any license, franchise, permit or governmental authorization, which revocation would have a Material Adverse Effect on the Bank, or (B) requiring or suggesting that any of Bank or the Bank Subsidiaries (or any of its officers, directors, trustees or controlling persons) enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors or board of trustees thereof to adopt any resolution or policy) which has not been terminated);
     (iii) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and
     (iv) does not accept brokered deposits.
     3.8 LITIGATION; REGULATORY MATTERS. Except as Previously Disclosed in
SCHEDULE 3.8, and except for matters which would not have a Material Adverse Effect on Bank, neither Bank nor any of the Bank Subsidiaries is a party to any, and there are no pending or, to Bank's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Bank or any of the Bank Subsidiaries (including without limitation
                                      A-6

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any such proceeding, claim, action or investigation which alleges claims under fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the
Community Reinvestment Act, and the Home Mortgage Disclosure Act or under any similar disclosure law or regulation), or challenging the validity or propriety of the transactions contemplated by this Agreement; neither Bank nor any of the Bank Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict the conduct of the business of Bank or any of the Bank Subsidiaries, or the capital, liquidity, credit policies or management of Bank or any of the Bank
Subsidiaries, which restrictions would have a Material Adverse Effect on Bank; and, to Bank's knowledge, neither Bank nor any of the Bank Subsidiaries has been advised by any such regulatory authority that such authority is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or similar arrangement or submission, or requiring Bank or any Bank Subsidiary to adopt any resolution or similar board action with respect thereto.
     3.9 MATERIAL CONTRACTS; EMPLOYMENT OBLIGATIONS.
     (a) Except as Previously Disclosed in SCHEDULE 3.9 and except for this Agreement, the Stock Option Agreement, and arrangements made in the ordinary course of business consistent with prior practice, neither Bank nor any of the Bank Subsidiaries is bound by any contracts, understandings or arrangements to be performed after the date hereof involving payments by Bank or any of the Bank Subsidiaries in excess of $100,000 for any 12 month period or pursuant to which Bank or any of the Bank Subsidiaries may incur liability in excess of $100,000 for termination or breach thereof. True and complete copies of such contracts, understandings or arrangements have been provided to Acquiror or will be provided to Acquiror upon request. Except as Previously Disclosed in SCHEDULE 3.9, 3.10(A), 5.9(B) or 5.9(C), (i) there are no contracts, understandings or arrangements between Bank or any of the Bank Subsidiaries and the Holding Company, or between Bank or any Bank Subsidiary and any director, officer or employee of Bank, any Bank Subsidiary or the Holding Company and (ii) neither Bank nor any of the Bank Subsidiaries has any written or oral bonus, pension, profit sharing, retirement, deferred compensation, savings, stock purchase, stock option, severance, hospitalization, insurance or other plan providing employee benefits or any employment, agency, consulting or similar contract.
     (b) Each of the contracts, understandings and arrangements Previously Disclosed in SCHEDULE 3.9 is in full force and effect and, except as Previously Disclosed in SCHEDULE 3.9, neither Bank or any Bank Subsidiary nor to Bank's knowledge any other party to such a contract, understanding or arrangement is in default thereunder or has breached any terms or provisions thereof which default or breach would have a Material Adverse Effect on Bank.
     (c) Except for those matters which would not have a Material Adverse Effect on Bank, no third party has raised with Bank or any Bank Subsidiary any claim, dispute or controversy with respect to any of the contracts, understandings and arrangements Previously Disclosed in SCHEDULE 3.9, nor has Bank or any Bank Subsidiary received notice or warning of alleged nonperformance, delay in delivery or noncompliance by Bank or any Bank Subsidiary with respect to its obligations under any of such contracts, understandings or arrangements.
     3.10 EMPLOYEE BENEFIT PLANS.
     (a) Previously Disclosed in SCHEDULE 3.10(A) is a complete list of all bonus, deferred compensation, pension retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance plans and contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by Bank or any of the Bank Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been, or will be upon request, supplied to Acquiror.
     (b) All "employee benefit plans", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of Bank and the Bank Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in SCHEDULE 3.10(B), each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and Bank is not aware of any circumstances reasonably likely to result in the revocation
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or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to
Bank's knowledge, threatened litigation relating to the ERISA Plans. Neither
Bank nor any of the Bank Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject it or any of the Bank Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.
     (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Bank or any of the Bank Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Bank nor any of the Bank Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.
     (d) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Bank nor any of the Bank Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
     (e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA
(as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.
     (f) Neither Bank nor any of the Bank Subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed in SCHEDULE 3.10(F). There are no restrictions on the rights of Bank or any of the Bank Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.
     (g) Except as Previously Disclosed in SCHEDULE 3.10(G), 5.9(B), or 5.9(C), neither the execution and delivery of this Agreement or the Stock Option Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Bank or any of the Bank Subsidiaries under any Compensation and Benefit Plan or otherwise from Bank or any of the
Bank Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.
     3.11 LABOR MATTERS. Neither Bank nor any of the Bank Subsidiaries is a
party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Bank or any of the Bank Subsidiaries the subject of a proceeding asserting that it or any such Bank Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such
Bank Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Bank or any of the Bank Subsidiaries pending or, to Bank's knowledge, threatened, nor is Bank aware of any activity involving Bank or any of the Bank Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.
     3.12 CLASSIFIED ASSETS. Bank has Previously Disclosed in SCHEDULE 3.12 a list of the aggregate amounts of loans, extensions of credit or other assets of Bank and the Bank Subsidiaries that have been classified as of June 30, 1994 by Bank (the "Asset Classification") as "Other Loans Specially Mentioned", "Substandard", "Doubtful" or "Loss"; and except as Previously Disclosed in
SCHEDULE 3.12 no amounts of loans, extensions of credit or other assets that have been classified as of June 30, 1994 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", or "Loss" are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Bank or a Bank Subsidiary prior to June 30, 1994.
     3.13 TITLE TO PROPERTIES. To Bank's knowledge, except as Previously Disclosed in SCHEDULE 3.13(A), Bank and the Bank Subsidiaries have good, and in the case of real property, marketable, title to all their properties and assets and interests therein, real and personal, reflected in the latest audited balance sheet included in the Bank Financial Reports prior to the date of this Agreement or acquired after the date thereof (except as since sold or otherwise disposed of in the ordinary course of
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business), free and clear of all liens and encumbrances, except for liens for current taxes not yet due and payable, and liens which are not, in the aggregate, material in relation to the assets of Bank and except also for such imperfections of title, easements and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair business operations or the marketability or value of the properties subject thereto. Except as Previously Disclosed in
SCHEDULE 3.13(B), all material leases pursuant to which Bank or the Bank Subsidiaries, as lessee, leases real or personal property are in full force and effect, and there is not, under any of such leases, any material existing default by Bank or any of the Bank Subsidiaries or any event which with notice or lapse of time or both would constitute such a default, and except as Previously Disclosed in SCHEDULE 3.4(B), none of such leases contains a prohibition against assignment by Bank or the Bank Subsidiaries or any other provision which would preclude the Surviving Entity or any of its subsidiaries from occupying and using the leased premises for the same purposes and upon the same rental and other terms as are applicable to the occupation and use by Bank or the Bank Subsidiaries.
     3.14 TAXES. Except as Previously Disclosed in SCHEDULE 3.14, (a) all
reports and returns with respect to Taxes (as defined below) and tax related information reporting requirements that are required to be filed by or with respect to Bank or the Bank Subsidiaries, including, without limitation, consolidated federal income tax returns of Bank and the Bank Subsidiaries, (collectively, the "Bank Tax Returns") have been duly filed, or requests for extensions have been timely filed and have not expired, except to the extent all such failures to file, taken together, would not have a Material Adverse Effect on Bank, and such Bank Tax Returns were true, complete and accurate in all material respects; (b) all Taxes shown to be due on the Bank Tax Returns have been paid in full; (c) the Bank Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Bank Tax Returns were required to be filed has expired, (d) all Taxes due with respect to completed and settled examinations have been paid in full, (e) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Bank Tax Returns which would have a Material Adverse Effect on Bank, except as specifically reserved against in the Bank Financial Reports for periods ended prior to the date of this Agreement, and (f) no waivers of statutes of limitations have been given by or requested with respect to any
Taxes of Bank or the Bank Subsidiaries.
     For purposes of this Agreement, the term "Tax" shall mean all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties (collectively, "Taxes").
     3.15 [RESERVED]
     3.16 RULE 145 AFFILIATES. Except as Previously Disclosed in SCHEDULE 3.16, to Bank's knowledge, there is no person who, as of the date of this Agreement, may be deemed to be an "affiliate" of Bank as that term is used in Rule 145 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act").
     3.17 BROKERS' AND FINDERS' FEES. Neither Bank nor any of the Bank Subsidiaries has taken any action that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, other than fees to be paid by Bank to Goldman, Sachs & Co., who have acted as financial advisors to Bank, and to Bear Stearns & Co. Inc., who have acted as financial advisors to the Special Advisory Committee of Bank's Board of Directors, which fees have been Previously Disclosed to Acquiror.
     3.18 REPORTS. Since January 1, 1991, each of Bank and the Bank Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with (i) the FDIC, (ii) the OTS, the Federal Home Loan Bank and the Federal Home Loan Bank System, and (iii) any other applicable regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     3.19 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses shown on the consolidated balance sheets of Bank included in the June 30, 1994 Bank Financial Reports was, and the allowance for loan losses to be shown on subsequent Bank Financial Reports, will be, adequate, as determined in accordance with generally accepted accounting principles, to provide for losses, net of recoveries relating to loans previously charged off, on loans outstanding as of the date thereof.
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     3.20 INSURANCE. Each of Bank and the Bank Subsidiaries has taken all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) that are known to Bank, except for such matters which would not have a Material Adverse Effect on Bank. Previously Disclosed in SCHEDULE 3.20 is a list of all insurance policies maintained by or for the benefit of Bank or the Bank Subsidiaries or their directors, officers, employees or agents.
     3.21 STATE TAKEOVER LAWS; CHARTER. Bank has taken all action so that the shareholder voting requirements of Fla. Stat. (section mark) 607.0901 and
Section 5 of Bank's Federal Stock Charter (the "Charter") will not apply to the Agreement, the Stock Option Agreement or to the transactions contemplated hereby or thereby, and no other state takeover law imposes requirements on such agreements or transactions which have not been satisfied.
     3.22 NO FURTHER ACTION. Bank has taken all action so that the entry into this Agreement or the Stock Option Agreement and the consummation of the transactions contemplated hereby or thereby (including, without limitation the Merger), or any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not (i) require a vote of stockholders (other than as set forth in Section 7.1(a) in the case of this Agreement only) or (ii) except (as to this Agreement only) as Previously Disclosed in SCHEDULES 3.9, 3.10(A), 3.10(G) or 5.9(C), result in the grant of any rights to any person (other than Acquiror and Subsidiary) under the Charter or Bylaws of Bank or any Bank Subsidiary or under any agreement to which Bank or any of the Bank Subsidiaries is a party.
     3.23 ENVIRONMENTAL MATTERS.
     (a) To Bank's knowledge, Bank and each of the Bank Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which would not have a Material Adverse Effect on Bank.
     (b) Except as Previously Disclosed in SCHEDULE 3.23(B), and except for matters that would not have a Material Adverse Effect on Bank, there is no proceeding pending or, to Bank's knowledge, threatened before any court, governmental agency or board or the forum in which it or any of the Bank Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the Bank Subsidiaries or any Participation Facility.
     (c) Except as Previously Disclosed in SCHEDULE 3.23(C), and except for matters that would not have a Material Adverse Effect on Bank, there is no proceeding pending, or to Bank's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or Bank or any of the Bank Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.
     (d) To Bank's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (b) or (c) above, except as has been
Previously Disclosed in SCHEDULE 3.23(D).
     (e) To Bank's knowledge, during the period of (i) its or any of the Bank Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the Bank Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the Bank Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that would not have a Material Adverse Effect on Bank or have been Previously Disclosed in SCHEDULE 3.23(E).
     (f) To Bank's knowledge, prior to the period of (i) its or any of the Bank Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the Bank Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the Bank Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that would not have a Material Adverse Effect on it or have been Previously Disclosed in SCHEDULE 3.23(F).
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
     (g) The following definitions apply for purposes of this Section 3.23:
"Loan/Fiduciary Property" means any non-residential property owned or controlled by it or any of the Bank Subsidiaries or in which it or any of the Bank Subsidiaries holds a security, fiduciary, or other interest, and, where required by the context, includes any such property where Bank or any of the Bank Subsidiaries constitutes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or any of the Bank Subsidiaries participates in the management of such property, but only with respect to such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, Agreement and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the
federal Clean Air Act, the Federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Disposal and the federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relieve and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous
Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, leas and polyclorinated biphenyl.
     3.24 OPTION SHARES. The Option Shares (as defined in the Stock Option Agreement), if and when issued upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.
     3.25 DERIVATIVES CONTRACTS. None of Bank or the Bank Subsidiaries is a
party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives
Contract") except for those Derivatives Contracts Previously Disclosed in
SCHEDULE 3.25, which includes a complete list, as applicable, of Bank assets pledged as security for each Derivatives Contract.
     3.26 CAPITAL MAINTENANCE AGREEMENT. To Bank's knowledge, except for the declaration by the OTS that the Holding Company was in default on May 30, 1991, the OTS has not taken any steps or expressed any intentions to Bank to exercise its rights under the Regulatory Capital Maintenance/Dividend Agreement, dated as of April 29, 1988 (as such may be amended or modified), among Holding Company, one of its subsidiaries and a predecessor of OTS, to vote the Bank Common Stock held by Holding Company, or to prevent Holding Company from exercising its right to vote such shares.
     3.27 ACCOUNTING CONTROLS. Each of Bank and the Bank Subsidiaries has
devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to savings associations or any other criteria applicable to such statements, and to maintain proper accountability for items;
(iii) access to the material property and assets of Bank and the Bank Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
     3.28 NO KNOWLEDGE. As of the date of this Agreement, Bank knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained.
     3.29 ACCURACY OF INFORMATION. The statements with respect to Bank and the Bank Subsidiaries contained in this Agreement, the Schedules, the Stock Option Agreement and any other written documents executed and delivered by or on behalf of Bank or the Bank Subsidiaries in connection with this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
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     3.30 NO DISSENTERS' RIGHTS. Assuming that the Acquiror Common Stock is listed on the NYSE on the Merger Effective Date and that the Bank Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System on the date of the Meeting, holders of shares of Bank Common Stock have, and will have, no dissenters' or appraisal rights with respect to their shares as a result of or relating to the Merger in accordance with the regulations of the Office of Thrift Supervision of the Department of the Treasury ("OTS") set forth in 12 CFR (section mark) 552.14.
                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                                    ACQUIROR
     Acquiror hereby represents and warrants to Bank as follows:
     4.1 CORPORATE STANDING OF ACQUIROR. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties or assets owned or leased by it makes such qualification necessary, and has the corporate power to carry on its business as and where conducted, to own, lease and operate its properties, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to having obtained all requisite regulatory approvals contemplated by this Agreement.
     4.2 CAPITAL STOCK OF ACQUIROR. As of the date hereof, the authorized capital stock of Acquiror consists of (i) 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value ("Acquiror Common Stock"), (ii) 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("Acquiror Class A Preferred Stock"), and (iii) 10,000,000 authorized shares of Preferred Stock, no-par value ("Acquiror Preferred Stock") (no other class of capital stock being authorized), of which 175,784,527 shares of Acquiror Common Stock, no shares of Acquiror Class A Preferred Stock and 6,318,350 shares of Series
1990 Cumulative Perpetual Adjustable Rate Preferred Stock, constituting a single series of Acquiror Preferred Stock, were issued and outstanding as of September 30, 1994.
     4.3 AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action of Acquiror and, assuming the due authorization, execution and delivery hereof by Bank, is a valid and binding agreement of Acquiror enforceable against Acquiror in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought. Except as Previously Disclosed in SCHEDULE 4.3(A), the execution and delivery of this Agreement by Acquiror and Subsidiary do not and the consummation of the transactions contemplated hereby by Acquiror and Subsidiary will not, constitute
(a) except as Previously Disclosed in SCHEDULE 4.3(A), a breach or violation of, or a default under any judgment, decree, order, governmental permit or license applicable to Acquiror or Subsidiary or any of the entities (including, without limitation, corporations, partnerships, joint ventures, limited liability companies, firms or other entities) in which Acquiror has a 25% or greater direct or indirect equity or other ownership interest and specifically including Subsidiary (an "Acquiror Sub" and collectively, the "Acquiror Subs") or to which Acquiror or any of the Acquiror Subs is subject or bound, which breach, violation or default under any such agreement, indenture or instrument would have a Material Adverse Effect on Acquiror or (b) a breach or violation of, or a default under, Acquiror's or Subsidiary's organizational documents or bylaws, or, except as Previously Disclosed in SCHEDULE 4.3(A) under any agreement, indenture or instrument of Acquiror or any of the Acquiror Subs or to which Acquiror or any of the Acquiror Subs is subject or bound, which breach, violation or default under any such agreement, indenture or instrument would have a Material Adverse Effect on Acquiror. The consummation of the transactions contemplated by this Agreement will not require any consent, waiver, non-objection or approval under any such judgment, decree, order, governmental permit or license, or the consent, waiver, non-objection or approval of any other party to any such agreement, indenture or instrument, other than (i) as Previously Disclosed in SCHEDULE 4.3(B), (ii) the approvals of Bank shareholders and applicable regulatory authorities referred to in Article VII and (iii) any other consents, waivers, non-objections or approvals the absence of which would not have a Material Adverse Effect on Acquiror. Previously Disclosed in SCHEDULE 4.3(B) is a full and complete list of all consents, waivers, non-objections and approvals from third parties other than regulatory approvals contemplated in
Section 7.1(b) (the "Acquiror Consents") that are required to be obtained by Acquiror or Subsidiary in connection with the execution and delivery of this Agreement by Acquiror or Subsidiary and the performance of Acquiror or Subsidiary's obligations hereunder or thereunder, other than those consents, waivers, non-objections and approvals the failure of which to be obtained would not have a Material Adverse Effect on Acquiror.
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     4.4 FILINGS; FINANCIAL STATEMENTS. Acquiror has delivered and will promptly deliver, as applicable, to Bank, Acquiror's Annual Report on Form 10-K, for the fiscal year ended December 31, 1993, and all other documents filed or to be filed by Acquiror subsequent to December 31, 1993 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the Securities and Exchange Commission ("SEC") (the "Acquiror Financial Reports"), which Acquiror Financial Reports conformed in all material respects to applicable legal requirements. As of their respective dates, the Acquiror Financial Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into the Acquiror Financial Reports (including the related notes and schedules thereto) presents and will present fairly the consolidated financial position of Acquiror and its consolidated Acquiror Subs as of its date, and each of the statements of consolidated earnings, consolidated shareholders' equity and consolidated cash flows or equivalent statements in the Acquiror Financial Reports (including any related notes and schedules thereto) presents and will present fairly the consolidated results of operations, shareholders' equity and cash flows, as the case may be, of Acquiror and the consolidated Acquiror Subs for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as Previously Disclosed in SCHEDULE 4.4, as of June 30, 1994, Acquiror and the consolidated Acquiror Subs had no consolidated liabilities or obligations, contingent or otherwise, other than as disclosed or reserved against in the Acquiror Financial Reports as of June 30, 1994, and
those which would not have a Material Adverse Effect on Acquiror.
     4.5 ABSENCE OF MATERIAL ADVERSE EFFECT. Except as Previously Disclosed in
SCHEDULE 4.5, since June 30, 1994, there has occurred no Material Adverse Effect on Acquiror.
     4.6 CONDUCT OF BUSINESS; COMPLIANCE WITH LAWS. Except as Previously Disclosed in SCHEDULE 4.6, to the knowledge of Acquiror, Acquiror and the Acquiror Subs have conducted their business in compliance with all federal, state, and local laws, ordinances and regulations, including applicable banking laws, federal and state securities laws, and laws and regulations concerning truth-in-lending, usury, fair credit reporting, fair lending, the Community Reinvestment Act, consumer protection, occupational safety, fair employment practices and fair labor standards, except where the failure to so comply would not have a Material Adverse Effect on Acquiror. Neither Acquiror nor any of the Acquiror Subs has received any notification or communication from any agency or department of any federal, state or local government or regulatory authority or the staffs thereof, asserting that either Acquiror or any of the Acquiror Subs are not currently in compliance with any of the statutes, regulations or ordinances that such agency, department or regulatory authority enforces, which noncompliance would have a Material Adverse Effect on Acquiror, or threatening to revoke any license, franchise, permit or governmental authorization the revocation of which would have a Material Adverse Effect on Acquiror.
     4.7 LITIGATION; REGULATORY MATTERS. Except as Previously Disclosed in
SCHEDULE 4.7 and except for matters which would not have a Material Adverse Effect on Acquiror, neither Acquiror nor any of the Acquiror Subs is a party to any, and there are no pending or, to Acquiror's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Acquiror or any of the Acquiror Subs (including without limitation any such proceeding, claim, action or investigation which alleges claims under fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, and the Home Mortgage Disclosure Act or under any similar disclosure law or regulation), or challenging the validity or propriety of the transactions contemplated by this Agreement; neither Acquiror nor any of the Acquiror Subs is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict the conduct of the business of Acquiror or any of the Acquiror Subs, or the capital, liquidity, credit policies or management of Acquiror or any of the Acquiror Subs, which restrictions would have a Material Adverse Effect on Acquiror; and, to Acquiror's knowledge, neither Acquiror nor any of the Acquiror Subs has been advised by any such regulatory authority that such authority is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or similar arrangement or submission, or requiring Acquiror or any Acquiror Sub to adopt any resolution or take similar board action with respect thereto.
     4.8 EMPLOYEE BENEFIT PLANS. All employee benefit plans (within the meaning of Section 3(3) of ERISA) established by Acquiror are in substantial compliance with all federal and state laws and regulations thereunder in effect at the date hereof covering employee benefit plans and there are no unfunded liabilities relating to any of such plans.
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     4.9 FINANCIAL CAPACITY. Acquiror has sufficient financial resources to consummate the Merger and fulfill its obligations under this Agreement.
     4.10 [RESERVED]
     4.11 BROKERS' AND FINDER'S FEES. Neither Acquiror nor any of the Acquiror Subs has taken any action that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.
     4.12. HOLDING COMPANY AFFILIATE. None of Acquiror or the Acquiror Subs is
an "affiliate" or "associate" of Holding Company as these terms are defined in Fla. Stat. (section mark) 607.0901.
     4.13 NO KNOWLEDGE. As of the date of this Agreement, Acquiror knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained.
     4.14 ACCURACY OF INFORMATION. The statements with respect to Acquiror and the Acquiror Subs contained in this Agreement, the Stock Option Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Acquiror or the Acquiror Subs in connection with this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they made, not misleading.
     4.15 REPRESENTATIONS REGARDING SUBSIDIARY. At the time of execution by Subsidiary of the Supplement, Acquiror shall be deemed to make the following additional representations and warranties:
     (A) CORPORATE STANDING OF SUBSIDIARY. Subsidiary is a national banking association duly organized, validly existing and chartered under the laws of the United States of America, is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties or assets owned or leased by it makes such qualification necessary, and no governmental authority or agency of any other jurisdiction has advised Subsidiary in writing that Subsidiary is required to be authorized to transact business as a foreign corporation in such jurisdiction. Subsidiary has the corporate power to carry on its business as and where conducted, to own, lease and operate its properties, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to having obtained all requisite shareholder and regulatory approvals contemplated by this Agreement. The deposits of Subsidiary are insured by the Bank Insurance Fund, administered by the FDIC.
     (B) AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action of Subsidiary and, assuming the due authorization, execution and delivery hereof by Bank, is a valid and binding agreement of Subsidiary enforceable against Subsidiary in accordance with its terms, subject to the conservatorship and receivership provisions of the Federal Deposit Insurance Act and the National Bank Act, bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought.
     4.16 ACQUIROR COMMON STOCK. The Acquiror Common Stock to be issued in the Merger shall have been duly authorized and when issued in accordance with this Agreement shall be validly issued, fully paid and nonassessable, and not subject to preemptive rights.
                                   ARTICLE V
                               COVENANTS OF BANK
     Bank hereby covenants to Acquiror and Subsidiary that:
     5.1 CONDITIONS TO THE MERGER. Subject to the terms and conditions of this Agreement, Bank shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest reasonably practicable date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, including using its reasonable best efforts to lift or rescind any order, decree or injunction adversely affecting its ability to consummate the transactions contemplated herein or as described in Section
7.1(c) and to cause to be satisfied the conditions referred to in Article VII, and Bank shall use, and shall cause each of the Bank Subsidiaries to use, its reasonable best efforts to obtain the Bank Consents and all other consents (governmental or otherwise) necessary or desirable for the consummation of the transactions contemplated by this Agreement.
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     5.2 BANK SHAREHOLDERS' APPROVAL. Bank shall, as promptly as reasonably practicable following the date of this Agreement, prepare a proxy statement (the "Proxy Statement") to be mailed to the holders of Bank Common Stock in connection with the Merger and to be filed by Acquiror in the Registration Statement (as defined in Section 6.2) with the SEC, which shall conform in all material respects to applicable legal requirements, and Bank shall call a special meeting (the "Meeting") of the holders of Bank Common Stock to be held as soon as reasonably practicable for purposes of voting upon this Agreement and the Merger contemplated hereby. Bank shall provide Acquiror and its counsel a reasonable opportunity to comment on the Proxy Statement and any amendments or supplements thereto), and shall give due consideration to any comments of Acquiror and its counsel. Subject to the fiduciary duties of Bank's Board of Directors to stockholders under applicable law, as determined by the Board in good faith after considering the advice of outside counsel, Bank's Board of Directors shall recommend approval of this Agreement and the Merger by the holders of Bank Common Stock and Bank shall solicit and use reasonable best efforts to obtain votes of the holders of Bank Common Stock in favor of this Agreement and the Merger. As a condition to the mailing of the Proxy Statement to Bank's shareholders, Acquiror shall have received from OTS a letter confirming Holding Company's right to vote the shares of Bank Common Stock in connection with this Agreement and the Merger.
     5.3 INFORMATION SUPPLIED. When (a) the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting; (b) the Proxy Statement and/or any amendments or supplements thereto shall be mailed, and at all times subsequent to such mailing and up to and including the date of the Meeting; and (c) any other document to be filed with the SEC, OTS or any other regulatory agency in connection with the transactions contemplated hereby shall be filed, and at all times subsequent to such filings, such Registration Statement, Proxy Statement, regulatory filings, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Bank relating to Bank or the Bank
Subsidiaries: (i) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and/or any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, in no event shall Bank or any of the Bank Subsidiaries be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement, Proxy Statement, or regulatory filing, or any amendment or supplement thereto, made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement, Proxy Statement, or regulatory filing, respectively.
     5.4 COMMUNICATIONS. Unless approved by the Acquiror in advance (which approval shall not be unreasonably withheld), Bank will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law or regulation or the rules of the NASD.
     5.5 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the confidentiality agreement entered into by Bank and Acquiror dated June 27, 1994 concerning
Bank's confidential information (the "Bank Confidentiality Agreement"), upon reasonable notice Bank shall (and shall cause the Bank Subsidiaries to) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours to all information concerning the business, properties, contracts, records and personnel of Bank or the Bank Subsidiaries as Acquiror may reasonably request; PROVIDED that no investigation pursuant to this Section 5.5 shall affect or be deemed to modify or waive any representation or warranty made by Bank or the conditions of the obligation of Acquiror or Subsidiary to consummate the transactions contemplated by this Agreement. All information disclosed pursuant to this Section 5.5 shall be deemed to be "Evaluation Material" as defined in and for the purposes of the Bank Confidentiality Agreement. Bank shall, and shall cause its officers, employees, accountants, consultants, legal counsel and other representatives to, comply with all of its obligations under the confidentiality agreement entered into by Bank and Acquiror on October 11, 1994 concerning Acquiror's confidential information (the "Acquiror Confidentiality Agreement"; the Acquiror Confidentiality Agreement and the Bank Confidentiality Agreement are sometimes collectively referred to herein as the "Confidentiality Agreements").
     5.6 NO SOLICITATIONS.
     (a) Bank shall not initiate, solicit or encourage (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing
Transaction, or authorize any of the officers or directors of Bank or any of the Bank Subsidiaries to take any such action, and Bank shall instruct and use its reasonable best efforts to cause the directors, officers (vice president and above), agents and representatives of Bank and the
                                      A-15

Bank Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by Bank) not to take any such action.
     (b) Nothing contained in this Agreement shall prohibit Bank, subject to authorization by its Board of Directors, from (I) furnishing information to, or entering into discussions or negotiations with, any person or entity that, after the date hereof, makes a bona fide proposal to enter into a Competing Transaction, that after the date hereof had not been initiated, solicited or encouraged by Bank or any affiliate of Bank, or (II) recommending or endorsing any, or entering into any definitive agreement with respect to any, such Competing Transaction if (i) the Board of Directors of Bank determines in good faith (after considering the advice of outside counsel) that such action is required for the Board of Directors of Bank to comply with its fiduciary duties to Bank's shareholders under applicable law, (ii) the Board of Directors of Bank reasonably believes that the proposal is made in good faith, (iii) prior to furnishing such information to such person or entity, Bank receives from such person or entity an executed confidentiality agreement, with terms reasonably satisfactory to Bank, and (iv) Bank provides prior notice to Acquiror.
     (c) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Bank or any of the Bank Subsidiaries (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets or deposits of Bank and the Bank Subsidiaries, taken as a whole, in a single transaction or a series of related transactions; or (iii) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Bank Common Stock or the filing of a registration statement under the Securities Act in connection therewith.
     5.7 REGULATORY APPROVALS. As promptly as practicable after the date hereof:
     (a) Bank shall cooperate with Acquiror and Subsidiary in the preparation and submission of applications to the appropriate regulatory agencies for approval of the Merger, including but not limited to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency (the "OCC"), the OTS, the FDIC and such other agencies, the approval of which may be required for the Merger, and shall deliver to the other parties hereto copies of all such filings and applications promptly after they are filed; and provided that no such approval or consent shall have imposed any condition or requirement which, in the good faith reasonable opinion of Acquiror, would so materially adversely impact the economic or business benefits to Acquiror of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger, Bank shall use reasonable best efforts to (i) resolve promptly all objections to the Merger by any agency the consent, approval or non-objection of which is required by law as a condition to the Merger, the U.S. Department of Justice or any other governmental entity with jurisdiction and (ii) comply with all applicable conditions and requirements imposed by any such agency or other governmental entity in connection with the granting of any such consent, approval or nonobjection; and
     (b) All other appropriate action shall be duly taken by Bank to secure all other approvals, consents and rulings, governmental or otherwise, which are necessary to be obtained by Bank for the consummation of the transactions contemplated hereby.
     5.8. QUALIFICATION FOR TAX FREE REORGANIZATION. Bank undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify and to take no action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. Bank agrees to notify Acquiror promptly of any action of which it has knowledge which will cause the Merger to fail to qualify as a reorganization.
     5.9 ORDINARY COURSE. During the period from the date of this Agreement and continuing until the earlier of the Merger Effective Date or the time that this Agreement is terminated, except as expressly permitted by this Agreement, or with the prior written consent of Acquiror:
     (a) DIVIDENDS; CHANGES IN STOCK; ISSUANCE OF SECURITIES. Neither Bank nor any Bank Subsidiary shall make, declare or pay any dividend (other than dividends from Bank Subsidiaries to Bank) or declare or make any distribution on, or combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than in a fiduciary capacity in the ordinary course of its business or in connection with stock received on a debt previously contracted ("dpc") basis), or authorize the creation or issuance of, or issue, any additional shares of its capital stock, or any options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it shares of its capital stock or any securities or obligations convertible into or exchangeable for shares of its capital stock; PROVIDED, HOWEVER, that Bank may issue shares of Bank Common Stock in accordance with the agreements, programs, arrangements, rights and contracts Previously Disclosed in SCHEDULE 3.2.
                                      A-16

     (b) COMPENSATION. Neither Bank nor any of the Bank Subsidiaries shall enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees, except as Previously Disclosed in SCHEDULE 5.9(B).
     (c) BENEFIT PLANS. Except (i) as Previously Disclosed in SCHEDULES 3.2, 3.9 or 5.9(C) or (ii) as required by applicable law, neither Bank nor any of the Bank Subsidiaries shall enter into or modify any pension, retirement, severance, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement or other benefit agreement or contract, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including, without limitation, taking any action that accelerates (i) the vesting or exercise of any benefits payable thereunder, or (ii) the right to exercise any employee stock options or stock appreciation rights outstanding thereunder.
     (d) NO DISPOSITIONS OR ACQUISITIONS. Except as Previously Disclosed in
SCHEDULE 5.9(D) and except as permitted by Section 5.6(b), neither Bank nor any of the Bank Subsidiaries shall dispose of or discontinue any portion of its assets, business or properties, which is material to Bank and the Bank Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any substantial portion of, the business or property of any other entity which is material to Bank and the Bank Subsidiaries taken as a whole (except foreclosures, acquisitions of control, or securitization transactions, in each case in the ordinary course of business consistent with past practice), or pursuant to paragraph (e) of this Section 5.9.
     (e) LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency or required by law or regulation or regulatory pronouncements, neither Bank nor any of the Bank Subsidiaries shall (i) change its lending, investment, liability management, accounting procedure, or other material banking policies in any material respect, except as such changes as are in accordance and in an effort to comply with Section 5.11 or, in the case of accounting practices, are required under generally accepted accounting principles or regulatory accounting principles, or (ii) commit to incur any further capital expenditures beyond those Previously Disclosed in SCHEDULE 5.9(E) other than in the ordinary course of business and not exceeding $100,000 individually or $500,000 in the aggregate, and except for an unexpected business emergency in order to continue operating Bank in the ordinary course, in which case Acquiror's consent shall not be unreasonably withheld.
     (f) INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, neither Bank nor any of the Bank Subsidiaries shall incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.
     (g) HOLDING COMPANY BANKRUPTCY. Neither Bank nor any of the Bank Subsidiaries shall take any action that would impair Bank's allowed claim in the bankruptcy proceedings of Holding Company under Chapter 11 of the Federal Bankruptcy Code.
     (h) LIENS AND ENCUMBRANCES. Bank shall not impose, or suffer the imposition, on any shares of stock of any of the Bank Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.
     (i) GOVERNING DOCUMENTS. Neither Bank nor any of the Bank Subsidiaries shall amend its charter or bylaws.
     (j) CONTRACTS. Except as Previously Disclosed in SCHEDULE 5.9(J), neither Bank nor any of the Bank Subsidiaries shall enter into, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty in excess of $100,000 upon prior written notice of not more than 60 days'.
     (k) CLAIMS. Neither Bank nor any of the Bank Subsidiaries shall settle any claim, action or proceeding involving any liability for money damages in excess of $250,000 or restrictions upon the operations of Bank or any of the Bank Subsidiaries.
     (l) MBS SECURITIES. Bank shall not acquire any private label mortgage-backed securities other than those Previously Disclosed in SCHEDULE 5.9(L) (the "MBS Securities").
     (m) OTHER ACTION. Neither Bank nor any of the Bank Subsidiaries shall agree or commit to do any of the foregoing or take any other action not in the ordinary course of business consistent with prior practice.
     5.10. AFFILIATE AGREEMENTS. Bank will use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of Bank for purposes of Rule 145 under the Securities Act to execute and deliver to Acquiror on or before the Merger Effective Date an agreement in the form attached hereto as EXHIBIT E restricting the disposition of such affiliate's
                                      A-17
shares of Acquiror Common Stock to be received by such person in exchange for such person's shares of Bank Common Stock.
     5.11. CERTAIN POLICIES OF BANK. Bank shall, consistent with generally accepted accounting principles and regulatory accounting principles, use its best efforts to record any accounting adjustments required to conform its and the Bank Subsidiaries' loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to reflect consistently on a mutually satisfactory basis the policies and practices of Acquiror, PROVIDED, HOWEVER, that Bank shall not be obligated to record any such accounting adjustments pursuant to this Section
5.11 (i) unless and until Bank shall be satisfied that the conditions to the obligation of the parties to consummate the Merger will be satisfied or waived on or before the Merger Effective Date, and (ii) in no event, until the day prior to the Merger Effective Date.
     5.12. STATE TAKEOVER LAW. Neither Bank nor any Bank Subsidiary shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to become subject to any applicable state takeover statute or Section 5 of Bank's Charter.
     5.13. NO RIGHTS TRIGGERED. Bank shall use its best efforts to ensure that the entry into this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Merger) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not, except (as to this Agreement only) as Previously Disclosed in SCHEDULES 3.9, 3.10(A) or 3.10(G), result in the grant of any rights to any person (other than Acquiror and Subsidiary) under the Charter or Bylaws of Bank or under any agreement to which Bank or any of the Bank Subsidiaries is a party.
     5.14 DIVESTITURES. Effective on the Merger Effective Date, Bank and any Bank Subsidiary shall cease engaging in such activities as Acquiror shall advise Bank in writing are not permitted to be engaged in by Acquiror under applicable law following the Merger Effective Date and, to the extent required by any regulatory authority as a condition of approval of the transactions contemplated by this Agreement, Bank shall divest any Bank Subsidiary engaged in activities or holding assets that are impermissible for a national bank or a bank holding company, on terms and conditions agreed to by Acquiror.
     5.15 [RESERVED].
     5.16 OTS ACTION.
     (a) Bank shall promptly deliver to Acquiror copies of all written material filed or supplementally furnished to the OTS or the OTS staff with, or in connection with, the Proxy Statement (and any amendments thereto), and copies of all written material and other information received from the OTS and the OTS staff in connection with the Proxy Statement (and any amendments thereto) including any comments (verbal or written) received from the OTS with respect to the Proxy Statement. Bank shall consult with Acquiror regarding, and provide Acquiror and its counsel a reasonable opportunity to comment on, any such material received from the OTS or the OTS staff, and Bank shall give due consideration to any comments of Acquiror and its counsel before Bank formally or informally responds to the OTS or the OTS staff.
     (b) Bank will advise Acquiror, promptly after Bank receives notice thereof, of the time when the OTS has completed its review of the Proxy Statement, of the time when OTS has no further comment thereon, and of the time when the OTS approves the mailing of the Proxy Statement, or of any request by the OTS for the amendment or supplement of the Proxy Statement or for additional information.
     5.17 RESTRICTIONS ON PURCHASES OF BANK COMMON STOCK. Bank shall use its reasonable efforts to cause each of the individuals and entities Previously Disclosed in SCHEDULE 3.16, as well as each of the officers of Holding Company, to execute and deliver an agreement prohibiting such parties from purchasing any Bank Common Stock (specifically excluding any shares of Bank Common Stock obtained through the exercise of Stock Options) from and after the date hereof to and including the earlier of (i) the record date for the Meeting or (ii) the date of termination of this Agreement.
                                      A-18

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                                   ARTICLE VI
                      COVENANTS OF ACQUIROR AND SUBSIDIARY
     Each of Acquiror and Subsidiary hereby covenants to Bank that:
     6.1 CONDITIONS TO THE MERGER. Subject to the terms and conditions of this Agreement, each of Acquiror and Subsidiary shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, as promptly as reasonably practicable so as to permit consummation of the Merger at the earliest reasonably practicable date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, including using its reasonable best efforts to lift or rescind any order, decree or injunction adversely affecting its ability to consummate the transactions contemplated herein or as described in Section 7.1(c) and to cause to be satisfied the conditions referred to in Article VII, and each of Acquiror and Subsidiary shall use, and shall cause each of the Acquiror Subs to use, its reasonable best efforts to obtain the Acquiror Consents and all other consents (governmental or otherwise) necessary or desirable for the consummation of the transactions contemplated by this Agreement.
     6.2 REGISTRATION STATEMENT. Acquiror shall, as promptly as reasonably practicable following the date of this Agreement, prepare and file a Registration Statement on Form S-4 with the SEC (the "Registration Statement") in connection with the issuance of the Acquiror Common Stock pursuant to the Merger, and Acquiror shall use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof. Acquiror shall provide Bank and its counsel a reasonable opportunity to comment on the Registration Statement (and any amendments thereto), and shall give due consideration to any comments of Bank and its counsel before filing the Registration Statement (and any amendments thereto).
     6.3 INFORMATION SUPPLIED. When (a) the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting; (b) the Proxy Statement and/or any amendments or supplements thereto shall be mailed, and at all times subsequent to such mailing and up to and including the date of the Meeting; and (c) any other document to be filed with the SEC, OTS or any other regulatory agency in connection with the transactions contemplated hereby shall be filed, and at all times subsequent to such filings, such Registration Statement, Proxy Statement and regulatory filings and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Acquiror relating to Acquiror or the Acquiror Subs: (i) will comply in all material respects with the provisions of the Securities Act, the Exchange Act and/or any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, in no event shall Acquiror or Subsidiary be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement, Proxy Statement or regulatory filing, or any amendment or supplement thereto, made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement, Proxy Statement, or regulatory filing, respectively.
     6.4 SEC ACTION.
     (a) Acquiror shall promptly deliver to Bank copies of all written material filed or supplementally furnished to the SEC or the SEC staff with, or in connection with, the Registration Statement (and any amendments thereto), and copies of all written and electronically transcribed material and other information received from the SEC and the SEC staff in connection with the Registration Statement (and any amendments thereto) including any comments (verbal or written) received from the SEC with respect to the Registration Statement. Acquiror shall consult with Bank regarding, and provide Bank and its counsel a reasonable opportunity to comment on, any such material received from the SEC or the SEC staff, and Acquiror shall give due consideration to any comments of Bank and its counsel before Acquiror formally or informally responds to the SEC or the SEC staff.
     (b) Acquiror will advise Bank, promptly after Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. In the event that a stop order has been issued or threatened by the SEC that suspends or would suspend the effectiveness of the Registration Statement, Acquiror shall use its reasonable best efforts to promptly remove or cause not to be issued any such stop order.
                                      A-19

     6.5 COMMUNICATIONS. Unless approved by Bank in advance (which approval shall not be unreasonably withheld), neither Acquiror nor Subsidiary will issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law or regulation or by the NYSE.
     6.6 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Acquiror Confidentiality Agreement, upon reasonable notice Acquiror shall (and shall cause the Acquiror Subs to) afford to Bank and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access to all information concerning the business, properties, contracts, records and personnel of Acquiror or the Acquiror Subs as Bank may reasonably request; PROVIDED that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify or waive any representation or warranty made by Acquiror or Subsidiary or the conditions of the obligation of Acquiror or Subsidiary or Bank to consummate the transactions contemplated by this Agreement. All information disclosed pursuant to this Section 6.6 shall be deemed to be "Evaluation Material" as defined in and for the purposes of the Acquiror Confidentiality Agreement. Acquiror and Subsidiary shall, and shall cause their respective officers, employees, accountants, consultants, legal counsel and other representatives to, comply with all of their respective obligations under the Bank Confidentiality Agreement.
     6.7 BLUE SKY LAWS. Acquiror shall use its best efforts to cause the offering of Acquiror Common Stock hereunder to comply with the securities laws and "blue sky" laws of all jurisdictions which are applicable in connection with the Merger, and Acquiror shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all state securities laws or blue sky permits and other authorizations necessary to consummate the Merger; PROVIDED, HOWEVER, that Acquiror shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.
     6.8 LISTING ON NYSE. Acquiror shall use its reasonable best efforts to list, prior to the Merger Effective Date, on the NYSE, upon official notice of issuance, the shares of Acquiror Common Stock to be issued to the holders of Bank Common Stock pursuant to the Merger.
     6.9 REGULATORY APPROVALS. As promptly as practicable after the date hereof:
     (a) Acquiror and Subsidiary shall cooperate with Bank in the preparation and submission of applications to the appropriate regulatory agencies for approval of the Merger, including but not limited to the Federal Reserve Board, the OCC, the OTS, the FDIC and such other agencies, approval of which may be required for the Merger and shall deliver to the other parties hereto copies of all such filings and applications promptly after they are filed; and provided that no such approval or consent shall have imposed any condition or requirement which, in the good faith reasonable opinion of Acquiror, would so materially adversely impact the economic or business benefits to Acquiror of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger, Acquiror shall use its reasonable best efforts to resolve promptly all objections to the Merger by any agency the consent, approval or non-objection of which is required by law as a condition to the Merger, the U.S. Department of Justice or any other governmental entity with jurisdiction; and
     (b) All other appropriate action shall be duly taken by Acquiror to secure all other approvals, consents and rulings, governmental or otherwise, which are necessary to be obtained by Acquiror for the consummation of the transactions contemplated hereby.
     6.10 QUALIFICATION FOR TAX FREE REORGANIZATION. Each of Acquiror and Subsidiary undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify and to take no action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. Acquiror agrees to notify Bank promptly of any action of which it has knowledge which will cause the Merger to fail to qualify as a reorganization.
     6.11 ADEQUATE CURRENT PUBLIC INFORMATION. For not less than the three year period immediately following the Merger Effective Date, Acquiror shall use its best efforts to make available adequate current public information about itself, as that terminology is used in and as required by Rules 144(c) and 145 of the SEC under the Securities Act.
                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER
     7.1 MUTUAL CONDITIONS. The respective obligations of Acquiror and Subsidiary, on the one hand, and Bank, on the other hand, to effect the Merger shall be subject to the satisfaction of the following conditions, or waiver thereof (to the extent permitted by applicable law) by Acquiror and Bank:
                                      A-20

     (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of at least (i) two-thirds of the issued and outstanding shares of Bank Common Stock and (ii) a majority of the Public Shares (as hereinafter defined) represented and voted at the Meeting. For purposes of this Section 7.1(a), "Public Shares" shall mean all of the outstanding shares of Bank Common Stock, other than those shares beneficially owned (as such term is defined in Rule 13d-3 of the Exchange Act) by Holding Company, the officers and directors of Holding Company, the officers of Bank Previously Disclosed in SCHEDULE 3.16 and the directors of Bank.
     (b) REGULATORY APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, approval of the OCC, the OTS, the Federal Reserve Board and the FDIC, shall have been filed, occurred or been obtained; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement which, in the good faith reasonable opinion of Acquiror, would so materially adversely impact the economic or business benefits to Acquiror of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.
     (c) LEGAL ACTION. There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction, or other decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger or the transactions contemplated hereby, and there shall be pending no litigation instituted by any governmental agency seeking the issuance of such an order, decree or injunction.
     (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other regulatory authority.
     (e) BLUE SKY LAWS. Acquiror shall have received all state securities laws and blue sky permits and other authorizations necessary to consummate the Merger.
     (f) TAX OPINION. Acquiror and Bank shall have received an opinion from Sullivan & Cromwell addressed to Bank and its shareholders to the effect that
(i) the Merger constitutes a "reorganization" under Section 368(a) of the Code and (ii) no gain or loss will be recognized by shareholders of Bank who receive, in exchange for their shares of Bank Common Stock (other than in respect of fractional share interests) only shares of Acquiror Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering their opinion, Sullivan & Cromwell may require and rely upon (i) representations contained in certificates of officers of Bank, Subsidiary, Acquiror, Holding Company and others and (ii) representations and agreements contained in the Holding Company Voting Agreement.
     (g) LISTING ON NYSE. The shares of Acquiror Common Stock issuable in the Merger shall have been approved for listing on the NYSE subject to official notice of issuance.
     (h) NO ILLEGALITY. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated, or issued or been deemed applicable to the Merger by any governmental authority, which would make the consummation of the Merger illegal.
     7.2 CONDITIONS TO ACQUIROR'S AND SUBSIDIARY'S OBLIGATIONS. The obligations of Acquiror and Subsidiary to effect the Merger shall be subject to the satisfaction of the following additional conditions, or waiver thereof by
Acquiror:
     (a) THIRD PARTY APPROVALS. All Bank Consents Previously Disclosed in
SCHEDULE 3.4(B) shall have been obtained and shall be in effect.
     (b) OPINION OF BANK'S COUNSEL. Acquiror shall have received one or more opinions, dated the Merger Effective Date, from counsel to Bank, in form and substance reasonably satisfactory to Acquiror, which shall cover the matters contained in EXHIBIT F hereto.
     (c) REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS OF BANK. (i) Each of the representations and warranties contained herein of Bank shall be true and correct as of the date of this Agreement and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, PROVIDED, HOWEVER, that for purposes of this clause (i), no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, PROVIDED FURTHER, HOWEVER, that notwithstanding anything to the contrary contained in this clause (i), the condition contained in this clause (i) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties to be so
                                      A-21
true and correct, individually or in the aggregate, would represent a Material Adverse Effect on Bank; (ii) each and all of the agreements and covenants of Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects; and (iii) Acquiror shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Bank, dated the Merger Effective Date, to such effect.
     (d) KPMG PEAT MARWICK LETTERS. Acquiror shall have received from KPMG Peat Marwick letters, dated the date of or shortly prior to (i) the mailing of the Proxy Statement, and (ii) the Merger Effective Date, in form and substance satisfactory to Acquiror, with respect to Bank's consolidated financial position and results of operations, which letters shall be based upon "agreed upon procedures" customarily undertaken by such firm.
     (e) STOCK OPTIONS. All Stock Options shall have been cancelled and payment therefor shall have been received by the holders thereof on or prior to the Merger Effective Date in accordance with Section 2.7 and evidence thereof reasonably satisfactory to Acquiror shall be delivered by Bank to Acquiror on or prior to the Merger Effective Date.
     7.3 CONDITIONS TO BANK'S OBLIGATIONS. The obligations of Bank to effect the Merger shall be subject to the satisfaction of the following additional conditions, or waiver thereof by Bank:
     (a) THIRD PARTY APPROVALS. All Acquiror Consents Previously Disclosed in
SCHEDULE 4.5(B) shall have been obtained and be in effect.
     (b) OPINION OF ACQUIROR'S AND SUBSIDIARY'S COUNSEL. Bank shall have received an opinion, dated the Merger Effective Date, of Marion A. Cowell, Jr., counsel for Acquiror and the Subsidiary, in form and substance reasonably satisfactory to Bank, which shall cover the matters contained in EXHIBIT G hereto.
     (c) REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS OF ACQUIROR AND SUBSIDIARY. (i) Each of the representations and warranties contained herein of Acquiror and the Subsidiary shall be true and correct as of the date of this Agreement and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, PROVIDED, HOWEVER, that for purposes of this clause (i), no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, PROVIDED FURTHER, HOWEVER, that notwithstanding anything to the contrary contained in this clause (i), the condition contained in this clause (i) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties to be so true and correct, individually or in the aggregate, would represent a Material Adverse Effect on Acquiror; (ii) each and all of the agreements and covenants of Acquiror and Subsidiary to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects; and (iii) Bank shall have received a certificate or certificates signed by two executive officers of each of Acquiror and Subsidiary, dated the Merger Effective Date, to such effect.
                                  ARTICLE VIII
                                  TERMINATION
     This Agreement may be terminated as set forth in Sections 8.1 through 8.9 prior to the Merger Effective Date, at any time either before or after receipt of required shareholder and other approvals:
     8.1 MUTUAL CONSENT. By the mutual consent of Acquiror and Bank;
     8.2 MATERIAL BREACH. By either Acquiror or Bank, in the event of (a) a breach by the other party (or in the case of Bank, by either Acquiror or Subsidiary) of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breach or breaches would result in a failure to satisfy any condition set forth in Article VII hereof or (b) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; PROVIDED that the non-breaching party provides the breaching party with a written notice of termination within ten days after the earlier of the expiration of such 30-day period or the date it receives a written notice from the breaching party stating that it is unable or unwilling to cure such breach;
                                      A-22

     8.3 REGULATORY APPROVALS. By either Acquiror or Bank, if any approval or authorization of any governmental authority, the lack of which would result in the failure to satisfy the closing condition set forth in Section 7.1(b), (i) shall have been denied by such governmental authority, (ii) such governmental authority shall have requested the withdrawal of any application therefor or
(iii) such governmental authority shall have indicated an intention to deny, or impose a condition or requirement of the type referred to in the proviso to
Section 7.1(b); PROVIDED that in connection with any termination pursuant to this Section 8.3, the party terminating this Agreement shall have provided evidence reasonably satisfactory to the other party that such event has occurred;
     8.4 TERMINATION DATE. By either Acquiror or Bank in the event that the Merger Effective Date is not on or prior to August 25, 1995 (the "Termination Date"), PROVIDED that the party seeking to terminate this Agreement shall not be in breach of any of its covenants or agreements contained herein;
     8.5 SHAREHOLDER APPROVAL. By either Acquiror or Bank, in the event that any shareholder approval contemplated by Section 7.1(a) is not obtained at a meeting or meetings or any adjournment thereof called for the purpose of obtaining such approval;
     8.6 FIDUCIARY DUTIES. By Bank if, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders under applicable law, Bank's Board of Directors (after considering the advice of its outside counsel) determines that such termination is required; PROVIDED, HOWEVER, that the right of termination by the Bank contemplated by this Section 8.6 may only be exercised if, prior to or contemporaneously with the determination by the Bank's Board of Directors to terminate this Agreement, Bank shall have entered into a binding agreement with respect to a Competing Transaction;
     8.7 [RESERVED]
     8.8 LEGAL ACTION. By either Acquiror or Bank, if (a) there shall be a final nonappealable order of federal or state court restraining or prohibiting the consummation of the Merger, or (b) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority, which would make the consummation of the Merger illegal;
     8.9 LACK OF RECOMMENDATION. By Acquiror, if the Board of Directors of Bank fails to recommend the Merger to its shareholders or withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Acquiror;
     8.10 APPROVAL BY BOARD OF DIRECTORS. Any termination of this Agreement as provided in Sections 8.1 through 8.9 shall be approved by the Board of Directors of the party seeking termination; and
     8.11 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Sections 8.1 through 8.9, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Acquiror, Subsidiary or Bank or their respective officers or directors, except that nothing herein shall relieve any party hereto from any liability for willful breach of this Agreement, and except for (a) the agreements and representations of the parties contained in this Section 8.11 and Sections 9.3, 9.4, 9.7 and 9.9, (b) the obligations of confidentiality contained in Sections 5.5, 6.6, and 9.6, and (c) the obligations of the parties and liabilities contained in Section 9.5, all of which agreements, representations, obligations and liabilities shall survive any such termination.
                                   ARTICLE IX
                                 OTHER MATTERS
     9.1 SURVIVAL. If the Merger Effective Date occurs, the agreements of the parties contained in Sections 9.4 and 9.11 shall survive the Merger Effective Date; all other representations, warranties, agreements and covenants contained in this Agreement shall not survive the Merger Effective Date.
     9.2 WAIVER; AMENDMENT. Prior to the Merger Effective Date, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or
(ii) amended or modified at any time (including the structure of the transaction), by an agreement in writing among the parties hereto providing for such amendment or modification approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the vote by the shareholders of Bank, the consideration to be received by the shareholders of Bank for each share of Bank Common Stock shall not thereby be decreased.
                                      A-23

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.
     9.4 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Florida, determined without regard to principles of conflicts of laws, except as federal law may be applicable.
     9.5 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment banking, and travel expenses), PROVIDED, HOWEVER, that (i) the fees and expenses of Sullivan & Cromwell in rendering the tax opinion required under Section 7.1(f) hereof shall be paid by Acquiror; and (ii) in the event of termination of this Agreement, which termination shall be judicially determined to have been caused by willful breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel.
     9.6 CONFIDENTIALITY. Except as permitted in the Confidentiality Agreements, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.
     9.7 NOTICES. All notices, requests and other communications hereunder shall be in writing and may be made by (i) certified or registered mail, return receipt requested; (ii) hand delivery; (iii) telefax transmittal; or (iv) by courier service, and shall be deemed to have been duly given (a) when delivered by hand, (b) three days after mailing, in the case of certified or registered mail; (c) when electronic confirmation is received and recorded, in the case of telefax, and (d) one business day after being forwarded to a nationally recognized overnight courier service for overnight delivery; in each case correctly addressed to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto:

If to Acquiror or         First Union Corporation
Subsidiary, to:           One First Union Center
                          Charlotte, North Carolina 28288-0013
                          Attn: Chief Executive Officer
                          Telephone No. (704) 374-6828
                          Telefax No. (704) 374-3425
Copy to:                  Marion A. Cowell, Jr., Esq.
                          First Union Corporation
                          One First Union Center
                          Charlotte, North Carolina 28288-0013
                          Telephone No. (704) 374-6828
                          Telefax No. (704) 374-3425
If to Bank to:            American Savings of Florida, F.S.B.
                          17801 Northwest 2nd Avenue
                          Miami, Florida 33169-5089
                          Telephone No. (305) 653-5353
                          Telefax No. (305) 770-2155
Copy to:                  Alan B. Goldstein, Exec. V.P. and General Counsel
                          American Savings of Florida, F.S.B.
                          17801 N.W. Second Avenue
                          Miami, Florida 33169-5089
                          Telephone No. (305) 770-2093
                          Telefax No. (305) 770-2155

     9.8 DEFINITIONS. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:
     (a) the term "knowledge" when used with respect to a party shall mean the knowledge, after reasonable inquiry, of any "executive officer" of such party, as such term is defined in Regulation O of the Federal Reserve Board.
                                      A-24

     (b) the term "Material Adverse Effect", when applied to a party, shall mean, taken individually or in the aggregate with all other events, circumstances, occurrences and conditions, an event, occurrence, circumstance or condition (including without limitation (i) the making of any provisions for loan and lease losses, write-downs of other real estate owned, and (ii) any breach of a representation or warranty by such party) which (A) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the party and its subsidiaries, taken as a whole, or (B) would materially impair the party's ability to perform its obligations under this Agreement; PROVIDED, that material adverse effect and material impairment shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or (y) changes in generally accepted accounting principles, regulatory accounting requirements and market conditions applicable to stock savings banks, savings and loan holding companies, banks and bank holding companies generally, and (z) the effects of (i) changes in the market value of the MBS Securities, (ii) Section 5.11 and (iii) the fees and expenses of all counsel, accountants and financial advisors relating to the transactions contemplated by this Agreement and the costs and expenses incurred in connection with the Meeting.
     (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure schedule that is delivered by that party to the other party prior to the execution of this Agreement which identify exceptions to the representations, warranties and covenants delivered by that party; PROVIDED that any information so disclosed shall apply only to the provisions of this Agreement pursuant to which such information is identified as being disclosed.
     9.9 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, the Stock Option Agreement, the written disclosure Schedules which have been Previously Disclosed, and the Confidentiality Agreements dated June 27, 1994 and October 11, 1994, between Bank and Acquiror represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than as provided in Section 9.11 below.
     9.10 BENEFIT PLANS.
     (a) As soon as administratively practicable after consummation of the Merger, employees of Bank and the Bank Subsidiaries shall be generally entitled to participate in Acquiror's pension, severance, employee benefit health, welfare and similar plans on substantially the same terms and conditions as employees of Acquiror and the Acquiror Subs, giving effect (except for the accrual of benefits under such plans) to years of service with Bank and the Bank Subsidiaries as if such service were with Acquiror; PROVIDED THAT, no employee of Bank or the Bank Subsidiaries presently participating in Bank's or Bank's Subsidiaries' medical plan shall be precluded from participating in medical plans of Acquiror on account of a pre-existing medical condition, and shall receive credit toward any deductible and co-payments under any welfare benefit plans sponsored by Acquiror or the Acquiror Subs to the extent such deductibles and co-payments have been satisfied under the respective Bank welfare benefit plans. Acquiror and Surviving Entity shall honor (x) Bank's Senior Executive Employee Severance Pay Plan and (y) Bank's Termination and Salary Continuation Program, as applicable (copies of both of which have been delivered to Acquiror), in accordance with their terms as in effect on the date hereof (or as amended after the date hereof and prior to the Merger Effective Date with the prior written consent of Acquiror), unless an affected employee of Bank or a Bank Subsidiary would receive benefits more advantageous to such employee under Acquiror's severance plan for its employees than under Bank's plans described in clauses (x) and (y) above, and unless, in the case of clause (x) above, the affected employee of Bank or a Bank Subsidiary agrees to accept Acquiror's severance plan in lieu of Bank's plan. Acquiror and Surviving Entity also shall honor all understandings Previously Disclosed in SCHEDULE 9.10(A).
     (b) Upon consummation of the Merger or as soon thereafter as practicable, all participants in Bank's 401(k) Plan shall be automatically and fully vested in all amounts contained in or allocable to their accounts in accordance with the terms of such Plan, Bank's 401(k) Plan shall be merged into the Acquiror's 401(k) Plan and (i) Bank employees who remain employees of Acquiror or any of the Acquiror Subs shall have the right to participate therein on the same terms and conditions as other participating employees, but shall in all events be fully vested in their accounts transferred from Bank's 401(k) Plan in accordance with the terms of such Plan; and (ii) all other Bank employees shall be entitled to roll their respective accounts into an individual retirement account and to all other rights to which they would have been entitled had they been fully vested and terminated their employment with Bank immediately preceding the Merger Effective Date, in accordance with the terms of the Plan and applicable law.
                                      A-25

     9.11 INDEMNIFICATION.
     (a) For six years after the Merger Effective Date, Acquiror shall, and shall cause the Surviving Entity to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Merger Effective Date, a director or officer of Bank or any of the Bank Subsidiaries (for purposes of this Section 9.11 except for paragraph
(b), each an "Indemnified Party"; collectively, the "Indemnified Parties") against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees and expenses (whether suit is instituted or not, and if instituted, at all trial and appellate levels)), and (subject to paragraph (c) of this Section 9.11) amounts paid in settlement (collectively, "Liabilities") in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether formal or informal, civil, administrative or criminal, and whether asserted before or after the Merger Effective Date (a "Proceeding"), arising out of actions or omissions or alleged actions or omissions of the Indemnified Party occurring at or prior to the Merger Effective Date to the maximum extent that Bank would be permitted to indemnify such Indemnified Parties under OTS regulations contained in 12 CFR (section mark) 545.121 (but specifically excluding any requirement for OTS approval) as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by the Surviving Entity, its Board of Directors or the disinterested members thereof is required to effectuate any indemnification, Acquiror shall cause the Surviving Entity to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent Florida counsel mutually agreed upon between Acquiror and the Indemnified Party.
     (b) In addition to the foregoing, for six (6) years from and after the Merger Effective Date, Acquiror shall indemnify, defend and hold harmless, as and to the fullest extent permitted by Florida law (including all indemnification permitted under Section 607.0850(7) of the Florida Business Corporation Act) for indemnification by a Florida corporation of its directors and officers, including provisions relating to advances of expenses incurred in the defense of any Proceeding, each person who is now, or becomes prior to the Merger Effective Date, a director or officer of Bank (for purposes of this Section 9.11, each an "Indemnified Party"; collectively, the "Indemnified Parties") against all Liabilities in connection with any Proceeding arising out of actions or omissions or alleged actions or omissions of the Indemnified Party occurring at or prior to the Merger Effective Date, in whole or in part, in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.
     (c) Any Indemnified Party wishing to claim indemnification under paragraph
(a) or (b) of this Section 9.11, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror thereof; provided, that the failure so to notify shall not affect the obligations of Acquiror and the Surviving Entity under paragraphs (a) and (b) of this Section 9.11 (unless such failure materially and adversely increases Acquiror's liability under such paragraphs). In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether arising before or after the Merger Effective Date), (i) Acquiror or the Surviving Entity shall have the right to assume the defense thereof and Acquiror or the Surviving Entity shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Acquiror shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single Proceeding, unless such counsel shall determine that a conflict exists among the Indemnified Parties, in which case Acquiror shall pay for as many firms of counsel as are necessary to avoid such a conflict, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Acquiror shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld. In the event that Acquiror shall fail to respond within ten (10) days after receipt of notice of the Proceeding, the Indemnified Party may retain counsel and conduct the defense of such Proceeding, as it may in its reasonable discretion deem proper, at the sole cost and expense of Acquiror.
     (d) If Acquiror or the Surviving Entity or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Entity shall assume the obligations set forth in this Section 9.11.
     (e) Acquiror shall pay, or cause the Surviving Entity to pay in advance of the final disposition of any Proceeding to the fullest extent permitted by applicable law as in effect on the date hereof, all expenses, including attorneys' fees and expenses (whether suit is instituted or not, and if instituted, at all trial and appellate levels), that may reasonably be incurred by any Indemnified Party in enforcing the indemnity and all other obligations provided for in this Section 9.11.
     (f) The rights of each Indemnified Party hereunder shall be in addition to all other rights such Indemnified Party may have under the Charter of Bank, resolutions of its Board of Directors, under the OTS regulations or otherwise.
                                      A-26

     (g) The obligations of Acquiror and the Surviving Entity provided under this Section 9.11 are intended to benefit, and be enforceable against Acquiror and the Surviving Entity directly by the Indemnified Parties and their respective heirs and personal representatives, and shall be binding on all respective successors and permitted assigns of Acquiror and the Surviving Entity.
     (h) Acquiror shall use its reasonable best efforts to maintain Bank's existing directors' and officers' liability insurance policies as Previously Disclosed in SCHEDULE 3.20, including excess coverage (and all comparable replacement and renewal policies obtained prior to the Merger Closing) or a policy (including Acquiror's existing policy) covering persons who are currently covered by such insurance on terms and with coverage no less favorable to the insured directors and officers than those in effect on the date hereof, for a period of three years after the Merger Effective Date; provided, that Acquiror's obligation shall be limited to payment of annual premiums in respect of such policy for the portion related to Bank's directors and officers, of $1,000,000 (the "Maximum Amount"); and provided further, that Acquiror shall also use its reasonable best efforts to obtain coverage under such policies for (i) claims brought by any person or entity arising out of, based upon, related to or attributable to the Merger, this Agreement and the Stock Option Agreement that otherwise would have been covered by Bank's existing policies except for the fact that such claims arise out of, are based upon, relate to or are attributable to the Merger, this Agreement or the Stock Option Agreement and
(ii) claims brought by any 10% or greater shareholder that otherwise would have been covered by Bank's existing policies except for the fact that such claims are brought by any 10% or greater shareholder. If the amount of the annual premiums necessary to procure such insurance coverage exceeds the Maximum Amount, Acquiror shall procure such coverage as shall be reasonably obtainable for an annual premium equal to the Maximum Amount.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the date and year first above written.
                                         AMERICAN SAVINGS OF FLORIDA, F.S.B.
                                         By: /s/ STEPHEN D. TAYLOR
                                             NAME: STEPHEN D. TAYLOR
                                           TITLE: PRESIDENT AND C.E.O.
                                         FIRST UNION CORPORATION
                                         By: /s/ KENNETH R. STANCLIFF
                                             NAME: KENNETH R. STANCLIFF
                                           TITLE: SENIOR VICE PRESIDENT
                                      A-27

                               BOARD OF DIRECTORS
                      AMERICAN SAVINGS OF FLORIDA, F.S.B.
[CAPTION]

/s/                       ERWIN ALLEN
                          ERWIN ALLEN
/s/
                        T. WAYNE DAVIS
/s/                  WILLIAM H. DUKELOW
                      WILLIAM H. DUKELOW
/s/
                       NIMROD T. FRAZER
/s/                DR. BARBARA W. GOTHARD
                    DR. BARBARA W. GOTHARD
/s/                   CHARLES D. KIMBREL
                      CHARLES D. KIMBREL
/s/                   DEIRDRE Y. RUSSELL
                      DEIRDRE Y. RUSSELL
/s/                  DONALD T. SENTERFITT
                     DONALD T. SENTERFITT
/s/
                       STEPHEN D. TAYLOR

                                                                       EXHIBIT C
                             STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of December 4, 1994 (the "Agreement"), by and between AMERICAN SAVINGS OF FLORIDA, F.S.B., a federally chartered stock savings bank ("Issuer"), and FIRST UNION CORPORATION, a North Carolina corporation ("Grantee").
     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated as of December 4, 1994 (the "Plan"), providing for, among other things, the merger of Issuer with and into a direct subsidiary of Grantee ("Subsidiary"), with Subsidiary as the surviving corporation; and
     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:
     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.
     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,288,700 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") equal to the greater of (i) the closing price per share of Issuer Common Stock on December 6, 1994 as reported on the Nasdaq National Market and (ii) $19.00; PROVIDED, HOWEVER, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the Issuer Common Stock issued and outstanding at the time of exercise, without giving effect to the shares issued or issuable under the Option.
     3. EXERCISE OF OPTION.
     (a) Provided that (i) Grantee, or any of its subsidiaries who is a party to the Plan, or Holder (as defined below), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; PROVIDED that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Merger Effective Date, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event unless the Issuer has, after the date hereof and before such termination, engaged in discussions with any third party regarding an Acquisition Transaction (as hereinafter defined), and (C) 18 months after any other termination of the Plan in accordance with the terms thereof; PROVIDED, HOWEVER, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the Home Owners' Loan Act (the "HOLA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee.
     (b) As used herein, a "Purchase Event" means any of the following events:
          (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any affiliate of Grantee) to effect an Acquisition Transaction. As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer s subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 20% or more of the consolidated assets or deposits of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its significant subsidiaries other than the issuance of Issuer Common Stock upon the exercise of outstanding options or the conversion of outstanding convertible securities of Issuer; or
          (ii) without Grantee s prior written consent, any person (other than Grantee or any affiliate of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the
                                      A-29
     right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more (or if such person or group is the beneficial owner of 20% or more on the date hereof such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its significant subsidiaries.
     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:
          (i) any person (other than Grantee or any affiliate of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as "Tender Offer" or an "Exchange Offer," respectively); or
          (ii) the holders of Issuer Common Stock shall not have approved the Plan at the Meeting, the Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any affiliate of Grantee) shall have (A) made a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the HOLA, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction; or
          (iii) any person, other than Grantee or any affiliate of Grantee, shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or
          (iv) Issuer furnishes information or enters into discussions or negotiations pursuant to Section 5.6(b) of the Plan with any person or entity that makes an unsolicited, bona fide expression of interest in acquiring Issuer; or
          (v) after a bona fide proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 8.2 thereof (unless cured within the cure period specified therein without jeopardizing consummation of the Merger pursuant to the terms of the Plan); or
          (vi) any person, other than Grantee or any affiliate of Grantee, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the OCC, the OTS, the Federal Reserve Board, the FDIC, or other federal or state regulatory authority (each a "Regulatory Authority"), for approval to engage in an Acquisition Transaction.
As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.
     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event (in either case, a "Triggering Event"), after becoming aware of such Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.
     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice or application for approval and the obtaining of such approval, and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.
     4. PAYMENT AND DELIVERY OF CERTIFICATES.
     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.
                                      A-30

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in subsection (a) of this Section 4, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.
     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:
THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER APPLICABLE FEDERAL LAW AND CERTAIN VOTING AND OTHER RESTRICTIONS PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF DECEMBER 4, 1994. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.
It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the OTS or other applicable federal agency, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of applicable federal law.
     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e) hereof, the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.
     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (section mark)18a and regulations promulgated thereunder and (B) in the event, under the BHC Act, the HOLA, the Bank Merger Act, or the Change in Bank Control Act of 1978, as amended, or a state banking law, prior approval of or notice to a Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authorities as they may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.
     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:
     (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.
     (b) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 hereof upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option,
                                      A-31
including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 hereof, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.
     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:
     (a) DUE AUTHORIZATION. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.
     (b) PURCHASE NOT FOR DISTRIBUTION. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction complying with or exempt from applicable federal law.
     7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.
     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this subsection (a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.
     (b) In the event that Issuer shall enter in an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its affiliates, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its affiliates, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or
(z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").
     (c) The Substitute Option shall have the same terms as the Option, PROVIDED that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.
     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.
                                      A-32

     (e) The following terms have the meanings indicated:
          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, or (C) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).
          (ii) "Substitute Common Stock" shall mean the common stock issued by Substitute Option Issuer upon exercise of the Substitute Option.
          (iii) "Assigned Value" shall mean the highest of (x) the price per share of Issuer Common Stock at which a tender offer or an exchange offer or proposal therefor has been made, and (y) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer. In the event that a tender offer or an exchange offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder or the owner of Option Shares issued upon exercise of the Option ("Owner"), as the case may be (and, if there are both a Holder and an Owner, the Holder).
          (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the consolidation, merger or sale in question; PROVIDED that, if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.
     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this subsection (f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this subsection (f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this subsection (f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder with the consent of Issuer, which consent shall not be unreasonably withheld.
     (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer.
     8. REGISTRATION RIGHTS.
     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of subsection (c) below, if requested by any Holder or Owner, as applicable, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file an offering circular, a registration statement or other document (a "registration statement") under applicable federal law if such filing is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including, without limitation to the extent applicable, a "shelf registration statement" under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.
     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to offer for sale any shares of Issuer Common Stock under applicable federal law in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the
                                      A-33

Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such offering, to be so included in such underwritten public offering; PROVIDED, HOWEVER, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of an offering solely to implement an employee benefit plan or a merger transaction; PROVIDED, FURTHER, HOWEVER,that such election pursuant to (i) may only be made one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for inclusion in an offering pursuant to this subsection (b), shall be excluded from such offering, Issuer shall make appropriate allocation of shares to be offered among the Selling Shareholders desiring to include their shares pro rata in the proportion that the number of shares requested to be included by each such Selling Shareholder bears to the total number of shares requested to be included by all such Selling Shareholders then desiring to have Issuer Common Stock included.
     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; PROVIDED, HOWEVER, that Issuer may delay any filing of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 120 days (or 180 days in any calendar year in the aggregate) provided Issuer shall in good faith determine that any such filing would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to effect any filing pursuant to subsection (a) above:
          (i) prior to the earliest of (a) termination of the Plan pursuant to
     Article VIII thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 7.1(a) of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;
          (ii) on more than one occasion;
          (iii) within 90 days after the effective date of an offering referred to in subsection (b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to include such shares in such offering and such shares were included as requested; and
          (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 50% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.
     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares included in such filing in accordance with the intended method of distribution for such shares; PROVIDED, HOWEVER, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.
     (d) EXPENSES. Except where applicable state law prohibits such payments and except for any underwriting or selling discounts or commissions relating to the Option Shares, Issuer will pay all expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being included in a registration statement, printing expenses and the costs of special audits or "cold comfort" letters, and the reasonable fees and expenses of any necessary special experts) in connection with each offering pursuant to subsection (a) or
(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subsection (a) or (b) above.
     (e) INDEMNIFICATION. In connection with any offering under subparagraph (a) or (b) above, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer
                                      A-34
and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.
     Promptly upon receipt by a party indemnified under this subsection (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subsection (e), such indemnified party shall promptly notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subsection (e) unless, and only to the extent, such failure results in the indemnifying party s forfeiture of substantive rights or defenses. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.
     If the indemnification provided for in this subsection (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.
     In connection with any registration pursuant to subsection (a) or (b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subsection (e).
     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the OTS or other applicable federal agency from time to time. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under applicable federal law, or required pursuant to any state securities laws or the rules of any stock exchange.
     (g) ISSUER TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.
     9. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such
                                      A-35
other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.
     10. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.
     11. [Reserved]
     12. MISCELLANEOUS.
     (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.
     (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
     (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to subsection (h) of this Section 12) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder or Owner to acquire the full number of shares of Issuer Common Stock as provided in Section 3 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder or Owner to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.
     (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law rules.
     (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
                                      A-36

     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Grantee:                                      First Union Corporation
                                                    One First Union Center
                                                    Charlotte, North Carolina 28288-0013
                                                    Attn: Chief Executive Officer
                                                    Telephone No. (704) 374-6828
                                                    Telefax No. (704) 374-3425
Copy to:                                            Marion A. Cowell, Jr., Esq.
                                                    First Union Corporation
                                                    One First Union Center
                                                    Charlotte, North Carolina 28288-0013
                                                    Telephone No. (704) 374-6828
                                                    Telefax No. (704) 374-3425
If to Issuer:                                       American Savings of Florida, F.S.B.
                                                    17801 Northwest 2nd Avenue
                                                    Miami, Florida 33169-5089
                                                    Telephone No. (305) 653-5353
                                                    Telefax No. (305) 770-2155
Copy to:                                            Alan B. Goldstein, Exec. V.P. and
                                                    General Counsel
                                                    American Savings of Florida, F.S.B.
                                                    17801 N.W. Second Avenue
                                                    Miami, Florida 33169-5089
                                                    Telephone No. (305) 770-2093
                                                    Telefax No. (305) 770-2155

     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.
     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly-owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement (including, without limitation, the voting restrictions set forth in Section 12(k) hereof) shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.
     (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.
     (k) CERTAIN VOTING OBLIGATIONS. In the event that (x) Issuer shall call an annual or special meeting of its shareholders at which such shareholders will be asked to vote upon the approval of an Acquisition Transaction (an "Alternative Acquisition Transaction") with any person (other than Grantee or any affiliate of Grantee) and/or any agreement relating thereto, and (y) the average value per share of Issuer Common Stock of the consideration to be received by Issuer's shareholders upon consummation of such Alternative Acquisition Transaction shall be equal to or greater than 105% of the average value per share of Issuer Common Stock of the consideration which would be received by Issuer's shareholders upon consummation of any Acquisition Transaction which Grantee shall have proposed in writing to the Board of Directors of Issuer prior to the time which such Board shall have approved the Alternative Acquisition Transaction, Grantee will (i) be present, in person or
                                      A-37
represented by proxy, at such meeting of shareholders so that all Option Shares then beneficially owned by Grantee and entitled to vote may be counted for the purpose of determining the presence of a quorum at such meeting and (ii) with respect to any proposal to be voted on by shareholders relating to such Acquisition Transaction and/or agreement, vote all Option Shares which it is then entitled to vote in accordance with the recommendation of the Board of Directors of Issuer in the same proportion as all other shares of Issuer Common Stock present at such meeting and voting thereon shall have voted. For purposes of this Section 12(k), the value of any consideration to be received in any Alternative Acquisition Transaction or in any Acquisition Transaction proposed by Grantee shall be (i) determined as of the date on which the Board of Directors of Issuer shall have approved the Alternative Acquisition Transaction and (ii) determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer, if any non-cash consideration is to be included in the consideration to be received in such transaction by Issuer's shareholders.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
                                         AMERICAN SAVINGS OF FLORIDA, F.S.B.
                                         By: /s/ STEPHEN D. TAYLOR
                                           NAME: STEPHEN D. TAYLOR
                                           TITLE: PRESIDENT AND C.E.O.
                                         FIRST UNION CORPORATION
                                         By: /s/ KENNETH R. STANCLIFF
                                           NAME: KENNETH R. STANCLIFF
                                           TITLE: SENIOR VICE PRESIDENT

                                                                       EXHIBIT D
                              [FORM OF SUPPLEMENT]
     SUPPLEMENT, dated as of the [   ] day of [               ], 199[   ] (this
"Supplement"), to the Agreement and Plan of Merger, dated as of the 4th day of December, 1994 (the "Merger Agreement"), by and between American Savings of Florida, F.S.B. ("Bank") and First Union Corporation ("Acquiror").
     WHEREAS, pursuant to Section 1.9 of the Merger Agreement, Bank and Acquiror have agreed to consummate the Merger (as defined in the Merger Agreement) by way of the merger of Bank and Subsidiary.
     NOW, THEREFORE, by its execution of this Supplement, as of the date hereof the undersigned (i) adopts and becomes a party to the Merger Agreement, (ii) confirms the representations and warranties in Section 4.15 thereof and (iii) represents and warrants to Bank that the authorized capital stock of Subsidiary
consists of [            ] shares of Subsidiary Common Stock, all of which are
issued and outstanding, fully paid and nonassessable (except as provided in 12 U.S.C. (section mark) 55), and subject to no preemptive rights, and owned by Acquiror free and clear of all liens, claims, agreements, or encumbrances. There are no treasury shares and no outstanding subscriptions, conversion privileges, options, warrants, agreements, understandings or arrangements to which Acquiror or Subsidiary is a party or by which either of them is bound relating to Subsidiary's authorized or issued capital stock, or pursuant to which Subsidiary
may be obligated to issue shares of capital stock. As of             , 199 ,
Subsidiary has capital of $            , divided into common stock of
$            , surplus of $            , undivided profits, including capital
reserves, of $            , and net unrealized holding gains (losses) on
available-for-sale securities of $            .
     IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned officer duly authorized thereunto as of the date first hereinabove written.
                                         [INSERT NAME OF SUBSIDIARY]
                                         By:
                                             NAME:
                                             TITLE:
                                      A-39

                               BOARD OF DIRECTORS
                                 (Subsidiary)*
    *To be completed upon organization of Subsidiary or upon substitution of another bank therefor pursuant to Section 1.8.

                                                                         ANNEX B
                          SHAREHOLDER VOTING AGREEMENT
     THIS SHAREHOLDER VOTING AGREEMENT (the "Agreement") is made and entered into as of December 4, 1994 by and between THE ENSTAR GROUP, INC. ("Holding Company"), a unitary savings and loan holding company of AMERICAN SAVINGS OF FLORIDA, F.S.B., a federally chartered stock savings bank (including its successors after consummation of the Merger (as hereinafter defined), the "Bank"), and FIRST UNION CORPORATION, a North Carolina corporation ("Acquiror").
                             PRELIMINARY STATEMENT
     WHEREAS, Acquiror and Bank are contemporaneously herewith entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which a subsidiary of Acquiror will merge with Bank in accordance with the terms and conditions of the Merger Agreement (the "Merger");
     WHEREAS, Holding Company is the beneficial and record owner of 5,514,391 shares (the "Shares") of Common Stock, par value $.01 per share, of Bank ("Bank Common Stock") and desires to enter into this Agreement to induce Acquiror to enter into the Merger Agreement;
     WHEREAS, Holding Company, Acquiror and First Union National Bank of North Carolina, as escrow agent (the "Escrow Agent"), are contemporaneously herewith entering into that certain Escrow Agreement of even date herewith in the form attached hereto as Exhibit A (the "Escrow Agreement"), and Holding Company has forwarded to The First National Bank of Boston, in its capacity as transfer agent for the Bank Common Stock (the "Transfer Agent"), a Certificate representing 5,514,391 Shares together with an irrevocable instructions letter in the form attached hereto as Exhibit B instructing the Transfer Agent to, among other things, issue a Certificate for 3,926,422 Shares (the "Escrowed Shares") and to deliver the Certificate representing the Escrowed Shares to the Escrow Agent to be held and distributed in accordance with the terms and conditions of the Escrow Agreement and this Agreement; and
     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Acquiror has requested Holding Company to vote all of the Shares in accordance with the terms and conditions of this Agreement and to take certain other actions as contemplated by this Agreement and the Escrow Agreement, and Holding Company hereby agrees to vote such Shares in accordance with the terms and conditions hereof and to take such other actions.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:
     1. AGREEMENT TO VOTE. At such time as Bank conducts a meeting of, solicits written consents from or otherwise seeks a vote of, its shareholders for the purpose of adopting and approving the Merger Agreement, the Merger and the transactions contemplated thereby, Holding Company agrees to duly vote all of the Shares in favor of adopting and approving the Merger Agreement, the Merger and the transactions contemplated thereby.
     2. LIMITATION. Notwithstanding Section 1 hereof, Holding Company will have at all times the right to vote the Shares, in its sole discretion, with respect to all matters other than those set forth in Section 1 hereof submitted to a vote of the shareholders of the Bank.
     3. TERMINATION OF VOTING AGREEMENT. This Agreement shall terminate if and when the Merger Agreement is terminated in accordance with its terms. In the event of termination of this Agreement as provided in this Section 3, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Acquiror, Holding Company or their respective officers or directors, except that nothing in this Section 3 shall relieve any party hereto from any liability for breach of this Agreement.
     4. EXCEPTIONS TO OBLIGATIONS. Except for the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof, nothing in this Agreement shall: (a) require Holding Company to acquire additional shares of Bank Common Stock; (b) require a director of Bank who is an officer, director, trustee, nominee or other representative of Holding Company, in his or her capacity as a director of Bank, to vote or take or refrain from taking any action that would cause such director to violate his or her fiduciary duties to Bank's shareholders under applicable law; or (c) require Holding Company to take any action that would prevent or impede Bank's ability to exercise its rights or fulfill its obligations under Section 5.6 of the Merger Agreement.
                                      B-1

     5. COVENANTS OF HOLDING COMPANY. Except in accordance with the provisions of this Agreement or the Escrow Agreement, Holding Company agrees, until this Agreement has been terminated in accordance with Section 3 hereof, not to:
     (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any of the Shares;
     (b) except as may be required to vote the Shares in accordance with Section 1 hereof, grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares;
     (c) take any action or omit to take any action which would prohibit, prevent or preclude Holding Company from performing its obligations under this Agreement or the Escrow Agreement; or
     (d) without the prior written approval of Acquiror, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Competing Transaction (as hereinafter defined), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers or directors of Holding Company to take any such action, and Holding Company shall use its reasonable efforts to cause the directors, officers, employees, agents and representatives of Holding Company (including, without limitation, any investment bank or financial advisor, attorney or accountant retained by Holding Company) not to take any such action.
     Notwithstanding Section 5(d) and except for the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof, nothing contained in this Agreement shall prohibit the Board of Directors of Holding Company from furnishing information to any person or entity that, after the date hereof, makes a bona fide proposal to enter into a Competing Transaction, that after the date hereof had not been initiated, solicited or encouraged by Bank or Holding Company, if: (A) the Board of Directors of Bank shall have determined to take certain actions pursuant to Section 5.6(b)(i) of the Merger Agreement; (B) the Board of Directors of Holding Company shall have determined in good faith (after considering the advice of outside counsel) that such action is required for the Board of Directors of Holding Company to comply with its duties to Holding Company's creditors and former stockholders under applicable law; (C) the Board of Directors of Holding Company shall have reasonably concluded that the proposal was made in good faith; (D) prior to furnishing such information to such person or entity, Holding Company shall have received from such person or entity an executed confidentiality agreement, with terms reasonably satisfactory to Holding Company; and (E) Holding Company shall have so notified Acquiror.
     For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Bank or any of the subsidiaries of Bank (other than the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, share exchange, business combination, or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets or deposits of Bank and the subsidiaries of the Bank, taken as a whole, in a single transaction or a series of related transactions; or (C) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Bank Common Stock or the filing of a registration statement under the Securities Act in connection therewith.
     6. REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY. Except as set forth in Exhibit C hereto, Holding Company hereby represents and warrants to Acquiror as follows:
     (a) The Shares are the only shares of Bank Common Stock that Holding Company has the right, power or authority to vote, and Holding Company does not own or have any right to acquire any other shares of Bank Common Stock.
     (b) Holding Company has the corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to vote the Shares in accordance with Section 1 hereof and otherwise perform its obligations hereunder or thereunder; such execution, delivery, vote and performance have been duly authorized by all necessary corporate action on the part of Holding Company; and each of this Agreement and the Escrow Agreement has been duly executed and delivered by Holding Company and constitutes the valid and binding agreement of Holding Company, enforceable against Holding Company in accordance with its terms, subject to general equitable principles and the discretion of courts in granting equitable remedies.
     (c) The execution and delivery of each of this Agreement and the Escrow Agreement by Holding Company does not, and the consummation of the transactions contemplated hereby and thereby by Holding Company, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof, will not, constitute (i) a breach or violation of, or a default under, the Holding Company Bankruptcy Plan (as hereinafter defined) or any judgment,
                                      B-2
decree, order, governmental permit or license applicable to Holding Company or any subsidiary of Holding Company or any of their respective properties, or to which Holding Company or any subsidiary of Holding Company or any of their respective properties is subject or bound, which breach, violation or default could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or the Escrow Agreement or any adverse effect upon Holding Company's ability to perform its obligations hereunder or thereunder, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof, or (ii) a breach or violation of, or a default under, Holding Company's Certificate of Incorporation or Bylaws, or under any material agreement, indenture or instrument to which Holding Company or any subsidiary of Holding Company is a party or by which Holding Company or any subsidiary of Holding Company or any of their respective properties is subject or bound, which breach, violation or default could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or any adverse effect on Holding Company's ability to perform its obligations hereunder or thereunder, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof.
     (d) The consummation of the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof, will not require any consent, waiver or approval under any such judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument referred to in Section 6(c) hereof, other than any consents, waivers or approvals contemplated by the Merger Agreement and the schedules thereto or such consents, waivers or approvals the absence of which would not have a material adverse effect on the transactions contemplated by this Agreement or the Escrow Agreement or any adverse effect on Holding Company's ability to perform its obligations hereunder or thereunder, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof.
     (e) The Shares are now and will at all times during the term of this Agreement be beneficially owned and held of record by Holding Company, free and clear of all liens, claims, security interests or any other encumbrances whatsoever, other than restrictions upon resale which may be imposed by Federal or state securities laws and the obligations imposed on Holding Company under the Holding Company Bankruptcy Plan (as hereinafter defined) relating to the Shares ("Encumbrances") with respect to the ownership or voting of the Shares or otherwise, other than encumbrances and restrictions created pursuant to this Agreement and/or the Escrow Agreement. No such Encumbrances prevent or materially impair Holding Company's performance of its obligations under this Agreement or the Escrow Agreement.
     (f) Holding Company has previously delivered to Acquiror a letter from the Office of Thrift Supervision confirming the ability of Holding Company to vote the Shares in connection with the Merger.
     (g) The aggregate consideration to be received by Holding Company under the Merger Agreement together with all other assets of Holding Company will be sufficient to permit Holding Company to satisfy in full the Senior Claims (as hereinafter defined) and at least THIRTY MILLION DOLLARS ($30,000,000) of the Obligation (as hereinafter defined) on the Merger Effective Date (as defined in the Merger Agreement) in accordance with the terms and conditions of this Agreement and the Escrow Agreement.
     (h) Exhibit D hereto sets forth a true and complete list of all Allowed Claims in Classes 6, 7, 8 and 10 of the Holding Company Bankruptcy Plan (the "Senior Claims") and the principal amount of such claims.
     7. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror hereby represents and warrants to Holding Company that Acquiror has the corporate power and authority to execute, deliver and perform this Agreement; such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Acquiror; and this Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
     8. ALLOWED CLAIM.
     (a) Holding Company hereby represents and warrants to Acquiror that Holding Company's obligation to Bank in the amount of THIRTY ONE MILLION NINE HUNDRED NINETY-THREE THOUSAND TWO HUNDRED SIX DOLLARS ($31,993,206) (the "Obligation") is an "Allowed Claim" pursuant to the terms of the Second Amended Plan of Reorganization of The Enstar Group, Inc., as modified (the "Holding Company Bankruptcy Plan") and will remain an Allowed Claim of the Surviving Entity (as defined in the Merger Agreement) after giving effect to the Merger. Holding Company further represents and warrants to Acquiror that the Obligation, together with simple interest accrued thereon from June 1, 1992 at the rate of
4.26 percent per annum (the "Interest Component"), is a valid obligation of Holding Company payable to Bank
                                      B-3
pursuant to the terms of the Holding Company Bankruptcy Plan, this Agreement and the Escrow Agreement after payment of the Senior Claims. Holding Company further represents and warrants that any principal balance of the Obligation which is not paid on the Merger Effective Date in accordance with the terms of the Escrow Agreement shall remain an Allowed Claim under the Holding Company Bankruptcy Plan and shall be paid in full prior to any other payment to any other creditor of Holding Company under the Holding Company Bankruptcy Plan other than the holders of Senior Claims. Holding Company further represents and warrants that the Interest Component shall be paid to Bank under the Holding Company Bankruptcy Plan on a pro-rata basis at the same time that any interest payments are made on the Senior Claims.
     (b) Holding Company hereby represents and warrants to Acquiror that the Merger will not constitute a transfer or trade of the Obligation within the meaning of Section 11.8 of the Holding Company Bankruptcy Plan. Notwithstanding the foregoing, Holding Company hereby authorizes any transfer or trade of the Obligation that may be deemed to occur as a consequence of the Merger.
     9. ESCROW AGREEMENT; ACQUIROR SHARES; HOLDING COMPANY BANKRUPTCY PLAN.
     (a) Unless there shall exist a breach by Holding Company of any material representation, warranty or covenant contained herein which has not been waived in writing by Acquiror, on the Merger Effective Date, Acquiror shall instruct the Escrow Agent to exchange the Escrowed Shares for shares of Acquiror Common Stock in accordance with the terms of the Merger Agreement, and Acquiror shall immediately thereafter purchase from Holding Company and Holding Company shall sell to Acquiror such shares of Acquiror Common Stock for an aggregate purchase price of EIGHTY TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND EIGHT HUNDRED SIXTY FIVE DOLLARS AND EIGHTY CENTS ($82,454,865.80) (the "Purchase Price"). Such purchase and sale shall be effected in accordance with the terms of the Escrow Agreement through the delivery by Acquiror to the Escrow Agent of immediately available funds in an amount equal to the Purchase Price and the release by the Escrow Agent of the shares of Acquiror Common Stock to Acquiror in accordance with the terms of this Agreement and the Escrow Agreement.
     (b) No later than ten (10) days prior to the Merger Effective Date, Holding Company shall provide Acquiror with written notification (the "Principal Pay-Off Notification") of:
          (i) The names and addresses of the holders of the Senior Claims under the Holding Company Bankruptcy Plan, the outstanding principal amount of such Senior Claims as of the Merger Effective Date (the "Senior Claims Amount"), which amount Holding Company represents and warrants shall not be greater than $52,454,865.80 in the aggregate, and the method or manner of payment to be used by the Escrow Agent to pay such Senior Claims on the Merger Effective Date; and
          (ii) The outstanding principal amount of the Obligation.
     (c) Unless there shall exist a breach by Holding Company of any material representation, warranty or covenant contained herein which has not been waived in writing by Acquiror, upon receipt of the Principal Pay-Off Notification, Acquiror shall promptly forward to the Escrow Agent a copy of such Principal Pay-Off Notification together with written instructions for the Escrow Agent to pay on behalf of Holding Company the Senior Claims Amount to the holders of the Senior Claims on the Merger Effective Date and to pay on behalf of Holding Company the lesser of $30,000,000 or the then outstanding principal amount of the Obligation to the Bank on the Merger Effective Date, all in accordance with the terms and conditions of such instructions letter and Principal Pay-Off Notification. Holding Company agrees that the Principal Pay-Off Notification shall contain appropriate instructions with respect to compliance with applicable federal withholding tax obligations, if any, arising in connection with such payments. Unless there shall exist a breach by Holding Company of any material representation, warranty or covenant contained herein which has not been waived in writing by Acquiror, if the Principal Pay-Off Notification is not received by Acquiror on or before the date provided in Section 9(b) above, Acquiror shall instruct the Escrow Agent to pay on the Merger Effective Date:
(i) the Senior Claims Amount by issuing and delivering to the holders of such Senior Claims identified on Exhibit D hereto certified checks in the amounts set forth opposite their names on such Exhibit D, which Exhibit D may be hereinafter amended by Holding Company from time-to-time, but not later than ten (10) days prior to the Merger Effective Date; and (ii) the lesser of $30,000,000 or the then outstanding principal amount of the Obligation (the "Bank Obligation") to Bank by issuing and delivering to Bank a certified check made payable to Bank in the amount of the Bank Obligation.
     (d) Holding Company and Acquiror agree that Holding Company shall exchange all Shares held by it on the Merger Effective Date into Shares of Acquiror Common Stock on the Merger Effective Date in accordance with the terms and provisions of the Merger Agreement. Upon receipt of such shares of Acquiror Common Stock on the Merger Effective Date
                                      B-4
under the Merger Agreement, Holding Company shall deliver to the Escrow Agent such number of shares of Acquiror Common Stock as is equal to the quotient obtained by dividing: (A) the sum of (x) the outstanding principal amount of the Obligation following the payment actually being made to Bank pursuant to Section 9(c) hereof (the "Remaining Balance"), (y) an amount equal to the interest that would accrue on the Remaining Balance for a period of twenty-four (24) months following the Merger Effective Date at a 4.26% annualized simple interest rate, and (z) an amount equal to the interest due Bank on the Obligation under the Holding Company Bankruptcy Plan as of the Merger Effective Date, less the amount of any cash remaining under the Escrow Agreement following the payment of the Senior Claims Amount and the payment on the Obligation pursuant to Section 9(c) hereof; by (B) the Average Market Price (as defined in the Merger Agreement). Notwithstanding anything to the contrary set forth in this Agreement, Acquiror shall not be required to make the payments contemplated by Section 9(a) or to instruct the Escrow Agent to make any payments required by Section 9(c) unless and until the Escrow Agent shall have certified to Acquiror that it has contemporaneously received the Shares to be delivered to the Escrow Agent pursuant to this Section 9(d).
     (e) Notwithstanding anything to the contrary set forth in this Agreement, Holding Company agrees that if the Acquiror Common Stock, cash and/or other securities held under the Escrow Agreement are not sufficient to satisfy in full the Obligation and the Interest Component (together, the "Bank Obligations"), then any unpaid balance of the Bank Obligations shall remain a valid obligation of Holding Company payable in accordance with the terms of the Holding Company Bankruptcy Plan.
     (f) Acquiror and Holding Company agree that Holding Company, at its option, shall be permitted to pay and satisfy any portion of the Obligation to be paid after the Merger Effective Date and any portion of the Interest Component to be paid after the Merger Effective Date through the transfer to Bank or, if authorized by Bank, to Acquiror of Acquiror Common Stock or by delivery of cash, or a combination of both, with any such Acquiror Common Stock being valued for such purposes at the average of the closing prices of Acquiror Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending on the last trading day immediately prior to the date of delivery of such Acquiror Common Stock.
     (g) Holding Company and Acquiror agree that the shares of Acquiror Common Stock and any cash or other securities held by the Escrow Agent following the Merger Effective Date shall be held under the Escrow Agreement and shall be paid to the Bank or distributed to Holding Company or others in accordance with the terms of the Holding Company Bankruptcy Plan, this Agreement and the Escrow Agreement. At such time or times as Holding Company shall be permitted under the Holding Company Bankruptcy Plan and this Agreement to pay all or part of the Interest Component and/or the Remaining Balance, Holding Company shall promptly provide written notification (the "Interest Pay-Off Notification") to Acquiror of the amount of such Interest Component and/or Remaining Balance which may then be paid to Bank on behalf of Holding Company. Upon receipt of an Interest Pay-Off Notification, Acquiror shall forward to the Escrow Agent a copy of such Interest Pay-Off Notification together with written instructions for the Escrow Agent to pay on behalf of Holding Company to Bank the obligation(s) reflected on such Interest Pay-Off Notification. Holding Company and Acquiror agree that the Interest Component shall be payable pro-rata with the interest due on the Senior Claims in accordance with the terms and provisions of the Holding Company Bankruptcy Plan and this Agreement.
     (h) Notwithstanding anything to the contrary set forth herein or in the Escrow Agreement, Holding Company and Acquiror agree that in the event that Holding Company shall not have sufficient assets available to pay in full the interest payable with respect to the Senior Claims under the Holding Company Bankruptcy Plan, or to pay in full any principal and interest with respect to any "Disputed Claim" under the Holding Company Bankruptcy Plan which hereinafter is determined to be an "Allowed Claim" in Classes 6, 7, 8 or 10 of the Holding Company Bankruptcy Plan and/or to satisfy in full any tax obligations of Holding Company (collectively, the "Enstar Bankruptcy Obligations"), then, unless there shall exist a breach by Holding Company of any material representation, warranty or covenant contained herein which has not been waived in writing by Acquiror, Holding Company shall have the right to receive any shares of Acquiror Common Stock, cash or other securities then held under the Escrow Agreement and shall be obligated to use such shares, cash or other securities to pay or satisfy such Enstar Bankruptcy Obligations in accordance with the terms and conditions of the Holding Company Bankruptcy Plan and this Agreement; PROVIDED, HOWEVER, that only such cash, shares or other securities held under the Escrow Agreement in respect of any portion of the Remaining Balance following payment of the amounts required to be paid under Section 9(c) and the Interest Component may be so returned to Holding Company pursuant to this Section 9(h). At such time or times as Holding Company shall conclude in good faith that the conditions to the release from escrow of such shares of Acquiror Common Stock, cash or other securities specified in this Section 9(h) have been satisfied, Holding Company shall provide written notification (the "Deficiency Notification") to Acquiror of such deficiency and the amount thereof and an explanation therefor and the party or parties entitled to such funds or securities under the Holding Company Bankruptcy Plan and this
                                      B-5

Agreement. Upon receipt of a Deficiency Notification, Acquiror shall promptly forward to the Escrow Agent a copy of such Deficiency Notification together with written instructions for the Escrow Agent to distribute such securities or funds pursuant to such Deficiency Notification. Holding Company and Acquiror agree that any such securities or funds released from escrow pursuant to the provisions of this Section 9(h) shall be paid to the parties identified in the Deficiency Notification in accordance with the terms and conditions of the Holding Company Bankruptcy Plan and this Agreement.
     (i) Holding Company and Acquiror agree to promptly notify the Escrow Agent in the event the Merger Agreement shall be terminated prior to the Merger Effective Date.
     (j) Holding Company and Acquiror agree that in the event the fair market value of the shares of Acquiror Common Stock held under the Escrow Agreement, together with any cash or other securities held thereunder, shall exceed the unpaid balance of the Obligation and the Interest Component for a period of ninety (90) consecutive days, then Holding Company and Acquiror shall jointly instruct the Escrow Agent to release to Holding Company such excess securities or cash. For purposes of this Section 9(j), the "fair market value" of Acquiror Common Stock shall be determined by reference to the average closing prices of Acquiror Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending with the first day of the ninety (90) day period referred to above in this Section 9(j). Holding Company and Acquiror further agree to instruct the Escrow Agent to distribute to Holding Company any Shares of Acquiror Common Stock, cash or other securities remaining in escrow promptly following payment in full of the Obligation and the Interest Component.
     10. INDEMNIFICATION BY ACQUIROR. For a period to commence upon consummation of the Merger and to terminate upon the sixth anniversary thereof, Acquiror shall indemnify, defend and hold harmless, as and to the fullest extent permitted by Delaware law as of the date hereof for indemnification by a Delaware corporation of its directors, the directors of Holding Company, acting solely in their capacity as directors of Holding Company, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees and expenses) arising in connection with or relating to the transactions contemplated by this Agreement and the Merger Agreement.
     11. INDEMNIFICATION BY HOLDING COMPANY. For a period to commence upon consummation of the Merger and to terminate upon the third anniversary thereof, Holding Company shall indemnify, defend and hold harmless Acquiror and the Surviving Entity against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses (including reasonable attorneys' fees and expenses) and costs (collectively, "Indemnifiable Losses") arising out of or relating to: (a) any breach by Holding Company of any of its representations, warranties, covenants or agreements set forth herein or in the Escrow Agreement; (b) the Holding Company Bankruptcy Plan; or (c) the satisfaction of, or the failure to satisfy, the various claims thereunder in accordance with the terms and conditions of this Agreement and the Escrow Agreement; PROVIDED, HOWEVER, that Holding Company shall have no obligations whatsoever under this Section 11 with respect to any Indemnifiable Loss which arises out of or relates to: (a) any willful and intentional breach by Acquiror or Escrow Agent of their respective representations, warranties, covenants or agreements set forth herein or in the Escrow Agreement; or (b) the gross negligence or willful misconduct of Acquiror or Escrow Agent.
     12. LITIGATION MATTERS. Acquiror and Holding Company agree that following consummation of the Merger, Nimrod T. Frazer, the designated representative of Holding Company and Bank as a member of the Steering Committee relating to the
Schedule 8 Claims established in connection with the case styled IN RE MICHAEL MILKEN AND ASSOCIATES SECURITIES LITIGATION, MDL 924 (MP) (S.D.N.Y.) (the "Milken Litigation"), may continue as such representative unless Holding Company or Acquiror shall have determined in good faith, after consultation with counsel representing Holding Company and Acquiror in the Milken Litigation, that such representation is no longer in the best interests of Holding Company and Acquiror. Acquiror and Holding Company also agree that if all claims of Bank and Holding Company in the Milken Litigation have not been resolved, settled or otherwise compromised prior to the Merger Effective Date, such claims shall not thereafter be resolved, settled or compromised without the prior written consent of Holding Company, which consent shall not be unreasonably withheld. Acquiror and Holding Company agree to enter into a mutually acceptable indemnification agreement, apportioned according to their respective shares of any recovery in the Milken Litigation, with such representative covering actions taken or omitted to be taken by such representative in representing the interests of Bank and Acquiror in connection with the Milken Litigation, which indemnification agreement shall have a term which shall run until the third anniversary of the date such representative shall cease to serve as such representative and shall contain indemnification provisions comparable to those currently in effect for directors of Bank; PROVIDED, HOWEVER, that Acquiror's indemnification obligations under such agreement shall not exceed in the aggregate the gross amount received by Acquiror and/or Bank in connection with the Milken Litigation.
                                      B-6

     13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Escrow Agreement, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof, were not performed by the applicable party hereto or thereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto or thereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Escrow Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.
     14. FURTHER ASSURANCES. Holding Company and Acquiror agree to execute and deliver all such further documents and instruments and take all such further action as may be necessary or appropriate, including cooperation in obtaining any and all required regulatory approvals, in order to consummate the transactions contemplated hereby, including, without limitation, the agreement of Holding Company to vote the Shares in accordance with Section 1 hereof. Holding Company further agrees to use its best efforts to obtain any and all required regulatory approvals in order to consummate the transactions contemplated hereby.
     15. EXPENSES. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties' expenses incurred in connection with this Agreement.
     16. THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity other than the rights accorded the directors of Holding Company pursuant to Section 10 hereof or the Surviving Entity pursuant to Section 11 hereof.
     17. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.
     18. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid, addressed as follows:
     (a) if to Acquiror:
         First Union Corporation
       One First Union Center
       Charlotte, North Carolina 28288-0013
       Attention: Chief Executive Officer
         with a copy to:
         First Union Corporation
       One First Union Center
       Charlotte, North Carolina 28288-0013
       Attention: General Counsel
     (b) if to Holding Company:
         The Enstar Group, Inc.
       172 Commerce Street, Third Floor
       Montgomery, Alabama 36104
       Attention: Nimrod T. Frazer
                                      B-7
         with copies to:
         Parker, Hudson, Rainer & Dobbs
       1500 Marquis Two Tower
       285 Peachtree Center Avenue, N.E.
       Atlanta, Georgia 30303
       Attention: J. Marbury Rainer, Esq.
              and
         King & Spalding
       191 Peachtree Street
       Atlanta, Georgia 30303
       Attention: William R. Spalding, Esq.
     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.
     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together, shall constitute but one agreement.
     21. EFFECT OF HEADINGS. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     22. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broadly as is enforceable.
     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.
                                         ACQUIROR:
                                         FIRST UNION CORPORATION
                                         By: /s/ KENNETH R. STANCLIFF
                                             NAME: KENNETH R. STANCLIFF
                                           TITLE: SENIOR VICE PRESIDENT
                                         HOLDING COMPANY:
                                         THE ENSTAR GROUP, INC.
                                         By: /s/ CHERYL D. DAVIS
                                             NAME: CHERYL D. DAVIS
                                           TITLE: CHIEF FINANCIAL OFFICER
                                                                       EXHIBIT A
                                ESCROW AGREEMENT
     This Escrow Agreement (the "Agreement"), dated as of December 4, 1994, is made by and among The Enstar Group, Inc. ("Enstar"), First Union Corporation ("First Union") and First Union National Bank of North Carolina, as Escrow Agent hereunder (the "Escrow Agent").
                                   BACKGROUND
     A. Enstar and First Union have entered into that certain Shareholder Voting Agreement (the "Voting Agreement"), a copy of which is attached hereto as Annex A, pursuant to which Enstar has agreed to vote all shares of Common Stock, par value $.01 per share ("Bank Common Stock"), of American Savings of Florida, F.S.B. (the "Bank") in favor of adopting and approving that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 4, 1994, by and between Bank and First Union, a copy of which is attached hereto as Annex B. The Voting Agreement provides that Enstar will cause to be delivered to the Escrow Agent a stock certificate in definitive form evidencing an aggregate of 3,926,422 shares of Bank Common Stock (together with any additions, substitutions or other property for which the same may be exchanged as provided herein, the "Escrowed Shares") to be held by the Escrow Agent in accordance with the terms and conditions hereof. Enstar has further caused to be delivered to the Escrow Agent hereunder stock powers duly endorsed in blank relating to the Escrowed Shares.
     B. The Escrow Agent has agreed to accept, hold and disburse the Escrowed Shares and any additional cash, securities or other property deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.
     C. Enstar has appointed Nimrod T. Frazer (the "Enstar Representative") and First Union has appointed Kent Hathaway (the "First Union Representative") (the Enstar Representative and the First Union Representative are herein referred to collectively as the "Representatives") to represent them for all purposes in connection with the Escrowed Shares and any other property or funds to be deposited with the Escrow Agent under this Agreement.
     D. In order to establish the escrow of the Escrowed Shares and any other funds or property to be deposited with the Escrow Agent pursuant to this Agreement or the Voting Agreement and to effect the provisions of the Voting Agreement, the parties hereto have entered into this Agreement.
                             STATEMENT OF AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
     1. Enstar, First Union and the Representatives hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrowed Shares and shares of Common Stock, par value $3.33 1/3 per share, of First Union ("First Union Common Stock") delivered to Escrow Agent in accordance with Section 2 below, agrees to hold, invest and disburse the Escrowed Shares, the First Union Shares (as defined below) and any other cash or securities held hereunder in accordance with this Escrow Agreement. Any and all notices or instructions of either First Union or Enstar shall not be effective unless delivered in writing and signed by the First Union Representative or the Enstar Representative, respectively.
     2. On the date hereof, Enstar has delivered to The First National Bank of Boston (the "Transfer Agent") an Irrevocable Letter of Instructions dated December 4, 1994, a copy of which is attached hereto as Annex C, instructing the Transfer Agent to deliver to the First Union Representative a stock certificate evidencing the Escrowed Shares (the "Escrowed Shares Certificate"). Upon receipt of said Escrowed Shares Certificate, the First Union Representative shall deliver the Escrowed Shares Certificate to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement. On the Merger Effective Date (as defined in the Merger Agreement), Enstar shall deliver to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, a stock certificate or certificates in definitive form evidencing shares of First Union Common Stock required to be delivered by Enstar under Section 9(d) of the Voting Agreement (the "First Union Shares").
     3. On the Merger Effective Date and upon receipt by the Escrow Agent of instructions from First Union pursuant to Section 9(a) of the Voting Agreement, the Escrow Agent shall tender for exchange the shares of Bank Common Stock delivered upon the execution of this Agreement for shares of First Union Common Stock on the Merger Effective Date in accordance with the terms of the Merger Agreement. On the Merger Effective Date and upon receipt from First Union of
                                      B-9
immediately available funds in an amount equal to EIGHTY TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND EIGHT HUNDRED SIXTY FIVE DOLLARS AND EIGHTY CENTS ($82,454,865.80) (the "Share Consideration") pursuant to Section 9(a) of the Voting Agreement, Escrow Agent shall deliver to First Union such shares of First Union Common Stock in accordance with written instructions provided to the Escrow Agent from First Union at least five (5) days prior to the Merger Effective Date.
     4. On the Merger Effective Date and upon receipt of the letter of instructions from First Union contemplated by Sections 9(c) of the Voting Agreement, Escrow Agent shall make the various payments specified in such letter of instructions in accordance with the directions set forth therein.
     5. Upon receipt of an Interest Pay-Off Notification (as defined in the Voting Agreement) and letter of instructions from First Union contemplated by
Section 9(g) of the Voting Agreement, Escrow Agent shall make the various payments specified in such Interest Pay-Off Notification and letter of instructions in accordance with the directions set forth therein.
     6. Upon receipt of a Deficiency Notification (as defined in the Voting Agreement) and letter of instructions from First Union contemplated by Section 9(h) of the Voting Agreement, Escrow Agent shall distribute the shares, cash or other securities specified in such Deficiency Notification and letter of instructions in accordance with the directions set forth therein.
     7. Upon receipt of a joint instructions certificate duly executed by Enstar and First Union under Section 9(i) of the Voting Agreement to the effect that the Merger Agreement has been terminated in accordance with its terms prior to consummation of the Merger, Escrow Agent shall deliver to Enstar all shares, cash or other securities held hereunder, which delivery shall be made in accordance with written instructions to be provided to Escrow Agent by Enstar in such joint instructions certificate.
     8. Upon receipt of a joint instructions certificate duly executed by Enstar and First Union under Section 9(j) of the Voting Agreement to the effect that excess shares, cash or securities remain in escrow hereunder and/or to the effect that the Obligation (as defined in the Voting Agreement) or the Interest Component (as defined in the Voting Agreement) has been satisfied in full, Escrow Agent shall deliver such shares, cash or other securities in accordance with the directions set forth in such joint instructions certificate.
     9. Any cash or stock dividends or interest payable with respect to Bank Common Stock, First Union Common Stock or other securities held hereunder shall be delivered to Escrow Agent and shall be held and distributed in accordance with the terms hereof. Subject to the terms of the Voting Agreement, Enstar shall be entitled to vote all Escrowed Shares, First Union Shares and other securities held hereunder in all matters submitted to a vote of holders of Bank Common Stock, First Union Common Stock or otherwise. Enstar shall have the right to direct the Escrow Agent to sell shares of First Union Common Stock held hereunder, which may be sold to First Union in the sole discretion of the Escrow Agent, and the proceeds of any such sale shall be deposited hereunder and shall be held and distributed in accordance with the terms hereof and the Voting Agreement.
     10. Any cash held hereunder shall be invested by the Escrow Agent in accordance with written instructions to be provided by the Enstar Representative.
     11. Enstar hereby acknowledges that income, gain or loss incurred with respect to any property held by the Escrow Agent pursuant to this Agreement shall be for the account of Enstar, and Enstar hereby agrees to indemnify and hold harmless each of the Escrow Agent, First Union and Bank for the taxes payable in respect of such items of income, gain or loss.
     12. This Agreement may be changed, waived discharged or terminated only by a writing signed by the Representatives and the Escrow Agent. No delay or omission by any parties on exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.
                                      B-10

     13. Any notice required to be given under this Agreement shall be effective when delivered by messenger, or dispatched by registered mail, cable or telex, to the respective party at its address specified below, namely:

If to Enstar, to:                                          The Enstar Group, Inc.
                                                           172 Commerce Street
                                                           Third Floor
                                                           Montgomery, Alabama 36104
                                                           Attention: Nimrod T. Frazer
                                                           with copies to:
                                                           Parker, Hudson, Rainer & Dobbs
                                                           1500 Marquis Two Tower
                                                           285 Peachtree Center Avenue
                                                           Atlanta, Georgia 30303
                                                           Attention: J. Marbury Rainer, Esq.
                                                           and
                                                           King & Spalding
                                                           191 Peachtree Street
                                                           Atlanta, Georgia 30303-1763
                                                           Attention: William R. Spalding, Esq.
If to First Union, to:                                     First Union Corporation
                                                           One First Union Center
                                                           Charlotte, North Carolina 28288-0013
                                                           Attention: Chief Executive Officer
                                                           with a copy to:
                                                           First Union Corporation
                                                           One First Union Center
                                                           Charlotte, North Carolina 28288-0013
                                                           Attention: Kent Hathaway, Esq.
If to Escrow Agent:                                        First Union National Bank of North Carolina
                                                           Bond Administration
                                                           230 S. Tryon Street
                                                           8th Floor
                                                           Charlotte, North Carolina 28288-1179
                                                           Attention: Dan Ober
                                                           with a copy to:
                                                           First Union Corporation
                                                           One First Union Center
                                                           Charlotte, North Carolina 28288-0013
                                                           Attention: Kent Hathaway, Esq.

     14. Enstar and First Union shall each pay one-half of the fees and expenses of the Escrow Agent, as set forth on Annex D hereto. Each of Enstar and First Union shall reimburse the Escrow Agent for one-half of the reasonable expenses incurred by Escrow Agent in connection with this Agreement, including but not limited to, the reasonable cost of legal services should the Escrow Agent deem it necessary to retain counsel.
     15. The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of counsel. In no event shall the Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.
     16. Enstar agrees to indemnify the Escrow Agent against all costs, expenses, damages or losses (including reasonable attorneys' fees) incurred by it in connection with or as a result of the performance of its duties under this Agreement, to the extent that such costs, expenses, damages or losses arise out of or are based on an action involving such performance of its
                                      B-11
duties under this Agreement and to the extent that such duties are not found to have been performed (i) with gross negligence or willful misconduct on the part of the Escrow Agent or (ii) as a result of a breach of this Agreement by First Union.
     17. Each of the parties hereto agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and to obtain such consents as may be necessary or as may be reasonably required in order to fully effectuate the purposes, terms and conditions of this Agreement.
     18. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware and shall be binding upon the Escrow Agent, First Union and Enstar and its and their respective successors and assigns; PROVIDED that any assignment or transfer by Enstar or First Union of its rights under this Agreement or with respect to the Escrowed Shares or the First Union Shares shall be void as against the Escrow Agent unless (i) written notice thereof shall be given to the Escrow Agent, (ii) the assignee or transferee shall agree in writing to be bound by the provisions of this Agreement, and
(iii) all of the parties hereto shall have consented in writing to such assignment or transfer.
     19. This Agreement is not intended to, and shall not give rise to any rights, or be enforceable by, any person other than Enstar, First Union and the Escrow Agent or their respective successors and assigns.
     20. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     21. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters hereof; PROVIDED that this provision is not intended to abrogate any other written agreement between the parties executed contemporaneously herewith or after this Agreement.
     22. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Enstar, First Union, the Representatives and the Escrow Agent.
     23. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell and deal in any of the securities of Bank, Enstar or First Union and become pecuniarily interested in any transaction in which Bank, Enstar or First Union may be interested, and contract and lend money to Bank, Enstar or First Union and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Bank, Enstar or First Union or for any other entity.
     24. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute a single instrument.
                                      B-12

     If the foregoing Agreement is satisfactory, please so indicate by signing at the place provided below.
                                         Very truly yours,
                                         THE ENSTAR GROUP, INC.
                                         By: /s/ CHERYL D. DAVIS
                                             NAME: CHERYL D. DAVIS
                                           TITLE: CHIEF FINANCIAL OFFICER
                                         FIRST UNION CORPORATION
                                         By: /s/ KENNETH R. STANCLIFF
                                             NAME: KENNETH R. STANCLIFF
                                           TITLE: SENIOR VICE PRESIDENT
We accept the appointment as Escrow Agent.
FIRST UNION NATIONAL BANK OF NORTH
CAROLINA
By: /s/ DANIEL J. OBER
    NAME: DANIEL J. OBER
    TITLE: VICE PRESIDENT

                                                                       EXHIBIT C
     1. Under that certain Settlement Agreement entered on March 18, 1994, by and among Richard J. Grassgreen, TPR Investment Associates, Inc., Holding Company, Bank, and certain other parties, which Settlement Agreement was approved by order dated April 12, 1994, by the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, in that certain bankruptcy case styled, IN RE RICHARD J. GRASSGREEN, Chapter 11 Case No. 93-0640-BKC-3P-1, Holding Company will receive, upon the effective date of the Second Amended Plan of Reorganization of Richard J. Grassgreen, 175,000 shares of Bank Common Stock from TPR Investment Associates, Inc. To the extent any such shares are received by Holding Company, such shares will become subject to the Agreement and shall be deemed "Shares" for purposes thereof; PROVIDED, HOWEVER, that 55,000 of such shares will be subject to certain escrow arrangements relating to a settlement agreement with the Grassgreen estate and the agreement of Holding Company to repurchase rights represented by certain cancelled Holding Company capital stock from Bank.
     2. In connection with the disposition of the Shares, Holding Company will need to: (a) file a Form DV with the Office of Thrift Supervision (the "OTS"); and (b) obtain the consent of the OTS pursuant to 12 C.F.R. (section mark) 567.13.

Goldman, Sachs & Co 85 Broad Street New York, New York 10004
Tel: 212-902-1000

                                               (Goldman Sachs logo appears here)

                                                                         ANNEX C


May 11, 1995


Board of Directors
American Savings of Florida, F.S.B.
17801 Northwest Second Avenue
Miami, Florida 33169


Gentlemen and Mesdames:


     You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of American Savings of Florida, F.S.B. (the "Company") of the Consideration (as defined below) to be received for the Shares pursuant to the Agreement and Plan of Merger dated as of December 4, 1994 as amended as of March 27, 1995, between First Union Corporation ("First Union") and the Company (the "Agreement"). Pursuant to the Agreement, the Company will be merged with and into a subsidiary national bank of First Union (the "Merger") and each outstanding share will be converted into that number of shares (or fraction thereof) of Common Stock, par value $3.33 1/3 per share, of First Union (the "First Union Shares") equal to $21.00 based upon the average of the closing price per First Union Share on the New York Stock Exchange Composite Transactions Tape as more fully set forth in the Agreement (the "Consideration").


     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided, and may provide in the future, certain investment banking services to First Union, for which we receive customary compensation. Recent investment banking services provided to First Union include a $250,000,000 debt offering and derivative swap in April 1995, a $300,000,000 debt offering and derivative swap in February 1995, a $150,000,000 debt offering and derivative swap in August 1994 and a stock repurchase program in April 1994. Goldman, Sachs & Co. has also managed offerings of debt and common stock for First Union prior to 1994. In the course of the trading activities of Goldman, Sachs & Co., we have accumulated a net long position of 140,617 shares of First Union Common Stock and a net short position of $2,000,000 in various debentures of First Union.


     In connection with this opinion, we have reviewed, among other things, a draft of the Registration Statement (File No. 33-58261) of First Union Corporation; the Agreement; The Enstar Group, Inc.'s voting agreement with First Union; Annual Reports to Stockholders and Annual Reports on Form 10-K since December 31, 1990 for the Company and since December 31, 1989 for First Union; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company and First Union to their stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and First Union regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the First Union Shares, compared certain financial and stock market information for the Company and First Union with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking and savings and loan industries and performed such other studies and analyses as we considered appropriate.

     Our opinion is directed solely to the Company's Board of Directors and does not constitute a recommendation to any shareholder as to how to vote with respect to the Merger. We have relied, without assuming responsibility for the independent verification of such information, upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and First Union are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or First Union or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that First Union will receive all necessary regulatory approvals without undue delay.


     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be received by the holders of Shares pursuant to the Agreement is fair to such holders.


Very truly yours,

(Signature of Goldman, Sachs & Co. appears here)

GOLDMAN, SACHS & CO.

(Logo of Bear Stearns appears here)                     BEAR, STEARNS & CO. INC.
                                                                 245 PARK AVENUE
                                                        NEW YORK, NEW YORK 10167
                                                                  (212) 272-2000
                                                         ATLANTA (bullet) BOSTON
                                    CHICAGO (bullet) DALLAS (bullet) LOS ANGELES
                                                 NEW YORK (bullet) SAN FRANCISCO
                                    FRANKFURT (bullet) GENEVA (bullet) HONG KONG
                                            LONDON (bullet) PARIS (bullet) TOKYO

                                                                         ANNEX D

                                  May 11, 1995

The Board of Directors
American Savings of Florida, F.S.B.
17801 Northwest 2nd Avenue
Miami, Florida 33169
Gentlemen:
     We understand that American Savings of Florida, F.S.B. ("American") has entered into an Agreement and Plan of Merger dated as of December 4, 1994 as amended as of March 27, 1995 (the "Agreement") with First Union Corporation ("First Union"), whereby American will be acquired by First Union (the "Transaction"). Pursuant to the Agreement, upon consummation of the Transaction, each share of American common stock will be converted into the right to receive $21.00 of First Union common stock on the terms described in the Agreement, based on the average of the closing prices of First Union common stock for the ten trading days ending on the day prior to the closing of the Transaction. You have provided us with a copy of the proxy statement/prospectus in substantially the form to be sent to the shareholders of American (the "Proxy Statement/Prospectus"), which includes the Agreement.

     We understand that The Enstar Group, Inc. ("Enstar"), the holder of approximately 48.4% of American's common stock, has reached a separate agreement to sell to First Union immediately after closing of the Transaction the shares of First Union common stock received by Enstar for 3,926,422 shares of American common stock. The purchase price for such First Union shares shall be $21.00 in cash for that number of First Union shares received in exchange for each American common share. The purchase will assure the substantial payment of the allowed claims of certain creditors of Enstar, including American, under Enstar's Second Amended Plan of Reorganization, as Modified.

     You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the shareholders of American.
     In the course of our analyses for rendering this opinion, we have:
      1. reviewed the Proxy Statement/Prospectus;

      2. reviewed American's annual reports to shareholders and its annual reports on Form 10-K for the fiscal years ended December 31, 1990 through 1994 and its announced results for the quarter ended March 31, 1995;


      3. reviewed First Union's annual reports to shareholders and annual reports on Form 10-K for the fiscal years ended December 31, 1991 through 1994 and its announced results for the quarter ended March 31, 1995;

      4. met with certain members of American's senior management and its legal and financial advisors to review and discuss American's financial and operating position, competition, management, employees, status with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, lending procedures, loan portfolio, deposits and branch network;
      5. met with certain members of American's senior management and its financial advisors to review and discuss certain operating and financial information including management's revised business plan, provided to us by the management of American relating to its business and prospects ("Management's Business Plan");
      6. met with the Chairman of Enstar and Enstar's financial and legal advisors to discuss the status of legal proceedings and other matters related to the bankruptcy administration of Enstar;
                                      D-1

      7. reviewed Management's Business Plan, the likelihood of American achieving the projected results contained therein, and the possible trading and acquisition valuations for the common shares of American which could result;
      8. reviewed the process used by American's senior management and its financial advisors to solicit acquisition proposals for American, and the proposals which were received;
      9. met with certain members of First Union's senior management to review and discuss First Union's financial and operating position and business prospects;
     10. reviewed the historical stock prices and trading volumes of the common shares of American and First Union;
     11. reviewed publicly available financial data and stock market performance data of publicly traded financial institutions which we deemed generally comparable to American;
     12. reviewed the terms of recent acquisitions of publicly traded institutions which we deemed generally comparable to the Transaction;
     13. reviewed the terms and structure of the Transaction, including the anticipated tax treatment of the First Union common stock to be received by American shareholders; and
     14. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.
     In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by management, including Management's Business Plan. With respect to Management's Business Plan, we have assumed the projected financial results contained therein have been reasonably prepared on bases reflecting the best currently available estimates and judgments of American's management as to American's expected future performance. We have not assumed any responsibility for independent verification of the information or projections provided to us and we have further relied upon the assurances of American's management that it is unaware of any facts that would make the information or projections provided to us incomplete or misleading. We have considered a variety of factors that could affect the achievability of the projections contained in Management's Business Plan and have considered such alternative scenarios as we deemed appropriate. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of American or First Union. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.
     Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of American.
                                         Very truly yours,

                                         BEAR, STEARNS & CO. INC.


                                    By:

                                        (Signature of Johm M. Fox appears here)
                                        MANAGING DIRECTOR

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statue that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.
FUNC's Bylaws provide for the indemnification of FUNC's directors and executive officers by FUNC against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of FUNC.
FUNC's Articles provide for the elimination of the personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.
FUNC maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) FUNC's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) FUNC against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT NO.                                                     DESCRIPTION
  (2)           The Merger Agreement, including the related Stock Option Agreement. (Incorporated by reference to ANNEX A to the
                Prospectus/Proxy Statement included in this Registration Statement.)*
  (3)(i)        Articles of Incorporation of FUNC, as amended. (Incorporated by reference to Exhibit (4) to FUNC's 1990 First
                Quarter Report on Form 10-Q and to Exhibit (99)(a) to FUNC's 1993 First Quarter Report on Form 10-Q.)
  (3)(ii)       By-laws of FUNC, as amended. (Incorporated by reference to Exhibit (4)(b) to FUNC's Form 8-K dated September 20,
                1991.)
  (4)(a)        Statement of Classification of Shares creating the FUNC Series 1990 Preferred Stock. (Incorporated by reference to Exhibit (3)(c) to FUNC's Registration Statement No. 33-42865.)
  (4)(b)        Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits (4)(b) to FUNC's
                Forms 8-K dated December 18, 1990 and October 20, 1992.)
  (4)(c)        All instruments defining the rights of holders of long-term debt of FUNC and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
  (5)           Opinion of Marion A. Cowell, Jr., Esq.**
  (8)           Tax opinion of Sullivan & Cromwell.
  (12)          Computation of Ratio of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to FUNC's 1994
                Annual Report on Form 10-K.)
  (23)(a)       Consent of KPMG Peat Marwick LLP.
  (23)(b)       Consent of KPMG Peat Marwick LLP.
  (23)(c)       Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
  (23)(d)       Consent of Sullivan & Cromwell. (Included in Exhibit (8).)
  (23)(e)       Consent of Goldman Sachs & Co.
  (23)(f)       Consent of Bear, Stearns & Co. Inc.
  (24)          Power of Attorney.**
  (27)          FUNC's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to FUNC's 1994 Annual Report on Form
                10-K.)
  (99)(a)       Form of proxy for the Special Meeting of Stockholders of ASF.
  (99)(b)       Certain information from ASF's 1994 Annual Report on Form 10-K.**




  * Omitted exhibits to be furnished upon request of the Commission.

 ** Previously filed.

ITEM 22. UNDERTAKINGS.
     (a)(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended and the rules and regulations thereunder, the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (as amended and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
                                      II-2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 33-58261 on Form S-4 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Charlotte, State of North Carolina, on May 11, 1995.

                                         FIRST UNION CORPORATION
                                         By:        MARION A. COWELL, JR.
                                                   MARION A. COWELL, JR.
                                                 EXECUTIVE VICE PRESIDENT,
                                               SECRETARY AND GENERAL COUNSEL

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 33-58261 on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                                      CAPACITY
                      *EDWARD E. CRUTCHFIELD            Chairman, and Chief Executive Officer and Director
                EDWARD E. CRUTCHFIELD
                          *ROBERT T. ATWOOD             Executive Vice President and Chief Financial Officer
                   ROBERT T. ATWOOD
                            *JAMES H. HATCH             Senior Vice President and Corporate Controller (Principal
                                                          Accounting Officer)
                    JAMES H. HATCH
                         *G. ALEX BERNHARDT             Director
                  G. ALEX BERNHARDT
                          *W. WALDO BRADLEY             Director
                   W. WALDO BRADLEY
                           *ROBERT J. BROWN             Director
                   ROBERT J. BROWN
                           *ROBERT D. DAVIS             Director
                   ROBERT D. DAVIS
                          *R. STUART DICKSON            Director
                  R. STUART DICKSON
                               *B.F. DOLAN              Director
                      B.F. DOLAN
                          *RODDEY DOWD, SR.             Director
                   RODDEY DOWD, SR.

                                      II-3

                      SIGNATURE                                                      CAPACITY
                          *JOHN R. GEORGIUS             Director
                   JOHN R. GEORGIUS
                     *WILLIAM N. GOODWIN, JR.           Director
               WILLIAM N. GOODWIN, JR.
                         *BRENTON S. HALSEY             Director
                  BRENTON S. HALSEY
                         *HOWARD H. HAWORTH             Director
                  HOWARD H. HAWORTH
                      *TORRENCE E. HEMBY, JR.           Director
                TORRENCE E. HEMBY, JR.
                                                        Director
                  LEONARD G. HERRING
                          *JACK A. LAUGHERY             Director
                   JACK A. LAUGHERY
                               *MAX LENNON              Director
                      MAX LENNON
                         *RADFORD D. LOVETT             Director
                  RADFORD D. LOVETT
                        *HENRY D. PERRY, JR.            Director
                 HENRY D. PERRY, JR.
                       *RANDOLPH N. REYNOLDS            Director
                 RANDOLPH N. REYNOLDS
                             *RUTH G. SHAW              Director
                     RUTH G. SHAW
                            *LANTY L. SMITH             Director
                    LANTY L. SMITH
                                                        Director
                   DEWEY L. TROGDON
                                                        Director
                    JOHN D. UIBLE

                                      II-4

                      SIGNATURE                                                      CAPACITY
                              *B. J. WALKER             Director
                     B. J. WALKER
                        *KENNETH G. YOUNGER             Director
                  KENNETH G. YOUNGER
*By Marion A. Cowell, Jr., Attorney-in-Fact
                       MARION A. COWELL, JR.
                MARION A. COWELL, JR.


Date: May 11, 1995

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION                                               LOCATION
  (2)         The Merger Agreement, including the related Stock       Incorporated by reference to ANNEX A to the
              Option Agreement.                                       Prospectus/Proxy Statement included in this
                                                                      Registration Statement.*
  (3)(i)      Articles of Incorporation of FUNC, as amended.          Incorporated by reference to Exhibit (4) to FUNC's
                                                                      1990 First Quarter Report on Form 10-Q and to Exhibit
                                                                      (99)(a) to FUNC's 1993 First Quarter Report on Form
                                                                      10-Q.
  (3)(ii)     By-laws of FUNC, as amended.                            Incorporated by reference to Exhibit (4)(b) to FUNC's
                                                                      Form 8-K dated September 20, 1991.
  (4)(a)      Statement of Classification of Shares creating the      Incorporated by reference to Exhibit (3)(c) to FUNC's
              FUNC Series 1990 Preferred Stock.                       Registration Statement No. 33-42865.
  (4)(b)      Shareholder Protection Rights Agreement, as amended.    Incorporated by reference to Exhibits (4)(b) to FUNC's
                                                                      Forms 8-K dated December 18, 1990 and October 20,
                                                                      1992.
  (4)(c)      All instruments defining the rights of holders of       Not filed pursuant to (4)(iii) of Item 601(b) of
              long-term debt of FUNC and its subsidiaries.            Regulation S-K; to be furnished upon request of the
                                                                      Commission.
  (5)         Opinion of Marion A. Cowell, Jr., Esq.                  **
  (8)         Tax opinion of Sullivan & Cromwell.                     Filed herewith.
  (12)        Computation of Ratio of Earnings to Fixed Shares.       Incorporated by reference to Exhibit (12)(a) to FUNC's
                                                                      1994 Annual Report on Form 10-K.
  (23)(a)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.
  (23)(b)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.
  (23)(c)     Consent of Marion A. Cowell, Jr., Esq.                  Included in Exhibit (5).
  (23)(d)     Consent of Sullivan & Cromwell.                         Included in Exhibit (8).
  (23)(e)     Consent of Goldman, Sachs & Co.                         Filed herewith.
  (23)(f)     Consent of Bears, Stearns & Co. Inc.                    Filed herewith.
  (24)        Power of Attorney.                                      **
  (27)        FUNC's Financial Data Schedule.                         Incorporated by reference to Exhibit (27) to FUNC's
                                                                      1994 Annual Report on Form 10-K.
  (99)(a)     Form of proxy for the Special Meeting of Stockholders   Filed herewith.
              of ASF.
  (99)(b)     Certain information from ASF's 1994 Annual Report on    **
              Form 10-K.


   * Omitted exhibits to be furnished upon request of the Commission.

  ** Previously filed.